THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 13, 2001

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 13, 2001)

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1
          CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E
     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $844,405,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated July 13, 2001. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $956,833,199. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in August 2001. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2001-C1 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2001-C1 certificates.
                            ------------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-31 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 15 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc. and UBS Warburg LLC are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal
approximately       % of the total initial principal balance of the offered
certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Salomon Smith Barney Inc. and Greenwich Capital Markets, Inc. are the co-lead managers and Salomon Smith Barney, Inc. is the sole bookrunner.

[SALOMON SMITH BARNEY LOGO]                             [GREENWICH CAPITAL LOGO]

[FIRST UNION LOGO][J.P. MORGAN LOGO][UBS WARBURG LOGO]
            The date of this prospectus supplement is July   , 2001.

                                     [MAP]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
PROSPECTUS SUPPLEMENT
Important Notice About the Information Contained in this
   Prospectus Supplement, the Accompanying Prospectus and
   the Related Registration Statement.......................    S-4
Summary of Prospectus Supplement............................    S-5
Risk Factors................................................   S-31
Capitalized Terms Used in this Prospectus Supplement........   S-47
Forward-Looking Statements..................................   S-47
Description of the Mortgage Pool............................   S-48
Servicing of the Underlying Mortgage Loans..................   S-83
Description of the Offered Certificates.....................  S-117
Yield and Maturity Considerations...........................  S-142
Use of Proceeds.............................................  S-148
Federal Income Tax Consequences.............................  S-148
ERISA Considerations........................................  S-152
Legal Investment............................................  S-156
Method of Distribution......................................  S-157
Legal Matters...............................................  S-158
Ratings.....................................................  S-159
Glossary....................................................  S-161
ANNEX A -- Characteristics of the Underlying Mortgage Loans
   and the Mortgaged Real Properties........................    A-1
ANNEX B -- Decrement Tables.................................    B-1
ANNEX C -- Form of Payment Date Statement...................    C-1

                            ------------------------

                IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED
                IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING
               PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     - this prospectus supplement, which describes the specific terms of the offered certificates; and

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-C1 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not. The class A-1 certificates may ultimately be issued as two or more separate classes with the same aggregate payment characteristics as are described in this prospectus supplement for the class A-1 certificates. Likewise, the class X certificates may ultimately be issued as two or more separate classes with the same aggregate payment characteristics as are described in this prospectus supplement for the class X certificates.

          SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                             APPROX.
                                                 APPROX.      TOTAL
                                 APPROX.            %         CREDIT                       APPROX.
                                AGGREGATE       OF INITIAL   SUPPORT                       WEIGHTED
                                PRINCIPAL        MORTGAGE       AT                         AVERAGE                    MOODY'S/
                                BALANCE AT         POOL      INITIAL     PASS- THROUGH       LIFE       PRINCIPAL        S&P
CLASS                        INITIAL ISSUANCE    BALANCE     ISSUANCE   RATE DESCRIPTION   (YEARS)       WINDOW        RATINGS
-----                        ----------------   ----------   --------   ----------------   --------   -------------   ---------
Offered Certificates
A-1........................    $222,712,000        23.28%     23.00%        Fixed            5.70     08/01 - 02/10    Aaa/AAA
A-2........................     514,049,000        53.72      23.00         Fixed            9.38     02/10 - 03/11    Aaa/AAA
B..........................      40,665,000         4.25      18.75     Fixed/WAC Cap        9.63     03/11 - 03/11    Aa2/AA
C..........................      40,666,000         4.25      14.50     Fixed/WAC Cap        9.67     03/11 - 04/11     A2/A
D..........................      11,960,000         1.25      13.25     Fixed/WAC Cap        9.72     04/11 - 04/11     A3/A-
E..........................      14,353,000         1.50      11.75     Fixed/WAC Cap        9.72     04/11 - 04/11   Baa1/BBB+

Non-Offered Certificates
X..........................       N/A                N/A        N/A      Variable IO          N/A          N/A         Aaa/AAA
F..........................      14,352,000         1.50      10.25     Fixed/WAC Cap         N/A          N/A        Baa2/BBB
G..........................      14,353,000         1.50       8.75          WAC              N/A          N/A        Baa3/BBB-
H..........................      19,136,000         2.00       6.75         Fixed             N/A          N/A         Ba1/BB+
J..........................      19,137,000         2.00       4.75         Fixed             N/A          N/A         Ba2/BB
K..........................       7,176,000         0.75       4.00         Fixed             N/A          N/A         Ba3/BB-
L..........................       7,177,000         0.75       3.25         Fixed             N/A          N/A          B1/B+
M..........................       7,176,000         0.75       2.50         Fixed             N/A          N/A          B2/B
N..........................       4,784,000         0.50       2.00         Fixed             N/A          N/A          B3/B-
P..........................      19,137,198         2.00       0.00         Fixed             N/A          N/A          NR/NR

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2001-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of July 1, 2001. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a tax administrator, a master servicer and a special servicer. We will file a copy of the pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                            ------------------------

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A. TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE...................   The table on page S-5 of this prospectus
                                 supplement sets forth for each class of the series 2001-C1 certificates, other than the class X, Y and R certificates, the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2001-C1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                 The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the series 2001-C1 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                                 The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class X certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E,

                                 F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $956,833,198, although it may be as much as 5% larger or smaller.

                                 The class R certificates do not have principal balances or notional amounts. They are residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                 The class Y certificates also do not have principal balances or notional amounts. They represent the right to receive any collections of additional interest on the one mortgage loan, representing 0.12% of the initial mortgage pool balance, that has an anticipated repayment date, as described under "-- The Underlying Mortgage Loans and the Mortgaged Real Properties" below. The additional interest results from an increase in the applicable accrual rate if that mortgage loan remains outstanding past its anticipated repayment date.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE...........   The respective classes of the series 2001-C1
                                 certificates, other than the class Y and R certificates, entitle their holders to varying degrees of seniority for purposes of --

                                 - receiving payments of interest and, except in
                                   the case of the class X certificates,
                                   payments of principal, and

                                 - bearing the effects of losses on the
                                   underlying mortgage loans, as well as
                                   default-related and other unanticipated
                                   expenses of the trust.

                                 In that regard, the class A-1, A-2 and X certificates are the most senior, and the class P certificates are the most subordinate. The remaining classes of series 2001-C1 certificates, other than the class Y and R certificates, are listed in the table on page S-5 of this prospectus supplement from top to bottom in descending order of seniority.

                                 The class Y and R certificates do not provide any credit support for, or receive any credit support from, any other class of series 2001-C1 certificates.

                                 The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2001-C1 certificates, other than the class X, P, Y and R certificates, through the subordination of other classes of the series 2001-C1 certificates. In the case of each of those classes of series 2001-C1 certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2001-C1 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE..........   Each class of the series 2001-C1 certificates,
                                 other than the class Y and R certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series
                                 2001-C1 certificates will accrue interest.

                                 Each class of series 2001-C1 certificates identified in the table on page S-5 of this prospectus supplement as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                 Each class of series 2001-C-1 certificates identified in the table on page S-5 of this prospectus supplement as having a WAC pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the pooled mortgage loans.

                                 Each class of series 2001-C1 certificates identified in the table on page S-5 of this prospectus supplement as having a Fixed/WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of --

                                 - the initial pass-through rate for that class,
                                   and

                                 - a weighted average coupon derived from net
                                   interest rates on the pooled mortgage loans.

                                 The pass-through rate for the class X
                                 certificates will be variable and will equal the excess, if any, of --

                                 - a weighted average coupon derived from net
                                   interest rates on the pooled mortgage loans, over

                                 - a weighted average of the pass-through rates
                                   on the other interest-bearing classes of series 2001-C1 certificates.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW...........   The weighted average life of any class of
                                 offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance to the respective dates of repayment to the investor of each dollar to be applied in reduction of the total principal balance of those certificates. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal.

                                 The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan --

                                 - the related borrower timely makes all
                                   payments on the mortgage loan,

                                 - if the mortgage loan has an anticipated
                                   repayment date, as described under "-- The
                                   Underlying Mortgage Loans and the Mortgaged
                                   Real Properties" below, the mortgage loan will be paid in full on that date, and

                                 - that mortgage loan will not otherwise be
                                   prepaid prior to stated maturity.

                                 The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions described under "-- Yield and Maturity Considerations" in this prospectus supplement.

E. RATINGS....................   The ratings shown in the table on page S-5 of
                                 this prospectus supplement for the offered certificates are those of Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., respectively. It is a
                                 condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                 The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before December 1, 2035, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                 For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR.....................   Our name is Salomon Brothers Mortgage
                                 Securities VII, Inc. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our telephone number is (212) 816-6000. We are an indirect, wholly-owned subsidiary of Salomon
                                 Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon Brothers
                                 Realty Corp. We will deposit into the trust the original pooled mortgage loans that will back the series 2001-C1 certificates. See "Salomon
                                 Brothers Mortgage Securities VII, Inc." in the accompanying prospectus.

INITIAL TRUSTEE...............   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association. See "Description of the Offered Certificates -- The Trustee".

INITIAL CERTIFICATE
ADMINISTRATOR AND TAX
   ADMINISTRATOR..............   The Chase Manhattan Bank, a New York banking
                                 corporation. See "Description of the Offered
                                 Certificates -- The Certificate Administrator and the Tax Administrator" in this prospectus supplement.

INITIAL MASTER SERVICER.......   Midland Loan Services, Inc., a Delaware
                                 corporation. See "Servicing of the Underlying
                                 Mortgage Loans -- the Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER......   ORIX Real Estate Capital Markets, LLC, a
                                 Delaware limited liability company. See
                                 "Servicing of the Underlying Mortgage
                                 Loans -- the Initial Master Servicer and the
                                 Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
   2001-C1
   CERTIFICATEHOLDERS.........   At any time of determination, the holders of
                                 the most subordinate class of series 2001-C1 certificates, exclusive of the X, Y and R classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2001-C1 certificates, exclusive of the X, Y and R classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-C1 certificateholders will be the holders of the most subordinate class of series 2001-C1 certificates, exclusive of the X, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining the controlling class of series
                                 2001-C1 certificateholders, the class A-1 and A-2 certificateholders will be considered a single class. See "Servicing of the Underlying
                                 Mortgage Loans -- The Series 2001-C1
                                 Controlling Class Representative" in this prospectus supplement.

SERIES 2001-C1 CONTROLLING
   CLASS REPRESENTATIVE.......   The holders of certificates representing a
                                 majority interest in the controlling class of series 2001-C1 certificates will be entitled to:

                                 - replace the special servicer as described
                                   under "Servicing of the Underlying Mortgage
                                   Loans -- Replacement of the Special Servicer" in this prospectus supplement; and

                                 - select a representative that, subject to the
                                   conditions described under "Servicing of the Underlying Mortgage Loans -- The Series 2001-C1 Controlling Class Representative" in this prospectus supplement, may direct the special servicer with respect to various special servicing matters.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that are to
                                 back the offered certificates, from --

                                 - Salomon Brothers Realty Corp., which is a New
                                   York corporation and an affiliate of both us and Salomon Smith Barney Inc.,

                                 - Greenwich Capital Financial Products, Inc.,
                                   which is a Delaware corporation and an
                                   affiliate of Greenwich Capital Markets, Inc.,

                                 - Artesia Mortgage Capital Corporation, which
                                   is a Delaware corporation and an affiliate of Artesia Banking Corp.

                                 See "Description of the Mortgage Pool -- The
                                 Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS..................   Salomon Smith Barney Inc., Greenwich Capital
                                 Markets, Inc., First Union Securities, Inc.,
                                 J.P. Morgan Securities Inc. and UBS Warburg LLC are the underwriters with respect to this offering. Salomon Smith Barney Inc. and
                                 Greenwich Capital Markets, Inc. are the co-lead managers and Salomon Smith Barney Inc. is the sole bookrunner. The other underwriters are co-managers. See "Method of Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust as of their respective due dates in July 2001. All payments and collections received on each of the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, the respective due dates for the underlying mortgage loans in July 2001 collectively represent the cut-off date for the trust.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about July 30, 2001.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in August 2001. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD.............   Amounts available for payment on the offered
                                 certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period --

                                 - will relate to a particular payment date,

                                 - will be approximately one month long,

                                 - will begin when the prior collection period
                                   ends or, in the case of the first collection period, will begin on the Closing Date, and

                                 - will end during the month of, but prior to,
                                   the related payment date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                 You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates -- Registration and Denominations" in this prospectus supplement and under "Description of the
                                 Certificates -- Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                    PAYMENTS

A. GENERAL....................   The certificate administrator will remit
                                 payments of interest and principal to the respective classes of series 2001-C1 certificateholders entitled to those payments, sequentially as follows:

                                                PAYMENT ORDER      CLASS
                                                -------------      -----
                                                     1st       A-1, A-2 and X
                                                     2nd             B
                                                     3rd             C
                                                     4th             D
                                                     5th             E
                                                     6th             F
                                                     7th             G
                                                     8th             H
                                                     9th             J
                                                    10th             K
                                                    11th             L
                                                    12th             M
                                                    13th             N
                                                    14th             P

                                 Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under
                                 "-- Payments -- Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates -- Payments -- Priority of
                                 Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of series 2001-C1 certificates,
                                 other than the class Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon --

                                 - the pass-through rate applicable for the
                                   particular class for that interest accrual period,

                                 - the total principal balance or notional
                                   amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                                 - the assumption that each year consists of
                                   twelve 30-day months.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2001-C1 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                 On each payment date, subject to available funds and the payment priorities described under "-- Payments -- General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Interest" and "-- Payments -- Priority of
                                 Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class X, Y and R certificates do not have
                                 principal balances and do not entitle their holders to payments of principal. Subject, however, to --

                                 - available funds,

                                 - the payment priorities described under
                                   "-- Payments -- General" above, and

                                 - the reductions in their respective total
                                   principal balances as described under
                                   "-- Reductions of Certificate Principal
                                   Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses" below, the holders of each other class of series
                                 2001-C1 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The certificate administrator will remit payments of principal in a specified sequential order to ensure that --

                                 - no payments of principal will be made to the
                                   holders of any non-offered class of series
                                   2001-C1 certificates until the total
                                   principal balance of the offered certificates is reduced to zero,

                                 - no payments of principal will be made to the
                                   holders of the class B, C, D or E
                                   certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero, and

                                 - except as described in the following
                                   paragraph, no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                 Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those conditions, the certificate administrator will remit payments of principal to the holders of the class A-1 and A-2 certificates on a pro rata basis in accordance with the respective principal balances of those series 2001-C1 certificates.

                                 The total payments of principal to be made on the series 2001-C1 certificates on any payment date will be a function of --

                                 - the amount of scheduled payments of principal
                                   due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, and

                                 - the amount of any prepayments and other
                                   unscheduled collections of previously
                                   unadvanced
                                   principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 See "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Principal" and "-- Payments -- Priority of
                                 Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the pooled mortgage loans, then the certificate administrator will remit that amount in the proportions described under "Description of the Offered Certificates -- Payments -- Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to --

                                 - the holders of the class X certificates,

                                 - the holders of the class or classes of
                                   offered certificates, if any, that are then entitled to receive payments of principal, and/or

                                 - the holders of the class F and/or G
                                   certificates, if they are then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES ON
   THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...................   Because of losses on the underlying mortgage
                                 loans and/or default-related and other
                                 unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2001-C1 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series
                                 2001-C1 certificates on any payment date, the total principal balances of the following classes of series 2001-C1 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                                REDUCTION ORDER      CLASS
                                                ---------------      -----
                                                1st......              P
                                                2nd......              N
                                                3rd......              M
                                                4th......              L
                                                5th......              K
                                                6th......              J
                                                7th......              H
                                                8th......              G
                                                9th......              F
                                                10th.....              E
                                                11th.....              D
                                                12th.....              C
                                                13th.....              B
                                                14th.....         A-1 and A-2

                                 Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those series 2001-C1 certificates then outstanding

                                 See "Description of the Offered
                                 Certificates -- Reductions to Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described in the next two paragraphs,
                                 the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                 Certificates -- Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee, however, will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                 In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans -- Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that --

                                 - the principal balance of, and other
                                   delinquent amounts due under, the subject mortgage loan, exceed

                                 - an amount equal to --

                                       1. 90% of the new estimated value of that
                                          real property, minus

                                       2. the amount of any obligations secured
                                          by liens on the property, which liens
                                          are prior to the lien of the subject
                                          mortgage loan, plus

                                       3. certain escrows and reserves and any
                                          letters of credit constituting
                                          additional security for the subject
                                          mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing classes of series 2001-C1 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates -- Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans -- Required Appraisals" in this prospectus sup-plement. See also "Description of the Certificates -- Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each payment date, various statements and
                                 reports prepared by the certificate
                                 administrator, the master servicer and/or the special servicer regarding the offered certificates and the pooled mortgage loans will be available to you and will contain the information described under "Description of the Offered Certificates -- Reports to
                                 Certificateholders; Available Information" in this prospectus supplement.

                                 Upon reasonable prior notice, you may also review at the offices of the trustee, the certificate administrator and/or the master servicer during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee, the certificate administrator and/or the master servicer, as applicable.

                                 See "Description of the Offered
                                 Certificates -- Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust through a purchase of all the mortgage loans and any REO properties in the trust when the total principal balance of the mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. The trust could also be terminated in connection with an exchange of all the series 2001-C1 certificates for all the mortgage loans and any REO properties in the trust, but the holders of the offered certificates would have to voluntarily participate in the exchange. See "Description of the Offered Certificates -- Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "-- The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 - "Risk Factors -- Risks Related to the
                                   Underlying Mortgage Loans";

                                 - "Description of the Mortgage Pool"; and

                                 - Annex A -- Characteristics of the Underlying
                                   Mortgage Loans and the Mortgaged Real
                                   Properties.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that --

                                 - All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided
                                   with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

                                 - When information on the mortgaged real
                                   properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                                 - If any of the mortgage loans is secured by
                                   multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

                                 - Whenever mortgage loan level information,
                                   such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

                                 - Whenever we refer to a particular mortgage
                                   loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A to this prospectus supplement.

                                 - Statistical information regarding the
                                   mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of the mortgage loans
                                 that we intend to include in the trust. We will acquire those mortgage loans from three separate sellers. Each of those mortgage loans was originated by --

                                 - the related mortgage loan seller from whom we
                                   acquired the mortgage loan,

                                 - an affiliate of the related mortgage loan
                                   seller, or

                                 - a correspondent in the related mortgage loan
                                   seller's conduit lending program.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for certain permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                 All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A to this prospectus supplement. Except as otherwise described below with respect to the mortgage loan that has an anticipated repayment date, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                 Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month.

                                 One hundred seventy-three of the mortgage loans, representing 98.68% of the initial mortgage pool balance, provide for:

                                 - an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity; and

                                 - a substantial payment of principal on its
                                   maturity date.

                                 One of the mortgage loans referred to in the preceding sentence, representing 0.63% of the initial mortgage pool balance, provides for payments of interest only for the first 24 months of the loan.

                                 One of the mortgage loans, representing 0.12% of the initial mortgage pool balance, provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in this mortgage loan being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the anticipated repayment date, include:

                                 - The calculation of interest in excess of the
                                   initial mortgage interest rate. The
                                   additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                                 - The application of excess cash flow from the
                                   mortgaged real property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                 The remaining nine mortgage loans, representing 1.20% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. These nine mortgage loans do not provide for any of the repayment incentives associated with the mortgage loan that has an anticipated repayment date.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS.......   As described more fully in Annex A to this
                                 prospectus supplement, as of the cut-off date, each of the mortgage loans that we intend to include in the trust has one of the following types of restrictions on voluntary prepayments:

                                 - as of the cut-off date, 182 mortgage loans,
                                   representing 99.66% of the initial mortgage pool balance, provide for a prepayment lockout period or a prepayment lockout/defeasance period during which voluntary prepayments are prohibited, followed, in some cases, by a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration; or

                                 - as of the cut-off date, one mortgage loan,
                                   representing 0.34% of the initial mortgage pool balance, provides for a prepayment consideration period, followed by an open prepayment period.

DEFEASANCE....................   One hundred fifty-six of the mortgage loans to
                                 be included in the trust, representing 91.38% of the initial mortgage pool balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral.
                                 In each case, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series 2001-C1 certificates.

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                            Initial mortgage
                                          pool balance......  $956,833,199
                                            Number of
                                          mortgage loans....           183
                                            Number of
                                          mortgaged real
                                          properties........           184
                                            Maximum cut-off
                                          date principal
                                          balance...........  $ 20,851,862
                                            Minimum cut-off
                                          date principal
                                          balance...........  $    392,285
                                            Average cut-off
                                          date principal
                                          balance...........  $  5,228,597
                                            Maximum mortgage
                                          interest rate.....         9.170%
                                            Minimum mortgage
                                          interest rate.....         6.850%
                                            Weighted average
                                          mortgage interest
                                          rate..............         7.707%
                                            Maximum original
                                          loan term to
                                          maturity or
                                          anticipated
                                          repayment date....    240 months
                                            Minimum original
                                          loan term to
                                          maturity or
                                          anticipated
                                          repayment date....     60 months
                                            Weighted average
                                          original loan term
                                          to maturity or
                                          anticipated
                                          repayment date....    118 months
                                            Maximum
                                          remaining loan
                                          term to maturity
                                          or anticipated
                                          repayment date....    237 months
                                            Minimum
                                          remaining loan
                                          term to maturity
                                          or anticipated
                                          repayment date....     53 months
                                            Weighted average
                                          remaining loan
                                          term to maturity
                                          or anticipated
                                          repayment date....    111 months
                                            Maximum
                                          underwritten net
                                          cash flow debt
                                          service coverage
                                          ratio.............          4.02x
                                            Minimum
                                          underwritten net
                                          cash flow debt
                                          service coverage
                                          ratio.............          1.16x
                                            Weighted average
                                          underwritten net
                                          cash flow debt
                                          service coverage
                                          ratio.............          1.30x
                                            Maximum cut-off
                                          date principal
                                        balance-to-appraised
                                          value ratio.......         80.98%
                                            Minimum cut-off
                                          date principal
                                        balance-to-appraised
                                          value ratio.......         34.58%
                                            Weighted average
                                          cut-off date
                                          principal
                                        balance-to-appraised
                                          value ratio.......         71.66%

B. STATE CONCENTRATION........   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states or regions:

                                                                                        % OF
                                                                    NUMBER OF     INITIAL MORTGAGE
                                         STATE/REGION               PROPERTIES      POOL BALANCE
                                         ------------               ----------    ----------------
                                         Southern California......      28             17.70%
                                         Northern California......      17             12.83%
                                         Texas....................       8              6.75%
                                         New York.................      13              6.52%
                                         Massachusetts............       9              5.38%

                                 The remaining mortgaged real properties are located throughout 32 other states. No more than 4.21% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. Northern California includes areas with zip codes of 94025 and above, and Southern California includes areas with zip codes of 93906 and below.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                    NUMBER OF           % OF
                                         PROPERTY                   MORTGAGED     INITIAL MORTGAGE
                                         TYPES                      PROPERTIES      POOL BALANCE
                                         --------                   ----------    ----------------
                                         Anchored Retail..........      41             28.83%
                                         Anchored Retail..........      20             16.58%
                                            Single Tenant Retail,
                                            Anchor................      12              6.54%
                                         Shadow Anchored Retail...       9              5.72%
                                         Office...................      41             27.56%
                                         Multifamily..............      35             17.36%
                                         Unanchored Retail........      25              8.07%
                                         Unanchored Retail........      16              5.56%
                                            Single Tenant Retail,
                                            Non-Anchor............       9              2.51%
                                         Mixed Use................       9              6.03%
                                         Industrial...............      13              3.85%
                                         Office/Industrial........       9              3.12%
                                         Self Storage.............       3              1.63%
                                         Hotel....................       3              1.62%
                                         Mobile Home Park.........       2              1.30%

                                                                    NUMBER OF           % OF
                                         PROPERTY                   MORTGAGED     INITIAL MORTGAGE
                                         TYPES                      PROPERTIES      POOL BALANCE
                                         --------                   ----------    ----------------
                                         Other....................       2              0.49%
                                         Health Care..............       1              0.14%

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                         ENCUMBERED INTEREST                            % OF
                                         IN THE                     NUMBER OF     INITIAL MORTGAGE
                                         MORTGAGED REAL PROPERTY    PROPERTIES      POOL BALANCE
                                         -----------------------    ----------    ----------------
                                         Fee......................     183             99.69%
                                         Leasehold................       1              0.31%

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The tax administrator will make elections to
                                 treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986.
                                 Those REMICs are as follows:

                                 - REMIC I, the lowest tier REMIC, will hold,
                                   among other things, the pooled mortgage
                                   loans. REMIC I will also hold various other related assets. It will not hold, however, the collections of additional interest accrued, and deferred as to payment, with respect to the pooled mortgage loan with an anticipated repayment date.

                                 - REMIC II will hold the regular interests in
                                   REMIC I.

                                 - REMIC III will hold the regular interests in
                                   REMIC II.

                                 Any assets not included in a REMIC will
                                 constitute a grantor trust for federal income tax purposes.

                                 The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                 The class    certificates will, and the other
                                 offered certificates will not, be issued with more than a de minimis amount of original issue discount. When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

                                 - the mortgage loan with an anticipated
                                   repayment date will be paid in full on that date;

                                 - no mortgage loan in the trust will otherwise
                                   be prepaid prior to maturity;

                                 - there will be no extension of maturity for
                                   any mortgage loan in the trust; and

                                 - no mortgage loan is purchased out of, or
                                   otherwise removed from, the trust for any reason.

                                 If you own an offered certificate issued with original issue discount, you will have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                 For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to --

                                 - the Employee Retirement Income Security Act
                                   of 1974, as amended, and

                                 - Section 4975 of the Internal Revenue Code of
                                   1986,

                                 initially will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Salomon Smith Barney Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary or any other person investing the assets of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The after-tax yield to maturity of any offered
                                 certificate will depend upon, among other things --

                                 - the price paid for the offered certificate,

                                 - the rate, timing and amount of payments on
                                   the offered certificate, and

                                 - the tax consequences of holding the offered
                                   certificate, including any recognition of income attributable to that certificate without a corresponding payment.

                                 The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates that are equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D and E Certificates Are Subordinate to, and Are Therefore
Riskier than, the Class A-1 and A-2 Certificates.   If you purchase class B, C,
D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things --

     - the payment priorities of the respective classes of the series 2001-C1 certificates,

     - the order in which the principal balances of the respective classes of the 2001-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates -- Payments" and "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "-- Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "-- Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity.   The yield on
your offered certificates will depend on --

     - the price you paid for your offered certificates, and

     - the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for, and the other payment terms of, your offered certificates;

     - the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the series 2001-C1 certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

     - servicing decisions with respect to the underlying mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates -- Payments" and
"-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster
or Slower than You Anticipated.   If you purchase your offered certificates at a
premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates that are equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

     Potential Conflicts of Interest.   The master servicer, the special
servicer or any of their respective affiliates may --

     - acquire series 2001-C1 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     In addition, the holders of certificates representing a majority interest in the controlling class of the series 2001-C1 certificates may replace the special servicer and may appoint a representative that can direct various servicing actions of the special servicer. See "Servicing of the Underlying Mortgage Loans -- Replacement of the Special Servicer" and "-- The Series 2001-C1 Controlling Class Representative" in this prospectus supplement. The series 2001-C1 controlling class certificateholders and their representative are likely to have interests that conflict with the interests of the holders of the offered certificates.

     Salomon Smith Barney Inc., one of the underwriters, is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Greenwich Capital Markets, Inc., another one of the underwriters, is affiliated with Greenwich Capital Financial Products, Inc., another one of the mortgage loan sellers. Artesia Banking Corp., another one of the underwriters, is affiliated with Artesia Mortgage Capital Corporation, another one of the mortgage loan sellers.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Affiliations Between Originators and Borrowers.   Several of the pooled
mortgage loans were originated by entities, other than the related mortgage loan seller, that were affiliated with the borrower, and that affiliation may have presented a conflict of interest for the originator with respect to the making of that mortgage loan. In each of these cases, however, the mortgage loan was underwritten and reviewed by the related mortgage loan seller in accordance with its customary loan origination standards.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties.   The underlying mortgage loans are secured by
mortgage liens on fee and/or leasehold interests in the following types of real property:

     - Retail

     - Office

     - Multifamily

     - Mixed Use

     - Industrial

     - Office/Industrial

     - Self Storage

     - Hotel

     - Mobile Home Park

     - Health Care

     - Land Subject to Ground Lease

     - Health Club

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on --

     - the successful operation and value of the related mortgaged real property, and

     - the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust
Assets -- Mortgage Loans -- A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics that May
Expose Investors to Greater Risk of Default and Loss.   When making an
investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     - The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk
       Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     - In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant
       or on One or a Few Major Tenants.   In the case of 38 mortgaged real
       properties, securing 18.83% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of that property. In the case of 118 mortgaged real properties, securing 65.32% of the initial mortgage pool balance and including the 38 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     - 10% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types -- Retail, Office and Multifamily. Sixty-six mortgaged real properties, securing 36.90% of the initial mortgage pool balance, are used for retail purposes. Of these, 41 mortgaged real properties, securing 28.83% of the initial mortgage pool balance, are considered to be anchored retail properties, which signifies that there is at least one anchor tenant at the property. Twelve of those anchored retail properties, securing 6.54% of the initial mortgage pool balance, are occupied by a single tenant. Nine of those anchored retail properties, securing 5.72% of the initial mortgage pool balance, are shadow anchored, which means that the anchor tenant is at a nearby property or on a portion of the subject property that is not subject to the lien of the related mortgage instrument. The remaining 25 retail properties, securing 8.07% of the initial mortgage pool balance, are unanchored retail properties. In addition, seven of the mortgaged real properties, securing 5.47% of the initial mortgage pool balance, are used for mixed use purposes that include a significant retail component. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants, may have the right or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, some tenants may have clauses in their leases that permit them to cease operations at the property or pay reduced rent if certain other stores, in particular anchor tenants, cease operations at the property. An anchor tenant is a retail tenant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center.

       Forty-one mortgaged real properties, securing 27.56% of the initial mortgage pool balance, are used entirely or almost entirely for office purposes. Some of these office properties are heavily dependent on a sole tenant that leases the entire property or on a few major tenants. In addition, nine of the mortgaged real properties, securing 3.12% of the initial mortgage pool balance, are used for office/industrial purposes. Furthermore, eight mortgaged real properties, securing 5.90% of the initial mortgage pool balance, are used for mixed use purposes that include a significant office component.

       Thirty-five mortgaged real properties, securing 17.36% of the initial mortgage balance, are used for multifamily rental purposes. Some of the multifamily rental properties that secure the pooled mortgage loans are subject to rent control laws and/or land use restrictive covenants or contractual covenants that limit the rental rates that may be charged at the subject properties.

       The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust
       Assets -- Mortgage Loans -- A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     - 30% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in California; and 5% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property

       Located in Each of the Following States -- Texas, New York and Massachusetts. As indicated in the table below, forty-five mortgaged real properties, securing 30.53% of the initial mortgage pool balance, are located in California. Seventeen of those California properties, securing 12.83% of the initial mortgage pool balance, are located in that portion of the state with a zip code of 94025 or higher; and 28 of those California properties, securing 17.70% of the initial mortgage pool balance, are located in that portion of the state with a zip code of 93906 or lower. These areas are referred to as Northern California and Southern California, respectively, in this prospectus supplement.

       Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                                                             % OF INITIAL
                                                                               MORTGAGE
                                                               NUMBER OF         POOL
         STATE/REGION                                          PROPERTIES      BALANCE
         ------------                                          ----------    ------------
         Southern California.................................      28           17.70%
         Northern California.................................      17           12.83%
         Texas...............................................       8            6.75
         New York............................................      13            6.52
         Massachusetts.......................................       9            5.38

       The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or region makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "Risk Factors -- Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Material Concentrations of Balloon Loans
       and a Mortgage Loan with an Anticipated Repayment Date.   One hundred
       seventy-three mortgage loans, representing 98.68% of the initial mortgage pool balance, are balloon loans. One of these loans, representing 0.63% of the initial mortgage pool balance, provides for payments of interest only for the first 24 months of the loan. In addition, one mortgage loan, representing 0.12% of the initial mortgage pool balance, provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred thirty-four mortgage loans, representing 75.77% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from June 1, 2010 to May 31, 2011. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable -- There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     - The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans to be included in the trust represent 17.62 % of the initial mortgage pool balance. See "Description of the Mortgage
       Pool -- General", "-- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Release of the Related Mortgaged Real Property" in this prospectus supplement and "Risk Factors -- Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include a Leasehold Mortgage Loan.   One mortgage
       loan, representing 0.31% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Ground Leases" in this prospectus supplement. See also "Risk Factors -- Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
       Legal Nonconforming Structures.   Several of the mortgage loans that we
       intend to include in the trust are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool -- Underwriting
       Matters -- Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors -- Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     - Some of the Underlying Borrowers Have Incurred Other Debt. We are aware of one mortgage loan that we intend to include in the trust, representing 1.28% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Summit Ridge Business Park, as to which the related borrower currently has debt outstanding, in addition to the related pooled mortgage loan, trade receivables, equipment financing and other debts incurred in the ordinary course of business. That outstanding debt is in the amount of $4,700,000. In the case of that mortgage loan, the junior creditor is an affiliate of the related borrower and has entered into a subordination agreement with the lender which, among other things, provides that the unsecured debt is subordinate to the related mortgage loan and is to be paid solely from excess cash flow, that the junior creditor will take no enforcement action with respect to the unsecured debt while the related mortgage loan is outstanding, and that the junior creditor assigns its right, title and interest in the unsecured debt to the mortgage lender as additional security for the related mortgage loan.

       Twenty-two mortgage loans that we intend to include in the trust, representing 4.62% of the initial mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. In addition, in the case of one mortgage loan, representing 1.25% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Crossroads Shopping Center, the related mortgage loan documents specifically permit unsecured affiliate debt if approved by the lender, the lender's counsel and the rating agencies designated by the lender. The related mortgage loan documents provide that the amount and terms of any such affiliate debt shall not adversely affect the credit rating or subordination levels assigned to the mortgage loan by the rating agencies.

       In the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

       Except as disclosed under this "-- Some of the Underlying Borrowers Have Incurred Other Debt" subsection and "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

       See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

       - In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust, One or More of the Principals of the Related Borrower Have
       Incurred or Are Permitted to Incur Mezzanine Debt.   In the case of five
       mortgage loans that we intend to include in the trust, representing 3.33% of the initial mortgage pool balance, one or more principals of the related borrower have incurred mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

       In the case of one mortgage loan, representing 1.13% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as 95 Metcalf Square, the related borrower's sole member was permitted to obtain mezzanine debt from Principal Life Insurance Company in the total principal amount of $1,500,000.00, which is secured by the member's 100% membership interest in the related borrower. The related mortgage loan seller has executed an intercreditor agreement with the mezzanine lender, which gives cure rights to the mezzanine lender and permits the mezzanine lender under certain circumstances to exercise remedies against the collateral for the mezzanine loan.

       In the case of each of three mortgage loans, representing 0.79%, 0.49% and 0.34%, respectively, of the initial mortgage pool balance, and secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Waldbaums Supermarket (A&P) - Lindenhurst, NY, Fresh Fields Supermarket (A&P) - Ocean City, NJ and Waldbaums Supermarket (A&P) - Valley Stream, NY, respectively, the sole member of each such related borrower obtained an $8,418,080 loan from Woodmen of World Life Insurance Society and/or Omaha Woodmen Life Insurance Society, which is secured by a pledge of 100% of the membership interest in each such related borrower, including the grant of a security interest in all sums distributed to each such related borrower. The related mortgage loan seller and the related mezzanine lender have entered into a subordination and intercreditor agreement, pursuant to which the related mezzanine lender, among other things, agreed to subordinate its loan in priority and payment to the lien of the related mortgage lender.

       In the case of the mortgage loan secured by the mortgaged real property known as 2282-2286 Broadway, representing 0.57% of the initial mortgage loan pool balance, the related mortgage permits an existing pledge agreement in favor of The Bank of New York or other institutional lender and a transfer to The Bank of New York or other institutional lender of the membership or partnership interests in the related borrower.

       While the mezzanine lender in each of the above cases has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

       In the case of one mortgage loan, representing 1.96% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as 90 William Street, the related lender may, in its sole discretion, permit mezzanine financing so long as the related borrower provides the lender with documentation evidencing that (1) after giving effect to the mezzanine financing, certain loan-to-value ratio and debt service coverage ratio criteria will be satisfied, (2) the proposed mezzanine lender has entered into a subordination and standstill agreement satisfactory to the lender, (3) there is no default under the mortgage loan documents and, after giving effect to the mezzanine financing, there will not be a default under the mortgage loan documents and (4) the borrower has paid all costs and expenses incurred by the lender in connection with any request for such financing. The lender's consent to the mezzanine financing cannot be unreasonably withheld, however, if the borrower delivers rating agency confirmation that the proposed mezzanine financing will not adversely affect the rating of any securities issued in connection with the securitization of the related mortgage loan, together with a nonconsolidation opinion acceptable to such rating agency.

       Except as disclosed under this "-- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" subsection and "Description of the Mortgage
       Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust have any other mezzanine financing outstanding.

       See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties Do Not Comply with the Americans
       with Disabilities Act of 1990.   Not all of the mortgaged real properties
       securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors -- Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

     - Multiple Mortgaged Real Properties Are Owned by the Same Borrower or
       Affiliated Borrowers.   Fifteen separate groups of mortgage loans that we
       intend to include in the trust, consisting of a total of 37 mortgage loans, and representing a total of 20.36% of the initial mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A to this prospectus supplement as Related Mortgage Loan Group R1, which consists of two mortgage loans, representing 3.24% of the initial mortgage pool balance, and is controlled by B. Mark Fried. The next largest of these groups is identified on Annex A to this prospectus supplement as Related Mortgage Loan Group R2, which consists of two mortgage loans, representing 2.55% of the initial mortgage pool balance, and is controlled by Ta-Hsuing Wang, et al. See "Description of the Mortgage Pool -- Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     - Multiple Mortgaged Real Properties are Occupied, in Whole or in Part, by
       the Same Tenant or Affiliated Tenants.   One group of mortgage loans that
       we intend to include in the trust, consisting of seven mortgage loans, representing 4.28% of the initial mortgage pool balance, are occupied by The Great Atlantic & Pacific Tea Company, Inc. (A&P), or one of its affiliates.

       In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three major tenants, in each case to the extent the tenant represents at least 10% of the net rentable area, at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

       The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance -- Tenant Bankruptcy Adversely Affects Property Performance", "-- Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "-- Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
       Purpose Entities.   The business activities of the borrowers under pooled
       mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. We are also aware of at least three mortgage loans, representing 2.16% of the initial mortgage pool balance, that each have a cut-off date principal balance in excess of $5,000,000 and whose borrower is not a special purpose entity. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteris-tics than are persons who own class A-1 and class A-2 certificates. See "Risk Factors -- Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks.   The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Except for one mortgaged real property, securing 0.09% of the initial mortgage pool balance and for which a limited scope environmental assessment was performed, a third-party consultant conducted or updated a Phase I environmental study at each of the mortgaged real properties securing the mortgage loans that we are including in the trust. The resulting Environmental Reports were prepared:

     - in the case of 136 mortgaged real properties, securing 80.82% of the initial mortgage pool balance, during the 12-month period ending on June 30, 2001,

     - in the case of 27 mortgaged real properties, securing 14.20% of the initial mortgage pool balance, during the 12-month period ending on June 30, 2000, and

     - in the case of 21 mortgaged real properties, securing 4.98% of the initial mortgage pool balance, on or before June 30, 1999.

     In general, limited scope environmental assessments are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     For a discussion of the findings of the above-referenced environmental testing, see "Description of the Mortgage Pool -- Underwriting
Matters -- Environmental Reports" in this prospectus supplement. There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the pooled mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

     In the case of three mortgaged real properties, securing 2.34% of the initial mortgage pool balance and identified on Annex A to this prospectus supplement as 390 North Moorpark Road, 125 Middlesex Turnpike and 1212 Boston Post Road, environmental studies were performed and one or more environmental issues were identified that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the related mortgage loan was expected to be assigned to the trust. Each of these mortgaged real properties is covered by environmental insurance policies that insure specified environmental matters with respect to each particular property. The policies referred to in the prior sentence provide for specific coverage limits and deductibles. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. See "Description of the Mortgage
Pool -- Underwriting Matters -- Environmental Insurance" in this prospectus supplement.

     See "Risk Factors -- Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition.   One hundred eighty-two mortgaged real properties, securing 99.53%
of the initial mortgage pool balance, were inspected by professional engineers or architects. One hundred forty-three of those mortgaged real properties, securing 83.18% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date, and 23 of those mortgaged real properties, securing 12.78% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Sixteen mortgaged real properties, securing 3.57% of the initial mortgage pool balance were inspected prior to the 24-month period preceding the cut-off date. The scope of those inspections included an assessment of --

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the pooled mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

     One mortgage loan, representing 0.10% of the initial mortgage pool balance, is solely secured by the related borrower's fee interest in the land constituting the mortgaged real property. The borrower has leased that land to a third party pursuant to a ground lease, and that third party owns the improvements on that mortgaged real property. An inspection of that mortgaged real property, therefore, was not required.

     Limitations on Enforceability of Cross-Collateralization Reduce its
Benefits.   The mortgage pool will include eight mortgage loans that are collateralized by a total of nine mortgaged real properties and which represent 2.49% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties that are each material to the value of a mortgaged real property. These mortgage loans are identified under "Description of the Mortgage Pool -- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Release of the Related Mortgaged Property" in this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. For purposes of limiting state mortgage taxes, however, the amount of the mortgage encumbering any one of the mortgaged real properties securing a group of cross-collateralized mortgage loans or a multi-property mortgage loan may be limited to the appraised value or allocated loan amount of that property, which limits the extent to which proceeds from any particular mortgaged real property will be available to offset declines in the value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. See "Risk Factors -- Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable -- Cross-Collateralization Arrangements" in the accompanying prospectus.

     However, four of these mortgage loans, representing 1.57% of the initial mortgage pool balance, permit --

     - the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     - a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool -- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Release of the Related Mortgaged Real Property" and "-- Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Uninsured Loss; Sufficiency of Insurance.   The borrowers under the
mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool -- Underwriting Matters -- Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes.

     Sixty mortgaged real properties, securing 34.90% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage.

     In addition, the southern or eastern coasts of the continental United States have historically been at greater risk than other areas of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Seven mortgaged real properties, securing 3.35% of the initial mortgage pool balance, are located in high windstorm risk areas.

     Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its mortgaged real property, which would adversely affect the borrower's ability to make payments under its mortgage loan. Although, in general, the borrowers have agreed to insure their respective mortgaged real properties, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

     Limited Information Causes Uncertainty.   Fifty-nine of the mortgage loans
that we intend to include in the trust, representing 27.70% of the initial mortgage pool balance, were originated for the purpose of providing acquisition financing. Thirty-five of the mortgage loans that we intend to include in the trust, representing 22.52% of the initial mortgage pool balance, are secured by mortgaged real properties that were constructed or completed after January 1, 2000. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties. Please refer to Annex A to this prospectus supplement for historical operating information for the most recent three years of operation, when available.

     Prior Bankruptcies May Reflect Future Performance.   We are aware that, in
the case of six mortgage loans that we intend to include in the trust, representing 2.87% of the initial mortgage pool balance --

     - the related borrower or a principal in the related borrower has been a party to, or

     - the related mortgaged real property has been the subject of,

prior bankruptcy proceedings. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Litigation May Adversely Affect Property Performance.   There may be
pending or threatened legal proceedings against the borrowers and/or guarantors under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Tax Considerations Related to Foreclosure.   If the trust were to acquire
an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2001-C1 certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 183 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $956,833,199. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "-- Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any pooled mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $392,285 to $20,851,862, and the average of those cut-off date principal balances is $5,228,597.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that --

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - Whenever we refer to a mortgage loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that the ARD Loan matures on its anticipated repayment date. See "-- Terms and Conditions of the Underlying Mortgage Loans -- ARD Loans" below.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                     WEIGHTED AVERAGES
                                                          % OF INITIAL     MAXIMUM      --------------------------------------------
                              NUMBER OF     AGGREGATE       MORTGAGE       CUT-OFF                   STATED     U/W    CUT-OFF DATE
                              MORTGAGED    CUT-OFF DATE       POOL           DATE       MORTGAGE   REMAINING    NCF    LOAN-TO-VALUE
PROPERTY TYPES                PROPERTIES     BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR       RATIO
--------------                ----------   ------------   ------------   ------------   --------   ----------   ----   -------------
Anchored Retail.............      41       $275,888,023       28.83%     $16,854,242     7.712%       111       1.30x      73.25%
  Anchored Retail...........      20        158,630,379       16.58       16,854,242     7.616        106       1.30       72.80
  Single Tenant Retail,
    Anchor..................      12         62,547,047        6.54        8,367,487     7.959        116       1.22       76.79
  Shadow Anchored Retail....       9         54,710,597        5.72       13,471,741     7.710        120       1.36       70.47
Office......................      41        263,668,286       27.56       20,851,862     7.777        105       1.28       70.17
Multifamily.................      35        166,149,704       17.36       17,233,985     7.548        115       1.25       76.28
Unanchored Retail...........      25         77,189,017        8.07        9,747,855     7.736        119       1.42       67.56
  Unanchored Retail.........      16         53,210,721        5.56        9,747,855     7.540        116       1.38       70.42
  Single Tenant Retail, Non-
    Anchor..................       9         23,978,296        2.51        5,264,050     8.172        125       1.51       61.22
Mixed Use...................       9         57,738,782        6.03       19,074,366     7.658        112       1.34       68.46
Industrial..................      13         36,809,489        3.85        4,332,218     7.638        115       1.30       73.05
Office/Industrial...........       9         29,862,229        3.12        7,347,354     7.668        106       1.34       66.13
Self Storage................       3         15,555,233        1.63        9,295,894     7.531        116       1.34       67.17
Hotel.......................       3         15,461,569        1.61        6,064,169     8.746        114       1.42       65.32
Mobile Home Park............       2         12,472,130        1.30        9,079,963     7.096        117       1.25       76.75
Other.......................       2          4,716,583        0.49        3,782,204     8.500        130       1.52       60.29
Health Care.................       1          1,322,154        0.14        1,322,154     8.730         97       4.02       42.65
                                 ---       ------------      ------                      -----        ---       ----       -----
    Totals/Wtd. Avg. .......     184       $956,833,199      100.00%                     7.707%       111       1.30x      71.66%
                                 ===       ============      ======                      =====        ===       ====       =====

     Sixty-six mortgaged real properties, securing 36.90% of the initial mortgage pool balance, are used for retail purposes, which properties include the property types identified in the table above as anchored retail, single tenant retail, unanchored retail and shadow anchored retail. In addition, seven of the mortgaged real properties, securing 5.47% of the initial mortgage pool balance, are used for mixed use purposes that include a significant retail component.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                              ENCUMBERED INTEREST

                                                                                                  WEIGHTED AVERAGES
                                                        % OF INITIAL     MAXIMUM     --------------------------------------------
                            NUMBER OF     AGGREGATE       MORTGAGE       CUT-OFF                  STATED     U/W    CUT-OFF DATE
                            MORTGAGED    CUT-OFF DATE       POOL          DATE       MORTGAGE   REMAINING    NCF    LOAN-TO-VALUE
ENCUMBERED INTEREST         PROPERTIES     BALANCE        BALANCE        BALANCE       RATE     TERM (MO.)   DSCR       RATIO
-------------------         ----------   ------------   ------------   -----------   --------   ----------   ----   -------------
Ownership.................     183       $953,846,600       99.69%     $20,851,862    7.705%       111       1.31x      71.71%
Leasehold.................       1          2,986,598        0.31        2,986,598    8.300        113       1.22       56.89
                               ---       ------------      ------                     -----        ---       ----       -----
    Totals/Wtd. Avg. .....     184       $956,833,199      100.00%                    7.707%       111       1.30x      71.66%
                               ===       ============      ======                     =====        ===       ====       =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states or regions:

                           GEOGRAPHIC CONCENTRATIONS

                                                                           CUMULATIVE      WEIGHTED AVERAGES
                                                           % OF INITIAL   % OF INITIAL   ---------------------
                               NUMBER OF     AGGREGATE       MORTGAGE       MORTGAGE                  STATED
                               MORTGAGED    CUT-OFF DATE       POOL           POOL       MORTGAGE   REMAINING
STATE/REGION                   PROPERTIES     BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)
------------                   ----------   ------------   ------------   ------------   --------   ----------
Southern California..........      28       $169,402,452      17.70%         17.70%       7.619%       106
Northern California..........      17        122,733,771      12.83          30.53        7.436        113
Texas........................       8         64,562,773       6.75          37.28        7.895        110
New York.....................      13         62,425,930       6.52          43.80        7.895        119
Massachusetts................       9         51,517,652       5.38          49.19        7.734         99
New Jersey...................       7         40,315,227       4.21          53.40        7.666        115
Georgia......................       8         38,612,845       4.04          57.44        7.575        111
Virginia.....................       5         37,374,117       3.91          61.34        7.412        116
Florida......................       8         33,429,866       3.49          64.84        8.001        119
Connecticut..................       4         31,333,743       3.27          68.11        8.062        103
Colorado.....................       4         29,451,258       3.08          71.19        8.146         97
                                  ---       ------------      -----                       -----        ---
    Totals/Wtd. Avg. ........     111       $681,159,635      71.19%                      7.697%       110
                                  ===       ============      =====                       =====        ===
Other........................      73       $275,673,564      28.81%                      7.731%       114

                                WEIGHTED AVERAGES
                               --------------------
                               U/W    CUT-OFF DATE
                               NCF    LOAN-TO-VALUE
STATE/REGION                   DSCR       RATIO
------------                   ----   -------------
Southern California..........  1.33x      70.57%
Northern California..........  1.36       65.95
Texas........................  1.31       74.28
New York.....................  1.27       70.58
Massachusetts................  1.29       68.56
New Jersey...................  1.28       73.43
Georgia......................  1.37       72.86
Virginia.....................  1.27       74.26
Florida......................  1.30       74.56
Connecticut..................  1.24       72.07
Colorado.....................  1.25       68.23
                               ----       -----
    Totals/Wtd. Avg. ........  1.31x      70.60%
                               ====       =====
Other........................  1.29x      74.27%

     The remaining mortgaged real properties securing mortgage loans that we intend to include in the trust are located throughout twenty-six other states. No more than 2.85% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other jurisdictions. Forty-five mortgaged real properties, securing 30.53% of the initial mortgage pool balance, are located in California. Seventeen of those California properties, securing 12.83% of the initial mortgage pool balance, are located in that portion of the state with a zip code of 94025 or higher; and 28 of those California properties, securing 17.70% of the initial mortgage pool balance, are located in that portion of the state with a zip code of 93906 or lower. These areas are referred to as Northern California and Southern California, respectively, in this prospectus supplement.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTI-PROPERTY MORTGAGE LOANS; RELEASE OF THE RELATED MORTGAGED REAL PROPERTY

     The mortgage pool will include eight mortgage loans that are collateralized by a total of nine mortgaged real properties and which represent 2.49% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties that are material security for the mortgage loans. For purposes of limiting state mortgage taxes, the amount of the mortgage encumbering any one of the mortgaged real properties securing a group of cross-collateralized mortgage loans or a multi-property mortgage loan may be limited to the appraised value or allocated loan amount of that property, which limits the extent to which proceeds from any particular mortgaged real property will be available to offset declines in the value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The following table identifies the various individual multi-property mortgage loans and cross-collateralized mortgage loan groups that we will include in the trust.

       CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTI-PROPERTY LOANS

                                                                                                 % OF INITIAL
                                                                                                   MORTGAGE
     CROSS-COLLATERALIZED MORTGAGE LOAN GROUP OR                        AGGREGATE CUT-OFF DATE       POOL
     MULTI-PROPERTY LOAN/PROPERTY NAME                RELATIONSHIP             BALANCE             BALANCE
     -------------------------------------------   ------------------   ----------------------   ------------
1.   Adil R. Elias Portfolio.................      Crossed Loan Group         $8,220,971             0.86%
     Midway Plaza
       4455-4461 West Vine Street
       6600-6602 International Drive
2.   Shingle Creek Portfolio.................      Crossed Loan Group         $7,487,696             0.78%
     6820 Shingle Creek Parkway
       6840 Shingle Creek Parkway
3.   Shady Oak I/Golden Valley II Portfolio...     Crossed Loan Group         $6,053,882             0.63%
     Shady Oak I
       Golden Valley II
4.   Newton & Wellesley Portfolio............      Multi-Property             $2,091,142             0.22%
                                                   Loan
     571 Washington Street
       739 Beacon Street

     With respect to the Shingle Creek Portfolio and the Shady Oak I/Golden Valley II Portfolio mortgage loans referred to in the foregoing table, collectively representing 1.41% of the initial mortgage pool balance, the related borrower may be able to obtain a release of one or more of the corresponding mortgaged real properties or material parcels and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions:

     - the pay down of the mortgage loan(s) in an amount equal to a specified amount allocated to the property or parcel to be released or the assumption of the mortgage loan; and/or

     - the satisfaction of debt service coverage ratio, loan-to-value ratio and lease termination schedule requirements for the property or parcel that will remain as collateral; and/or

     - the determination that the lender's risk of loss is not materially increased by such release or that the related borrower or purchaser of the mortgaged real property has provided the lender with adequate substitute collateral in the form of cash reserves; and/or

     - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Also, any mortgage loan secured by the Shady Oak I/Golden Valley II Portfolio or the Shingle Creek Portfolio may be defeased after the expiration of the applicable defeasance period, whereupon the mortgage on the related mortgaged real property would be released and the cross-collateralization would terminate as to that property. See "-- Terms and Conditions of the Mortgage Loans -- Defeasance Loans" below.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Fifteen separate groups of mortgage loans that we intend to include in the trust, consisting of a total of 37 mortgage loans, and representing a total of 20.36% of the initial mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A to this prospectus supplement as Related Mortgage Loan Group R1, which consists of two mortgage loans, representing 3.24% of the initial mortgage pool balance, and is controlled by B. Mark Fried. The next largest of these groups is identified on Annex A to this prospectus supplement as Related Mortgage Loan Group R2, which consists of two mortgage loans, representing 2.55% of the initial mortgage pool balance, and is controlled by Ta-Hsuing Wang, et al.

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED REAL
PROPERTY

     The mortgage pool will additionally include five mortgage loans, representing 2.34% of the initial mortgage pool balance, that permit a partial release of a material portion of the related mortgaged real property upon the satisfaction of certain legal and underwriting requirements. In the case of one mortgage loan, representing 0.58% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as 705 Westech Office Building, the related lender may permit a portion of the related mortgaged property to be subdivided from the remainder and released from the lien of the related mortgage without payment of a release price, thus allowing the development of an additional income producing office building on the released parcel free and clear of the lien of the related mortgage; provided, that the related borrower, among other things, (1) satisfies various legal criteria pertaining to the separation of the release parcel from the remainder of the property as a separately subdivided tax parcel with sufficient easements for access and parking, (2) provides a legal opinion to the effect that the partial release will not cause the trust in which the loan may be sold to fail to qualify as a REMIC, (3) obtains a certification from a specified appraisal firm and appraiser that the appraised value of the remaining property will be at least $7,600,000, (4) obtains a certification by the related loan servicer that the severance will not adversely affect the income or operations on the remaining property and (5) provides evidence from a rating agency stating that the severance will not adversely affect the rating of any securities issued in connection with the securitization of the related mortgage loan.

     The mortgage loan documents for another mortgage loan, representing 0.48% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Best Buy-Jacksonville, allow the subdivision of the related mortgaged property into two parcels of approximately 4.85 acres and 2.24 acres, respectively, and the release of the
2.24 acre parcel, which was as of the mortgage loan origination undeveloped except for parking, in connection with exercise of the tenant's right under the lease with Best Buy, Inc. to subdivide the mortgaged real property. The release of the 2.24 acre parcel will not require payment of a release price and will be allowed so long as no event of default exists upon satisfaction of certain specified legal criteria pertaining to the separation of the release parcel from the remainder of the property as a separately subdivided tax parcel with reasonable provision for access and parking.

     The mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as Lanier Commons Shopping Center, representing 0.26% of the initial mortgage pool balance, allows the release, without payment of a release price, of 0.536 acres of the mortgaged real property, leaving a remaining 7.379 acres secured by the related mortgage, so long as no event of default exists and an endorsement to the lender's title policy modifying the legal description is provided within twenty (20) days after the release. The mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as Shawnee Medical Office, representing 0.25% of the initial mortgage pool balance, allows the release, without payment of a release price, of a portion of the mortgaged real property upon satisfaction of a 1.27:1.00 debt service coverage ratio and a loan-to-value ratio (as pertaining to the remaining property) of 75% or less, provided that certain legal criteria are satisfied, neither the borrower nor guarantor have experienced adverse financial conditions and, if in the lender's opinion an adverse financial change has occurred to the tenants and successor tenants at the mortgaged real property, the related borrower provides an irrevocable standby letter of credit in an amount equal to 60% of the appraised value of the release parcel or 60% of the sales price of the release parcel.

     The mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as 125 Middlesex Turnpike, representing 0.77% of the initial mortgage pool balance, permits a release of a portion of the mortgaged real property and a release of such portion from the lien of the mortgage, in connection with the borrower's transfer of such release parcel to another entity, upon satisfaction of the following conditions, among others: (1) the borrower has reimbursed the lender for all costs and expenses in connection with such partial release, (2) the release parcel and the balance of the mortgaged real property will be legal parcels and in compliance with all applicable laws, codes and ordinances, (3) the release parcel will be a separate tax lot from the tax lot of the remaining mortgaged real property, (4) the remaining mortgaged real property will be in compliance with all applicable laws and all necessary variances will have been obtained, (5) all title policy endorsements have been obtained, (6) the remaining mortgaged real property continues to have the benefit of all easements, covenants, conditions and public and/or private streets as are necessary for the continued operation thereof, particularly with respect to access and egress, (7) certain debt service coverage ratio requirements have been satisfied after giving effect to the partial release and (8) if requested by the lender, the borrower has delivered rating agency confirmation that the release will not adversely affect the rating of any securities issued in connection with the securitization of the related mortgage loan.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates.   Subject, in some cases, to next business day conventions, all of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest.   In general, each of the
mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "-- ARD Loans" below, the ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.850% per annum to 9.170% per annum, and the weighted average of those mortgage interest rates was 7.707% per annum.

     Except if the ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     - a 360-day year consisting of twelve 30-day months.

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                                                                   WEIGHTED AVERAGES
                                            TOTAL       % OF INITIAL     MAXIMUM      -------------------------------------------
                             NUMBER OF   CUT-OFF DATE     MORTGAGE     CUT-OFF DATE   MORTGAGE     STATED     U/W
                             MORTGAGE     PRINCIPAL         POOL        PRINCIPAL     INTEREST   REMAINING    NCF    CUT-OFF DATE
ACCRUAL TYPE                   LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------------                 ---------   ------------   ------------   ------------   --------   ----------   ----   ------------
Actual/360 Basis...........     175      $950,422,186       99.33%     $20,851,862     7.708%       110       1.30x     71.79%
30/360 Basis...............       8         6,411,013        0.67        1,335,277     7.478        196       1.43      52.74
                                ---      ------------      ------      -----------     -----        ---       ----      -----
    Totals/Wtd. Avg........     183      $956,833,199      100.00%                     7.707%       111       1.30x     71.66%
                                ===      ============      ======                      =====        ===       ====      =====

     For purposes of the foregoing table, we have assumed that the ARD Loan matures on its anticipated repayment date.

     Balloon Loans.   One hundred seventy-three of the mortgage loans that we
intend to include in the trust, representing 98.68% of the initial mortgage pool balance, are characterized by --

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     All but one of these balloon mortgage loans currently provides for monthly amortization. One of these balloon loans, representing 0.63% of the initial mortgage pool balance, provides for payments of interest only for the first 24 months of the loan.

     ARD Loans.   One of the mortgage loans that we intend to include in the trust, representing 0.12% of the initial mortgage pool balance, is characterized by the following features:

     - A maturity date that is approximately 15 years following origination.

     - The designation of an anticipated repayment date that is ten years following origination. The anticipated repayment date for the ARD Loan is listed on Annex A to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is three months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of --

         1. its initial mortgage interest rate, plus

         2. a specified margin of one (1.00) percentage point.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, to the extent permitted by applicable law, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of the ARD Loan that we intend to include in the trust, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans.   Nine of the mortgage loans that we intend to
include in the trust, representing 1.20% of the initial mortgage pool balance, are characterized by --

     - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     However, none of these fully amortizing loans has either --

     - an anticipated repayment date, or

     - the associated repayment incentives.

     Amortization of Principal.   The tables below show the indicated
information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loan matures on its anticipated repayment date.

                               MORTGAGE LOAN TYPE

                                                                                                  WEIGHTED AVERAGES
                                                                                    ----------------------------------------------
                                                                                                STATED
                          NUMBER OF    AGGREGATE     % OF INITIAL      MAXIMUM                 REMAINING                CUT-OFF
                          MORTGAGE    CUT-OFF DATE   MORTGAGE POOL   CUT-OFF DATE   MORTGAGE     TERM      U/W NCF   DATE-TO-VALUE
LOAN TYPE                   LOANS       BALANCE         BALANCE        BALANCE        RATE      MONTHS      DSCR         RATIO
---------                 ---------   ------------   -------------   ------------   --------   ---------   -------   -------------
Balloon.................     172      $938,215,094       98.05%      $20,851,862     7.709%       110       1.30x        71.75%
Fully Amortizing........       9        11,482,215        1.20         5,071,203     7.355        214       1.33         60.99
Partial IO/Balloon......       1         6,026,000        0.63         6,026,000     7.960        113       1.27         78.26
ARD.....................       1         1,109,889        0.12         1,109,889     8.110        117       1.21         69.70
                             ---      ------------      ------       -----------     -----        ---       ----         -----
    Totals/Wtd. Avg. ...     183      $956,833,199      100.00%                      7.707%       111       1.30x        71.66%
                             ===      ============      ======                       =====        ===       ====         =====

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                             WEIGHTED AVERAGES
                                                                  ---------------------------------------
                                                                                  CALCULATED
                                                                    ORIGINAL       ORIGINAL
                       NUMBER OF      TOTAL       % OF INITIAL      TERM TO      AMORTIZATION
                       MORTGAGE    CUT-OFF DATE   MORTGAGE POOL   MATURITY/ARD       TERM       SEASONING
LOAN TYPE                LOANS       BALANCE         BALANCE        (MONTHS)       (MONTHS)     (MONTHS)
---------              ---------   ------------   -------------   ------------   ------------   ---------
Balloon..............     172      $938,215,094       98.05%
  Minimum............                                                  60            214            1
  Maximum............                                                 180            360           36
  Wtd. Avg. .........                                                 117            350            7
Fully Amortizing.....       9        11,482,215        1.20
  Minimum............                                                 168            168            3
  Maximum............                                                 240            240           36
  Wtd. Avg. .........                                                 234            232           20
Partial IO/Balloon...       1         6,026,000        0.63           120            360            7
ARD..................       1         1,109,889        0.12           120            246            3
                          ---      ------------      ------           ---            ---           --
    Totals/Wtd.
      Avg. ..........     183      $956,833,199      100.00%          118            349            7
                          ===      ============      ======           ===            ===           ==

                            WEIGHTED AVERAGES
                       ---------------------------
                                       CALCULATED
                        REMAINING      REMAINING
                         TERM TO      AMORTIZATION
                       MATURITY/ARD       TERM
LOAN TYPE                (MONTHS)       (MONTHS)
---------              ------------   ------------
Balloon..............
  Minimum............       53            202
  Maximum............      164            359
  Wtd. Avg. .........      110            344
Fully Amortizing.....
  Minimum............      142            142
  Maximum............      237            233
  Wtd. Avg. .........      214            212
Partial IO/Balloon...      113            360
ARD..................      117            243
                           ---            ---
    Totals/Wtd.
      Avg. ..........      111            342
                           ===            ===

     Voluntary Prepayment Provisions.   One hundred eighty-two of the mortgage
loans that we intend to include in the trust, representing 99.66% of the initial mortgage pool balance, provided as of the cut-off date for --

     - a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited, followed by

     - either --

         1. in 26 of those cases, representing 8.29% of the initial mortgage pool balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration, or

         2. in 156 of those cases, representing 91.38% of the initial mortgage pool balance, just by an open prepayment period.

     One of the mortgage loans that we intend to include in the trust, representing 0.34% of the initial mortgage pool balance, provided as of the cut-off date for --

     - a prepayment consideration period, followed by

     - an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application.

     The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as --

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     As described under "-- Defeasance Loans" below, 156 of the pooled mortgage loans, representing 91.38% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. Except as described below under "-- Defeasance Loans", none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out and/or Defeasance Periods.   One hundred eighty-two of
the mortgage loans that we intend to include in the trust, representing 99.66% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. For these mortgage loans --

     - the maximum remaining prepayment lock-out period as of that date, including any part of the relevant period during which a defeasance could occur, is 233 months,

     - the minimum remaining prepayment lock-out period as of that date, including any part of the relevant period during which a defeasance could occur, is eight months, and

     - the weighted average remaining prepayment lock-out period as of that date, including any part of the relevant period during which a defeasance could occur, is 101 months.

     Prepayment Consideration.   Twenty-seven of the mortgage loans that we
intend to include in the trust, representing 8.62% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid; or

     - as a percentage, which may decline over time, of the amount prepaid; or

     - as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates -- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions.   All of the mortgage loans
that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either --

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes; or

     - transfers of non-controlling ownership interests in the related borrower.

     Defeasance Loans.   One hundred fifty-six of the mortgage loans that we
intend to include in the trust, representing 91.38% of the initial mortgage pool balance, permit the borrower to deliver U.S. Treasury obligations or other government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that --

     - will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves.   One hundred seventy mortgage loans, representing
95.16% of the initial mortgage pool balance and that are secured by 171 mortgaged real properties, provide for monthly escrows for real estate taxes for those mortgaged real properties. One hundred fifty-four mortgage loans, representing 85.77% of the initial mortgage pool balance and that are secured by 155 mortgaged real properties, currently provide for monthly escrows for property insurance for those mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is typically the case that the property is occupied by a single tenant who is responsible for paying real estate taxes or insurance directly.

     One hundred fifty-six mortgage loans, representing 91.95% of the initial mortgage pool balance and that are secured by 157 mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. The amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any, are shown on Annex A to this prospectus supplement. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit for replacement reserves used to determine the annualized figure is the monthly escrow amount that was collected in April 2001. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     One hundred forty mortgaged real properties, securing 77.95% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. One hundred five of the mortgage loans, secured by 106 mortgaged real properties and representing 83.62% of the total cut-off date principal balance of mortgage loans secured by real properties for which tenant improvements and leasing commissions are applicable, provide for an initial escrow deposit or an ongoing monthly deposit for a tenant improvements and leasing commissions reserve. Shown in Annex A is the amount of funds deposited into the tenant improvements and leasing commissions reserve account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit or surety bond in lieu of a cash deposit.

     The monthly escrow deposit for tenant improvements and leasing commissions used to determine the annualized figure is the monthly escrow amount that was collected in April 2001. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly tenant improvement and leasing commission reserve upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     Holdbacks.   Six of the mortgage loans, representing 4.01% of the initial mortgage pool balance, provide for material performance holdbacks under which a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing, to be released upon the satisfaction of certain conditions by the borrower. Although there is no specific date by which the borrower is required to satisfy the specified conditions, in the event of any default by the borrower, the lender has the right, in addition to its other remedies, to use the escrowed monies to pay down the principal balance of the mortgage loan. In such event, the amount of principal repaid would be subject to a prepayment premium as specified in the related mortgage note.

     The achievement of the specified conditions necessary to release an escrowed holdback is typically contingent upon the performance of the related mortgaged real property, including an increase in the related mortgaged real property's net cash flow. If the specified conditions are not achieved, regardless of whether or not the escrowed holdback is used to pay down the principal balance of the mortgage loan, as described above, the borrower will still be required to pay a monthly debt service amount that is based upon the entire loan amount.

     For each of the six mortgage loans identified above, the Cut-off Date LTV Ratio is equal to the greater of (a) the related cut-off date principal balance, less the amount of the holdback, divided by the current "as is" appraised value of the mortgaged real property, or (b) the related cut-off date principal balance divided by the "stabilized" appraised value of the mortgaged real property. In addition, for each of the six mortgage loans identified above, the Maturity Date/ARD LTV Ratio is equal to the greater of (x) the related Loan Balance at Maturity/ARD, less the amount of the holdback, divided by the current "as is" appraised value of the mortgaged real property and (y) the Loan Balance at Maturity/ARD divided by the "stabilized" appraised value of the mortgaged real property. In general, the stabilized appraised value contained in the appraisal has certain conditions and assumptions that are consistent with the release conditions of the holdback for the related mortgage loan. In the event no stabilized appraised value was given in the appraisal, the current "as is" appraised value was used. These calculations, and the respective release conditions, are further described in the tables below:

                                              CUT-OFF                                                           STABILIZED
LOAN                                       DATE PRINCIPAL    LOAN BALANCE AT      HOLDBACK        APPRAISED     APPRAISED
NUMBER            PROPERTY NAME               BALANCE         MATURITY/ARD         AMOUNT           VALUE         VALUE
------   -------------------------------  ----------------   ---------------   ---------------   -----------   ------------
6604500  Bent Tree Apartments...........     $9,112,114        $8,311,153        $  923,000      $11,200,000   $ 11,500,000
7001021  Farm Glen Executive Park.......     $8,656,545        $7,784,894        $1,100,000      $12,600,000   not provided
6804469  Bowles Village Shopping             $8,126,305        $7,345,099        $1,000,000      $10,930,000   $ 15,280,000
         Center.........................
7001859  PharmaResearch Office               $4,989,726        $4,411,571        $  300,000      $6,460,000    $  6,600,000
         Building.......................
7001829  Wilburton Office Building......     $4,538,667        $4,033,354        $  325,000      $5,600,000    $  5,950,000
7000037  Harbor Center..................     $2,986,598        $2,667,562        $  190,000      $5,250,000    not provided

                                                                 CUT-OFF           CUT-OFF
                                              CUT-OFF        DATE PRINCIPAL    DATE PRINCIPAL     PRESENTED
                                           DATE PRINCIPAL     BALANCE LESS        BALANCE/         CUT-OFF
LOAN                                      BALANCE/CURRENT       HOLDBACK/        STABILIZED         DATE
NUMBER            PROPERTY NAME           APPRAISED VALUE    APPRAISED VALUE   APPRAISED VALUE    LTV RATIO
------   -------------------------------  ----------------   ---------------   ---------------   -----------
6604500  Bent Tree Apartments...........       81.36%             73.12%            79.24%          79.24%
7001021  Farm Glen Executive Park.......       68.70%             59.97%            68.70%          68.70%
6804469  Bowles Village Shopping               74.35%             65.20%            53.18%          65.20%
         Center.........................
7001859  PharmaResearch Office                 77.24%             72.60%            75.60%          75.60%
         Building.......................
7001829  Wilburton Office Building......       81.05%             75.24%            76.28%          76.28%
7000037  Harbor Center..................       56.89%             53.27%            56.89%          56.89%

                                                             LOAN BALANCE AT   LOAN BALANCE AT    PRESENTED
                                          LOAN BALANCE AT     MATURITY LESS       MATURITY/       MATURITY
LOAN                                      MATURITY/CURRENT      HOLDBACK/        STABILIZED       DATE/ARD
NUMBER            PROPERTY NAME           APPRAISED VALUE    APPRAISED VALUE   APPRAISED VALUE    LTV RATIO
------   -------------------------------  ----------------   ---------------   ---------------   -----------
6604500  Bent Tree Apartments...........       74.21%             65.97%            72.27%          72.27%
7001021  Farm Glen Executive Park.......       61.78%             53.05%            61.78%          61.78%
6804469  Bowles Village Shopping               67.20%             58.05%            48.07%          58.05%
         Center.........................
7001859  PharmaResearch Office                 68.29%             63.65%            66.84%          66.84%
         Building.......................
7001829  Wilburton Office Building......       72.02%             66.22%            67.79%          67.79%
7000037  Harbor Center..................       50.81%             47.19%            50.81%          50.81%

LOAN
NUMBER          LOAN/PROPERTY NAME                        CONDITIONS FOR HOLDBACK RELEASE
------    ------------------------------    ------------------------------------------------------------
6604500   Bent Tree Apartments..........    No event of default under loan documents and property
                                            achieves a 1.20x debt service coverage ratio for a period of three consecutive months.
7001021   Farm Glen Executive Park......    Borrower's entering into an acceptable lease renewal with
                                            Travelers, or the property's otherwise obtaining a 1.25x
                                            debt service coverage ratio for a period of six consecutive months.
6604469   Bowles Village Shopping           To be released in three (3) increments of $500,000 each. The
          Center........................    first increment is to be released when Borrower presents
                                            fully executed leases for at least 50% of the proposed new construction or completes the exterior shell of the new
                                            construction (released based on completion of construction).
                                            The second increment is to be released on the second of the above items to occur. The third increment is to be released when the new tenants have taken possession of the new
                                            construction space, are paying rent, and the overall debt
                                            coverage ratio for the property is 1.50x or greater.
7001859   PharmaResearch Office             Property must meet 1.25x debt service coverage ratio and a
          Building......................    95% occupancy for a period of six consecutive months.
7001829   Wilburton Office Building.....    The new 1,500 square foot office building located on the
                                            property has been fully leased for a term no less than five
                                            (5) years and consistent with the underwriting requirements of the loan; (b) the new tenant(s) has or have occupied the
                                            1,500 square foot office building pursuant to the lease
                                            between the new tenant(s) and Borrower; and (c) the new
                                            tenant(s) has or have paid at least one month's rent.
7000037   Harbor Center.................    Property achieves a 1.30x debt service coverage ratio for a period of three consecutive months based on current rents, current annualized expenses, underwritten vacancy,
                                            management fees, capital reserves, and projected ground rent expense of $395,000.

     Delinquencies.   None of the mortgage loans that we intend to include in
the trust were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

     Tenant Matters.   Described and listed below are special considerations
regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust --

     - One hundred-eighteen of the mortgaged real properties, securing 65.32% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     Ground Leases.   One of the mortgage loans that we intend to include in the trust, representing 0.31% of the initial mortgage pool balance, is secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property identified on Annex A as Harbor Center, but not on the fee interest in that property. In that case, the term of the related ground lease, after giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan. The ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee.

     Additional and Other Financing.   We are aware of one mortgage loan that we
intend to include in the trust, representing 1.28% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Summit Ridge Business Park, as to which the related borrower currently has debt outstanding, in addition to the related pooled mortgage loan, trade receivables, equipment financing and other debts incurred in the ordinary course of business. That outstanding unsecured debt is in the amount of $4,700,000. In the case of that mortgage loan, the junior creditor is an affiliate of the related borrower and has entered into a subordination agreement with the lender which, among other things, provides that the unsecured debt is subordinate to the related mortgage loan and is to be paid solely from excess cash flow, that the junior creditor will take no enforcement action with respect to the unsecured debt while the related mortgage loan is outstanding, and that the junior creditor assigns its right, title and interest in the unsecured debt to the mortgage lender as additional security for the related mortgage loan.

     Twenty-two mortgage loans that we intend to include in the trust, representing 4.62% of the initial mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. In addition, in the case of one mortgage loan, representing 1.25% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Crossroads Shopping Center, the related mortgage loan documents specifically permit unsecured affiliate debt if approved by the lender, the lender's counsel and the rating agencies designated by the lender. The related mortgage loan documents provide that the amount and terms of any such affiliate debt shall not adversely affect the credit rating or subordination levels assigned to the mortgage loan by the rating agencies.

     In the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of five mortgage loans, representing 3.33% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

     In the case of one mortgage loan, representing 1.13% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as 95 Metcalf Square, the related borrower's sole member was permitted to obtain mezzanine debt from Principal Life Insurance Company in the total principal amount of $1,500,000.00, which is secured by the member's 100% membership interest in the related borrower. The related mortgage loan seller has executed an intercreditor agreement with the mezzanine lender, which gives cure rights to the mezzanine lender and permits the mezzanine lender under certain circumstances to exercise remedies against the collateral for the mezzanine loan.

     In the case of each of three mortgage loans, representing 0.79%, 0.49% and 0.34%, respectively, of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Waldbaums Supermarket (A&P) - Lindenhurst, NY, Fresh Fields Supermarket (A&P) - Ocean City, NJ and Waldbaums Supermarket (A&P) - Valley Stream, NY, respectively, the sole member of each related borrower obtained an $8,418,080 loan from Woodmen of World Life Insurance Society and/or Omaha Woodmen Life Insurance Society, which is secured by a pledge of 100% of the membership interest in each such related borrower, including the grant of a security interest in all sums distributed to each such related borrower. The related mortgage loan seller and the related mezzanine lender have entered into a subordination and intercreditor agreement, pursuant to which the related mezzanine lender agreed to subordinate its loan in priority and payment to the lien of the related mortgage lender.

     In the case of the mortgage loan secured by the mortgaged real property known as 2282-2286 Broadway, representing 0.57% of the initial mortgage pool balance, the related mortgage permits an existing pledge agreement in favor of The Bank of New York or other institutional lender and a transfer to The Bank of New York or other institutional lender of the membership or partnership interests in the related borrower.

     While the mezzanine lender in each of these cases has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of one mortgage loan, representing 1.96% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as 90 William Street, the related lender may, in its sole discretion, permit mezzanine financing so long as the related borrower provides the lender with documentation evidencing that (1) after giving effect to the mezzanine financing, certain loan-to-value ratio and debt service coverage ratio criteria will be satisfied, (2) the proposed mezzanine lender has entered into a subordination and standstill agreement satisfactory to the lender, (3) there is no default under the mortgage loan documents and, after giving effect to the mezzanine financing, there will not be a default under the mortgage loan documents and (4) the borrower has paid all costs and expenses incurred by the lender in connection with any request for such financing. The lender's consent to the mezzanine financing cannot be unreasonably withheld, however, if the borrower delivers rating agency confirmation that the proposed mezzanine financing will not adversely affect the rating of any securities issued in connection with the securitization of the related mortgage loan, together with a nonconsolidation opinion acceptable to such rating agency.

     Except as disclosed under this "-- Additional and Other Financing" subsection and "Risk Factors -- Risks Related to the Underlying Mortgage
Loans -- Some of the Underlying Borrowers Have Incurred Other Debt" and
"-- Risks Related to the Underlying Mortgage Loans -- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding or whether the principals of those borrowers have any other mezzanine debt outstanding.

UNDERWRITING MATTERS

     General.   In connection with the origination of each of the mortgage loans that we intend to include in the trust, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports.   Except for one mortgaged real property, securing
0.09% of the initial mortgage pool balance and for which a limited scope environmental assessment was performed, a third-party environmental consultant conducted or updated a Phase I environmental study meeting ASTM standards for each mortgaged real property securing a mortgage loan that we intend to include in the mortgage pool. The resulting Environmental Reports were prepared --

     - in the case of 136 mortgaged real properties, securing 80.82% of the initial mortgage pool balance, during the 12-month period ending on June 30, 2001,

     - in the case of 27 mortgaged real properties. securing 14.20% of the initial mortgage pool balance, during the 12-month period ending on June 30, 2000, and

     - in the case of 21 mortgaged real properties, securing 4.98% of the initial mortgage pool balance, on or before June 30, 1999.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint, lead in drinking water and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigation identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the related loan documents then required --

     - the establishment of an operation and maintenance plan to address the issue, or

     - an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower:

     1. to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to provide environmental insurance.

     However, some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In a few cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional cleanup.

     In a few cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because the responsible party or parties with respect to that condition had already been identified, or because the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property, or because the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation. However, there can be no assurance that he responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that --

     - the subject mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the subject mortgaged real property was limited,

     - the person or persons responsible for remediation had been identified, or

     - no evidence suggested adverse environmental impact to the subject mortgaged real property.

In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site

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assessments referred to in this "-- Environmental Reports" subsection and has not been independently verified by --

     - us,

     - any of the mortgage loan sellers,

     - any of the underwriters,

     - the master servicer,

     - the special servicer,

     - the trustee, or

     - the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance.   In the case of three mortgaged real properties,
collectively securing 2.34% of the initial mortgage pool balance and identified on Annex A to this prospectus supplement as 125 Middlesex Turnpike, 390 North Moorpark Road and 1212 Boston Post Road respectively, the related mortgage loan seller has obtained or is obtaining, or has or will have the benefit of, and there will be assigned to the trust, an impaired property policy covering select environmental matters. In each of those cases, the environmental insurance policy is an individual policy that insures only the related mortgaged real property. The premium for each of those environmental insurance policies has been or, as of the date of the initial issuance of the series 2001-C1 certificates, will be paid in full.

     Each of the individual environmental insurance policies referred to in the prior paragraph provides or will provide coverage for the following losses, subject to the applicable deductibles and coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the insured for the outstanding principal balance of the subject mortgage loan on the date of default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the related mortgaged real property, the insurer will defend against and pay that claim; and

     - if the insured enforces the related mortgage instrument, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on, under or are emanating from the acquired mortgaged real property, provided that the insured reported conditions to the appropriate governmental agency in accordance with applicable law.

     Each policy requires that the insured report a claim as soon as possible, but not later than 45 days after certain events.

     The policies do not provide coverage for the following, in addition to other excluded matters:

     - claims arising out of conditions involving lead-based paint or asbestos;
       or

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued.

     The environmental insurance policy for the 390 North Moorpark Road property:

     - has a policy period that runs from March 22, 2001 to March 22, 2014;

     - provides for a per loss limit of $10,510,000 and a total limit on liability of $10,510,000;

     - has no deductible; and

     - has been issued by American International Specialty Lines Insurance Company.

     The environmental insurance policy for the 125 Middlesex Turnpike property:

     - has a policy period that runs from January 11, 2001 to January 11, 2011;

     - provides for a per loss limit of $9,218,750 and a total limit on liability of $9,218,750;

     - has no deductible; and

     - has been issued by American International Specialty Lines Insurance Company.

     The environmental insurance policy for the 1212 Boston Post Road property:

     - has a policy period that runs from March 1, 2000 to March 1, 2015;

     - provides for a per loss limit of $8,650,000 and a total limit on liability of $8,650,000;

     - has no deductible; and

     - has been issued by American International Specialty Lines Insurance Company.

     Property Condition Assessments.   One hundred eighty-two mortgaged real
properties, securing 99.53% of the initial mortgage pool balance, were inspected by professional engineers or architects. One hundred forty-three of those mortgaged real properties, securing 83.18% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Twenty-three of those mortgaged real properties, securing 12.78% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Sixteen mortgaged real properties, securing 3.57% of the initial mortgage pool balance were inspected prior to the 24-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required --

     - to carry out necessary repairs or replacements, and

     - in some instances, to establish reserves, generally in the amount of 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     One mortgaged real property, securing 0.10% of the initial mortgage pool balance, is solely secured by the borrower's fee interest in the land that constitutes the related mortgaged real property. The borrower has leased that land to a third party pursuant to a ground lease, and that third party owns the improvements on that mortgaged real property. An inspection of that mortgaged real property, therefore, was not required.

     Appraisals and Market Studies.   An independent appraiser that is
state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A to this prospectus supplement. For 150 mortgaged properties, securing 83.75% of the initial mortgage pool balance, the appraised value is as of a date during the 12-month period preceding the cut-off date. For 23 mortgaged real properties, securing 12.26% of the initial mortgage pool balance, the appraised value is as of a date during the 12- to 24-month period preceding the cut-off date. For 11 mortgaged real properties, securing 3.99% of the initial mortgage pool balance, the appraised value is as of a date prior to the 24-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     Except for two mortgaged properties, securing 0.34% of the initial mortgage pool balance, the appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance.   Each mortgage loan seller has, with
respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered --

     - legal opinions or zoning consultant's reports,

     - certifications from, and/or discussions with, government officials,

     - information contained in appraisals, surveys and site plan,

     - title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers,

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

in determining whether the mortgaged real properties were in compliance. No mortgage loan seller has notice of any material existing violations with respect to the mortgaged real properties securing its pooled mortgage loans.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that one or more of the following apply:

     - the extent of the nonconformity is not material;

     - sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     - the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that the conclusions of any of the mortgage loan sellers in this regard are correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance.   Although exceptions exist, the
loan documents for each of the mortgage loans we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - except in the case of mobile home parks, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of --

         1. the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of --

         1. the outstanding principal balance of the related mortgage loan,

         2. the full insurable value of the insured property, and

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

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders;

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for, in most cases, at least 12 months -- and, in all cases, at least six months -- or, alternatively, in an amount as may be required by the lender; and

     - if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Uninsured Loss; Sufficiency of Insurance," windstorm insurance, except that with respect to one mortgage loan, representing 0.14% of the initial mortgage pool balance and identified on Annex A to this prospectus supplement as San Jacinto Manor, such windstorm insurance was not obtained.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. Sixty mortgaged real properties, securing 34.90% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In all of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of four mortgaged real properties, securing 4.42% of the initial mortgage pool balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In each of these cases, the related originator required the borrower to obtain earthquake insurance. However, because the studies did not all use the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered to not have a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

THE MORTGAGE LOAN SELLERS

     General.   We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp -- 71 mortgage loans, representing 45.82% of the initial mortgage pool balance;

     - Greenwich Capital Financial Products, Inc. -- 61 mortgage loans, representing 35.12% of the initial mortgage pool balance; and

     - Artesia Mortgage Capital Corporation -- 51 mortgage loans, representing 19.06% of the initial mortgage pool balance.

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Salomon Brothers Realty Corp.   SBRC is a New York corporation primarily
engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is --

     - a direct, wholly owned subsidiary of Salomon Brothers Holding Inc., and

     - an affiliate of both us and Salomon Smith Barney Inc.

     Greenwich Capital Financial Products, Inc.   GCFP is a Delaware corporation
and is engaged principally in the origination, purchase, sale and financing of residential and commercial mortgage loans, consumer receivables and other financial assets. GCFP also provides advisory services to originators and servicers of those assets. The majority of the assets originated or purchased by Greenwich are securitized and sold as mortgage-backed or asset-backed securities through its affiliates. GCFP's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830. GCFP is --

     - an indirect wholly-owned subsidiary of The Royal Bank of Scotland Plc., and

     - an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.

     Artesia Mortgage Capital Corporation.   AMCC is a Delaware corporation
engaged in the business of originating and servicing U.S. commercial mortgage loans and the acquisition of U.S. commercial mortgage-backed securities and residential mortgages for its own account. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Artesia Banking Corporation N.V./S.A., which is a major bank located in Brussels, Belgium.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer its pooled mortgage loans to us, and we will transfer all of the pooled mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the transfers referred to in the prior paragraph, each mortgage loan seller will be required to deliver the following documents, among others, to the trustee or a custodian on its behalf with respect to each of its pooled mortgage loans:

     - either --

         1. the original promissory note, endorsed without recourse to the order of the trustee, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - either --

         1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information, or

         2. a certified copy of that assignment as sent for recording;

     - either --

         1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information, or

         2. a certified copy of that assignment as sent for recording;

     - originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked as binding and countersigned by, or accompanied by escrow instructions that are signed by, the title insurer or its authorized agent at the closing of the mortgage loan; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2001-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's or a custodian's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. Neither the trustee nor any custodian on the trustee's behalf will have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If --

     - any of the above-described documents required to be delivered by any mortgage loan seller to the trustee or its custodian is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the interests, including any economic interest, of the series 2001-C1 certificateholders, or any of them, in, or the value of, the subject mortgage loan, then the omission or defect will constitute a material document defect as to which the series 2001-C1 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under "-- Cures and Repurchases" below.

     Within a specified period following the later of --

     - the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee or its custodian,

the trustee or other specified party, which may be the related mortgage loan seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

     The representations and warranties to be made by each mortgage loan seller with respect to each of its pooled mortgage loans will include:

     - Each borrower under a mortgage loan was at the time of origination thereof either a natural person or an entity organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

     - No scheduled payment of principal and interest due under any mortgage loan in July 2001 or in any month in the twelve-month period immediately preceding July 2001 is or was 30 days or more delinquent, without giving effect to any applicable grace period,

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

     - No mortgage loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related mortgaged real property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related mortgaged real property, or provides for interest-only payments without principal amortization, other than for the initial partial month period between the date of the origination of the mortgage loan and the first day of the immediately succeeding month and other than in the case of one balloon mortgage loan with an initial 24-month interest-only period. No mortgage loan provides for the negative amortization of interest, except that the one ARD Loan provides that, during the period commencing on or about the related anticipated repayment date and continuing until the mortgage loan is paid in full, (a) additional interest will accrue and may be compounded monthly and will be payable only after the outstanding principal of such mortgage loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by the related mortgaged real property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related monthly payment.

     - Each mortgage loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     - To the extent required under applicable law to assure the enforceability of a mortgage loan, as of such mortgage loan's funding date and at all times when it held such mortgage loan, the originator of such mortgage loan was authorized to do business in the jurisdiction in which the related mortgaged real property is located.

     - The proceeds of each mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property, and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for that purpose, which requirements were to have been complied with on or before the date of original issuance of the series 2001-C1 certificates, have been complied with in all material aspects or any such funds so escrowed have not been released, provided that, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred.

     - Each mortgage note, mortgage, and other agreement executed by or on behalf of the related borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation, enforceable in accordance with its terms, except as such enforcement may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and
       (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (a) and (b), such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related borrower with respect to such mortgage note, mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. The mortgage loan seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

     - The mortgage related to and delivered in connection with each mortgage loan is properly recorded in the applicable jurisdiction and constitutes a valid and, subject to the exceptions and limitations referred to in the prior bullet, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and encumbrances, except for Permitted Encumbrances. Such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by such mortgage or adversely effect the value or marketability of the mortgaged real property.

     - In the case of each mortgage loan, one or more engineering assessments were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, the related mortgaged real property, to the mortgage loan seller's knowledge, was as of origination, and, to the mortgage loan seller's actual knowledge, is as of the date of the original issuance of the series 2001-C1 certificates, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. Except in the case of one mortgage loan, representing 0.53% of the initial mortgage pool balance, if an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions either (1) an escrow of funds was required or a letter of credit was obtained in an amount sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. To the mortgage loan seller's knowledge, as of the date of origination of such mortgage loan, there was no proceeding pending, and, to the mortgage loan seller's actual knowledge, no such proceeding for the condemnation of all or any material portion of the mortgaged real property securing any mortgage loan has been noticed or commenced. As of the date of the origination of each mortgage loan: (a) all of the material improvements on the related mortgaged real property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance or that do not materially and adversely affect the value or marketability of such mortgaged real property, and (b) no improvements on adjoining properties materially encroached upon such mortgaged real property so as to materially and adversely affect the value or marketability of such mortgaged real property, except those encroachments that are insured against by the lender's title insurance.

     - Immediately prior to the transfer of the mortgage loans, the mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of any and all pledges, liens, claims, charges, security interests, participation interests and/or other interests and encumbrances. The sale of the mortgage loans does not require the mortgage loan seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     - If the mortgage for any mortgage loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the mortgage loan seller, us or any transferee thereof except in connection with a trustee's sale after default by the related borrower or in connection with any full or partial release of the related mortgaged real property or related security for such mortgage loan and all such fees and expenses are the obligation of the borrower under the mortgage.

     - No mortgaged real property is the subject of, and no borrower under a mortgage loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     - The interest of the related borrower in the mortgaged real property securing each mortgage loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     - The servicing and collection practices used with respect to each mortgage loan in all material respects have met customary standards utilized by prudent commercial or multifamily, as applicable, mortgage loan servicers with respect to whole loans.

     If --

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the interests, including any economic interest, of the series 2001-C1 certificateholders, or any of them, in, or the value of, the subject mortgage loan,

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then that breach will be a material breach as to which the series 2001-C1 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under "-- Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust, as discussed under "-- Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "-- Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will generally be required either:

     - to remedy the material breach or the material document defect in all material respects; or

     - to repurchase the affected mortgage loan, whether or not foreclosed, at a price generally equal to the sum of --

         1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

         4. any costs and expenses incurred by the trustee, the master servicer or the special servicer in connection with the repurchase.

     The time period within which a mortgage loan seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to as much as an additional 90 days to complete that remedy or repurchase.

     Notwithstanding the discussion above, on or after January 30, 2003, if --

     - any mortgage loan seller receives notice of a material document defect with respect to any of its mortgage loans that were sold to us for inclusion in the trust, and

     - that material document defect results from the trustee's or its custodian's not being in possession of an original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the trustee with respect to the subject mortgage loan as described under "-- Assignment of the Underlying Mortgage Loans" above, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2001-C1 controlling class representative, in lieu of repurchasing the subject mortgage loan, deliver to the master servicer either cash or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The master servicer will be authorized to apply that cash or draws on that letter of credit to cover expenses and/or losses resulting from that material document defect, any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the special servicer. The master servicer will return the unused portion of that cash or letter of credit to the applicable mortgage loan seller at such time as that material document defect is cured in all material respects or the subject mortgage loan is removed from the trust.

     The obligations of each mortgage loan seller described above in this "-- Cure and Repurchase" section will, in the absence of a default under these obligations, constitute the sole remedy available to the series 2001-C1 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the related mortgage loan seller will be permitted, with the consent of the series 2001-C1 controlling class representative, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of --

     - determining the materiality of the subject breach or document defect, and

     - the exercise of the relevant remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing of the mortgage loans in the trust. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any REO Properties owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with --

     - any and all applicable laws,

     - the express terms of the pooling and servicing agreement,

     - the express terms of the respective pooled mortgage loans, and

     - to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of --

     - all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

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

     The special servicer will generally be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the certificate administrator required to be collected or prepared with respect to any specially serviced assets. The master servicer may also render other incidental services with respect to any specially serviced assets. In addition, the special servicer will have various approval rights regarding the release of earn-out funds, certain modifications, management company changes, franchise changes and waivers of "due-on-sale" and "due-on-encumbrance" clauses with respect to non-specially serviced mortgage loans in the trust. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Initial Master Servicer.   Midland Loan Services, Inc. will be the
initial master servicer with respect to the mortgage pool. Midland, a wholly-owned subsidiary of PNC Bank, N.A., was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets.

     Midland's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of June 30, 2001, Midland was servicing approximately 14,797 commercial and multifamily loans with a principal balance of approximately $62.2 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 10,625 of the loans, with a total principal balance of approximately $44.8 billion, pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties.

Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     - financial institutions,

     - private investors, and

     - issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch and S&P. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(TM), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2001-C1 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(TM) through Midland's website, "www.midlandls.com." Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(TM). Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Initial Special Servicer.   ORIX Real Estate Capital Markets, LLC will
be acting as the initial special servicer under the series 2001-C1 pooling and servicing agreement. ORIX is an indirect subsidiary of ORIX Corporation, a Tokyo-based international financial services company (NYSE listing: IX). ORIX manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with a total principal balance, as of June 30, 2001, of approximately $46.3 billion, the collateral for which is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of May 31, 2001, ORIX served as the named special servicer on 89 securitized transactions encompassing in excess of 16,000 loans, with a total principal balance of approximately $57.1 billion. ORIX's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this prospectus supplement concerning ORIX has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of the information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee.   The principal compensation to be paid to the
master servicer with respect to its master servicing activities will be the master servicing fee.

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

     The master servicing fee:

     - will be earned with respect to each and every mortgage loan, including --

         1. each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

         3. each mortgage loan that has been defeased, and

     - in the case of each mortgage loan, will --

         1. accrue at a master servicing fee rate, which for purposes of this prospectus supplement includes any related primary servicing fee rate(s), equal to the related Administrative Fee Rate minus 0.25 basis points,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law,

         3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan, and

         4. be payable monthly from amounts received in respect of interest on that mortgage loan.

     If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, then the successor master servicer will pay to Midland or its designee, and the series 2001-C1 certificate holders will not receive any portion of, the excess master servicing fee.

     Additional Master Servicing Compensation.   As additional master servicing
compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the pooled mortgage loans.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest collected with respect to any pooled mortgage loan during any collection period and not otherwise applied --

         1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that particular mortgage loan,

         2. to reimburse the trust for any interest on advances that were made with respect to that particular mortgage loan, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, or

         3. to pay, or to reimburse the trust for, any other expenses (exclusive of special servicing fees, workout fees and liquidation fees) incurred with respect to that particular mortgage loan that, if paid from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, is or will be an Additional Trust Fund Expense; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all escrow and reserve accounts maintained by it, in Permitted Investments. See "-- Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the respective borrowers and will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Prepayment Interest Shortfalls.   The pooling and servicing agreement
provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period; and

     - the sum of --

         1. the total of all Prepayment Interest Excesses, if any, collected with respect to the mortgage pool during that collection period, and

         2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that payment date. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates -- Payments -- Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation.   The principal compensation to
be paid to the special servicer with respect to its special servicing activities will be --

     - the special servicing fee,

     - the workout fee, and

     - the liquidation fee.

     The Special Servicing Fee.   The special servicing fee:

     - will be earned with respect to --

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each mortgage loan described in the foregoing bullet point, will --

         1. accrue at a special servicing fee rate of 0.25% per annum,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan; and

     - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee.   The special servicer will, in general, be entitled to
receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2001-C1 certificateholders.

     The Liquidation Fee.   The special servicer will be entitled to receive a
liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee normally will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase of any mortgage loan in the trust by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement, or the application of any cash or draws on a letter of credit delivered by a mortgage loan seller in lieu of such a repurchase, also as described under "Description of the Mortgage
       Pool -- Cures and Repurchases";

     - the purchase of any REO Property in the trust by the special servicer or any holder or holders of certificates of the series 2001-C1 controlling class, as described under "-- Realization Upon Defaulted Mortgage Loans" below;

     - the purchase of any defaulted mortgage loan in the trust by the special servicer or any holder or holders of certificates of the series 2001-C1 controlling class, as described under "-- Realization Upon Defaulted Mortgage Loans" below, during the first 75 days of the purchase option period; or

     - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2001-C1 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2001-C1 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates -- Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-C1 certificateholders.

     Additional Special Servicing Compensation.   The following items collected
on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest collected with respect to any pooled mortgage loan during any collection period and not otherwise applied --

         1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that particular mortgage loan,

         2. to reimburse the trust for any interest on advances that were made with respect to that particular mortgage loan, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan,

         3. to pay, or to reimburse the trust for, any other expenses -- exclusive of special servicing fees, workout fees and liquidation fees -- incurred with respect to that particular mortgage loan that, if paid from a source of funds other than late payment charges and Default Interest collected on that particular mortgage loan, is or will be an Additional Trust Fund Expense; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "-- REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     Payment of Expenses; Servicing Advances.   Each of the master servicer and
the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the master servicer will reimburse the special servicer on a monthly basis for

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any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2001-C1 certificateholder. The master servicer must make the requested servicing advance within five business days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the pooled mortgage loans and any related REO Properties that are on deposit in the master servicer's collection account from time to time.

     The pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the

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payment is in the best interests of the series 2001-C1 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable --

     - first, out of any late payment charges and Default Interest collected on the pooled mortgage loan as to which that servicing advance was made, and

     - then, after the advance has been reimbursed, but only if and to the extent that the late payment charges and Default Interest referred to in clause first above that has been collected through the date of that reimbursement has been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently collected on the pooled mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

DESIGNATED SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

THE SERIES 2001-C1 CONTROLLING CLASS REPRESENTATIVE

     Series 2001-C1 Controlling Class.   As of any date of determination, the
controlling class of series 2001-C1 certificateholders will be the holders of the most subordinate class of series 2001-C1 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-C1 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-C1 certificateholders will be the holders of the most subordinate class of series 2001-C1 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero. For the purpose of determining the series 2001-C1 controlling class, the class A-1 and A-2 certificates will represent a single class.

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     Election of the Series 2001-C1 Controlling Class Representative.   The
series 2001-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C1 controlling class, will be entitled to --

     - select a representative having the rights and powers described under "-- The Series 2000-C1 Controlling Class Representative -- Rights and Powers of the Series 2001-C1 Controlling Class Representative" below, or

     - replace an existing series 2001-C1 controlling class representative.

     The certificate administrator will be required to notify promptly all the certificateholders of the series 2001-C1 controlling class that they may select a series 2001-C1 controlling class representative upon:

     - the receipt by the certificate administrator of written requests for the selection of a series 2001-C1 controlling class representative from series 2001-C1 certificate-holders entitled to a majority of the voting rights allocated to the series 2001-C1 controlling class;

     - the resignation or removal of the person acting as series 2001-C1 controlling class representative; or

     - a determination by the certificate administrator that the series 2001-C1 controlling class has changed.

The notice will explain the process for selecting a series 2001-C1 controlling class representative. The appointment of any person as a series 2001-C1 controlling class representative will not be effective until:

     - the certificate administrator has received notice, in any form acceptable to the certificate administrator, that the appointment of that person as series 2001-C1 controlling class representative is acceptable to series 2001-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C1 controlling class; and

     - that person provides the certificate administrator with --

         1. written confirmation of its acceptance of its appointment,

         2. written confirmation that it will keep confidential any information that it receives as series 2001-C1 controlling class representative,

         3. an address and telecopy number for the delivery of notices and other correspondence, and

         4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2001-C1 Controlling Class Representative. The series 2001-C1 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series 2001-C1 controlling class. The series 2001-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C1 controlling class, will be entitled to remove any existing series 2001-C1 controlling class representative by giving written notice to the certificate administrator and to the existing series 2001-C1 controlling class representative.

     Rights and Powers of the Series 2001-C1 Controlling Class
Representative.   The series 2001-C1 controlling class representative will be entitled to advise the special servicer with respect to the following actions of the special servicer. In addition, the special servicer will, in general, not be permitted to take any of the following actions as to which the series 2001-C1 controlling class representative has objected in writing within five business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a mortgage loan in the trust;

     - any proposed sale of an REO Property out of the trust for less than the outstanding principal balance of, and accrued interest -- exclusive of any Default Interest and Post-ARD Additional Interest -- on, the related mortgage loan, other than in connection with the termination of the trust as described under "Description of the Offered
       Certificates -- Termination" in this prospectus supplement;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

     - any release of collateral for a mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2001-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the series 2001-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-C1 controlling class representative, as contemplated by either of the two preceding paragraphs, may:

     - require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

     - result in an adverse tax consequence for the trust;

     - expose the trust, us, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's responsibilities under the pooling and servicing agreement.

     The special servicer is to disregard any advice, direction or objection on the part of the series 2001-C1 controlling class representative that would have any of the effects described in the immediately preceding four bullet points.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2001-C1 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if --

     - the special servicer has, as described in the first paragraph under this "-- Rights and Powers of the Series 2001-C1 Controlling Class Representative" subsection, notified the series 2001-C1 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

     - for 60 days following the first of those notices, the series 2001-C1 controlling class representative has objected to all of those proposed actions and has failed to suggest or agree to any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2001-C1 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers.   In general, any and all expenses of the series
2001-C1 controlling class representative are to be borne by the holders of the series 2001-C1 controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2001-C1 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular pooled mortgage loan, the series 2001-C1 controlling class representative is to immediately notify the trustee, the certificate administrator, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2001-C1 controlling class representative, but only if --

     - the special servicer or the trust are also named parties to the same action, and

     - in the judgment of the special servicer,

         1. the series 2001-C1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

         2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 2001-C1 controlling class representative.

     Liability to the Trust and Certificateholders.   The series 2001-C1
controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2001-C1 certificates other than the series 2001-C1 controlling class. It may act solely in the interests of the certificateholders of the series 2001-C1 controlling class and will have no liability to any other series 2001-C1 certificateholders for having done so. No series 2001-C1 certificateholder may take any action against the series 2001-C1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2001-C1 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2001-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C1 controlling class may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series 2001-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C1 controlling class, may appoint a successor. See "-- Events of Default" and "-- Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of --

     1. written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-C1 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion

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

of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of series 2001-C1 certificate holders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the successor special servicer or the series 2001-C1 certificateholders that voted to remove the terminated special servicer, as the parties may agree. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2001-C1

     If the controlling class of series 2001-C1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled --

     - to receive all notices described under "-- The Series 2001-C1 Controlling Class Representative" and "-- Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "-- The Series 2001-C1 Controlling Class Representative" and "-- Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2001-C1 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "-- The Series 2001-C1 Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, if the subject pooled mortgage loan and any related pooled mortgage loans have a total cut-off date principal balance exceed a specified amount, then, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or any due-on-sale clause, unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of

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any of the then-current ratings then assigned by the rating agency to the series
2001-C1 certificates. Furthermore, the master servicer may not effect any such waiver without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     - modify, waive or amend any term of any mortgage loan;

     - extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "-- The Series 2001-C1 Controlling Class Representative" and "-- Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

     - With limited exception generally involving the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged property and grants of easements that do not materially affect the use or value of the mortgaged property, in any event with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

     - With limited exception generally involving the waiver of Default Interest, late payment charges and, as described below in this "-- Modifications, Waivers, Amendments and Consents" section, Post-ARD Additional Interest, the special servicer may not agree to, or consent to the master servicer's agreeing to, modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust, if doing so would --

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

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

         2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

      unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-C1 certificateholders, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend, or consent to the master servicer's extending, the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of --

         1. the fifth anniversary of the mortgage loan's original stated maturity date,

         2. two years prior to the rated final payment date for the series 2001-C1 certificates,

         3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

         4. if the mortgage loan is not a specially serviced mortgage loan, the 90th day following the mortgage loan's maturity date, as that maturity date may have been previously extended.

     - Neither the special servicer nor the master servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would --

         1. cause any of REMIC I, REMIC II, REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II, REMIC III under the Internal Revenue Code, or

         3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code;

     - Neither the special servicer nor the master servicer may permit, and the special servicer may not consent to the master servicer's permitting, any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first --

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that --

              (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

              (b) there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

         2. received confirmation from each of Moody's and S&P that the addition or substitution of the subject real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-C1 certificates.

     - Subject to limited exceptions, neither the special servicer nor the master servicer may release, and the special servicer may not consent to the master servicer's releasing, any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan, unless, among other things, the master servicer or the special servicer, as applicable, has received confirmation from each of Moody's and S&P that the release of that collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-C1 certificates.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "-- Modifications, Waivers, Amendments and Consents" section that occurs automatically by its terms, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer may, with the consent of the special servicer, waive any or all of the Post-ARD Additional Interest accrued on any ARD Loan after its anticipated repayment date, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest must be in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the special servicer's

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ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. The special servicer must deliver to the trustee or a custodian on its behalf for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that in the special servicer's sole judgment materially affects the property's value.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is $2,000,000 or less, the special servicer may cause a narrative limited appraisal with a summary report or an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates -- Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee, the certificate administrator and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when --

     - any and all Servicing Transfer Events with respect to the subject mortgage loan have ceased to exist,

     - the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     - no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

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

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its direction, the master servicer and will be reimbursable to the special servicer or the master servicer, as applicable, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2001-C1 controlling class representative will be entitled, at its own expense, to obtain and deliver to the trustee, the certificate administrator, the master servicer and the special servicer an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2001-C1 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

COLLECTION ACCOUNT

     General.   The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits.   Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within two business days following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

     - all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     - all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case

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       to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     - all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "-- Realization Upon Defaulted Mortgage Loans" below;

     - any amounts paid by or on behalf of a mortgage loan seller in connection with the repurchase of a mortgage loan as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement, and any cash or draws on a letter of credit delivered by a mortgage loan seller in lieu of such a repurchase, to the extent such cash or draws are applied to cover expenses and/or losses on the related mortgage loan in the trust, also as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust as contemplated under "Description of the Offered
       Certificates -- Termination" in this prospectus supplement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master forced place insurance policy as described under "-- Maintenance of Insurance" below;

     - any amount required to be transferred from the special servicer's REO account;

     - any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     - insofar as they do not constitute escrow payments, any amounts paid by a borrower specifically to cover items for which a servicing advance has been made.

     Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals.   The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the certificate administrator for deposit in the payment account maintained by the certificate administrator in the name of the trustee, as described under "Description of the Offered
        Certificates -- Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following --

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b) payments and other collections received after the end of the related collection period, and

         (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-C1 certificateholders in accordance with any of clauses 2. through 17. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of collections on the mortgage loan or REO Property in the trust as to which the advance was made;

     3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, which payment is to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either --

         (a) a specially serviced mortgage loan, or

         (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "-- Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party under the pooling and servicing agreement, and to pay any other unpaid expense -- except special servicing fees, workout fees and liquidation fees -- that, if paid from a source other than the Default Interest and/or late payment charges described below in this clause 7., would constitute Additional Trust Fund Expenses, which payments are to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which those advances were made and/or those expenses were incurred;

      8. in connection with the reimbursement of advances as described in clause
         2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise paid or payable, as the case may be, under clause 7. above;

      9. to pay itself any items of additional master servicing compensation on deposit in the collection account as discussed under "-- Servicing and Other Compensation and Payment of Expenses -- Additional Master Servicing Compensation" above;

     10. to pay the special servicer any items of additional special servicing compensation on deposit in the collection account as discussed under "-- Servicing and Other Compensation and Payment of
         Expenses -- Additional Special Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust, which payment is to be made first out of collections on that mortgage loan or REO Property, as the case may be, and then out of general collections on all the mortgage loans and any REO Properties in the trust;

     12. subject to the determinations described under "-- Servicing and Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust and for costs and expenses incurred by the special servicer in connection with its inspecting any mortgaged real property that secures a defaulted mortgage loan in the trust;

     14. to pay itself, the special servicer, the trustee, the certificate administrator, the tax administrator, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus and under "Description of the Offered Certificates -- The Certificate Administrator and the Tax Administrator" in this prospectus supplement;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     16. to pay any other items provided in the pooling and servicing agreement as being payable from the collection account;

     17. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust; and

     18. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause the borrower under each of the pooled mortgage loans to maintain for each mortgaged real property all insurance coverage as is required under the related mortgage loan. If the borrower under any of the pooled mortgage loans fails to maintain the required insurance, the master servicer will be required to cause to be maintained for the related mortgaged property, to the extent the trustee, as mortgagee on behalf of the series 2001-C1 certificateholders, has an insurable interest, all insurance coverage as is required under that mortgage loan and is available at commercially reasonable rates.

     The special servicer will be required to cause to be maintained for each REO Property, to the extent consistent with the Servicing Standard and available at commercially reasonable rates, no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master forced place policy insuring against hazard losses on all the mortgage loans or REO Properties, as the case may be, in the trust, then, to the extent that the policy --

     - is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     - provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties or REO Properties, as the case may be. That blanket policy or master forced place policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "-- Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, taking into account any applicable deductible, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's collections account from its own funds the amount of those losses that would have been covered by an individual policy, taking into account any applicable deductible, but are not covered under the blanket policy or master forced place policy because of the deductible clause in the blanket policy or master forced place policy, as the case may be.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement provides that a specially serviced mortgage loan that is at least 60 days' delinquent as to any monthly debt service payment will be subject to a fair market value call under the circumstances described below in this "-- Realization Upon Defaulted Mortgage Loans" section.

     If any specially serviced mortgage loan has become at least 60 days' delinquent as to any monthly debt service payment, then the special servicer must give prompt written notice to the trustee, the certificate administrator and the master servicer. Upon receipt of that notice, the master servicer will be required to determine -- based upon, among other things, a recent appraisal or other valuation obtained or conducted by the special servicer -- and report to the trustee, the certificate administrator and the special servicer the fair market value of that specially serviced mortgage loan. The master servicer's fair market value determination should be made as soon as reasonably practicable but in no event later than 30 days after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. Within five business days after the master servicer notifies the certificate administrator of the master servicer's fair market value determination with respect to the subject specially serviced mortgage loan, the certificate administrator will then be required to notify all certificateholders of the series 2001-C1 controlling class of that determination. Upon being informed of that fair market value determination, any single holder or group of holders of series 2001-C1 certificates representing a majority interest in the series 2001-C1 controlling class -- other than us or our affiliates and/or agents -- may, at its or their option, purchase the subject specially serviced mortgage loan from the trust, at a cash price equal to the master servicer's fair market value determination; provided that:

     - the purchase option will last only until the earliest of (a) the date on which the subject specially serviced mortgage loan is worked out or otherwise ceases to be at least 60 days' delinquent, (b) the date on which the subject specially serviced mortgage loan is liquidated or the related mortgaged real property becomes an REO Property and (c) the second anniversary of the date on which the subject specially serviced mortgage loan first became 60 days' delinquent;

     - the holder or any group of holders of series 2001-C1 certificates representing a majority interest in the series 2001-C1 controlling class may assign the purchase option to a third party other than us or one of our affiliates and/or agents;

     - if the purchase option is not exercised by the majority holder(s) of the series 2001-C1 controlling class or any assignee thereof within 60 days following the series 2001-C1 controlling class certificateholders' having received the initial notice of the master servicer's fair market value determination, then the series 2001-C1 controlling class certificateholders will assign the purchase option, for a 15-day period only, to the special servicer;

     - during, and for the remainder of, the 15-day period referred to in the prior bullet, the special servicer may assign the purchase option to a third party other than us or one of our affiliates and/or agents;

     - if the purchase option is not exercised by the special servicer or its assignee within the 15-day period referred to in the prior two bullets, then the purchase option will revert to the majority holder(s) of the series 2001-C1 controlling class; and

     - if the majority holder(s) of the series 2001-C1 controlling class or any assignee thereof desires to exercise the purchase option more than three months after the master servicer's most recent fair market value determination with respect to the subject specially serviced mortgage loan, then the master servicer will be required, based on the most recent appraisal or other valuation obtained or conducted by the special servicer and taking account of any change in circumstances subsequent to, and that would materially affect the value of the related mortgaged property reflected in, that appraisal or other valuation, to redetermine the fair market value of the subject specially serviced mortgage loan and the new fair market value determination will be the purchase option price.

THERE CAN BE NO ASSURANCE THAT THE MASTER SERVICER'S FAIR MARKET VALUE DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN. The master servicer will receive, out of general collections on the mortgage loans and any REO Properties in the trust, a fee of $2,500 for each such fair market value determination made by it with respect to a specially serviced mortgage loan. The foregoing purchase option is not intended to delay or impair the special servicer's work out/foreclosure activities with respect to the subject specially serviced mortgage loan.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "-- The Series 2001-C1 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     - work out the mortgage loan;

     - institute foreclosure proceedings;

     - exercise any power of sale contained in the related mortgage;

     - obtain a deed in lieu of foreclosure; and/or

     - otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless --

     - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

     - subject to the discussion under "-- The Series 2001-C1 Controlling Class Representative" above, either:

         1. the report indicates that --

              (a) the particular real property is in compliance with applicable environmental laws and regulations, and

              (b) there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         2. the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2001-C1 certificateholders, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the special servicer may, subject to the discussion under "-- The Series 2001-C1 Controlling Class Representative" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, subject to the discussion under "-- The Series 2001-C1 Controlling Class Representative" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code of 1986, the close of the second taxable year -- following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "-- REO Properties" below. None of the trustee, the certificate administrator, the tax administrator, or any of their respective affiliates may bid for or purchase from the trust any REO Property. In connection with the sale of any REO Property on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the master servicer's collection account.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series 2001-C1 certificateholders, for --

     - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2001-C1 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code of 1986, the close of the second taxable year -- following the year of acquisition, unless --

     - the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code of 1986, the close of the second taxable year -- following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical in light of the use and location of the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986, and

     2. is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust and consult with the tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of --

     - a tax on net income from foreclosure property, within the meaning of
       Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code of 1986.

     This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to --

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2001-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of --

     - any withdrawals made out of those amounts as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. Beginning in 2002, the master servicer, at its own expense, or, in the case of specially serviced mortgage loans and REO Properties in the trust, the special servicer, at the expense of the trust, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies --

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material, or

     - any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material.

     The master servicer and the special servicer will each be required, upon request, to deliver to the certificate administrator or its designee a copy of the inspection reports prepared or caused to be prepared by it, in each case within 60 days following completion of the related inspection.

     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower, review and, upon request, deliver to the certificate administrator copies of, the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements and rent rolls of the corresponding mortgaged real property; and

     - the quarterly and annual financial statements of the borrower.

However, there can be no assurance that any of those items required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The special servicer will also be required to cause the preparation of, and deliver to the master servicer and, upon request, the certificate administrator copies of, quarterly and annual operating statements and rent rolls for each REO Property in the trust.

EVIDENCE AS TO COMPLIANCE

     On or before May 15 of each year, beginning in 2002, each of the master servicer and the special servicer must --

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the certificate administrator, among others, to the effect that --

         1. it has obtained a letter of representation regarding certain matters from the management of the master servicer or the special servicer, as the case may be, which includes an assertion that the master servicer or the special servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

         2. on the basis of an examination conducted by that firm in accordance with standards set by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to any exceptions and other qualifications as may be appropriate.

       In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

     - deliver to the trustee and the certificate administrator, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series 2001-C1 certificates were outstanding.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the certificate administrator for deposit in the payment account maintained by the certificate administrator in the name of the trustee any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

     - the master servicer or the special servicer fails to timely make, or the special servicer fails to timely request the master servicer to make, any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2001-C1 certificateholders entitled to not less than 25% of the voting rights for the series or by the series 2001-C1 controlling class representative;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-C1 certificateholders, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2001-C1 certificateholders entitled to not less than 25% of the voting rights for the series or by the series 2001-C1 controlling class representative;

     - a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     - the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     - the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - the trustee and/or the certificate administrator receives written notice from Moody's that the continuation of the master servicer or the special servicer in that capacity would result or has resulted in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-C1 certificates; and

     - the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the series 2001-C1 certificates by S&P are downgraded, qualified or withdrawn, or placed on "negative credit watch", in connection with that removal.

     When a single entity acts as master servicer and special servicer, an event of default, other than one described in the last two bullets of the prior paragraph, in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "-- Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2001-C1 certificateholders entitled to a majority of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2001-C1 certificateholder. Upon any termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2001-C1 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of series 2001-C1 certificateholders to designate a successor special servicer as described under "-- Replacement of the Special Servicer" above.

     In general, the series 2001-C1 certificateholders entitled to at least
66 2/3% of the voting rights allocated to each class of series 2001-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullet points under "-- Events of Default" above may only be waived by all of the holders of the series 2001-C1 certificates. Furthermore, if the trustee and/or the certificate administrator is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee and/or the certificate administrator has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-C1 certificates will be issued, on or about July 30, 2001, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     - the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the certificate administrator in the name of the trustee as described under "-- Payment Account" below or the interest reserve account maintained by the certificate administrator in the name of the trustee as described under "-- Payments" and "-- Interest Reserve Account" below.

     The series 2001-C1 certificates will include the following classes:

     - the A-1, A-2, B, C, D and E classes, which are the classes of series 2001-C1 certificates that are offered by this prospectus supplement, and

     - the F, G, H, J, K, L, M, N, P, R, X and Y classes, which are the classes of series 2001-C1 certificates that --

         1. will be retained or privately placed by us, and

         2. are not offered by this prospectus supplement.

However --

     - the class A-1 certificates may ultimately be issued as two or more separate classes with the same aggregate payments characteristics as are described in this prospectus supplement for the class A-1 certificates; and

     - the class X certificates may ultimately be issued as two or more separate classes with the same aggregate payment characteristics as are described in this prospectus supplement for the class X certificates.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the series 2001-C1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "-- Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's payment date statement.

REGISTRATION AND DENOMINATIONS

     General.   The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates -- Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form --

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC.   You will initially hold your certificates through DTC. For a discussion of DTC, see "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus.

     Beneficial owners of offered certificates that are not participating organizations in DTC may purchase, sell or otherwise transfer ownership or other interests in those certificates only through participating organizations in DTC. In addition, those beneficial owners will receive all payments of principal and interest from the certificate administrator through participating organizations in DTC. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through participating organizations in DTC. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants or beneficial owners of the offered certificates, as applicable.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit payments of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

PAYMENT ACCOUNT

     General. The certificate administrator must establish and maintain in the name of the trustee an account in which it will hold funds pending their payment on the series 2001-C1 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the payment account will remain uninvested.

     Deposits.   On the business day prior to each payment date, the master servicer will be required to remit to the certificate administrator for deposit in the payment account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2. payments and other collections received after the end of the related collection period;

         3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2001-C1 certificateholders, including --

              (a) amounts payable to the master servicer or the special servicer as compensation,

              (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

              (c) amounts payable with respect to other expenses of the trust;
                  and

         4. amounts deposited in the master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments made with respect to that payment date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "-- Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans -- Collection Account" and
"-- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2002, the certificate administrator will be required to transfer from the interest reserve account, which we describe under "-- Interest Reserve Account" below, to the payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.

     Withdrawals.   The certificate administrator may from time to time make
withdrawals from its payment account for any of the following purposes:

     - to pay itself and the trustee their respective portions of the monthly trustee fee, which is described under "-- The Trustee" below;

     - to pay itself, the trustee, the tax administrator or any of their respective directors, officers, employees and agents any reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus and under "-- The Certificate Administrator and the Tax Administrator" below;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans -- REO Properties" in this prospectus supplement;

     - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2002, to transfer to the interest reserve account described under "-- Interest Reserve Account" below the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and

     - to pay to the person entitled thereto any amounts deposited in the payment account in error.

     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2001-C1 certificates. For any payment date, those funds will consist of three separate components --

     - the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, B, C, D, E, F, G and/or X certificates as described under "-- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loan in the trust during the related collection period, which will be paid to the holders of the class Y certificates as described under "-- Payments -- Payments of Post-ARD Additional Interest" below, and

     - the remaining portion of those funds --

         1. which we refer to as the Available P&I Funds, and

         2. which will be paid to the holders of all the series 2001-C1 certificates, other than the class Y certificates, as and to the extent described under "-- Payments -- Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain in the name of the trustee an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2002, the certificate administrator will, on or before the payment date in that month, withdraw from the payment account and deposit in the interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the certificate administrator will, on or before the payment date in that month, withdraw from the interest reserve account and deposit in the payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General.   On each payment date, the certificate administrator will,
subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2001-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2001-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the certificate administrator with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2001-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "-- Registration and Denominations" above.

     Payments of Interest.   All of the classes of the series 2001-C1
certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2001-C1 certificates, that interest will accrue during each interest accrual period based upon --

     - the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     - the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "-- Payments -- Priority of Payments" below, the holders of each interest-bearing class of the series 2001-C1 certificates will be entitled to receive --

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2001-C1 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2001-C1 certificates.

     If the holders of any interest-bearing class of the series 2001-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "-- Payments -- Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2001-C1 certificates will equal the product of --

     - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction --

         1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

         2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2001-C1 certificates.

     Calculation of Pass-Through Rates.   The initial pass-through rate for each
interest-bearing class of the series 2001-C1 certificates is shown in the table on page S-5 to this prospectus supplement.

     The pass-through rates applicable to the class A-1, A-2, H, J, K, L, M, N and P certificates for each subsequent payment date will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2001-C1 certificates for the initial payment date.

     The pass-through rates applicable to the class B, C, D, E and F certificates for each subsequent payment date will, in the case of each of those classes, equal the lesser of --

     - the pass-through rate applicable to the particular class of series 2001-C1 certificates for the initial payment date, and

     - the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The pass-through rate applicable to the class G certificates for each subsequent payment date will equal the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The pass-through rate applicable to the class X certificates for each subsequent payment date will equal the excess, if any, of --

     - the Weighted Average Pool Pass-Through Rate for that payment date, over

     - the weighted average of the pass-through rates for each of the other interest-bearing classes of the series 2001-C1 certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series 2001-C1 certificates outstanding immediately prior to that payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     Neither the class Y nor the class R certificates will be interest-bearing and, therefore, neither will have pass-through rates.

     Payments of Principal.   Subject to the Available P&I Funds and the
priority of payments described under "-- Payments -- Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2001-C1 certificates, other than the class X, Y and R certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     - in the case of the class A-1 certificates, the lesser of --

         1. the entire Total Principal Payment Amount for that payment date and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     - in the case of the class A-2 certificates, the lesser of --

         1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance. In addition, if both of those classes are outstanding on the final payment date for the series 2001-C1 certificates, then the Total Principal Payment Amount will be similarly allocated between them.

     WHILE THE CLASS A-1 AND/OR A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2001-C1 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2001-C1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of --

     - the portion of that Total Principal Payment Amount that remains unallocated, and

     - the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION                      CLASS
-------------------                      -----
1st....................................   B
2nd....................................   C
3rd....................................   D
4th....................................   E
5th....................................   F
6th....................................   G
7th....................................   H
8th....................................   J
9th....................................   K
10th...................................   L
11th...................................   M
12th...................................   N
13th...................................   P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2001-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2001-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2001-C1 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts.   As discussed under "-- Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-C1 certificates, other than the class X, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2001-C1 certificates, then, subject to Available P&I Funds and the priority of payments described under "-- Payments -- Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments.   On each payment date, the certificate administrator
will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

ORDER OF              RECIPIENT
PAYMENT            CLASS OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
--------           ----------------    -----------------------------------------------------------
1st..............  A-1, A-2 and X      Interest up to the total interest payable on those classes, pro rata based on the total interest payable on each class
2nd..............  A-1 and A-2         Principal up to the total principal payable on those
                                       classes, allocable as between those classes as described
                                       immediately following this table
3rd..............  A-1 and A-2         A-1 and A-2 Reimbursement up to the reimbursement amounts
                                       for those classes, pro rata based on the loss reimbursement amount for each class
--------------------------------------------------------------------------------------------------
4th..............  B                   Interest up to the total interest payable on that class
5th..............  B                   Principal up to the total principal payable on that class
6th..............  B                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
7th..............  C                   Interest up to the total interest payable on that class
8th..............  C                   Principal up to the total principal payable on that class
9th..............  C                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
10th.............  D                   Interest up to the total interest payable on that class
11th.............  D                   Principal up to the total principal payable on that class
12th.............  D                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
13th.............  E                   Interest up to the total interest payable on that class
14th.............  E                   Principal up to the total principal payable on that class
15th.............  E                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
16th.............  F                   Interest up to the total interest payable on that class
17th.............  F                   Principal up to the total principal payable on that class
18th.............  F                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
19th.............  G                   Interest up to the total interest payable on that class
20th.............  G                   Principal up to the total principal payable on that class
21st.............  G                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
22nd.............  H                   Interest up to the total interest payable on that class
23rd.............  H                   Principal up to the total principal payable on that class
24th.............  H                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
25th.............  J                   Interest up to the total interest payable on that class
26th.............  J                   Principal up to the total principal payable on that class
27th.............  J                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
28th.............  K                   Interest up to the total interest payable on that class
29th.............  K                   Principal up to the total principal payable on that class
30th.............  K                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
31st.............  L                   Interest up to the total interest payable on that class
32nd.............  L                   Principal up to the total principal payable on that class
33rd.............  L                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------

ORDER OF              RECIPIENT
PAYMENT            CLASS OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
--------           ----------------    -----------------------------------------------------------
34th.............  M                   Interest up to the total interest payable on that class
35th.............  M                   Principal up to the total principal payable on that class
36th.............  M                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
37th.............  N                   Interest up to the total interest payable on that class
38th.............  N                   Principal up to the total principal payable on that class
39th.............  N                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
40th.............  P                   Interest up to the total interest payable on that class
41st.............  P                   Principal up to the total principal payable on that class
42nd.............  P                   Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------
43rd.............  R                   Any remaining Available P&I Funds

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, or if both of those classes are outstanding on the final payment date for the series 2001-C1 certificates, then payments of principal on the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-C1 certificates, other than the class X, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "-- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges.   If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of each class of series 2001-C1 certificates, exclusive of the class X certificates, that is senior to the class H certificates, up to an amount equal to the product of --

     - the full amount of that prepayment consideration, multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2001-C1 certificates for that payment date over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the amount of principal, if any, payable to that class of series 2001-C1 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     For the purpose of the foregoing, the relevant discount rate will, in general, be the Yield Maintenance Interest Rate, as defined in the "Glossary" in this prospectus supplement, for the prepaid mortgage loan. However, in the case of those mortgage loans where the value specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A to this prospectus supplement is "No", the relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent yield.

     The certificate administrator will thereafter remit any remaining portion of the prepayment consideration on the subject payment date to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the certificate administrator will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X, class F and/or class G certificates.

     Neither we nor any of the underwriters makes any representation as to --

     - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans -- Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest.   The class Y certificates will
entitle holders to all amounts, if any, collected on the ARD Loan in the trust and applied as Post-ARD Additional Interest.

     Treatment of REO Properties.   Notwithstanding that any mortgaged real
property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining --

     - payments on the series 2001-C1 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-C1 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied --

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "-- Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-C1 certificates. If this occurs following the payments made to the series 2001-C1 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2001-C1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION               CLASS
-------------------               -----
1st..................               P
2nd..................               N
3rd..................               M
4th..................               L
5th..................               K
6th..................               J
7th..................               H
8th..................               G
9th..................               F
10th.................               E
11th.................               D
12th.................               C
13th.................               B
14th.................  A-1 and A-2, pro rata based
                       on total principal balance.

     The above-described reductions in the total principal balances of the respective classes of series 2001-C1 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2001-C1 certificates. A reduction of this type in the total principal balance of any of the classes of series 2001-C1 certificates identified in the foregoing table will result in a corresponding reduction in the total notional amount of the class X certificates.

     In no event will the principal balance of any class of series 2001-C1 certificates identified in the foregoing table be reduced until the total principal balance of all series 2001-C1 certificates listed above it in the table has been reduced to zero.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with --

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets, which cost is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including --

         1. any reimbursements and indemnifications to the trustee, the certificate administrator and the tax administrator described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus and under "-- The Certificate Administrator and the Tax Administrator" below,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower, which fees are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans -- Realization Upon Defaulted Mortgage Loans" in this prospectus supplement, which amounts are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan.

     Additional Trust Fund Expenses, other than special servicing fees, workout fees and liquidation fees, will in each case be paid out of or, following the payment of any Additional Trust Fund Expense from a source other than the Default Interest and/or late payment charges referred to below in this sentence, be offset by any Default Interest and late payment charges subsequently collected on the pooled mortgage loan as to which those expenses were incurred prior to the application of that Default Interest and late payment charges to pay additional servicing compensation to the master servicer or the special servicer.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments -- other than balloon payments -- and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that --

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     - a fraction --

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2001-C1 certificates on that payment date.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See "-- The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's collection account from time to time. See "Description of the Certificates -- Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage
Loans -- Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable --

     - first, out of any Default Interest and/or late payment charge collected on the particular pooled mortgage loan as to which that monthly debt service advance was made, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above that have been collected through the date of that reimbursement have been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any Default Interest and late payment charges subsequently collected on the particular pooled mortgage loan as to which the subject advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     To the extent not offset by Default Interest and late payment charges accrued and actually collected on the particular pooled mortgage loan as to which the subject advances were made, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2001-C1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for the ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports.   Based solely on historical information
provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "-- Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the certificate administrator --

     - a payment date statement substantially in the form of Annex C to this prospectus supplement, and

     - a CMSA collateral summary file, a CMSA bond level file and, to the extent received by the certificate administrator since the last payment date or the date of initial issuance of the series 2001-C1 certificates, as applicable, each other file and report comprising the CMSA Investor Reporting Package, excluding the CMSA loan set-up file.

     Commencing in October 2001, the master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the certificate administrator monthly a copy of, or as to certain reports, the special servicer shall provide certain data fields relating to, each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties, in each case providing the most recent information available as of the end of the most recently ended collection period:

     - a CMSA loan periodic update file;

     - a CMSA property file;

     - a CMSA financial file;

     - a CMSA delinquent loan status report;

     - a CMSA historical loan modification report;

     - a CMSA historical liquidation report;

     - a CMSA REO status report;

     - a CMSA comparative financial status report; and

     - a CMSA servicer watch list.

Within 60 days after receipt by the master servicer, as to non-specially serviced mortgage loans in the trust, and within 45 days after receipt by the special servicer, as to specially serviced mortgage loans and REO Properties in the trust, of any annual, quarterly, monthly or other periodic operating statements or rent rolls with respect to any of the mortgaged real properties and REO Properties relating to the mortgage pool, the master servicer or special servicer, as applicable, will, based on those operating statements and/or rent rolls, prepare or, if previously prepared, update an operating statement analysis report for that property. The special servicer will forward to the master servicer the operating statement analysis reports prepared and/or updated by the special servicer, and the master servicer will forward to the certificate administrator all of the operating statement analysis reports prepared, updated or received by the master servicer.

     Each file or report that comprises the CMSA Investor Reporting Package will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2001-C1 certificates on the CMSA website, currently located at "www.cssacmbs.org", or in such other form for the presentation of that information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as that other form of presentation contemplates additional information, is reasonably acceptable to the parties to the pooling and servicing agreement.

     Book-Entry, Certificates.   If you hold your offered certificates in
book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator and the series 2001-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2001-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically.   The certificate administrator will
make available each month, to any holder or, subject to the discussion under "-- Reports to Certificateholders; Available Information -- Book-Entry Certificates" above, beneficial owner of offered certificates, the CMSA Investor Reporting Package via the certificate administrator's internet website, which is currently located at www.chase.com/absmbs.

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

     Neither the certificate administrator nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and each may attach a reasonable and customary disclaimer to any information made available by it.

     The certificate administrator and the master servicer each may require registration and the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its electronic bulletin board and/or internet website. Neither the certificate administrator nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information.   The pooling and servicing agreement will obligate the
certificate administrator or, in the case of the items referred to in the last bullet of this paragraph, the trustee, or a custodian on its behalf, to make available at its offices, upon reasonable prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator or trustee, as applicable, as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2001-C1 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the certificate administrator by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Underlying Mortgage Loans -- Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the certificate administrator with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans -- Evidence as to Compliance" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

Copies of any and all of the foregoing items will be available from the certificate administrator or the trustee (or a custodian on its behalf), as applicable, upon request. However, the certificate administrator, the trustee or such custodian, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     The pooling and servicing agreement will also obligate the master servicer to make available at its offices, upon reasonable written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer as a prospective transferee of an offered certificate or

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

any interest in an offered certificate, originals or copies of, among other things, the following items:

     - the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer as described under "Servicing of the Underlying Mortgage Loans -- Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer; and

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "Servicing of the Underlying Mortgage Loans -- Inspections; Collection of Operating Information" in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the master servicer upon request. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the certificate administrator, the trustee or the master servicer, as applicable, may require:

     - in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise reasonably acceptable to the party providing the requested information, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise reasonably acceptable to the party providing the requested information, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2001-C1 certificates will be allocated as follows:

     - 98.0% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates in proportion to the respective total principal balances of those classes;

     - 2.0% of the voting rights will be allocated to the class X certificates; and

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     - 0.0% of the voting rights will be allocated to the class R and Y certificates.

     Voting rights allocated to a class of series 2001-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of --

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2001-C1 controlling class, in that order of preference, and

     3. the exchange by any single holder, or any collective group of holders, of all the series 2001-C1 certificates, other than the class R certificates, for all the mortgage loans and each REO Property remaining in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2001-C1 certificateholder. The final payment with respect to each series 2001-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2001-C1 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     - the sum of --

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with --

              (a) all unpaid and unadvanced interest, other than Default
                  Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

              (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

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     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

That purchase will result in early retirement of the then outstanding series 2001-C1 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2001-C1 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-C1 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder, or any collective group of holders, of all of the series 2001-C1 certificates, other than the class R certificates, for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder, or any collective group of holders, of all the series 2001-C1 certificates, other than the class R certificates, elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder or those holders, as the case may be, no later than the business day immediately preceding the payment date on which the final payment on the series 2001-C1 certificates is to occur, must deposit in the master servicer's collection account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

     Wells Fargo will act as initial trustee under the pooling and servicing agreement. Wells Fargo is a direct, wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. In addition, Wells Fargo maintains a CMBS customer service help desk at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times --

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

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If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents -- The Trustee",
"-- Duties of the Trustee", "-- Matters Regarding the Trustee" and
"-- Resignation and Removal of the Trustee" in the accompanying prospectus.

THE CERTIFICATE ADMINISTRATOR AND THE TAX ADMINISTRATOR

     The Chase Manhattan Bank, a New York banking corporation, with its offices in New York, New York, will act as the initial certificate administrator and tax administrator. The Chase Manhattan Bank maintains an office at 450 West 33rd Street, New York, New York 10001-2697, Attention: Institutional Trust Services, Salomon Brothers Commercial Mortgage Trust 2001-C1.

     The certificate administrator and the tax administrator each must at all times be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia. In addition, the certificate administrator and the tax administrator each must at all times --

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

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

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The certificate administrator and the tax administrator will be entitled to the same limitations on liability and indemnities that the trustee is entitled to as described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus. Furthermore, the certificate administrator and the tax administrator each will be entitled to resign, and will be subject to removal, under the same circumstances as the trustee as described under "Description of the Governing
Documents -- Resignation and Removal of the Trustee" in the accompanying prospectus. The fees of the certificate administrator and the tax administrator will be payable from a portion of the monthly trustee's fee.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.   The yield on any offered certificate will depend on:

     - the price at which the certificate is purchased by an investor, and

     - the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     - the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates.   The pass-through rates for the class A-1 and A-2
certificates are, in each case, fixed.

     The pass-through rates applicable to the class B, C, D and E certificates will be variable and, in each case, will equal, be calculated based on or be limited by, as applicable, the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on the class B, C, D and E certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.

     See "Description of the Offered Certificates -- Payments -- Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments.   The yield to maturity on offered
certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool -- Cures and Repurchases" and "Description of the Offered Certificates -- Termination" in this prospectus supplement, will result in payments on the series 2001-C1 certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the series 2001-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans.   The rate and timing of
delinquencies and defaults on the underlying mortgage loans will affect --

     - the amount of payments on your offered certificates,

     - the yield to maturity of your offered certificates,

     - the rate of principal payments on your offered certificates, and

     - the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If --

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors.   The following factors, among others, will affect the
rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     - prevailing interest rates;

     - the terms of the mortgage loans, including --

         1. provisions that require the payment of prepayment premiums and yield maintenance charges,

         2. provisions that impose prepayment lock-out periods, and

         3. amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     - the quality of management of the mortgaged real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     See "Risk Factors -- Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     - the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest.   If the portion of the Available P&I Funds payable with
respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates -- Payments -- Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments.   Because monthly payments will not be made on the
offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex B to this prospectus supplement --

     - indicate the respective weighted average lives of the various classes of the offered certificates, and

     - set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex B, the weighted average life of any offered certificate is determined by:

     1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

     2. summing the results; and

     3. dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex B. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex B and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that --

     - the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     - all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - mortgage loans in the trust that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

     - mortgage loans in the trust will not experience defaults and losses.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series 2001-C1 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, our counsel, Sidley Austin Brown & Wood, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code.

     Except as otherwise described in the next sentence, the assets of REMIC I will generally include --

     - the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2001-C1 certificateholders,

     - the master servicer's collection account,

     - the special servicer's REO account, and

     - the payment account and interest reserve account maintained by the certificate administrator in the name of the trustee,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loan.

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     For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     - the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional Interest collected on the ARD Loan.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class certificates will, and the other offered certificates will not, be issued with more than a de minimis amount of original issue discount.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax reporting purposes the prepayment assumption used will be that, subsequent to the date of any determination:

     - the ARD Loan in the trust will be paid in full on its anticipated repayment date,

     - no mortgage loan in the trust will otherwise be prepaid prior to maturity,

     - there will be no extension of maturity for any mortgage loan in the trust, and

     - no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as --

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that --

     - the borrower pledges substitute collateral that consist solely of certain government securities;

     - the mortgage loan documents allow that substitution;

     - the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     - the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B), respectively of the Internal Revenue Code.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences -- REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     If you are --

     (1) a fiduciary of a Plan, or

     (2) any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations -- Plan Asset Regulation" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulation. For example, one of the exceptions in the Plan Asset Regulation states that the assets of the trust will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2001-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2001-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the 2001-C1 certificates.

     If one of the exceptions in the Plan Asset Regulation applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless Prohibited Transaction Exemption 91-23 described below or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued the Underwriter Exemption to a predecessor of Salomon Smith Barney Inc. If certain conditions are satisfied, the Underwriter Exemption generally would exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code the purchase, sale and holding of the offered certificates, as well as certain transactions relating to the operation of the trust in the event that the trust's assets were considered plan assets.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch, Inc;

     - third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     - fourth, the following must be true --

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with --

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     - the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406 (a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is --

         1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

         2. an affiliate of that borrower;

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     - the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of --

     - providing services to the Plan, or

     - having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that --

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates --

     - are legal investments for them, or

     - are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to --

     - prudent investor provisions,

     - percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement dated July , 2001, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotment, as specified below, of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about July 30, 2001, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be
approximately       % of the initial total principal balance of the offered
certificates, plus accrued interest on all the offered certificates from July 1, 2001.

UNDERWRITER                                    CLASS A-1    CLASS A-2    CLASS B    CLASS C    CLASS D    CLASS E
-----------                                    ---------    ---------    -------    -------    -------    -------
Salomon Smith Barney Inc. ...................         %            %           %          %          %          %
Greenwich Capital Markets, Inc. .............         %            %           %          %          %          %
First Union Securities, Inc. ................         %            %           %          %          %          %
J.P. Morgan Securities Inc. .................         %            %           %          %          %          %
UBS Warburg LLC..............................         %            %           %          %          %          %
                                                ======       ======      ======     ======     ======     ======

     With respect to this offering --

     - Salomon Smith Barney Inc. and Greenwich Capital Markets, Inc. will act as co-lead managers,

     - Salomon Smith Barney Inc. will act as sole bookrunner, and

     - First Union Securities, Inc., J.P. Morgan Securities Inc. and UBS Warburg LLC will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     We expect that delivery of the offered certificates will be made against
payment therefor on or about July 30, 2001, which is the          business day
following the date of pricing of the offered certificates. This settlement cycle
is referred to as "T+   ". Under Rule 15c6-1 of the SEC under the Securities
Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade any class of offered
certificates on the date of pricing or the next       succeeding business days
will be required, by virtue of the fact that the offered certificates initially
will settle in T+   , to specify an alternate settlement cycle at the time of
any such trade to prevent a failed settlement. Purchasers of any class of offered certificates who wish to trade those certificates on the date of pricing
or the next       succeeding business days should consult their own advisor.

     Salomon Smith Barney Inc., the lead manager, is one of our affiliates.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                                 MOODY'S    S&P
-----                                 -------    ----
Class A-1...........................  Aaa        AAA
Class A-2...........................  Aaa        AAA
Class B.............................  Aa2        AA
Class C.............................  A2         A
Class D.............................  A3         A-
Class E.............................  Baa1       BBB+

     The ratings on the offered certificates address the likelihood of --

     - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

     - the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

     The ratings on respective classes of offered certificates take into consideration --

     - the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of --

     - the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the yield to maturity that investors may experience,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "Additional Trust Fund Expense" means an expense of the trust that --

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from the related borrower or another party other than the trust, which other party has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "Adil R. Elias Portfolio" means, the three mortgage loans that are, together, part of a group of cross-collateralized mortgage loans, and are secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Midway Plaza, 4455-4461 West Vine Street and 6600-6602 International Drive, respectively.

     "Administrative Fee Rate" means, for any mortgage loan in the trust, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate. The trustee fee rate will include the certificate administrator's fee rate.

     "Allocated Cut-off Date Principal Balance" means, with respect to any mortgaged real property, the cut-off date principal balance of the underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "AMCC" means Artesia Mortgage Capital Corporation, one of the mortgage loan sellers.

     "Annual Debt Service" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date or, in the case of a mortgage loan with an initial interest-only period, as of the date amortization is scheduled to begin.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of --

         A. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Underlying Mortgage Loans -- Required Appraisals" in this prospectus supplement, and

         B. the date on which the relevant Appraisal Trigger Event occurred; and

     - will equal the excess, if any, of "x" over "y" where --

         X. "x" is equal to the sum of:

              (a) the Stated Principal Balance of the mortgage loan;

              (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

              (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

              (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

              (e) to the extent that neither the master servicer nor the special servicer holds escrow payments sufficient to cover the same, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or REO Property, and

         Y. "y" is equal to the sum of:

              1. the excess, if any, of --

                  (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

                  (b) the amount of any obligations secured by liens on the
                      property that are prior to the lien of the mortgage loan;

              2. the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the mortgage loan that --

                  (w) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                  (x) may be used to reduce the principal balance of the
                      mortgage loan, and

                  (y) are not scheduled to be applied within the next 12 months;
                      and

                  (z) the amount of any letter of credit that constitutes
                      additional security for the mortgage loan and that may be used to reduce the principal balance of the mortgage loan.

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     If, however --

     - the appraisal or other valuation referred to above in this definition is not obtained or performed within 60 days of the relevant Appraisal Trigger Event, and

     - either --

         1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

         2. there has been a material change in the circumstances surrounding the related mortgaged real property or REO Property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's sole judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Each cross-collateralized mortgage loan in the trust will be treated separately for purposes of calculating an Appraisal Reduction Amount.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

     - the mortgage loan has been the subject of a Servicing Transfer Event and has been modified by the special servicer in a manner that --

         1. affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days or, in the case of a delinquent balloon payment, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment for the mortgage loan, for such

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       longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     - any other material payment due under the related loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan for 60 days;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days; or

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     "Appraisal Value" or "Appraised Value" means, for any mortgaged real property securing a pooled mortgage loan, the appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A.

     "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage
Pool -- Terms and Conditions of the Underlying Mortgage Loans -- ARD Loans" in this prospectus supplement.

     "Available P&I Funds" means, with respect to any payment date, all funds in the payment account maintained by the certificate administrator in the name of the trustee, that are available to make payments of interest and principal on the series 2001-C1 certificates on that payment date.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA Investor Reporting Package" means, collectively:

     - the following six electronic files --

         1. CMSA loan set-up file,

         2. CMSA loan periodic update file,

         3. CMSA property file,

         4. CMSA bond level file,

         5. CMSA financial file, and

         6. CMSA collateral summary file; and

     - the following seven supplemental reports --

         1. CMSA delinquent loan status report,

         2. CMSA historical loan modification report,

         3. CMSA historical liquidation report,

         4. CMSA REO status report,

         5. CMSA operating statement analysis report,

         6. CMSA comparative financial status report, and

         7. CMSA servicer watch list.

In general, the various files and reports that make up the CMSA Investor Reporting Package will, in each case, be in the respective form available as of the date of initial issuance of the offered certificates on the CMSA website, currently located at "www.cssacmbs.org", or in such other form for the presentation of the relevant information --

     - as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and

     - insofar as it requires the presentation of information in addition to that called for in the form of the subject file or report available as of the date of initial issuance of the offered certificates on the CMSA website, as is reasonably acceptable to the master servicer, the special servicer or the trustee, as applicable.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date LTV Ratio" generally means, for any underlying mortgage loan, the ratio of --

     - the cut-off date principal balance of the mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Cut-off Date LTV Ratio means the ratio of --

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross- collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the Cut-off Date LTV Ratio is derived as discussed in that section.

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     "Default Interest" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that --

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

     "Environmental Report" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Escrowed Replacement Reserves Current Annual Report" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the April 2001 monthly debt service payment, multiplied by 12.

     "Escrowed Replacement Reserves Initial Deposit" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "Exemption-Favored Party" means any of the following --

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullet points is a manager or co-manager with respect to the offered certificates.

     "Expenses" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include --

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses,

     - ground lease payments, and

     - other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     In the case of hospitality properties, Expenses included such departmental expenses as --

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses, such as general and administrative expenses, management fees, marketing expenses and franchise fees.

     In the case of healthcare properties, Expenses included such expenses as --

     - routing and ancillary contractual expenses,

     - nursing expenses,

     - dietary expenses,

     - laundry/housekeeping expenses,

     - activities/social service expenses,

     - equipment rental expenses, and

     - other expenses.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Expenses were calculated as described above based on expenses payable by the related borrower under the operating lease and not expenses payable by the operator.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States.

     "GCFP" means Greenwich Capital Financial Products, Inc., one of the mortgage loan sellers.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Loan Balance at Maturity/ARD" means, with respect to any pooled mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LUST" means leaking underground storage tank.

     "Maturity Assumptions" means, collectively, the following assumptions regarding the series 2001-C1 certificates and the underlying mortgage loans:

     - the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the initial mortgage pool balance is approximately $956,833,199;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2001-C1 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2001-C1 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 basis or an actual/360 basis;

     - there are no breaches of any mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and amortization is assumed to occur prior to prepayment;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     - the ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates -- Termination";

     - no mortgage loan is required to be repurchased by any mortgage loan seller;

     - no prepayment premiums or yield maintenance charges are collected;

     - there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 18th day of each month, commencing in August 2001; and

     - the offered certificates are settled on July 30, 2001.

     "Maturity Date/ARD LTV Ratio" means, for any underlying mortgage loan, the ratio of --

     - the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Maturity Date/ARD LTV Ratio means the ratio of --

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross- collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the Maturity Date/ARD LTV Ratio is derived as discussed in that section.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of --

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "Net Operating Income" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     "Newton & Wellesley Portfolio" means the mortgage loan that is identified on Annex A to this prospectus supplement as the Newton & Wellesley Portfolio mortgage loan and is secured by the mortgaged real properties identified on Annex A to this prospectus supplement as 571 Washington Street and 739 Beacon Street, respectively.

     "NOI Debt Service Coverage Ratio" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of --

     - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then NOI DSCR means the ratio of --

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "Occupancy %" or "Occupancy Percentage" means:

     - for any mortgaged real property other than a hotel, the percentage of leasable square footage or total Units/Rooms/Pads/Beds, as the case may be, at the particular property that was physically occupied as of a specified date, as derived from the most recent rent roll provided by the borrower; and

     - for any hotel property, the average monthly occupancy reported for the 12 months preceding the specified date.

     "Original Amortization Term" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     - the actual mortgage loan rate; and

     - the actual monthly debt service payment.

     "ORIX" means ORIX Real Estate Capital Markets, LLC.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "Payment Differential" means, with respect to any prepaid mortgage loan, for each monthly payment date occurring on or after the prepayment date through and including the maturity date, the product of:

         (a) a fraction,

               (i) the numerator of which is the excess, if any, of the annual mortgage interest rate on the related mortgage loan over the Yield Maintenance Interest Rate, and

              (ii) the denominator of which is 12,

         and

         (b) the scheduled outstanding principal balance of the related mortgage note as of that monthly payment date according to the original amortization schedule of the related mortgage note.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     - the lien of current real estate taxes, water charges, sewer rents and special assessments not yet due and payable;

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record referred to in the related lender's title insurance policy or, if not yet issued, referred to in a pro forma title policy or a title policy commitment marked as binding and countersigned by, or accompanied by escrow instructions that are signed by, the title insurer or its authorized agent at the closing of the related mortgage loan, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan;

     - any other exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if not yet issued, referred to in a pro forma title policy or a title policy commitment marked as binding and countersigned by, or accompanied by escrow instructions that are signed by, the title insurer or its authorized agent at the closing of the related mortgage loan, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan;

     - other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan;

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property which do not materially interfere with the security intended to be provided by the related mortgage;

     - condominium declarations of record and identified in the lender's title insurance policy or, if not yet issued, identified in a pro forma title policy or title policy commitment; and

     - if the related mortgage loan constitutes a cross-collateralized mortgage loan, the lien of the mortgage for another mortgage loan contained in the same group of cross-collateralized mortgage loans.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code of 1986.

     "Plan Asset Regulations" means the regulations issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, if the Plan acquires an "equity interest" in an entity.

     "Post-ARD Additional Interest" means, with respect to the ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges and late payment charges included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges or late payment charges.

     "Prepayment Provisions" for each underlying mortgage loan are as follows:

     - "LO(y)" means that the original duration of the lock-out period is y payments;

     - "Defeasance(y)" means that the original duration of the defeasance period is y payments;

     - "Grtrx%UPBorYM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "YM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the yield maintenance charge;

     - "Free(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     - "x%(y)" means that, for an original period of y payments, the relevant prepayment premium will equal "x%" of the principal amount prepaid.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Recommended Annual Replacement Reserves" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "Related Mortgage Loan Group" means a group of mortgage loans that have at least one key principal or sponsor in common and that may or may not be cross-collateralized or have the same borrower.

     "Related Underlying Mortgage Loans" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities --

     - the trustee,

     - the Exemption-Favored Parties,

     - us,

     - the master servicer,

     - the special servicer,

     - any sub-servicers,

     - the mortgage loan sellers,

     - the certificate administrator,

     - the tax administrator,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the cut-off date, and

     - any and all affiliates of any of the aforementioned persons.

     "Revenues" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues;

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues;

     - for the hospitality properties, guest room, food and beverage, telephone and other revenues; and

     - for healthcare properties, resident charges, Medicaid and Medicare payments and other revenues.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SBRC" means Salomon Brothers Realty Corp., one of the mortgage loan sellers.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicing Standard" means, with respect to each of the master servicer and the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties;

     - with a view to --

         l. the timely collection of all scheduled payments of principal and interest under those mortgage loans, and

         2. if a mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2001-C1 certificateholders, as a collective whole, on a present value basis; and

     - without regard to any conflicts of interest that may arise from --

         1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,

         2. the ownership of any series 2001-C1 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the obligation of the master servicer to make advances,

         4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances,

         5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

         6. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other real estate loans or real properties not included in or securing, as the case may be, the mortgage pool or the right to service or manage for others any such other real estate loans or real properties, and

         7. any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, to repurchase any mortgage loan under the related mortgage loan purchase agreement or to cure a material document defect or a material breach.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other material payment required under the related promissory note or the related mortgage instrument, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days beyond the date on which the subject payment was due, or in the case of a delinquent balloon payment, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage instrument, is likely to occur in the foreseeable future, and the default is likely to remain unremedied for at least the period contemplated by clause 1. of this definition;

     3. the related borrower has transferred, or permitted the transfer of, the corresponding mortgaged real property or direct or indirect ownership or control of the related borrower or management of the corresponding mortgaged real property, or has changed the management of the corresponding mortgaged real property, in any case in violation of the related loan documents;

     4. the master servicer determines that a default, other than as described in clauses 1., 2. and 3. above, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist:

     - with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 2. and 5. of this definition, if and when those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clauses 3. and 4. of this definition, if and when the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 6. of this definition, if and when the proceedings are terminated.

     "Shady Oak I/Golden Valley II Portfolio" means, the two mortgage loans that are, together, part of a group of cross-collateralized mortgage loans, and are secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Shady Oak I and Golden Valley II, respectively.

     "Shingle Creek Portfolio" means, the two mortgage loans that are, together, part of a group of cross-collateralized mortgage loans, and are secured by the mortgaged real properties identified on Annex A to this prospectus supplement as 6820 Shingle Creek Parkway and 6840 Shingle Creek Parkway, respectively.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

     - will initially equal its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by --

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust will, in all cases, be zero as of the payment date following the end of the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Sub-Servicing Fee Rate" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "Total Principal Payment Amount" means:

     - for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following --

         1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any portion of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period,

         2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

         4. all advances of principal made with respect to the pooled mortgage loans for that payment date; and

     - for the final payment date, an amount equal to the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to that final payment date.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

     "Underwritten Annual Replacement Reserves" or "U/W Annual Replacement Reserves" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended

Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "Underwritten Expenses" or "U/W Expenses" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include --

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses, and

     - ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     In the case of hospitality properties, Underwritten Expenses included such departmental expenses as --

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses such as --

         1. general and administrative expenses,

         2. management fees,

         3. marketing expenses, and

         4. franchise fees.

     In the case of healthcare properties, Underwritten Expenses included such expenses as --

     - routing and ancillary contractual expenses,

     - nursing expenses,

     - dietary expenses,

     - laundry/housekeeping expenses,

     - activities/social service expenses,

     - equipment rental expenses, and

     - other expenses.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Underwritten Expenses were based on expenses incurred by the related borrower under the operating lease and not operating expenses by the operator.

     "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI --

     - underwritten capital expenditure reserves,

     - underwritten furniture, fixtures and equipment reserves (for hospitality and healthcare properties), and

     - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "Underwritten NCF Debt Service Coverage Ratio" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of --

     - the annualized U/W NCF for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then U/W NCF DSCR means the ratio of --

     - the total U/W NCF for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross- collateralized group.

     "Underwritten NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of --

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Underwritten NOI DSCR means the ratio of --

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten Revenues" or "U/W Revenues" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements;

     - in the case of the commercial properties, other than hospitality and healthcare properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus --

         1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, and/or

         2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods; and

     - in the case of hospitality and healthcare properties, annual revenues consistent with historical operating trends and market and competitive conditions, including --

         1. in the case of healthcare properties, resident charges, Medicaid and Medicare payments and other revenues, and

         2. in the case of hotel properties, guest room rates, food and beverage charges, telephone charges and other revenues.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees. In the case of healthcare and hotel properties that are subject to an operating lease with a single operator, Underwritten Revenues were calculated as described above based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease; provided that such rental payments are sufficient to pay debt service on the related mortgage loan.

     However, Underwritten Revenues were decreased to take into account --

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the mortgaged property. In addition, in the case of any mortgaged real properties that are subject to an operating lease with a single operator, Underwritten Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "Units", "Pads", "Rooms" and "Beds", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A as "Units";

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A as "Pads";

     - in the case of a mortgaged real property operated as a hotel or motel, the number of rooms, which are referred to in Annex A as "Rooms"; and

     - in the case of a mortgaged real property operated as a healthcare facility, the number of beds, which are referred to in Annex A as "Beds".

     "Weighted Average Life to Maturity" means, with respect to any pooled mortgage loan, the number of years obtained by dividing:

         (1) the then outstanding principal amount of the note of the mortgage loan into

         (2) the total of the products obtained by multiplying:

              (a) the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

                  by

              (b) the number of years (calculated to the nearest one-twelfth)
                  that will elapse between such date and the date on which such payment is to be made.

     "Weighted Average Pool Pass-Through Rate" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     A. in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to --

         (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         (2) the related Administrative Fee Rate; and

     B. in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage --

         (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued, in each case, with respect to that mortgage loan on an actual/360 basis, during the related interest accrual period, based on --

              - its Stated Principal Balance immediately preceding that payment date, and

              - a rate per annum equal to its mortgage interest rate in effect as of the cut-off date, minus the related Administrative Fee Rate, and

         (2) the denominator of which fraction is the Stated Principal Balance of the mortgage loan immediately prior to that payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the payment account to the interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the interest reserve account to the payment account during that month.

     "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

     "Year Built" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "Year Renovated" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "Yield Maintenance Calculation Method Type I" means a yield maintenance premium that is equal to the greater of:

     - one percent of the mortgage loan balance at the time of prepayment; or

     - the excess, if any, of --

         (1) the amount of the monthly interest which would otherwise be payable on the principal balance being prepaid from the date of the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the mortgage loan's maturity date, over

         (2) the amount of the monthly interest the lender would earn if the principal balance being prepaid were reinvested for the period from the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the mortgage loan's maturity date at the Yield Maintenance Interest Rate, with such difference to be discounted to present value at the Yield Maintenance Interest Rate.

     "Yield Maintenance Calculation Method Type II" means a yield maintenance premium that is equal the greater of:

     - one percent of the principal amount prepaid; or

     - the amount obtained by subtracting --

         (1) the sum of:

              (a) the unpaid principal amount being prepaid,
                 plus

              (b) the amount of interest thereon accrued to the date of such prepayment,

         from

         (2) the sum of the "Current Values" (defined below) of all amounts of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     The "Current Value" of any amount payable means such amount discounted on a semi-annual basis to its present value on the date of determination at the Yield Maintenance Interest Rate in accordance with the following formula:

                      Amount Payable
  Current Value  =    --------------
                       (1 + d/2)(n)

where:

     d = the Yield Maintenance Interest Rate expressed as a decimal, and

     n = an exponent, which need not be an integer, equal to the number of semiannual periods and portions thereof -- any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a 30-day month and a 360-day year -- between the date of such determination and the due date of the amount payable.

     "Yield Maintenance Calculation Method Type III" means a yield maintenance premium that is equal the greater of:

     - one percent of the mortgage loan balance at the time of prepayment; or

     - the excess, if any, of --

         (1) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate, over

         (2) the amount of principal being prepaid

     "Yield Maintenance Calculation Method Type IV" means a yield maintenance premium that is equal the greater of:

     - one percent of the mortgage loan balance at the time of prepayment; or

     - the present value of a series of payments each equal to the Payment Differential and payable on the first day of each month from the date of prepayment through and including the maturity date of the related mortgage loan discounted at the Yield Maintenance Interest Rate for the number of months remaining from the date of prepayment to each monthly payment date.

     "Yield Maintenance Calculation Method Type V" means a yield maintenance premium that is equal to the product obtained by multiplying:

     (a) the entire unpaid principal balance of the related mortgage note,

     times

     (b) the difference obtained by subtracting from the interest rate on the related mortgage note the yield rate on the 6.000% US Treasury Security due August 1, 2009 (the "Yield Rate"), as such yield rate is reported in the Wall Street Journal on the fifth business day preceding the date notice of prepayment is given to the holder of the related mortgage note, times

     (c) the present value factor calculated using the following formula:


                               1-(1 + r)(-n)
  Present Value Factor  =     ---------------
                                     r

     where

     r = the Yield Rate, and

     n = the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date of the related mortgage loan

     In the event that no Yield Rate is published for the specified US Treasury Security, then the nearest equivalent US Treasury Security shall be selected at the holder of the related mortgage note's discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, the holder of the related mortgage note shall determine such Yield Rates from another source selected by the holder of the related mortgage note.

     "Yield Maintenance Interest Rate" means, with respect to any mortgage loan in the trust, the annualized yield (the "Yield Rate") on securities issued by the United States Treasury having a maturity corresponding to the mortgage loan's Yield Maintenance Interest Rate Reference Date, as the Yield Rate is quoted using the applicable Yield Maintenance Treasury Source and Selection Date.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for this mortgage loan in the column labeled "Yield Maintenance Interest Rate" on Annex A to this prospectus supplement is "Treasury + x," or by zero (0) basis points if the value is "Treasury Flat."

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for this mortgage loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A to this prospectus supplement is "Yes".

     "Yield Maintenance Interest Rate Reference Date" means, with respect to any mortgage loan in the trust, the time horizon used to select the appropriate US Treasury Rate that is used when calculating a yield maintenance charge.

     If the value specified in the column labeled "Yield Maintenance Interest Rate Reference Date" on Annex A to this prospectus supplement is "Maturity," the Yield Maintenance Interest Rate Reference Date is the scheduled maturity date or anticipated repayment date, as applicable, of the mortgage loan.

     If the value specified in the column labeled "Yield Maintenance Interest Rate Reference Date" on Annex A to this prospectus supplement is "WAL," the Yield Maintenance Interest Rate Reference Date is the remaining Weighted Average Life to Maturity of the mortgage loan.

     "Yield Maintenance Treasury Source and Selection Date" means:

     - for Yield Maintenance Calculation Method Type I mortgage loans, the date five (5) days prior to the prepayment date, as quoted in the Federal Reserve Statistical Release [H15(519)],

     - for Yield Maintenance Calculation Method Type II mortgage loans, the week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release [H15(519)],

     - for Yield Maintenance Calculation Method Type III mortgage loans, the date at least two (2) business days prior to the prepayment date, as quoted in the Federal Reserve Statistical Release [H15(519)], and

     - for Yield Maintenance Calculation Method Type IV mortgage loans, the date fourteen (14) days prior to the date of prepayment, as published in The Wall Street Journal in New York, New York.

     If the yields for such securities of such maturity are not shown in such publication, then the Yield Maintenance Interest Rate shall be determined by the applicable lender by linear interpolation between the yields of securities of the next longer and shorter maturities. If said Federal Reserve Statistical Release, The Wall Street Journal, or any other information necessary for the determination of the Yield Maintenance Interest Rate in accordance with the foregoing is no longer published or otherwise available, then the Yield Maintenance Interest Rate shall be reasonably determined by the lender based on comparable data.

                                    ANNEX A

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

           Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in this Annex A, the ARD Loan is assumed to mature on its anticipated repayment date.

                      (This page intentionally left blank)

                        CUT-OFF DATE PRINCIPAL BALANCES

                                           AGGREGATE                    CUMULATIVE %     WEIGHTED AVERAGES
                                            CUT-OFF      % OF INITIAL    OF INITIAL    ---------------------
                              NUMBER OF       DATE         MORTGAGE       MORTGAGE                  STATED
RANGE OF CUT-OFF              MORTGAGE     PRINCIPAL         POOL           POOL       MORTGAGE   REMAINING
DATE PRINCIPAL BALANCES         LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)
-----------------------       ---------   ------------   ------------   ------------   --------   ----------
$         0 to
  $ 1,999,999...............      39      $ 47,566,979        4.97%          4.97%      7.763%       121
  2,000,000 to
    2,999,999...............      24        63,026,218        6.59          11.56       7.713        112
  3,000,000 to
    3,999,999...............      24        82,848,095        8.66          20.22       7.831        113
  4,000,000 to
    4,999,999...............      23       101,539,116       10.61          30.83       7.705        116
  5,000,000 to
    5,999,999...............      14        77,018,059        8.05          38.88       7.718        122
  6,000,000 to
    6,999,999...............      13        83,075,333        8.68          47.56       7.825        114
  7,000,000 to
    7,999,999...............       8        58,752,979        6.14          53.70       7.835         97
  8,000,000 to
    8,999,999...............      11        93,928,597        9.82          63.52       7.745        107
  9,000,000 to
    9,999,999...............       8        74,505,010        7.79          71.30       7.521        114
 10,000,000 to
   14,999,999...............      11       134,895,870       14.10          85.40       7.757        105
 15,000,000 to
   19,999,999...............       7       118,825,081       12.42          97.82       7.435        107
$20,000,000 to
  $20,999,999...............       1        20,851,862        2.18         100.00       7.930        116
                                 ---      ------------      ------                      -----        ---
    Totals/Wtd. Avg.........     183      $956,833,199      100.00%                     7.707%       111
                                 ===      ============      ======                      =====        ===

                                WEIGHTED AVERAGES
                              ----------------------

RANGE OF CUT-OFF              U/W NCF   CUT-OFF DATE
DATE PRINCIPAL BALANCES        DSCR      LTV RATIO
-----------------------       -------   ------------
$         0 to
  $ 1,999,999...............   1.46x       64.44%
  2,000,000 to
    2,999,999...............   1.35        71.30
  3,000,000 to
    3,999,999...............   1.32        72.06
  4,000,000 to
    4,999,999...............   1.29        72.10
  5,000,000 to
    5,999,999...............   1.32        71.05
  6,000,000 to
    6,999,999...............   1.29        72.65
  7,000,000 to
    7,999,999...............   1.29        69.44
  8,000,000 to
    8,999,999...............   1.25        72.58
  9,000,000 to
    9,999,999...............   1.26        77.09
 10,000,000 to
   14,999,999...............   1.30        71.79
 15,000,000 to
   19,999,999...............   1.31        70.29
$20,000,000 to
  $20,999,999...............   1.27        73.42
                               ----        -----
    Totals/Wtd. Avg.........   1.30x       71.66%
                               ====        =====

                                 MORTGAGE TYPE

                                     AGGREGATE                                           WEIGHTED AVERAGES
                                      CUT-OFF                                          ---------------------
                                        DATE       % OF INITIAL         MAXIMUM                     STATED
                        NUMBER OF    PRINCIPAL     MORTGAGE POOL     CUT-OFF DATE      MORTGAGE   REMAINING
LOAN TYPE               MORTGAGES     BALANCE         BALANCE      PRINCIPAL BALANCE     RATE     TERM (MO.)
---------               ---------   ------------   -------------   -----------------   --------   ----------
Balloon...............     172      $938,215,094       98.05%         $20,851,862       7.709%       110
Fully Amortizing......       9        11,482,215        1.20            5,071,203       7.355        214
Partial IO/Balloon....       1         6,026,000        0.63            6,026,000       7.960        113
ARD...................       1         1,109,889        0.12            1,109,889       8.110        117
                           ---      ------------      ------                            -----        ---
    Totals/Wtd. Avg...     183      $956,833,199      100.00%                           7.707%       111
                           ===      ============      ======                            =====        ===

                          WEIGHTED AVERAGES
                        ----------------------

                        U/W NCF   CUT-OFF DATE
LOAN TYPE                DSCR      LTV RATIO
---------               -------   ------------
Balloon...............   1.30x       71.75%
Fully Amortizing......   1.33        60.99
Partial IO/Balloon....   1.27        78.26
ARD...................   1.21        69.70
                         ----        -----
    Totals/Wtd. Avg...   1.30x       71.66%
                         ====        =====

                                  ACCRUAL TYPE

                                     AGGREGATE                                           WEIGHTED AVERAGES
                                      CUT-OFF                                          ---------------------
                        NUMBER OF       DATE       % OF INITIAL         MAXIMUM                     STATED
                        MORTGAGE     PRINCIPAL     MORTGAGE POOL     CUT-OFF DATE      MORTGAGE   REMAINING
ACCRUAL TYPE              LOANS       BALANCE         BALANCE      PRINCIPAL BALANCE     RATE     TERM (MO.)
------------            ---------   ------------   -------------   -----------------   --------   ----------
Actual/360 Basis......     175      $950,422,186       99.33%         $20,851,862       7.708%       110
30/360 Basis..........       8         6,411,013        0.67            1,335,277       7.478        196
                           ---      ------------      ------                            -----        ---
    Totals/Wtd. Avg...     183      $956,833,199      100.00%                           7.707%       111
                           ===      ============      ======                            =====        ===

                          WEIGHTED AVERAGES
                        ----------------------

                        U/W NCF   CUT-OFF DATE
ACCRUAL TYPE             DSCR      LTV RATIO
------------            -------   ------------
Actual/360 Basis......   1.30x       71.79%
30/360 Basis..........   1.43        52.74
                         ----        -----
    Totals/Wtd. Avg...   1.30x       71.66%
                         ====        =====

                                 MORTGAGE RATES

                       NUMBER OF       AGGREGATE       % OF INITIAL       CUMULATIVE %
RANGE OF               MORTGAGE      CUT-OFF DATE      MORTGAGE POOL   OF INITIAL MORTGAGE   MORTGAGE
MORTGAGE RATES           LOANS     PRINCIPAL BALANCE      BALANCE         POOL BALANCE         RATE
--------------         ---------   -----------------   -------------   -------------------   --------
6.75% to 6.99%.......       2        $ 10,026,499           1.05%              1.05%          6.884%
7.00% to 7.24%.......      17          95,372,680           9.97              11.02           7.145
7.25% to 7.49%.......      37         269,920,496          28.21              39.23           7.357
7.50% to 7.74%.......      48         182,860,171          19.11              58.34           7.612
7.75% to 7.99%.......      30         135,942,581          14.21              72.54           7.851
8.00% to 8.24%.......      27         159,843,609          16.71              89.25           8.118
8.25% to 8.49%.......       8          34,286,106           3.58              92.83           8.349
8.50% to 8.74%.......      11          54,554,814           5.70              98.53           8.596
8.75% to 8.99%.......       1           4,563,903           0.48              99.01           8.780
9.00% to 9.24%.......       2           9,462,339           0.99             100.00           9.061
                          ---        ------------         ------                              -----
    Totals/Wtd.
      Avg............     183        $956,833,199         100.00%                             7.707%
                          ===        ============         ======                              =====

                                WEIGHTED AVERAGES
                       -----------------------------------
                         STATED               CUT-OFF DATE
RANGE OF               REMAINING    U/W NCF       LTV
MORTGAGE RATES         TERM (MO.)    DSCR        RATIO
--------------         ----------   -------   ------------
6.75% to 6.99%.......     117        1.21x       75.50%
7.00% to 7.24%.......     127        1.38        69.63
7.25% to 7.49%.......     111        1.31        72.79
7.50% to 7.74%.......     110        1.33        71.10
7.75% to 7.99%.......     111        1.26        72.50
8.00% to 8.24%.......     103        1.24        72.07
8.25% to 8.49%.......     109        1.33        68.55
8.50% to 8.74%.......     106        1.37        70.80
8.75% to 8.99%.......     164        1.28        64.74
9.00% to 9.24%.......     112        1.43        67.11
                          ---        ----        -----
    Totals/Wtd.
      Avg............     111        1.30x       71.66%
                          ===        ====        =====

                      ORIGINAL TERM TO SCHEDULED MATURITY

                                                                                                 WEIGHTED AVERAGES
                                                                                               ---------------------
RANGE OF ORIGINAL        NUMBER OF       AGGREGATE       % OF INITIAL       CUMULATIVE %                    STATED
TERMS TO SCHEDULED       MORTGAGE      CUT-OFF DATE      MORTGAGE POOL   OF INITIAL MORTGAGE   MORTGAGE   REMAINING
MATURITY (MONTHS)          LOANS     PRINCIPAL BALANCE      BALANCE         POOL BALANCE         RATE     TERM (MO.)
------------------       ---------   -----------------   -------------   -------------------   --------   ----------
<120...................      10        $ 75,834,683           7.93%              7.93%          7.692%        65
120....................     161         850,647,964          88.90              96.83           7.716        113
121 - 179..............       3          14,739,405           1.54              98.37           7.181        142
180 - 239..............       3           5,394,993           0.56              98.93           8.647        164
240....................       6          10,216,154           1.07             100.00           7.295        221
                            ---        ------------         ------                              -----        ---
    Totals/Wtd.
      Avg. ............     183        $956,833,199         100.00%                             7.707%       111
                            ===        ============         ======                              =====        ===

                          WEIGHTED AVERAGES
                         -------------------
RANGE OF ORIGINAL        U/W    CUT-OFF DATE
TERMS TO SCHEDULED       NCF        LTV
MATURITY (MONTHS)        DSCR      RATIO
------------------       ----   ------------
<120...................  1.28x      66.49%
120....................  1.30       72.54
121 - 179..............  1.68       57.12
180 - 239..............  1.27       61.35
240....................  1.35       62.98
                         ----      ------
    Totals/Wtd.
      Avg. ............  1.30x      71.66%
                         ====      ======

                            MORTGAGE LOAN SEASONING

                                                                                                 WEIGHTED AVERAGES
                                                                                               ---------------------
                         NUMBER OF       AGGREGATE       % OF INITIAL       CUMULATIVE %                    STATED
                         MORTGAGE      CUT-OFF DATE      MORTGAGE POOL   OF INITIAL MORTGAGE   MORTGAGE   REMAINING
SEASONING (MONTHS)         LOANS     PRINCIPAL BALANCE      BALANCE         POOL BALANCE         RATE     TERM (MO.)
------------------       ---------   -----------------   -------------   -------------------   --------   ----------
 0 to 5................      92        $554,477,869          57.95%             57.95%          7.505%       113
 6 to 11...............      51         249,021,962          26.03              83.97           7.853        110
12 to 17...............      16          85,051,420           8.89              92.86           8.436        108
18 to 23...............      10          44,852,049           4.69              97.55           8.083        100
24 to 35...............      12          22,225,995           2.32              99.87           7.572        119
>=240..................       2           1,203,903           0.13             100.00           7.336        106
                            ---        ------------         ------                              -----        ---
    Totals/Wtd.
      Avg. ............     183        $956,833,199         100.00%                             7.707%       111
                            ===        ============         ======                              =====        ===

                          WEIGHTED AVERAGES
                         -------------------
                         U/W    CUT-OFF DATE
                         NCF        LTV
SEASONING (MONTHS)       DSCR      RATIO
------------------       ----   ------------
 0 to 5................  1.31x     71.69%
 6 to 11...............  1.29      72.16
12 to 17...............  1.28      71.76
18 to 23...............  1.35      71.68
24 to 35...............  1.33      65.82
>=240..................  1.38      54.13
                         ----      -----
    Totals/Wtd.
      Avg. ............  1.30x     71.66%
                         ====      =====

                     REMAINING TERMS TO SCHEDULED MATURITY

                                                                                                     WEIGHTED AVERAGES
                                          AGGREGATE                      CUMULATIVE     -------------------------------------------
RANGE OF REMAINING           NUMBER OF   CUT-OFF DATE   % OF INITIAL    % OF INITIAL                 STATED     U/W    CUT-OFF DATE
TERMS TO SCHEDULED           MORTGAGE     PRINCIPAL     MORTGAGE POOL   MORTGAGE POOL   MORTGAGE   REMAINING    NCF        LTV
MATURITY (MONTHS)              LOANS       BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)   DSCR      RATIO
------------------           ---------   ------------   -------------   -------------   --------   ----------   ----   ------------
  0 to 83..................       8      $ 74,191,583        7.75%           7.75%       7.696%        65       1.27x     66.66%
 84 to 107.................      29       129,471,312       13.53           21.29        8.165        101       1.31      71.66
108 to 119.................     134       722,819,753       75.54           96.83        7.635        115       1.30      72.67
120 to 179.................       5        19,742,113        2.06           98.89        7.555        148       1.58      58.44
180 to 239.................       7        10,608,438        1.11          100.00        7.339        220       1.34      62.45
                                ---      ------------      ------                        -----        ---       ----      -----
    Totals/Wtd. Avg. ......     183      $956,833,199      100.00%                       7.707%       111       1.30x     71.66%
                                ===      ============      ======                        =====        ===       ====      =====

                               PREPAYMENT PREMIUM

                                                                                                   WEIGHTED AVERAGES
                                         AGGREGATE                       MAXIMUM      -------------------------------------------
                            NUMBER OF   CUT-OFF DATE   % OF INITIAL    CUT-OFF DATE                STATED     U/W    CUT-OFF DATE
                            MORTGAGE     PRINCIPAL     MORTGAGE POOL    PRINCIPAL     MORTGAGE   REMAINING    NCF        LTV
PREPAYMENT PREMIUM            LOANS       BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)   DSCR      RATIO
------------------          ---------   ------------   -------------   ------------   --------   ----------   ----   ------------
Lockout/Defeasance........     156      $874,340,966       91.38%      $20,851,862     7.701%       111       1.31x     72.15%
Lockout/> of YM or 1%.....      25        71,970,932        7.52        18,720,068     7.690        110       1.31      65.15
Lockout/YM................       1         7,315,700        0.76         7,315,700     8.510        104       1.28      79.09
> of YM or 1%/Declining
  Fee.....................       1         3,205,600        0.34         3,205,600     7.930        116       1.25      68.20
                               ---      ------------      ------                       -----        ---       ----      -----
    Totals/Wtd. Avg. .....     183      $956,833,199      100.00%                      7.707%       111       1.30x     71.66%
                               ===      ============      ======                       =====        ===       ====      =====

                    PREPAYMENT RESTRICTION BY MORTGAGE RATE

                                                                               WEIGHTED AVERAGES
                                             AGGREGATE                       ----------------------
                              NUMBER OF       CUT-OFF        %OF INITIAL                   STATED
                              MORTGAGE     DATE PRINCIPAL      MORTGAGE      MORTGAGE    REMAINING
MORTGAGE RATE                   LOANS         BALANCE        POOL BALANCE      RATE      TERM (MO.)
-------------                 ---------    --------------    ------------    --------    ----------
6.75% to 7.24%                    19        $105,399,179         11.02%       7.121%        126
7.25% to 7.49%                    37         269,920,496         28.21        7.357         111
7.50% to 7.74%                    48         182,860,171         19.11        7.612         110
7.75% to 7.99%                    30         135,942,581         14.21        7.851         111
8.00% to 8.24%                    27         159,843,609         16.71        8.118         103
8.25% to 8.49%                     8          34,286,106          3.58        8.349         109
8.50% to 8.74%                    11          54,554,814          5.70        8.596         106
8.75% to 8.99%                     1           4,563,903          0.48        8.780         164
9.00% to 9.24%                     2           9,462,339          0.99        9.061         112
                                 ---        ------------        ------        -----         ---
    Totals/Wtd. Avg              183        $956,833,199        100.00%       7.707%        111
                                 ===        ============        ======        =====         ===

                                             % OF INITIAL MORTGAGE POOL BALANCE
                              -----------------------------------------------------------------
                                                                                 GREATER OF 1%
                                               LOCKOUT THEN                      OR YLD. MAINT.
                              LOCKOUT THEN    GREATER OF 1%     LOCKOUT THEN     THEN DECLINING
MORTGAGE RATE                  DEFEASANCE     OR YLD. MAINT.     YLD. MAINT.          FEE
-------------                 ------------    --------------    -------------    --------------
6.75% to 7.24%                    9.78%            1.24%            0.00%             0.00%
7.25% to 7.49%                   27.97             0.23             0.00              0.00
7.50% to 7.74%                   15.64             3.48             0.00              0.00
7.75% to 7.99%                   13.77             0.10             0.00              0.34
8.00% to 8.24%                   14.27             2.44             0.00              0.00
8.25% to 8.49%                    3.58             0.00             0.00              0.00
8.50% to 8.74%                    4.90             0.04             0.76              0.00
8.75% to 8.99%                    0.48             0.00             0.00              0.00
9.00% to 9.24%                    0.99             0.00             0.00              0.00
                                 -----             ----             ----              ----
    Totals/Wtd. Avg              91.38%            7.52%            0.76%             0.34%
                                 =====             ====             ====              ====

      INITIAL LOAN POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (1)

                                                           MONTHS FOLLOWING CUT-OFF DATE
                                         ------------------------------------------------------------------
PREPAYMENT RESTRICTION                     0         12        24        36        48        60        72
----------------------                   ------    ------    ------    ------    ------    ------    ------
Remaining Pool Balance (2)               100.00%    99.08%    98.08%    97.02%    95.85%    89.86%    88.55%
Locked(3)                                 99.66     98.41     95.64     94.13     94.12     91.31     91.34
Yield Maintenance                          0.34      1.59      4.36      5.87      5.88      8.33      8.30
5% Premium                                 0.00      0.00      0.00      0.00      0.00      0.36      0.00
4% Premium                                 0.00      0.00      0.00      0.00      0.00      0.00      0.36
3% Premium                                 0.00      0.00      0.00      0.00      0.00      0.00      0.00
2% Premium                                 0.00      0.00      0.00      0.00      0.00      0.00      0.00
1% Premium                                 0.00      0.00      0.00      0.00      0.00      0.00      0.00
Open                                       0.00      0.00      0.00      0.00      0.00      0.00      0.00
                                         ------    ------    ------    ------    ------    ------    ------
         Total                           100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                         ======    ======    ======    ======    ======    ======    ======

                                            MONTHS FOLLOWING CUT-OFF DATE
                                         ------------------------------------
PREPAYMENT RESTRICTION                     84        96       108       120
----------------------                   ------    ------    ------    ------
Remaining Pool Balance (2)                84.66%    81.58%    68.59%     2.35%
Locked(3)                                 92.04     91.89     91.52     85.16
Yield Maintenance                          7.21      5.69      5.59     14.84
5% Premium                                 0.00      0.00      0.00      0.00
4% Premium                                 0.00      0.00      0.00      0.00
3% Premium                                 0.37      0.00      0.00      0.00
2% Premium                                 0.00      0.38      0.00      0.00
1% Premium                                 0.00      0.00      0.44      0.00
Open                                       0.38      2.05      2.44      0.00
                                         ------    ------    ------    ------
         Total                           100.00%   100.00%   100.00%   100.00%
                                         ======    ======    ======    ======

---------------

(1) All numbers, unless otherwise noted, are as a percentage of the mortgage pool balance at the specified point in time.

(2) Remaining mortgage pool balance as a percentage of the initial mortgage pool balance at the specified point in time.

(3) Locked includes loans in defeasance.

                                 PROPERTY TYPES

                                                                              MAXIMUM                WEIGHTED AVERAGES
                                               AGGREGATE     % OF INITIAL     CUT-OFF     ---------------------------------------
                                 NUMBER OF    CUT-OFF DATE     MORTGAGE        DATE                    STATED     U/W    CUT-OFF
                                 MORTGAGED     PRINCIPAL         POOL        PRINCIPAL    MORTGAGE   REMAINING    NCF    DATE LTV
PROPERTY TYPES                   PROPERTIES     BALANCE        BALANCE        BALANCE       RATE     TERM (MO.)   DSCR    RATIO
--------------                   ----------   ------------   ------------   -----------   --------   ----------   ----   --------
Anchored Retail................      41       $275,888,023       28.83%     $16,854,242     7.712%      111       1.30x   73.25%
  Anchored Retail..............      20        158,630,379       16.58       16,854,242     7.616       106       1.30    72.80
  Single Tenant Retail,
    Anchor.....................      12         62,547,047        6.54        8,367,487     7.959       116       1.22    76.79
  Shadow Anchored Retail.......       9         54,710,597        5.72       13,471,741     7.710       120       1.36    70.47
Office.........................      41        263,668,286       27.56       20,851,862     7.777       105       1.28    70.17
Multifamily....................      35        166,149,704       17.36       17,233,985     7.548       115       1.25    76.28
Unanchored Retail..............      25         77,189,017        8.07        9,747,855     7.736       119       1.42    67.56
  Unanchored Retail............      16         53,210,721        5.56        9,747,855     7.540       116       1.38    70.42
  Single Tenant Retail,
    Non-Anchor.................       9         23,978,296        2.51        5,264,050     8.172       125       1.51    61.22
Mixed Use......................       9         57,738,782        6.03       19,074,366     7.658       112       1.34    68.46
Industrial.....................      13         36,809,489        3.85        4,332,218     7.638       115       1.30    73.05
Office/Industrial..............       9         29,862,229        3.12        7,347,354     7.668       106       1.34    66.13
Self Storage...................       3         15,555,233        1.63        9,295,894     7.531       116       1.34    67.17
Hotel..........................       3         15,461,569        1.62        6,064,169     8.746       114       1.42    65.32
Mobile Home Park...............       2         12,472,130        1.30        9,079,963     7.096       117       1.25    76.75
Other..........................       2          4,716,583        0.49        3,782,204     8.500       130       1.52    60.29
Health Care....................       1          1,322,154        0.14        1,322,154     8.730        97       4.02    42.65
                                    ---       ------------      ------                     ------       ---       ----    -----
    Totals/Wtd. Avg............     184       $956,833,199      100.00%                     7.707%      111       1.30x   71.66%
                                    ===       ============      ======                     ======       ===       ====    =====

                              ENCUMBERED INTEREST

                                                                                                 WEIGHTED AVERAGES}
                               NUMBER      AGGREGATE     % OF INITIAL     MAXIMUM      ---------------------------------------
                                 OF       CUT-OFF DATE     MORTGAGE     CUT-OFF DATE                STATED     U/W    CUT-OFF
ENCUMBERED                   MORTGAGED     PRINCIPAL         POOL        PRINCIPAL     MORTGAGE   REMAINING    NCF    DATE LTV
INTEREST                     PROPERTIES     BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    RATIO
----------                   ----------   ------------   ------------   ------------   --------   ----------   ----   --------
Ownership..................     183       $953,846,600       99.69%     $20,851,862     7.705%       111       1.31x   71.71%
Leasehold..................       1          2,986,598        0.31        2,986,598     8.300        113       1.22    56.89
                                ---       ------------      ------                      -----        ---       ----    -----
    Totals/Wtd. Avg........     184       $956,833,199      100.00%                     7.707%       111       1.30x   71.66%
                                ===       ============      ======                      =====        ===       ====    =====

                             CUT-OFF DATE LTV RATIO

                                                                                                  WEIGHTED AVERAGES
                                           AGGREGATE     % OF INITIAL   CUMULATIVE %   ---------------------------------------
                              NUMBER OF   CUT-OFF DATE     MORTGAGE      OF INITIAL                 STATED     U/W    CUT-OFF
RANGE OF CUT-OFF DATE         MORTGAGE     PRINCIPAL         POOL         MORTGAGE     MORTGAGE   REMAINING    NCF    DATE LTV
LTV RATIO                       LOANS       BALANCE        BALANCE      POOL BALANCE     RATE     TERM (MO.)   DSCR    RATIO
---------------------         ---------   ------------   ------------   ------------   --------   ----------   ----   --------
 0.00% to 49.99%............      11      $ 23,806,867        2.49%          2.49%      7.579%        97       1.65x   45.99%
50.00% to 54.99%............       5        10,362,801        1.08           3.57       7.823        129       1.54    53.03
55.00% to 59.99%............       9        47,783,019        4.99           8.56       7.299        121       1.52    59.27
60.00% to 64.99%............      17        75,529,994        7.89          16.46       8.026        106       1.35    62.81
65.00% to 69.99%............      29       148,135,341       15.48          31.94       7.884        108       1.31    68.18
70.00% to 74.99%............      56       327,927,401       34.27          66.21       7.648        111       1.29    73.37
75.00% to 79.99%............      54       311,495,200       32.55          98.77       7.683        112       1.24    77.80
80.00% to 84.99%............       2        11,792,576        1.23         100.00       7.508        114       1.28    80.52
                                 ---      ------------      ------                      -----        ---       ----    -----
    Totals/Wtd. Avg.........     183      $956,833,199      100.00%                     7.707%       111       1.30x   71.66%
                                 ===      ============      ======                      =====        ===       ====    =====

                  UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

                                                                                                  WEIGHTED AVERAGES
                                     AGGREGATE     % OF INITIAL    CUMULATIVE %     ----------------------------------------------
                        NUMBER OF   CUT-OFF DATE     MORTGAGE       OF INITIAL                   STATED               CUT-OFF DATE
RANGE OF                MORTGAGE     PRINCIPAL         POOL          MORTGAGE       MORTGAGE   REMAINING    U/W NCF       LTV
U/W NCF DSCR (X)          LOANS       BALANCE        BALANCE       POOL BALANCE       RATE     TERM (MO.)    DSCR        RATIO
----------------        ---------   ------------   ------------   ---------------   --------   ----------   -------   ------------
1.15 to 1.19..........      10      $ 73,741,823        7.71%           7.71%        7.886%       105        1.19x       74.26%
1.20 to 1.24..........      40       206,492,266       21.58           29.29         7.661        116        1.22        74.83
1.25 to 1.29..........      60       362,791,799       37.92           67.20         7.837        108        1.27        73.20
1.30 to 1.34..........      24       129,600,692       13.54           80.75         7.446        109        1.33        71.99
1.35 to 1.39..........      16        59,860,090        6.26           87.00         7.603        110        1.37        67.77
1.40 to 1.44..........      11        39,144,762        4.09           91.10         7.954        116        1.42        63.71
1.45 to 1.49..........       6        26,410,441        2.76           93.86         7.423        118        1.48        69.53
1.50 to 1.54..........       5        27,612,078        2.89           96.74         7.586        112        1.52        60.47
1.55 to 1.99..........       7        24,942,180        2.61           99.35         7.287        133        1.64        57.82
2.00 to 4.09..........       4         6,237,069        0.65          100.00         7.840        122        2.55        40.82
                           ---      ------------      ------                         -----        ---        ----        -----
    Totals/Wtd. Avg...     183      $956,833,199      100.00%                        7.707%       111        1.30x       71.66%
                           ===      ============      ======                         =====        ===        ====        =====

                          MATURITY DATE/ARD LTV RATIO

                                                                                                WEIGHTED AVERAGES
                                                           % OF INITIAL   CUMULATIVE %   -------------------------------
                           NUMBER OF   AGGREGATE CUT-OFF     MORTGAGE      OF INITIAL                 STATED       U/W
RANGE OF MATURITY DATE/    MORTGAGE          DATE              POOL         MORTGAGE     MORTGAGE   REMAINING      NCF
ARD LTV RATIO                LOANS     PRINCIPAL BALANCE     BALANCE      POOL BALANCE     RATE     TERM (MO.)    DSCR
-----------------------    ---------   -----------------   ------------   ------------   --------   ----------   -------
0.00% to 4.99%...........       9        $ 11,482,215           1.20%          1.20%      7.355%       214        1.33x
5.00% to 49.99%..........      16          50,507,115           5.28           6.48       7.591        104        1.58
50.00% to 54.99%.........      14          58,612,190           6.13          12.60       7.599        118        1.44
55.00% to 59.99%.........      20         119,045,214          12.44          25.05       7.972        109        1.31
60.00% to 64.99%.........      42         220,092,263          23.00          48.05       7.689        112        1.30
65.00% to 69.99%.........      60         350,093,111          36.59          84.64       7.657        111        1.27
70.00% to 74.99%.........      22         147,001,091          15.36         100.00       7.749        102        1.25
                              ---        ------------         ------                      -----        ---        ----
    Totals/Wtd. Avg......     183        $956,833,199         100.00%                     7.707%       111        1.30x
                              ===        ============         ======                      =====        ===        ====


                           CUT-OFF DATE
RANGE OF MATURITY DATE/        LTV
ARD LTV RATIO                 RATIO
-----------------------    ------------
0.00% to 4.99%...........     60.99%
5.00% to 49.99%..........     53.41
50.00% to 54.99%.........     60.66
55.00% to 59.99%.........     66.52
60.00% to 64.99%.........     71.78
65.00% to 69.99%.........     75.32
70.00% to 74.99%.........     78.41
                              -----
    Totals/Wtd. Avg......     71.66%
                              =====

                           GEOGRAPHIC CONCENTRATIONS

                                                                             CUMULATIVE %       WEIGHTED AVERAGES
                                                             % OF INITIAL     OF INITIAL      ---------------------
                       NUMBER OF          AGGREGATE            MORTGAGE        MORTGAGE                    STATED
                       MORTGAGED           CUT-OFF               POOL            POOL         MORTGAGE   REMAINING
STATE/REGION           PROPERTIES   DATE PRINCIPAL BALANCE     BALANCE          BALANCE         RATE     TERM (MO.)
------------           ----------   ----------------------   ------------   ---------------   --------   ----------
Southern
  California.........      28            $169,402,452            17.70%          17.70%        7.619%       106
Northern California..      17             122,733,771            12.83           30.53         7.436        113
Texas................       8              64,562,773             6.75           37.28         7.895        110
New York.............      13              62,425,930             6.52           43.80         7.895        119
Massachusetts........       9              51,517,652             5.38           49.19         7.734         99
New Jersey...........       7              40,315,227             4.21           53.40         7.666        115
Georgia..............       8              38,612,845             4.04           57.44         7.575        111
Virginia.............       5              37,374,117             3.91           61.34         7.412        116
Florida..............       8              33,429,866             3.49           64.84         8.001        119
Connecticut..........       4              31,333,743             3.27           68.11         8.062        103
Colorado.............       4              29,451,258             3.08           71.19         8.146         97
Arizona..............      11              27,188,921             2.84           74.03         8.001        112
Kansas...............       2              25,781,560             2.69           76.72         7.834        110
Oregon...............       4              20,561,786             2.15           78.87         7.193        116
Tennessee............       5              19,510,658             2.04           80.91         8.251        103
Michigan.............       4              19,306,464             2.02           82.93         7.623        122
Washington...........       6              16,104,719             1.68           84.61         7.422        144
North Dakota.........       2              13,761,454             1.44           86.05         7.338        117
Maryland.............       3              13,673,163             1.43           87.48         7.982        110
Minnesota............       4              13,541,579             1.42           88.90         7.520        114
Illinois.............       3              12,878,482             1.35           90.24         7.330        113
Nebraska.............       2              12,183,817             1.27           91.52         7.738        112
Nevada...............       4              11,649,703             1.22           92.73         7.920        112
Alabama..............       4              11,130,687             1.16           93.90         7.628        116
Ohio.................       3              10,456,198             1.09           94.99         8.220        112
North Carolina.......       2               8,955,926             0.94           95.93         7.685        112
Mississippi..........       1               8,407,841             0.88           96.80         8.110        102
Utah.................       4               8,169,439             0.85           97.66         7.508        115
New Mexico...........       1               4,156,060             0.43           98.09         8.550         99
Indiana..............       1               3,402,406             0.36           98.45         7.100        117
Maine................       1               3,067,478             0.32           98.77         7.700        116
Louisiana............       1               2,944,466             0.31           99.08         7.470        117
Iowa.................       1               2,697,178             0.28           99.36         7.580        116
Oklahoma.............       1               2,416,508             0.25           99.61         8.450        114
Pennsylvania.........       1               2,191,818             0.23           99.84         7.560        115
Idaho................       1                 770,157             0.08           99.92         7.500         88
South Carolina.......       1                 765,098             0.08          100.00         7.300         84
                          ---            ------------           ------                         -----        ---
    Totals/Wtd.
      Avg. ..........     184            $956,833,199           100.00%                        7.707%       111
                          ===            ============           ======                         =====        ===
Top 10 States........     111            $681,159,635            71.19%                        7.697%       110
                          ===            ============           ======                         =====        ===
Other................      73            $275,673,564            28.81%                        7.731%       114
                          ===            ============           ======                         =====        ===

                         WEIGHTED AVERAGES
                       ----------------------
                         U/W     CUT-OFF DATE
                         NCF         LTV
STATE/REGION            DSCR        RATIO
------------           -------   ------------
Southern
  California.........  1.33x        70.57%
Northern California..   1.36        65.95
Texas................   1.31        74.28
New York.............   1.27        70.58
Massachusetts........   1.29        68.56
New Jersey...........   1.28        73.43
Georgia..............   1.37        72.86
Virginia.............   1.27        74.26
Florida..............   1.30        74.56
Connecticut..........   1.24        72.07
Colorado.............   1.25        68.23
Arizona..............   1.33        73.00
Kansas...............   1.27        72.42
Oregon...............   1.21        78.53
Tennessee............   1.26        76.11
Michigan.............   1.30        74.12
Washington...........   1.25        72.63
North Dakota.........   1.27        79.55
Maryland.............   1.26        74.19
Minnesota............   1.30        79.66
Illinois.............   1.36        72.30
Nebraska.............   1.23        77.09
Nevada...............   1.28        72.59
Alabama..............   1.34        74.66
Ohio.................   1.47        60.43
North Carolina.......   1.22        77.25
Mississippi..........   1.20        77.85
Utah.................   1.34        72.66
New Mexico...........   1.25        63.94
Indiana..............   1.30        77.33
Maine................   1.26        71.34
Louisiana............   1.38        75.50
Iowa.................   1.25        79.80
Oklahoma.............   1.27        74.35
Pennsylvania.........   1.26        73.06
Idaho................   1.61        55.61
South Carolina.......   1.42        63.76
                        ----        -----
    Totals/Wtd.
      Avg. ..........   1.30x       71.66%
                        ====        =====
Top 10 States........   1.31x       70.60%
                        ====        =====
Other................   1.29x       74.27%
                        ====        =====

                      (This page intentionally left blank)

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


                        Mortgage
 Control      Loan       Loan
 Number      Number     Seller          Loan / Property Name                        Property Address                  City
-----------------------------------------------------------------------------------------------------------------------------------
   101    7001836        SBRC    Atrium at Highpoint                       5615 High Point Drive                   Irving
   102    03-0812063     GCFP    Van Ness Post Centre                      1200 Van Ness Avenue                    San Francisco
   103    03-0810416     GCFP    90 William Street                         90 William Street                       New York
   104    03-0810277     GCFP    Ironwood Apartments                       2742 Jeanetta Road                      Houston
   105    010-00000684   AMCC    Savi Ranch Center                         23021-23060 Savi Ranch Parkway,         Yorba Linda
                                                                             23030 & 23040 East Park Drive
   106    11965          GCFP    Union Square Marketplace Shopping Center  1604-1800 Decoto Road and 34536-34696   Union City
                                                                             Alvarado-Niles Road
   107    12014          GCFP    Sterling Plaza Shopping Center            22330-22360 Sterling Boulevard          Sterling
   108    11980          GCFP    Metro Park                                6350 Walker Lane                        Springfield
   109    6605538        SBRC    Plaza Gardens                             13900 Newton Street                     Overland Park
   110    010-00000672   AMCC    400 Valley Road                           400 Valley Road                         Mount Arlington
   111    11806          GCFP    Greenhouse Marketplace Shopping Center    699 Lewelling Boulevard                 San Leandro
   112    010-00000701   AMCC    Dry Creek Medical Office Building         7470 & 7450 South Havana Street         Englewood
   113    7001723        SBRC    Summit Ridge Business Park                6759 - 6779 Mesa Ridge Road             San Diego
   114    010-00000690   AMCC    Fenton Marketplace                        2169, 2245, 2307, 2401, 2431, 2441      San Diego
                                                                             Fenton Parkway,  2408 & 2482
                                                                             Northside Drive
   115    115            SBRC    Crossroads Shopping Center                126 Waterford Parkway North             Waterford
   116    7001469        SBRC    Westford Technology Park II               2 Technology Park Drive                 Westford
   117    03-0810229     GCFP    Telephone Road Plaza                      4714, 4718, 4722, 4726, 4730, 4732,     Ventura
                                                                             4738, 4744, 4756 Telephone Road
                                                                             and 1440 Eastman Avenue
   118    6604209        SBRC    95 Metcalf Square                         7171 West 95th Street                   Overland Park
   119    6603513        SBRC    The Corporate Forum                       4501 Circle 75 Parkway                  Atlanta
   120    7001068        SBRC    Coral Palm Plaza                          2015-2150 North University Drive        Coral Springs
   121    6605095        SBRC    Shaker Square Shopping Center             684 East Boronda Road                   Salinas
   122    010-00000679   AMCC    Tucker Pointe Townhomes                   3001-3217 23rd Avenue Southwest         Fargo
   123    7000230        SBRC    Peninsula Storage Center                  866 & 999 Independence Avenue           Mountain View
   124    03-0812055     GCFP    Washington Corners                        47 East Chicago Avenue                  Naperville
   125    03-0810249     GCFP    Parkwood Plaza Shopping Center            8012, 8014, 8086 North Cedar Avenue     Fresno
                                                                             and 1540, 1570, 1590 East Nees
                                                                             Avenue
   126    6604500        SBRC    Bent Tree Apartments                      149 Hickory Hollow Terrace              Antioch
   127    03-0812058     GCFP    Quail Run                                 33099 Willow Lane                       Lenox Township
   128    6202615        SBRC    1050 Wall Street West                     1050 Wall Street West                   Lyndhurst
   129    7000172        SBRC    Shadow Ridge Apartments                   8500 Granville Parkway                  La Vista
   130    7001476        SBRC    270 Billerica Road                        270 Billerica Road                      Chelmsford
   131    7000111        SBRC    Regency Park Plaza                        601-681 Elmira Road                     Vacaville
   132    7001021        SBRC    Farm Glen Executive Park                  1-3 Farmglen Boulevard                  Farmington
   133    11995          GCFP    Vineyard Shopping Center                  5100 Clayton Road                       Concord
   134    6604431        SBRC    Annandale Gardens                         10862 Nichols Boulevard                 Olive Branch
   135    03-0810422     GCFP    Westfield Stop & Shop                     57-59 Main Street                       Westfield
   136    03-0810278     GCFP    La Paz Shopping Center                    25232-25342 McIntyre Street             Laguna Hills
   137    400020         GCFP    Midway Plaza                              5031-5051 West Irlo Bronson             Kissimmee
                                                                             Memorial Highway
   138    400019         GCFP    4455-4461 West Vine Street                4455-4461 West Vine Street              Kissimmee
   139    400018         GCFP    6600-6602 International Drive             6600-6602 International Drive           Orlando
   140    03-0810292     GCFP    390 North Moorpark Road                   390 North Moorpark Road                 Thousand Oaks
   141    6604469        SBRC    Bowles Village Shopping Center            7335 West Long Drive                    Littleton
   142    7001547        SBRC    Orchard Hardware Plaza                    8998-9116 Foothill Boulevard            Rancho Cucamonga
   143    7001805        SBRC    Waldbaums Supermarket (A&P) -             50 East Hoffman Road                    Lindenhurst
                                   Lindenhurst, NY
   144    7001127        SBRC    6820 Shingle Creek Parkway                6820 Shingle Creek Parkway              Brooklyn Center
   145    7001128        SBRC    6840 Shingle Creek Parkway                6840 Shingle Creek Parkway              Brooklyn Center
   146    7001018        SBRC    Long Beach Corporate Square               4300 Long Beach Boulevard               Long Beach
   147    03-0810425     GCFP    125 Middlesex Turnpike                    125 Middlesex Turnpike                  Bedford
   148    6604372        SBRC    Regents Walk                              13016 Leeds Court                       Tampa
   149    7001803        SBRC    Waldbaums Supermarket (A&P) -             60 Wall Street                          Huntington
                                   Huntington, NY
   150    7001764        SBRC    The Promenade Building                    1936 University Avenue                  Berkeley
   151    7000086        SBRC    Mitchell Lofts                            3800 Commerce Street                    Dallas
   152    03-0812027     GCFP    1212 Boston Post Road                     1212 Boston Post Road                   Milford
   153    010-00000660   AMCC    Savon Drug & Office Depot                 6235 & 6265 El Cajon Boulevard          San Diego
   154    7001411        SBRC    Landmark Entertainment Building           6100 San Fernando Road                  Glendale
   155    010-00000702   AMCC    Hacienda Vallecitos Senior                736 Center Drive                        San Marcos
                                   Apartments
   156    7001809        SBRC    A&P Supermarket - Howard                  15601 Cross Bay Boulevard               Howard Beach
                                   Beach, NY
   157    7002031        SBRC    Maxwell Village Shopping Center           19101-19245 Sonoma Highway              Sonoma
   158    010-00000655   AMCC    Downtowner Office Building                1087 Downtowner Boulevard               Mobile
   159    7001828        SBRC    Woodview Apartments                       14700-14720 Southwest Beard Road        Beaverton
   160    7001131        SBRC    275 Dan Road                              275 Dan Road                            Canton
   161    6605603        SBRC    Los Gatos Professional Building           3803 South Bascom Avenue                Campbell
   162    11517          GCFP    Candlewood Suites - Dallas Market Center  7930 North Stemmons Freeway             Dallas
   163    7001092        SBRC    Shady Oak I                               6815 Shady Oak Road                     Eden Prairie
   164    7001126        SBRC    Golden Valley II                          8325-8459 Tenth Avenue North            Golden Valley


  Control      Loan
  Number      Number      State    Zip Code         County            Property Type            Detailed Property Type
------------------------------------------------------------------------------------------------------------------------------
    101     7001836        TX       75038       Dallas                Office                 Office, Single Tenant
    102     03-0812063     CA       94109       San Francisco         Mixed Use              Mixed Use, Health Club(41%)/
                                                                                               Retail(30%)/Office(29%)
    103     03-0810416     NY       10038       New York              Office                 Office
    104     03-0810277     TX       77063       Harris                Multifamily            Multifamily
    105     010-00000684   CA       92887       Orange                Anchored Retail        Anchored Retail
    106     11965          CA       94587       Alameda               Anchored Retail        Anchored Retail
    107     12014          VA       20164       Loudoun               Anchored Retail        Anchored Retail
    108     11980          VA       22310       Fairfax               Office                 Office
    109     6605538        KS       66223       Johnson               Multifamily            Multifamily
    110     010-00000672   NJ       07856       Morris                Office                 Office
    111     11806          CA       94579       Alameda               Anchored Retail        Shadow Anchored Retail
    112     010-00000701   CO       80112       Arapahoe              Office                 Office, Medical Office
    113     7001723        CA       92121       San Diego             Office                 Office
    114     010-00000690   CA       92108       San Diego             Anchored Retail        Shadow Anchored Retail
    115     115            CT       06385       New London            Anchored Retail        Anchored Retail
    116     7001469        MA       01886       Middlesex             Office                 Office
    117     03-0810229     CA       93003       Ventura               Anchored Retail        Shadow Anchored Retail
    118     6604209        KS       66212       Johnson               Mixed Use              Mixed Use, Office(72%)/Retail(28%)
    119     6603513        GA       30339       Cobb                  Office                 Office
    120     7001068        FL       33071       Broward               Unanchored Retail      Unanchored Retail
    121     6605095        CA       93906       Monterey              Anchored Retail        Anchored Retail
    122     010-00000679   ND       58103       Cass                  Multifamily            Multifamily
    123     7000230        CA       94043       Santa Clara           Self Storage           Self Storage
    124     03-0812055     IL       60540       DuPage                Mixed Use              Mixed Use, Retail(65%)/Office(35%)
    125     03-0810249     CA       93720       Fresno                Unanchored Retail      Unanchored Retail
    126     6604500        TN       37013       Davidson              Multifamily            Multifamily
    127     03-0812058     MI       48048       Macomb                Mobile Home Park       Mobile Home Park
    128     6202615        NJ       07071       Bergen                Office                 Office
    129     7000172        NE       68128       Sarpy                 Multifamily            Multifamily
    130     7001476        MA       01824       Middlesex             Office                 Office, Single Tenant
    131     7000111        CA       95687       Solano                Anchored Retail        Anchored Retail
    132     7001021        CT       06032       Hartford              Office                 Office
    133     11995          CA       94521       Contra Costa          Anchored Retail        Anchored Retail
    134     6604431        MS       38654       DeSoto                Multifamily            Multifamily
    135     03-0810422     MA       01085       Hampden               Anchored Retail        Single Tenant Retail, Anchor
    136     03-0810278     CA       92653       Orange                Mixed Use              Mixed Use, Retail(69%)/Office(31%)
    137     400020         FL       34746       Osceola               Unanchored Retail      Unanchored Retail
    138     400019         FL       34746       Osceola               Unanchored Retail      Unanchored Retail
    139     400018         FL       32819       Orange                Unanchored Retail      Unanchored Retail
    140     03-0810292     CA       93160       Ventura               Anchored Retail        Single Tenant Retail, Anchor
    141     6604469        CO       80123       Jefferson             Anchored Retail        Anchored Retail
    142     7001547        CA       91730       San Bernardino        Anchored Retail        Anchored Retail
    143     7001805        NY       11757       Suffolk               Anchored Retail        Single Tenant Retail, Anchor
    144     7001127        MN       55430       Hennepin              Industrial             Industrial, Warehouse
    145     7001128        MN       55430       Hennepin              Industrial             Industrial, Warehouse
    146     7001018        CA       90807       Los Angeles           Office                 Office
    147     03-0810425     MA       01730       Middlesex             Office/Industrial      Office(44%)/Industrial(56%)
    148     6604372        FL       33612       Hillsborough          Multifamily            Multifamily
    149     7001803        NY       11743       Suffolk               Anchored Retail        Single Tenant Retail, Anchor
    150     7001764        CA       94704       Alameda               Office                 Office
    151     7000086        TX       75226       Dallas                Multifamily            Multifamily
    152     03-0812027     CT       06460       New Haven             Anchored Retail        Anchored Retail
    153     010-00000660   CA       92115       San Diego             Anchored Retail        Anchored Retail
    154     7001411        CA       91201       Los Angeles           Office                 Office, Single Tenant
    155     010-00000702   CA       92069       San Diego             Multifamily            Multifamily
    156     7001809        NY       11414       Queens                Anchored Retail        Anchored Retail
    157     7002031        CA       95476       Sonoma                Anchored Retail        Anchored Retail
    158     010-00000655   AL       36609       Mobile                Office                 Office
    159     7001828        OR       97007       Washington            Multifamily            Multifamily
    160     7001131        MA       02021       Norfolk               Office                 Office, Single Tenant
    161     6605603        CA       95008       Santa Clara           Office                 Office, Medical Office
    162     11517          TX       75247       Dallas                Hotel                  Hotel, Limited Service
    163     7001092        MN       55344       Hennepin              Industrial             Industrial, Warehouse
    164     7001126        MN       55427       Hennepin              Industrial             Industrial, Warehouse


                                            Property
  Control        Loan        Property      Size Unit          Year          Year             Occupancy      Occupancy
  Number       Number         Size            Type           Built       Renovated           Percentage     as of Date
--------------------------------------------------------------------------------------------------------------------------
    101     7001836             212,929        SF            1981           NAP                  100%        02/01/01
    102     03-0812063          108,515        SF            1911          1989                  100%        03/28/01
    103     03-0810416          173,249        SF            1967          1997                   91%        03/14/01
    104     03-0810277              288      Units           2000           NAP                   95%        01/18/01
    105     010-00000684        150,810        SF            1999           NAP                  100%        02/08/01
    106     11965               189,445        SF            1989           NAP                   95%        01/12/01
    107     12014               152,662        SF            1988          2000                   94%        03/14/01
    108     11980               129,102        SF            2000           NAP                  100%        01/12/01
    109     6605538                 200      Units           1999           NAP                   96%        06/18/01
    110     010-00000672        130,447        SF            2000           NAP                   90%        02/01/01
    111     11806               103,029        SF            1986           NAP                  100%        03/13/01
    112     010-00000701         77,419        SF            2000           NAP                   93%        05/07/01
    113     7001723             133,841        SF            2000           NAP                  100%        01/25/01
    114     010-00000690         50,388        SF            2000           NAP                   99%        04/02/01
    115     115                 197,478        SF            1987          1991                  100%        02/28/01
    116     7001469             104,790        SF            2000           NAP                  100%        01/31/01
    117     03-0810229          120,140        SF            1985           NAP                   97%        03/08/01
    118     6604209             154,275        SF            1979          1999                   93%        04/04/01
    119     6603513             182,858        SF            1981          1994                   98%        02/01/01
    120     7001068             135,936        SF            1986          2000                   96%        03/31/01
    121     6605095              76,651        SF            2000           NAP                  100%        11/20/00
    122     010-00000679            141      Units           1997          2000                   94%        02/14/01
    123     7000230              80,550        SF            1999           NAP                   96%        11/26/00
    124     03-0812055           59,835        SF            1999           NAP                  100%        12/31/00
    125     03-0810249           78,567        SF            2000           NAP                   96%        03/01/01
    126     6604500                 274      Units           1986           NAP                   94%        06/05/01
    127     03-0812058              340       Pads           1991          1999                  100%        01/16/01
    128     6202615             124,118        SF            1975           NAP                  100%        10/19/00
    129     7000172                 276      Units           1972          1994                   98%        09/01/00
    130     7001476             100,000        SF            1985          1993                  100%        01/01/01
    131     7000111              88,086        SF            1989           NAP                  100%        03/26/01
    132     7001021             118,917        SF            1986          1997                   98%        08/31/00
    133     11995               153,366        SF            1977          2000                   95%        03/01/01
    134     6604431                 184      Units           1999           NAP                   93%        12/20/00
    135     03-0810422           66,272        SF            2000           NAP                  100%        11/15/00
    136     03-0810278           86,164        SF            1975           NAP                   94%        12/31/00
    137     400020               29,089        SF            1998          1998                  100%        12/01/00
    138     400019               12,100        SF            1987          1998                  100%        12/18/00
    139     400018                4,663        SF            1977          1996                  100%        12/01/00
    140     03-0810292           58,420        SF            1996           NAP                  100%        03/31/01
    141     6604469              88,174        SF            1998          2001                   99%        02/01/01
    142     7001547             145,570        SF            1981           NAP                   93%        09/22/00
    143     7001805              59,607        SF            1994           NAP                  100%        02/13/01
    144     7001127             146,250        SF            1973           NAP                  100%        12/13/00
    145     7001128             112,426        SF            1973           NAP                  100%        11/14/00
    146     7001018              95,324        SF            1989           NAP                   95%        10/27/00
    147     03-0810425          147,000        SF            1968          1997                  100%        01/01/01
    148     6604372                 232      Units           1971          1999                   95%        12/31/00
    149     7001803              45,722        SF            1983           NAP                  100%        02/13/01
    150     7001764              42,655        SF            1992           NAP                   99%        01/15/01
    151     7000086                  79      Units           1928          1999                   94%        11/27/00
    152     03-0812027           59,200        SF            1994          1999                  100%        12/31/00
    153     010-00000660         42,851        SF            2000           NAP                  100%        01/03/01
    154     7001411              39,100        SF            1986          2000                  100%        05/15/00
    155     010-00000702            104      Units           2000           NAP                  100%        03/08/01
    156     7001809              33,904        SF            1981           NAP                  100%        02/14/01
    157     7002031              98,270        SF            1987           NAP                   99%        02/13/01
    158     010-00000655         53,800        SF            2000           NAP                   97%        02/12/01
    159     7001828                 120      Units           1999           NAP                   99%        11/27/00
    160     7001131              99,869        SF            1990           NAP                  100%        11/01/00
    161     6605603              32,620        SF            1991           NAP                  100%        02/01/00
    162     11517                   150      Rooms           1998           NAP                   70%        12/31/00
    163     7001092              90,000        SF            1980           NAP                  100%        11/14/00
    164     7001126              93,960        SF            1970           NAP                  100%        11/14/00

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION

                          Mortgage
 Control      Loan         Loan
 Number      Number       Seller        Loan / Property Name                      Property Address                  City
---------------------------------------------------------------------------------------------------------------------------------
    165     7002057         SBRC   A&P Supermarket - Silver Spring         12028 Cherry Hill Road                   Silver Spring
    166     03-0810260      GCFP   Mountain View Plaza                     9705 North Thornydale Road               Tucson
    167     03-0812059      GCFP   Crowne Plaza Dayton                     33 East Fifth Street                     Dayton
    168     7000140         SBRC   764 Miami Circle                        764 Miami Circle                         Atlanta
    169     7001223         SBRC   Sagepointe Center                       6401-6501 Ming Avenue                    Bakersfield
    170     7001420         SBRC   705 Westech Office Building             705 Westech Drive                        Norcross
    171     7002046         SBRC   A&P Supermarket - Hoboken, NJ           614-632 Clinton Avenue                   Hoboken
    172     03-0812068      GCFP   Century Office Building                 21500 Haggerty Road                      Farmington Hills
    173     7001350         SBRC   2282-2286 Broadway                      2282-2286 Broadway                       New York
    174     03-0810283      GCFP   EXECUCENTER                             2900-2960 Camino Diablo                  Walnut Creek
    175     6603357         SBRC   Sheridan Park Apartments                1450 North First Street                  Salinas
    176     010-00000599    AMCC   Gart Sports                             7848 East County Line Road               Littleton
    177     010-00000676    AMCC   Park Place Apartments                   2900 Colerain Road                       St. Mary's
    178     010-00000677    AMCC   Hilby Station Apartments                5317 South Palouse Highway               Spokane
    179     6604276         SBRC   11511 Katy Freeway                      11511 Katy Freeway                       Houston
    180     7001859         SBRC   PharmaResearch Office Building          1011-1013 Ashes Boulevard                Wilmington
    181     6603653         SBRC   151 West Street                         151 West Street                          Annapolis
    182     010-00000671    AMCC   Rivercrest Apartments                   3123 Northeast 29th Street               Gresham
    183     7001604         SBRC   Sunrise Pointe Apartments               3202-3380 Jackson Street Southeast       Albany
    184     020-00000070    AMCC   Cascade Woods Apartments                18607 Southwest Mapleoak Lane            Aloha
    185     7001806         SBRC   Fresh Fields Supermarket (A&P) -        800 West Avenue                          Ocean City
                                     Ocean City, NJ
    186     7000274         SBRC   Deer Valley Marketplace                 8190-8248 East Deer Valley Road          Peoria
    187     010-00000578    AMCC   Best Buy - Jacksonville                 9355 Atlantic Boulevard                  Jacksonville
    188     7001829         SBRC   Wilburton Office Building               11624 Southeast 5th Street               Bellevue
    189     11932           GCFP   North Melrose Self Storage              1317 North Melrose Drive                 Vista
    190     10728           GCFP   Menlo Office Buildings                  3705 & 3723 Haven Avenue                 Menlo Park
    191     010-00000694    AMCC   Amber Fields Apartments                 4884, 4936, 5024 & 5200                  Fargo
                                                                             21st Avenue Southwest
    192     010-00000658    AMCC   Reservoir Distribution Center           1335 Philadelphia Street                 Pomona
    193     010-00000691    AMCC   Rancho San Diego Business Park          2701-2709 Via Orange Way                 Spring Valley
    194     6604126         SBRC   Foxborough Business Park                12402 Industrial Boulevard               Victorville
    195     7001485         SBRC   1178 Sonora Court                       1178 Sonora Court                        Sunnyvale
    196     010-00000539    AMCC   Sandia Plaza                            3301 Juan Tabo Boulevard Northeast       Albuquerque
    197     11755           GCFP   Madison Crossing Shopping Center        1700 Eatonton Road                       Madison
    198     03-0810419      GCFP   645-655 Massachusetts Avenue,           645-655 Massachusetts Avenue,            Cambridge
                                   10-50 Prospect Street, and              10-50 Prospect Street, and
                                   112-116 Bishop Allen Drive              112-116 Bishop Allen Drive
    199     03-0810308      GCFP   Gateway Business Park Building D        3525 East Post Road                      Las Vegas
    200     6603359         SBRC   Woodside Park Apartments                1040-1080 Riker Street                   Salinas
    201     010-00000668    AMCC   1400 Manhattan Warehouse Building       1400-1420 Manhattan Avenue               Fullerton
    202     6604564         SBRC   Nashville Commons Shopping Center       1131-1145 Eastern Avenue                 Nashville
    203     6604244         SBRC   10 Talcott Notch                        10 Talcott Notch                         Farmington
    204     03-0810258      GCFP   Cherry Creek 24 Hour Fitness Facility   4120 East Alameda Avenue                 Denver
    205     12125           GCFP   Raymour & Flanigan Shopping Center      3130 State Road (Routes 5 & 20)          Canandaigua
    206     03-0810288      GCFP   33 Las Colinas Lane                     33 Las Colinas Lane                      San Jose
    207     6605269         SBRC   Village Crossing Shopping Center        100 Verde Valley School Road             Sedona
    208     03-0810208      GCFP   4015 Medina Road                        4015 Medina Road                         Bath Township
    209     7001432         SBRC   34-40 West 65th Street                  34-40 West 65th Street                   New York
    210     03-0810272      GCFP   7930 Belt Line Road                     7930 Belt Line Road                      Dallas
    211     010-00000662    AMCC   Hempstead Distribution Center           8017 Pinemont Drive                      Houston
    212     6603391         SBRC   Crossroads West Apartments              4901 Lonas Road                          Knoxville
    213     7001323         SBRC   Hilltop Apartments                      4529 Columbus Avenue                     Anderson
    214     03-0812050      GCFP   Ramada Limited - Northville             21100 Haggerty Road                      Northville
    215     7001839         SBRC   Woodcrest Mobile Home Estates           1123 Woodcrest Drive                     Santa Rosa
    216     7001543         SBRC   241 Peachtree Street                    241 Peachtree Street                     Atlanta
    217     6604942         SBRC   Tech Surgical Center                    7181 Cascade Valley Court                Las Vegas
    218     7002029         SBRC   Waldbaums Supermarket (A&P) -           500 West Merrick Road                    Valley Stream
                                     Valley Stream, NY
    219     010-00000632    AMCC   Center Trust Building                   3500 North Sepulveda Boulevard           Manhattan Beach
    220     03-0812053      GCFP   Summit Square Shopping Center           14126 West Center Road                   Omaha
    221     7001124         SBRC   Marmalade Square Apartments             244 West 600 North                       Salt Lake City
    222     03-0812066      GCFP   Livermore Gateway Business Park         101-121 Pullman Street                   Livermore
    223     03-0810287      GCFP   668 Stillwater Avenue                   668 Stillwater Avenue                    Bangor
    224     03-0810280      GCFP   Charleston Buffalo Plaza                1151 & 1181 South Buffalo Drive          Las Vegas
    225     7000037         SBRC   Harbor Center                           211 North Union Street                   Alexandria
    226     010-00000696    AMCC   Boise Cascade Building                  306 Center Square Road                   Logan Township
    227     03-0810309      GCFP   5705 Johnston Street                    5705 Johnston Street                     Lafayette
    228     03-0810296      GCFP   11114-11120 West Broad Street           11114-11120 West Broad Street            Glen Allen



  Control      Loan
  Number      Number      State    Zip Code         County            Property Type            Detailed Property Type
------------------------------------------------------------------------------------------------------------------------------
    165     7002057        MD     20904         Montgomery            Anchored Retail        Single Tenant Retail, Anchor
    166     03-0810260     AZ     85742         Pima                  Anchored Retail        Anchored Retail
    167     03-0812059     OH     45402         Montgomery            Hotel                  Hotel, Full Service
    168     7000140        GA     30324         Fulton                Unanchored Retail      Unanchored Retail
    169     7001223        CA     93309         Kern                  Anchored Retail        Anchored Retail
    170     7001420        GA     30092         Gwinnett              Office                 Office, Single Tenant
    171     7002046        NJ     07030         Hudson                Anchored Retail        Single Tenant Retail, Anchor
    172     03-0812068     MI     48335         Oakland               Office                 Office
    173     7001350        NY     10024         New York              Unanchored Retail      Unanchored Retail
    174     03-0810283     CA     94596         Contra Costa          Office                 Office
    175     6603357        CA     93906         Monterey              Multifamily            Multifamily
    176     010-00000599   CO     80124         Douglas               Unanchored Retail      Single Tenant Retail, Non-Anchor
    177     010-00000676   GA     31558         Camden                Multifamily            Multifamily
    178     010-00000677   WA     99223         Spokane               Multifamily            Multifamily
    179     6604276        TX     77079         Harris                Office                 Office
    180     7001859        NC     28405         New Hanover           Office                 Office
    181     6603653        MD     21401         Anne Arundel          Office                 Office
    182     010-00000671   OR     97030         Multnomah             Multifamily            Multifamily
    183     7001604        OR     97321         Linn                  Multifamily            Multifamily
    184     020-00000070   OR     97006         Washington            Multifamily            Multifamily
    185     7001806        NJ     08226         Cape May              Anchored Retail        Single Tenant Retail, Anchor
    186     7000274        AZ     85382         Maricopa              Anchored Retail        Shadow Anchored Retail
    187     010-00000578   FL     32225         Duval                 Unanchored Retail      Single Tenant Retail, Non-Anchor
    188     7001829        WA     98005         King                  Office                 Office
    189     11932          CA     92083         San Diego             Self Storage           Self Storage
    190     10728          CA     94025         San Mateo             Office                 Office
    191     010-00000694   ND     58103         Cass                  Multifamily            Multifamily
    192     010-00000658   CA     91766         Los Angeles           Industrial             Industrial, Warehouse
    193     010-00000691   CA     91978         San Diego             Office/Industrial      Office(30%)/Industrial(70%)
    194     6604126        CA     92392         San Bernardino        Office/Industrial      Office(54%)/Industrial(46%)
    195     7001485        CA     94086         Santa Clara           Office/Industrial      Office(UAV)/Industrial(UAV)
    196     010-00000539   NM     87111         Bernalillo            Mixed Use              Mixed Use, Office(59%)/Health Club(41%)
    197     11755          GA     30650         Morgan                Anchored Retail        Anchored Retail
    198     03-0810419     MA     02139         Middlesex             Unanchored Retail      Unanchored Retail
    199     03-0810308     NV     89120         Clark                 Office                 Office
    200     6603359        CA     93901         Monterey              Multifamily            Multifamily
    201     010-00000668   CA     92831         Orange                Industrial             Industrial, Warehouse
    202     6604564        NC     27856         Nash                  Anchored Retail        Anchored Retail
    203     6604244        CT     06032         Hartford              Office                 Office
    204     03-0810258     CO     80246         Denver                Other (Health Club)    Other (Health Club)
    205     12125          NY     14424         Ontario               Anchored Retail        Shadow Anchored Retail
    206     03-0810288     CA     95119         Santa Clara           Office                 Office, Single Tenant
    207     6605269        AZ     86351         Yavapai               Anchored Retail        Anchored Retail
    208     03-0810208     OH     44333         Summit                Unanchored Retail      Single Tenant Retail, Non-Anchor
    209     7001432        NY     10023         New York              Multifamily            Multifamily
    210     03-0810272     TX     75240         Dallas                Anchored Retail        Single Tenant Retail, Anchor
    211     010-00000662   TX     77040         Harris                Industrial             Industrial, Warehouse
    212     6603391        TN     37909         Knox                  Multifamily            Multifamily
    213     7001323        IN     46013         Madison               Multifamily            Multifamily
    214     03-0812050     MI     48167         Oakland               Hotel                  Hotel, Limited Service
    215     7001839        CA     95401         Sonoma                Mobile Home Park       Mobile Home Park
    216     7001543        GA     30303         Fulton                Office                 Office
    217     6604942        NV     89128         Clark                 Office                 Office, Medical Office
    218     7002029        NY     11580         Nassau                Anchored Retail        Single Tenant Retail, Anchor
    219     010-00000632   CA     90266         Los Angeles           Office                 Office, Single Tenant
    220     03-0812053     NE     68144         Douglas               Unanchored Retail      Unanchored Retail
    221     7001124        UT     84103         Salt Lake             Multifamily            Multifamily
    222     03-0812066     CA     94550         Alameda               Industrial             Industrial, Manufacturing
    223     03-0810287     ME     04401         Penobscot             Anchored Retail        Shadow Anchored Retail
    224     03-0810280     NV     89117         Clark                 Mixed Use              Mixed Use, Retail(71%)/Office(29%)
    225     7000037        VA     22314         Alexandria City       Office                 Office
    226     010-00000696   NJ     08085         Gloucester            Industrial             Industrial, Warehouse
    227     03-0810309     LA     70503         Lafayette             Unanchored Retail      Single Tenant Retail, Non-Anchor
    228     03-0810296     VA     23059         Henrico               Anchored Retail        Shadow Anchored Retail


                                            Property
  Control        Loan        Property      Size Unit          Year          Year             Occupancy      Occupancy
  Number       Number         Size            Type           Built       Renovated           Percentage     as of Date
--------------------------------------------------------------------------------------------------------------------------
    165     7002057              64,624        SF            1999           NAP                100%            02/13/01
    166     03-0810260           63,635        SF            1999           NAP                 98%            03/04/01
    167     03-0812059              283      Rooms           1976          2000                 55%            12/31/00
    168     7000140              82,631        SF            1966          1994                 91%            11/01/00
    169     7001223             102,164        SF            1979          1997                100%            11/20/00
    170     7001420              71,000        SF            1985          1999                100%            12/14/00
    171     7002046              31,300        SF            1970          1999                100%            02/13/01
    172     03-0812068           46,676        SF            2000           NAP                 94%            04/16/01
    173     7001350               5,180        SF            1923           NAP                100%            02/01/01
    174     03-0810283           55,433        SF            1981          2000                 89%            03/01/01
    175     6603357                 116      Units           1976           NAP                 99%            01/23/01
    176     010-00000599         60,591        SF            1993          2000                100%            12/31/00
    177     010-00000676            200      Units           1987          2001                 93%            10/01/00
    178     010-00000677            117      Units           2000           NAP                 94%            03/31/01
    179     6604276              77,871        SF            1978          1997                 90%            04/01/01
    180     7001859              47,402        SF            2000           NAP                 93%            01/22/01
    181     6603653              35,941        SF            1999           NAP                100%            12/01/00
    182     010-00000671             94      Units           1999           NAP                 97%            12/13/00
    183     7001604                 104      Units           2000           NAP                 94%            12/01/00
    184     020-00000070             92      Units           1998           NAP                 99%            02/06/01
    185     7001806              39,773        SF            2000           NAP                100%            02/13/01
    186     7000274              33,080        SF            1999           NAP                 96%            08/31/00
    187     010-00000578         45,914        SF            1999           NAP                100%            07/05/00
    188     7001829              22,200        SF            1999           NAP                100%            12/31/00
    189     11932               120,900        SF            1999           NAP                 74%            02/28/01
    190     10728                24,161        SF            1969          1999                100%            12/31/00
    191     010-00000694            108      Units           2000           NAP                 98%            04/01/01
    192     010-00000658        110,250        SF            2000           NAP                100%            11/28/00
    193     010-00000691         83,595        SF            1989           NAP                100%            04/01/01
    194     6604126             128,047        SF            1991           NAP                 87%            10/02/00
    195     7001485              19,440        SF            1975          2000                100%            01/12/01
    196     010-00000539         68,418        SF            1972          1999                100%            12/31/00
    197     11755                63,272        SF            1999           NAP                 97%            01/31/01
    198     03-0810419           26,861        SF            1950          1997                100%            12/31/00
    199     03-0810308           53,565        SF            2000           NAP                100%            03/14/01
    200     6603359                  80      Units           1978           NAP                100%            03/08/01
    201     010-00000668         91,118        SF            1971          1994                100%            02/01/01
    202     6604564              56,100        SF            1999           NAP                100%            12/01/00
    203     6604244              48,720        SF            1979          1999                100%            09/30/00
    204     03-0810258           36,181        SF            1988          2000                100%            02/13/01
    205     12125               105,704        SF            1971          1997                 95%            03/15/01
    206     03-0810288           18,803        SF            2000           NAP                100%            03/21/01
    207     6605269              42,495        SF            1998           NAP                 94%            11/09/00
    208     03-0810208           30,000        SF            2000           NAP                100%            03/31/01
    209     7001432                  48      Units           1939           NAP                 98%            11/01/00
    210     03-0810272           13,905        SF            2000           NAP                100%            01/01/01
    211     010-00000662        111,197        SF            1999           NAP                100%            12/31/00
    212     6603391                 177      Units           1970          1994                 94%            02/28/01
    213     7001323                 132      Units           1968          2000                 94%            01/31/01
    214     03-0812050              125      Rooms           1986          1998                 51%            12/31/00
    215     7001839                  85       Pads           1971          1982                100%            02/09/01
    216     7001543              28,710        SF            1900          2000                100%            12/13/00
    217     6604942              18,758        SF            2000           NAP                100%            01/08/01
    218     7002029              24,432        SF            1968           NAP                100%            02/13/01
    219     010-00000632         19,560        SF            1982          1999                100%            04/01/01
    220     03-0812053           29,519        SF            1999           NAP                 95%            02/26/01
    221     7001124                 100      Units           1961          2000                 96%            10/28/00
    222     03-0812066           46,800        SF            1999           NAP                100%            12/20/00
    223     03-0810287           29,129        SF            1999           NAP                100%            03/31/01
    224     03-0810280           25,673        SF            1998           NAP                100%            01/01/01
    225     7000037              49,656        SF            1986           NAP                 97%            10/19/00
    226     010-00000696        125,496        SF            1985          1995                100%            01/30/01
    227     03-0810309           30,000        SF            1996           NAP                100%            01/01/01
    228     03-0810296           17,029        SF            2000           NAP                100%            01/30/01

                  GENERAL MORTGAGED REAL PROPERTY INFORMATION


                         Mortgage
 Control      Loan        Loan
 Number      Number      Seller          Loan / Property Name                      Property Address                  City
-----------------------------------------------------------------------------------------------------------------------------------
    229     7001132         SBRC   33 Upton Drive                          33 Upton Drive                          Wilmington
    230     7001525         SBRC   Park Villa Apartments                   1415 West Casino Road                   Everett
    231     03-0812052      GCFP   372 West Ontario Building               372 West Ontario Street                 Chicago
    232     6603066         SBRC   White Pine Shopping Center              1212 State Street/U.S.                  White Pine
                                                                             Highway 25 East
    233     03-0810701      GCFP   Eckerd Drugstore                        505 Black Horse Pike                    Pleasantville
    234     400023          GCFP   Eckerd Waldorf                          3385 Crain Highway                      Waldorf
    235     03-0810293      GCFP   1000 North Jefferson Street             1000 North Jefferson Street             Indianola
    236     6604591         SBRC   Continental Apartments                  1300 Cedar Lane                         Tullahoma
    237     03-0810290      GCFP   7537 West Thomas Road                   7537 West Thomas Road                   Phoenix
    238     010-00000605    AMCC   East Valley (aka Greenfield)            4111 East Valley Auto Drive             Mesa
                                     Business Center
    239     010-00000678    AMCC   Lanier Commons Shopping Center          2888 Browns Bridge Road                 Gainesville
    240     010-00000586    AMCC   Shawnee Medical Office                  3700 North Kickapoo Street              Shawnee
    241     010-00000683    AMCC   Stanwood/Camano Village                 7202, 7204, 7206, 7208-267th Street     Stanwood
                                   Professional Center Northwest
    242     010-00000666    AMCC   Office Depot                            1053 Emerald Bay Road                   South Lake Tahoe
    243     03-0810424      GCFP   100 DeVilbiss Drive                     100 DeVilbiss Drive                     Somerset
    244     03-0812605      GCFP   Palm Crest Apartments                   9900 Riverside Drive                    Coral Springs
-----------------------------------------------------------------------------------------------------------------------------------
    245     03-0810420      GCFP   Newton & Wellesley Portfolio
    245a    03-0810420b            571 Washington Street                   8 Grove Street & 571                    Wellesley
                                                                             Washington Street
    245b    03-0810420a            739 Beacon Street                       739 Beacon Street                       Newton
-----------------------------------------------------------------------------------------------------------------------------------
    246     010-00000667    AMCC   Shelton Park Apartments                 194 Shelton Road                        Madison
    247     7001500         SBRC   Tatum Ranch Center                      29605 North Cave Creek Road             Phoenix
    248     03-0810234      GCFP   1516 East Bethany Home Road             1516 East Bethany Home Road             Phoenix
    249     03-0812604      GCFP   Wynnton Apartments                      2000 Wynnton Road                       Columbus
    250     03-0810289      GCFP   AA Access Self Storage                  1518 West 3300 South                    Ogden
    251     010-00000661    AMCC   80 Smith Street                         80 Smith Street                         Farmingdale
    252     6603533         SBRC   Park at Palmdale                        3939 South Park Avenue                  Tucson
    253     7001452         SBRC   302 West 12th Street                    302 West 12th Street                    New York
    254     400017          GCFP   Ashley Diane and Woodlawn Apartments    210 & 235 East 8680 South               Sandy
    255     010-00000622    AMCC   Orangewood Industrial                   2163-2165 South Dupont Drive            Anaheim
    256     010-00000663    AMCC   Trace Creek Shopping Center             8157-8171 State Highway 100             Nashville
    257     010-00000336    AMCC   19 Industrial Avenue                    19 Industrial Avenue                    Mahwah
    258     400013          GCFP   2980 Northwest 74th Avenue              2980 Northwest 74th Avenue              Miami
    259     400015          GCFP   Baumann Industrial Plaza                7011-7023 South 700 West                Midvale
    260     010-00000305    AMCC   Randall Ridge Apartments                583-589 West Randall Street             Coopersville
    261     03-0810662      GCFP   San Jacinto Manor                       206 West Avenue P                       Deer Park
    262     010-00000700    AMCC   Maywood Retail Center                   5800-5818 Atlantic Boulevard &          Maywood
                                                                           4505-4509 East Slauson Avenue
    263     11892           GCFP   Lamps Plus                              4902 Stevens Creek Boulevard            San Jose
    264     010-00000669    AMCC   Jackson Square Apartments               4110 Triana Boulevard                   Huntsville
    265     010-00000643    AMCC   Comcast Facility                        2323 Thompson Way                       Santa Maria
    266     010-00000656    AMCC   Montlimar Square Office Building        1015 Montlimar Drive                    Mobile
    267     400014          GCFP   5th Street Center                       1324 East 5th Street                    Carson City
    268     010-00000433    AMCC   Grant Road Place                        5625-5679 East Grant Road               Tucson
    269     03-0810702      GCFP   4101 Calloway Drive                     4101 Calloway Drive                     Bakersfield
    270     010-00000344    AMCC   2201-2221 Hillside Avenue               2201-2221 Hillside Avenue               New Hyde Park
    271     010-00000346    AMCC   10200 Riverside Drive Office Building   10200 Riverside Drive                   Toluca Lake
    272     400021          GCFP   Market Street Apartments                2376 and 2392-2400                      Akron
                                                                             East Market Street
    273     010-00000324    AMCC   Exxon/ IHOP                             98 & 5225 Jericho Turnpike              Jericho
    274     010-00000345    AMCC   Glenwood Plaza                          3232-3248 Glenview Road                 Glenview
    275     010-00000317    AMCC   Oceanside Industrial                    98-112 Mott Street                      Oceanside
    276     010-00000328    AMCC   Jewell Street Apartments                4640 Jewell Street                      Pacific Beach
    277     020-00000050    AMCC   Yellowstone Shopping Center             773-777 Yellowstone Avenue              Pocatello
    278     020-00000046    AMCC   Panther Square                          723 Avenue D                            Snohomish
    279     010-00000274    AMCC   Goose Creek Shopping Center             205 St. James Avenue                    Goose Creek
    280     010-00000372    AMCC   La Sabre Apartments                     6171 East Bellevue Avenue               Tucson
    281     010-00000248    AMCC   Forrest Court Apartments                827 Forrest Drive                       Newport News
    282     020-00000058    AMCC   Hampton Court Apartments                20600 60th Avenue West                  Lynnwood
    283     010-00000508    AMCC   Sierra Vista CSK Store                  1725 East Fry Boulevard                 Sierra Vista


  Control      Loan
  Number      Number      State    Zip Code         County            Property Type            Detailed Property Type
------------------------------------------------------------------------------------------------------------------------------
    229     7001132        MA     01887       Middlesex               Office/Industrial      Office(40%)/Industrial(60%)
    230     7001525        WA     98204       Snohomish               Multifamily            Multifamily
    231     03-0812052     IL     60610       Cook                    Office                 Office
    232     6603066        TN     37890       Jefferson               Anchored Retail        Anchored Retail
    233     03-0810701     NJ     08232       Atlantic                Anchored Retail        Single Tenant Retail, Anchor
    234     400023         MD     20603       Charles                 Anchored Retail        Single Tenant Retail, Anchor
    235     03-0810293     IA     50125       Warren                  Anchored Retail        Single Tenant Retail, Anchor
    236     6604591        TN     37388       Coffee                  Multifamily            Multifamily
    237     03-0810290     AZ     85033       Maricopa                Unanchored Retail      Single Tenant Retail, Non-Anchor
    238     010-00000605   AZ     85206       Maricopa                Office                 Office
    239     010-00000678   GA     30502       Hall                    Anchored Retail        Anchored Retail
    240     010-00000586   OK     74804       Pottawatomie            Office                 Office, Medical Office
    241     010-00000683   WA     98292       Snohomish               Office                 Office
    242     010-00000666   CA     96150       El Dorado               Unanchored Retail      Single Tenant Retail, Non-Anchor
    243     03-0810424     PA     15501       Somerset                Office/Industrial      Office(33%)/Industrial(67%)
    244     03-0812605     FL     33071       Broward                 Multifamily            Multifamily
------------------------------------------------------------------------------------------------------------------------------
    245     03-0810420
   245a     03-0810420b    MA     02482       Norfolk                 Mixed Use              Mixed Use, Office(68%)/Retail(32%)
   245b     03-0810420a    MA     02459       Middlesex               Unanchored Retail      Unanchored Retail
------------------------------------------------------------------------------------------------------------------------------
    246     010-00000667   AL     35758       Madison                 Multifamily            Multifamily
    247     7001500        AZ     85331       Maricopa                Anchored Retail        Shadow Anchored Retail
    248     03-0810234     AZ     85012       Maricopa                Office                 Office
    249     03-0812604     GA     31906       Muscogee                Multifamily            Multifamily
    250     03-0810289     UT     84401       Weber                   Self Storage           Self Storage
    251     010-00000661   NY     11735       Suffolk                 Office/Industrial      Office(36%)/Industrial(64%)
    252     6603533        AZ     85714       Pima                    Office/Industrial      Office(67%)/Industrial(33%)
    253     7001452        NY     10014       New York                Unanchored Retail      Unanchored Retail
    254     400017         UT     84070       Salt Lake               Multifamily            Multifamily
    255     010-00000622   CA     92806       Orange                  Industrial             Industrial, Warehouse
    256     010-00000663   TN     37221       Davidson                Anchored Retail        Shadow Anchored Retail
    257     010-00000336   NJ     07430       Bergen                  Industrial             Industrial, Warehouse
    258     400013         FL     33122       Miami-Dade              Industrial             Industrial, Warehouse
    259     400015         UT     84047       Salt Lake               Office/Industrial      Office(34%)/Industrial(66%)
    260     010-00000305   MI     49404       Ottawa                  Multifamily            Multifamily
    261     03-0810662     TX     77536       Harris                  Health Care            Health Care, Nursing Home
    262     010-00000700   CA     90270       Los Angeles             Unanchored Retail      Unanchored Retail
    263     11892          CA     95129       Santa Clara             Unanchored Retail      Single Tenant Retail, Non-Anchor
    264     010-00000669   AL     35805       Madison                 Multifamily            Multifamily
    265     010-00000643   CA     93455       Santa Barbara           Office                 Office, Single Tenant
    266     010-00000656   AL     36609       Mobile                  Office                 Office
    267     400014         NV     89701       Washoe                  Mixed Use              Mixed Use, Self Storage(56%)/
                                                                                               Office/Warehouse(44%)
    268     010-00000433   AZ     85712       Pima                    Office                 Office
    269     03-0810702     CA     93312       Kern                    Unanchored Retail      Single Tenant Retail, Non-Anchor
    270     010-00000344   NY     11040       Nassau                  Unanchored Retail      Unanchored Retail
    271     010-00000346   CA     91602       Los Angeles             Office                 Office
    272     400021         OH     44312       Summit                  Multifamily            Multifamily
    273     010-00000324   NY     11568       Nassau                  Other (Ground Lease)   Other (Ground Lease)
    274     010-00000345   IL     60025       Cook                    Unanchored Retail      Unanchored Retail
    275     010-00000317   NY     11572       Nassau                  Industrial             Industrial, Warehouse
    276     010-00000328   CA     92109       San Diego               Multifamily            Multifamily
    277     020-00000050   ID     83201       Bannock                 Unanchored Retail      Unanchored Retail
    278     020-00000046   WA     98290       Snohomish               Mixed Use              Mixed Use, Office(50%)/Retail(50%)
    279     010-00000274   SC     29445       Berkeley                Unanchored Retail      Unanchored Retail
    280     010-00000372   AZ     85712       Pima                    Multifamily            Multifamily
    281     010-00000248   VA     23606       Newport News City       Multifamily            Multifamily
    282     020-00000058   WA     98036       Snohomish               Multifamily            Multifamily
    283     010-00000508   AZ     85635       Cochise                 Unanchored Retail      Single Tenant Retail, Non-Anchor


                                            Property
  Control        Loan          Property      Size Unit      Year          Year             Occupancy       Occupancy
  Number        Number           Size         Type          Built       Renovated           Percentage     as of Date
--------------------------------------------------------------------------------------------------------------------------
    229     7001132              53,271        SF            1970          1986                100%          12/11/00
    230     7001525                  73      Units           1981           NAP                 93%          03/31/01
    231     03-0812052           39,689        SF            1905          1987                100%          04/30/01
    232     6603066              52,676        SF            1998           NAP                 96%          04/17/01
    233     03-0810701           10,908        SF            2000           NAP                100%          03/08/01
    234     400023               10,908        SF            2000           NAP                100%          02/20/01
    235     03-0810293           15,120        SF            2000           NAP                100%          01/31/01
    236     6604591                 128      Units           1977          1999                 97%          02/23/01
    237     03-0810290           17,108        SF            1999           NAP                100%          12/31/00
    238     010-00000605         24,744        SF            1999           NAP                 95%          04/01/01
    239     010-00000678         52,440        SF            1990           NAP                100%          01/26/01
    240     010-00000586         26,642        SF            2000           NAP                100%          02/28/01
    241     010-00000683         21,000        SF            1999           NAP                 92%          01/15/01
    242     010-00000666         18,009        SF            2000           NAP                100%          12/12/00
    243     03-0810424          155,227        SF            1979          1999                100%          03/12/01
    244     03-0812605               44      Units           1983           NAP                 95%          03/01/01
--------------------------------------------------------------------------------------------------------------------------
    245     03-0810420           14,188        SF
   245a     03-0810420b          10,953        SF            1900          1985                100%          12/31/00
   245b     03-0810420a           3,235        SF            1995           NAP                100%          12/31/00
--------------------------------------------------------------------------------------------------------------------------
    246     010-00000667            100      Units           1984          1997                 99%          12/07/00
    247     7001500              15,000        SF            1999           NAP                100%          09/26/00
    248     03-0810234           26,526        SF            1983           NAP                100%          03/30/01
    249     03-0812604               72      Units           1968           NAP                 90%          03/09/01
    250     03-0810289          116,705        SF            2000           NAP                 82%          04/10/01
    251     010-00000661         40,310        SF            1921           NAP                100%          02/14/01
    252     6603533              35,938        SF            1986           NAP                100%          12/31/00
    253     7001452               5,076        SF            1910           NAP                100%          01/05/01
    254     400017                   48      Units           1976           NAP                 96%          03/01/01
    255     010-00000622         37,276        SF            1970          1994                100%          01/31/01
    256     010-00000663         11,200        SF            2000           NAP                100%          02/09/01
    257     010-00000336         50,765        SF            1965           NAP                100%          04/20/01
    258     400013               42,316        SF            1973          1999                100%          02/15/01
    259     400015               30,006        SF            2000           NAP                100%          11/09/00
    260     010-00000305             48      Units           1994          1996                 98%          02/28/01
    261     03-0810662               96       Beds           1973          1996                 91%          12/31/00
    262     010-00000700         21,745        SF            1988           NAP                 96%          03/01/01
    263     11892                10,599        SF            1963          1990                100%          03/12/01
    264     010-00000669            104      Units           1978          1998                 92%          10/14/00
    265     010-00000643         15,000        SF            2000           NAP                100%          10/11/00
    266     010-00000656         19,611        SF            1978          1999                100%          11/08/00
    267     400014               70,430        SF            1989           NAP                 97%          02/26/01
    268     010-00000433         19,000        SF            1971          1996                100%          12/31/00
    269     03-0810702            2,844        SF            1998           NAP                100%          03/09/01
    270     010-00000344         14,645        SF            1935          1992                100%          12/31/00
    271     010-00000346         12,823        SF            1974           NAP                 83%          02/01/01
    272     400021                   37      Units           1979           NAP                100%          02/26/01
    273     010-00000324         64,000        SF            1965           NAP                100%          03/01/01
    274     010-00000345          9,501        SF            1988           NAP                 74%          02/28/01
    275     010-00000317         40,852        SF            1981           NAP                100%          04/23/01
    276     010-00000328             16      Units           1970          1997                100%          02/12/01
    277     020-00000050         19,850        SF            1984           NAP                100%          03/23/01
    278     020-00000046         10,000        SF            1991           NAP                100%          03/23/01
    279     010-00000274         12,400        SF            1989           NAP                 90%          12/31/00
    280     010-00000372             36      Units           1970           NAP                100%          01/25/01
    281     010-00000248             46      Units           1975          1992                100%          02/28/01
    282     020-00000058             13      Units           1984           NAP                100%          12/12/00
    283     010-00000508          7,034        SF            1998           NAP                100%          01/31/01

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION


                                                                                          % OF                            ALLOCATED
                                                                                        INITIAL                         % OF INITIAL
              MORTGAGE                                                                    MORT-      ALLOCATED CUT-OFF      MORT-
   CONTROL     LOAN                                                 CUT-OFF DATE        GAGE POOL     DATE PRINCIPAL      GAGE POOL
   NUMBER     SELLER      LOAN / PROPERTY NAME                      PRINCIPAL BALANCE   BALANCE        BALANCE             BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
    101        SBRC        Atrium at Highpoint                      20,851,862.25         2.18%       20,851,862.25         2.18%
    102        GCFP        Van Ness Post Centre                     19,074,366.23         1.99%       19,074,366.23         1.99%
    103        GCFP        90 William Street                        18,720,067.88         1.96%       18,720,067.88         1.96%
    104        GCFP        Ironwood Apartments                      17,233,985.37         1.80%       17,233,985.37         1.80%
    105        AMCC        Savi Ranch Center                        16,854,242.02         1.76%       16,854,242.02         1.76%
    106        GCFP        Union Square Marketplace Shopping
                           Center                                   15,936,243.71         1.67%       15,936,243.71         1.67%
    107        GCFP        Sterling Plaza Shopping Center           15,567,216.20         1.63%       15,567,216.20         1.63%
    108        GCFP        Metro Park                               15,438,959.72         1.61%       15,438,959.72         1.61%
    109        SBRC        Plaza Gardens                            14,933,182.52         1.56%       14,933,182.52         1.56%
    110        AMCC        400 Valley Road                          13,964,497.55         1.46%       13,964,497.55         1.46%
    111        GCFP        Greenhouse Marketplace Shopping Center   13,471,740.81         1.41%       13,471,740.81         1.41%
    112        AMCC        Dry Creek Medical Office Building        12,278,699.27         1.28%       12,278,699.27         1.28%
    113        SBRC        Summit Ridge Business Park               12,258,515.84         1.28%       12,258,515.84         1.28%
    114        AMCC        Fenton Marketplace                       11,985,419.44         1.25%       11,985,419.44         1.25%
    115        SBRC        Crossroads Shopping Center               11,971,907.78         1.25%       11,971,907.78         1.25%
    116        SBRC        Westford Technology Park II              11,797,438.31         1.23%       11,797,438.31         1.23%
    117        GCFP        Telephone Road Plaza                     11,331,899.58         1.18%       11,331,899.58         1.18%
    118        SBRC        95 Metcalf Square                        10,848,377.84         1.13%       10,848,377.84         1.13%
    119        SBRC        The Corporate Forum                      10,054,191.01         1.05%       10,054,191.01         1.05%
    120        SBRC        Coral Palm Plaza                          9,747,854.92         1.02%        9,747,854.92         1.02%
    121        SBRC        Shaker Square Shopping Center             9,574,329.44         1.00%        9,574,329.44         1.00%
    122        AMCC        Tucker Pointe Townhomes                   9,414,820.32         0.98%        9,414,820.32         0.98%
    123        SBRC        Peninsula Storage Center                  9,295,893.58         0.97%        9,295,893.58         0.97%
    124        GCFP        Washington Corners                        9,163,195.99         0.96%        9,163,195.99         0.96%
    125        GCFP        Parkwood Plaza Shopping Center            9,116,838.15         0.95%        9,116,838.15         0.95%
    126        SBRC        Bent Tree Apartments                      9,112,114.42         0.95%        9,112,114.42         0.95%
    127        GCFP        Quail Run                                 9,079,963.46         0.95%        9,079,963.46         0.95%
    128        SBRC        1050 Wall Street West                     8,976,233.52         0.94%        8,976,233.52         0.94%
    129        SBRC        Shadow Ridge Apartments                   8,947,073.85         0.94%        8,947,073.85         0.94%
    130        SBRC        270 Billerica Road                        8,813,298.28         0.92%        8,813,298.28         0.92%
    131        SBRC        Regency Park Plaza                        8,760,190.03         0.92%        8,760,190.03         0.92%
    132        SBRC        Farm Glen Executive Park                  8,656,545.20         0.90%        8,656,545.20         0.90%
    133        GCFP        Vineyard Shopping Center                  8,432,475.18         0.88%        8,432,475.18         0.88%
    134        SBRC        Annandale Gardens                         8,407,841.13         0.88%        8,407,841.13         0.88%
    135        GCFP        Westfield Stop & Shop                     8,367,486.86         0.87%        8,367,486.86         0.87%
    136        GCFP        La Paz Shopping Center                    8,267,185.20         0.86%        8,267,185.20         0.86%
    137        GCFP        Midway Plaza                              5,670,873.64         0.59%        5,670,873.64         0.59%
    138        GCFP        4455-4461 West Vine Street                1,355,861.61         0.14%        1,355,861.61         0.14%
    139        GCFP        6600-6602 International Drive             1,194,235.69         0.12%        1,194,235.69         0.12%
    140        GCFP        390 North Moorpark Road                   8,173,962.70         0.85%        8,173,962.70         0.85%
    141        SBRC        Bowles Village Shopping Center            8,126,304.63         0.85%        8,126,304.63         0.85%
    142        SBRC        Orchard Hardware Plaza                    7,570,538.11         0.79%        7,570,538.11         0.79%
    143        SBRC        Waldbaums Supermarket (A&P) -
                           Lindenhurst, NY                           7,531,914.24         0.79%        7,531,914.24         0.79%
    144        SBRC        6820 Shingle Creek Parkway                4,221,786.29         0.44%        4,221,786.29         0.44%
    145        SBRC        6840 Shingle Creek Parkway                3,265,910.15         0.34%        3,265,910.15         0.34%
    146        SBRC        Long Beach Corporate Square               7,466,306.56         0.78%        7,466,306.56         0.78%
    147        GCFP        125 Middlesex Turnpike                    7,347,354.24         0.77%        7,347,354.24         0.77%
    148        SBRC        Regents Walk                              7,315,700.20         0.76%        7,315,700.20         0.76%
    149        SBRC        Waldbaums Supermarket (A&P) -
                           Huntington, NY                            7,286,967.78         0.76%        7,286,967.78         0.76%
    150        SBRC        The Promenade Building                    7,147,458.50         0.75%        7,147,458.50         0.75%
    151        SBRC        Mitchell Lofts                            7,086,739.37         0.74%        7,086,739.37         0.74%
    152        GCFP        1212 Boston Post Road                     6,871,370.89         0.72%        6,871,370.89         0.72%
    153        AMCC        Savon Drug & Office Depot                 6,726,256.70         0.70%        6,726,256.70         0.70%
    154        SBRC        Landmark Entertainment Building           6,671,403.56         0.70%        6,671,403.56         0.70%
    155        AMCC        Hacienda Vallecitos Senior                6,634,332.20         0.69%        6,634,332.20         0.69%
                           Apartments
    156        SBRC        A&P Supermarket - Howard                  6,589,988.34         0.69%        6,589,988.34         0.69%
                           Beach, NY
    157        SBRC        Maxwell Village Shopping Center           6,586,184.41         0.69%        6,586,184.41         0.69%
    158        AMCC        Downtowner Office Building                6,508,830.69         0.68%        6,508,830.69         0.68%
    159        SBRC        Woodview Apartments                       6,183,338.08         0.65%        6,183,338.08         0.65%
    160        SBRC        275 Dan Road                              6,105,104.59         0.64%        6,105,104.59         0.64%
    161        SBRC        Los Gatos Professional Building           6,076,584.91         0.64%        6,076,584.91         0.64%
    162        GCFP        Candlewood Suites - Dallas Market
                           Center                                    6,064,169.12         0.63%        6,064,169.12         0.63%
    163        SBRC        Shady Oak I                               3,265,910.15         0.34%        3,265,910.15         0.34%
    164        SBRC        Golden Valley II                          2,787,972.04         0.29%        2,787,972.04         0.29%



                                                                 CROSS COLLATER-
                ALLOCATED                           CROSS        ALIZED MORTGAGE
                 CUT-OFF                           COLLATER-       LOAN GROUP
                  DATE                              ALIZED        AGGREGATE CUT-          RELATED
   CONTROL       BALANCE          LOAN BALANCE AT  (MORTGAGE     OFF DATE PRINCIPAL      (MORTGAGE
   NUMBER        PER UNIT         MATURITY/ARD     LOAN GROUP)       BALANCE             LOAN GROUP)
--------------------------------------------------------------------------------------------------
    101           97.93           18,663,287.50      No             20,851,862              No
    102           175.78          16,794,286.51      No             19,074,366              No
    103           108.05          16,842,879.78      No             18,720,068              No
    104           59,840          15,248,072.26      No             17,233,985              No
    105           111.76          16,016,417.59      No             16,854,242              No
    106
                  84.12           14,023,407.60      No             15,936,244           Yes (R2)
    107           101.97          13,730,223.70      No             15,567,216           Yes (R1)
    108           119.59          13,606,146.76      No             15,438,960           Yes (R1)
    109           74,666          13,196,285.30      No             14,933,183              No
    110           107.05          12,388,676.21      No             13,964,498              No
    111           130.76          11,887,078.94      No             13,471,741              No
    112           158.60          10,047,876.69      No             12,278,699              No
    113           91.59           11,782,801.51      No             12,258,516              No
    114           237.86           8,914,708.51      No             11,985,419              No
    115           60.62           10,840,138.51      No             11,971,908              No
    116           112.58          10,430,367.20      No             11,797,438              No
    117           94.32           10,363,445.08      No             11,331,900              No
    118           70.32            9,195,031.57      No             10,848,378              No
    119           54.98            9,138,078.88      No             10,054,191              No
    120           71.71            8,647,618.24      No              9,747,855              No
    121           124.91           8,450,065.02      No              9,574,329              No
    122           66,772           8,311,354.65      No              9,414,820              No
    123           115.41           7,587,307.68      No              9,295,894              No
    124           153.14           8,059,296.75      No              9,163,196              No
    125           116.04           8,116,987.59      No              9,116,838              No
    126           33,256           8,311,152.94      No              9,112,114              No
    127           26,706           7,967,437.84      No              9,079,963              No
    128           72.32            7,932,051.00      No              8,976,234              No
    129           32,417           7,994,939.60      No              8,947,074           Yes (R5)
    130           88.13            8,491,052.66      No              8,813,298           Yes (R4)
    131           99.45            7,834,095.04      No              8,760,190              No
    132           72.79            7,784,893.94      No              8,656,545           Yes (R7)
    133           54.98            7,448,005.89      No              8,432,475           Yes (R2)
    134           45,695           7,621,917.79      No              8,407,841              No
    135           126.26           7,508,971.74      No              8,367,487              No
    136           95.95            7,282,135.42      No              8,267,185              No
    137           194.95           5,074,477.44   Yes (X1)           8,220,971          Yes (R10)
    138           112.05           1,213,268.64   Yes (X1)           8,220,971          Yes (R10)
    139           256.11           1,068,639.51   Yes (X1)           8,220,971          Yes (R10)
    140           139.92           7,172,444.64      No              8,173,963              No
    141           92.16            7,345,099.26      No              8,126,305              No
    142           52.01            6,685,032.66      No              7,570,538              No
    143
                  126.36           6,266,370.32      No              7,531,914           Yes (R3)
    144           28.87            3,746,177.45   Yes (X2)           7,487,696           Yes (R6)
    145           29.05            2,897,986.23   Yes (X2)           7,487,696           Yes (R6)
    146           78.33            6,681,637.44      No              7,466,307              No
    147           49.98            6,843,688.22      No              7,347,354              No
    148           31,533           6,677,819.39      No              7,315,700              No
    149
                  159.38           6,062,581.47      No              7,286,968              No
    150           167.56           6,826,173.47      No              7,147,459              No
    151           89,706           6,465,378.86      No              7,086,739              No
    152           116.07           6,286,184.09      No              6,871,371              No
    153           156.97           6,009,806.65      No              6,726,257              No
    154           170.62           5,924,098.46      No              6,671,404              No
    155           63,792           5,776,236.81      No              6,634,332              No

    156           194.37           5,482,711.85      No              6,589,988              No

    157           67.02            5,811,461.41      No              6,586,184              No
    158           120.98           5,786,968.61      No              6,508,831          Yes (R11)
    159           51,528           5,454,538.81      No              6,183,338           Yes (R8)
    160           61.13            5,450,873.14      No              6,105,105           Yes (R4)
    161           186.28           5,372,419.73      No              6,076,585              No
    162
                  40,428           5,167,406.51      No              6,064,169              No
    163           36.29            2,897,986.23   Yes (X3)           6,053,882           Yes (R6)
    164           29.67            2,473,889.72   Yes (X3)           6,053,882           Yes (R6)



                 RELATED
                MORTGAGE LOAN
               GROUP AGGREGATE
   CONTROL      CUT-OFF DATE        OWNERSHIP                           APPRAISAL      CUT-OFF DATE LTV     MATURITY DATE/
   NUMBER    PRINCIPAL BALANCE      INTEREST        APPRAISED VALUE        DATE              RATIO          ARD LTV RATIO
-------------------------------------------------------------------------------------------------------------------------
    101           20,851,862        Fee Simple          28,400,000       12/11/00            73.42%           65.72%
    102           19,074,366        Fee Simple          28,650,000       01/12/01            66.58%           58.62%
    103           18,720,068        Fee Simple          30,000,000       09/01/00            62.40%           56.14%
    104           17,233,985        Fee Simple          22,000,000       01/01/01            78.34%           69.31%
    105           16,854,242        Fee Simple          22,825,000       01/04/01            73.84%           70.17%
    106
                  24,368,719        Fee Simple          26,950,000       10/24/00            59.13%           52.03%
    107           31,006,176        Fee Simple          19,500,000       02/16/01            79.83%           70.41%
    108           31,006,176        Fee Simple          21,000,000       01/10/01            73.52%           64.79%
    109           14,933,183        Fee Simple          20,000,000       10/20/00            74.67%           65.98%
    110           13,964,498        Fee Simple          19,300,000       04/01/01            72.35%           64.19%
    111           13,471,741        Fee Simple          18,500,000       01/03/01            72.82%           64.25%
    112           12,278,699        Fee Simple          17,200,000       10/01/01            71.39%           58.42%
    113           12,258,516        Fee Simple          17,800,000       12/07/00            68.87%           66.20%
    114           11,985,419        Fee Simple          20,000,000       03/12/01            59.93%           44.57%
    115           11,971,908        Fee Simple          16,400,000       12/16/98            73.00%           66.10%
    116           11,797,438        Fee Simple          15,500,000       11/06/00            76.11%           67.29%
    117           11,331,900        Fee Simple          15,500,000       05/01/00            73.11%           66.86%
    118           10,848,378        Fee Simple          15,650,000       01/13/00            69.32%           58.75%
    119           10,054,191        Fee Simple          12,850,000       04/19/99            78.24%           71.11%
    120            9,747,855        Fee Simple          12,120,000       09/13/00            80.43%           71.35%
    121            9,574,329        Fee Simple          12,500,000       11/03/00            76.59%           67.60%
    122            9,414,820        Fee Simple          11,800,000       01/12/01            79.79%           70.44%
    123            9,295,894        Fee Simple          12,410,000       11/16/00            74.91%           61.14%
    124            9,163,196        Fee Simple          12,400,000       11/01/00            73.90%           64.99%
    125            9,116,838        Fee Simple          12,200,000       11/21/00            74.73%           66.53%
    126            9,112,114        Fee Simple          11,200,000       09/23/99            79.24%           72.27%
    127            9,079,963        Fee Simple          11,800,000       01/04/01            76.95%           67.52%
    128            8,976,234        Fee Simple          12,000,000       11/27/00            74.80%           66.10%
    129           16,137,387        Fee Simple          11,400,000       08/10/00            78.48%           70.13%
    130           17,831,524        Fee Simple          14,000,000       11/01/00            62.95%           60.65%
    131            8,760,190        Fee Simple          12,000,000       08/31/00            73.00%           65.28%
    132           12,490,465        Fee Simple          12,600,000       09/01/00            68.70%           61.78%
    133           24,368,719        Fee Simple          11,560,000       11/03/00            72.95%           64.43%
    134            8,407,841        Fee Simple          10,800,000       11/01/99            77.85%           70.57%
    135            8,367,487        Fee Simple          10,700,000       10/01/00            78.20%           70.18%
    136            8,267,185        Fee Simple          12,100,000       10/24/00            68.32%           60.18%
    137            8,220,971        Fee Simple           7,600,000       12/12/00            72.30%           64.70%
    138            8,220,971        Fee Simple           1,870,000       12/12/00            72.30%           64.70%
    139            8,220,971        Fee Simple           1,900,000       12/12/00            72.30%           64.70%
    140            8,173,963        Fee Simple          10,510,000       03/12/01            77.77%           68.24%
    141            8,126,305        Fee Simple          10,930,000       01/04/00            65.20%           58.05%
    142            7,570,538        Fee Simple          10,300,000       02/10/01            73.50%           64.90%
    143
                  21,549,946        Fee Simple           9,800,000       11/17/00            76.86%           63.94%
    144           13,541,579        Fee Simple           5,300,000       11/01/00            79.66%           70.68%
    145           13,541,579        Fee Simple           4,100,000       11/01/00            79.66%           70.68%
    146            7,466,307        Fee Simple          10,100,000       10/03/00            73.92%           66.15%
    147            7,347,354        Fee Simple          15,200,000       12/05/00            48.34%           45.02%
    148            7,315,700        Fee Simple           9,250,000       01/11/00            79.09%           72.19%
    149
                   7,286,968        Fee Simple           9,400,000       11/17/00            77.52%           64.50%
    150            7,147,459        Fee Simple          15,000,000       01/01/01            47.65%           45.51%
    151            7,086,739        Fee Simple           9,075,000       08/15/00            78.09%           71.24%
    152            6,871,371        Fee Simple           9,000,000       02/08/00            76.35%           69.85%
    153            6,726,257        Fee Simple           9,700,000       11/14/00            69.34%           61.96%
    154            6,671,404        Fee Simple           9,900,000       01/01/01            67.39%           59.84%
    155            6,634,332        Fee Simple           8,830,000       02/12/01            75.13%           65.42%

    156            6,589,988        Fee Simple           8,400,000       11/17/00            78.45%           65.27%

    157            6,586,184        Fee Simple           9,600,000       04/16/01            68.61%           60.54%
    158            7,789,229        Fee Simple           8,750,000       10/27/00            74.39%           66.14%
    159           10,722,005        Fee Simple           7,800,000       12/18/00            79.27%           69.93%
    160           17,831,524        Fee Simple           8,200,000       11/14/00            74.45%           66.47%
    161            6,076,585        Fee Simple          10,150,000       11/06/00            59.87%           52.93%
    162
                   6,064,169        Fee Simple           9,000,000       10/03/00            67.38%           57.42%
    163           13,541,579        Fee Simple           4,100,000       11/01/00            79.66%           70.68%
    164           13,541,579        Fee Simple           3,500,000       11/01/00            79.66%           70.68%

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION

                                                                                    % OF                               ALLOCATED
                                                                                   INITIAL                           % OF INITIAL
              MORTGAGE                                                              MORT-      ALLOCATED CUT-OFF          MORT-
   CONTROL     LOAN                                            CUT-OFF DATE        GAGE POOL     DATE PRINCIPAL        GAGE POOL
   NUMBER     SELLER      LOAN / PROPERTY NAME                 PRINCIPAL BALANCE   BALANCE        BALANCE               BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    165        SBRC     A&P Supermarket - Silver Spring        6,031,769.30        0.63%        6,031,769.30             0.63%
    166        GCFP     Mountain View Plaza                    6,026,000.00        0.63%        6,026,000.00             0.63%
    167        GCFP     Crowne Plaza Dayton                    5,999,230.57        0.63%        5,999,230.57             0.63%
    168        SBRC     764 Miami Circle                       5,982,555.88        0.63%        5,982,555.88             0.63%
    169        SBRC     Sagepointe Center                      5,972,349.97        0.62%        5,972,349.97             0.62%
    170        SBRC     705 Westech Office Building            5,579,379.10        0.58%        5,579,379.10             0.58%
    171        SBRC     A&P Supermarket - Hoboken, NJ          5,568,650.05        0.58%        5,568,650.05             0.58%
    172        GCFP     Century Office Building                5,493,053.08        0.57%        5,493,053.08             0.57%
    173        SBRC     2282-2286 Broadway                     5,492,600.09        0.57%        5,492,600.09             0.57%
    174        GCFP     EXECUCENTER                            5,488,473.65        0.57%        5,488,473.65             0.57%
    175        SBRC     Sheridan Park Apartments               5,296,450.46        0.55%        5,296,450.46             0.55%
    176        AMCC     Gart Sports                            5,264,049.93        0.55%        5,264,049.93             0.55%
    177        AMCC     Park Place Apartments                  5,080,462.04        0.53%        5,080,462.04             0.53%
    178        AMCC     Hilby Station Apartments               5,071,202.59        0.53%        5,071,202.59             0.53%
    179        SBRC     11511 Katy Freeway                     5,058,727.69        0.53%        5,058,727.69             0.53%
    180        SBRC     PharmaResearch Office Building         4,989,726.31        0.52%        4,989,726.31             0.52%
    181        SBRC     151 West Street                        4,936,731.65        0.52%        4,936,731.65             0.52%
    182        AMCC     Rivercrest Apartments                  4,886,400.21        0.51%        4,886,400.21             0.51%
    183        SBRC     Sunrise Pointe Apartments              4,755,558.15        0.50%        4,755,558.15             0.50%
    184        AMCC     Cascade Woods Apartments               4,736,489.08        0.50%        4,736,489.08             0.50%
    185        SBRC     Fresh Fields Supermarket (A&P) -       4,697,340.75        0.49%        4,697,340.75             0.49%
                        Ocean City, NJ
    186        SBRC     Deer Valley Marketplace                4,680,040.59        0.49%        4,680,040.59             0.49%
    187        AMCC     Best Buy - Jacksonville                4,563,903.14        0.48%        4,563,903.14             0.48%
    188        SBRC     Wilburton Office Building              4,538,666.68        0.47%        4,538,666.68             0.47%
    189        GCFP     North Melrose Self Storage             4,391,230.10        0.46%        4,391,230.10             0.46%
    190        GCFP     Menlo Office Buildings                 4,377,223.96        0.46%        4,377,223.96             0.46%
    191        AMCC     Amber Fields Apartments                4,346,633.47        0.45%        4,346,633.47             0.45%
    192        AMCC     Reservoir Distribution Center          4,332,218.11        0.45%        4,332,218.11             0.45%
    193        AMCC     Rancho San Diego Business Park         4,195,001.57        0.44%        4,195,001.57             0.44%
    194        SBRC     Foxborough Business Park               4,189,725.64        0.44%        4,189,725.64             0.44%
    195        SBRC     1178 Sonora Court                      4,188,908.98        0.44%        4,188,908.98             0.44%
    196        AMCC     Sandia Plaza                           4,156,059.81        0.43%        4,156,059.81             0.43%
    197        GCFP     Madison Crossing Shopping Center       4,138,902.84        0.43%        4,138,902.84             0.43%
    198        GCFP     645-655 Massachusetts Avenue,          4,082,706.50        0.43%        4,082,706.50             0.43%
                        10-50 Prospect Street, and
                        112-116 Bishop Allen Drive
    199        GCFP     Gateway Business Park Building D       4,056,394.56        0.42%        4,056,394.56             0.42%
    200        SBRC     Woodside Park Apartments               4,043,844.76        0.42%        4,043,844.76             0.42%
    201        AMCC     1400 Manhattan Warehouse Building      4,033,623.31        0.42%        4,033,623.31             0.42%
    202        SBRC     Nashville Commons Shopping Center      3,966,199.43        0.41%        3,966,199.43             0.41%
    203        SBRC     10 Talcott Notch                       3,833,919.37        0.40%        3,833,919.37             0.40%
    204        GCFP     Cherry Creek 24 Hour Fitness Facility  3,782,203.72        0.40%        3,782,203.72             0.40%
    205        GCFP     Raymour & Flanigan Shopping Center     3,742,077.27        0.39%        3,742,077.27             0.39%
    206        GCFP     33 Las Colinas Lane                    3,684,410.44        0.39%        3,684,410.44             0.39%
    207        SBRC     Village Crossing Shopping Center       3,683,531.94        0.38%        3,683,531.94             0.38%
    208        GCFP     4015 Medina Road                       3,518,889.74        0.37%        3,518,889.74             0.37%
    209        SBRC     34-40 West 65th Street                 3,483,563.39        0.36%        3,483,563.39             0.36%
    210        GCFP     7930 Belt Line Road                    3,482,957.04        0.36%        3,482,957.04             0.36%
    211        AMCC     Hempstead Distribution Center          3,462,178.57        0.36%        3,462,178.57             0.36%
    212        SBRC     Crossroads West Apartments             3,456,556.82        0.36%        3,456,556.82             0.36%
    213        SBRC     Hilltop Apartments                     3,402,405.85        0.36%        3,402,405.85             0.36%
    214        GCFP     Ramada Limited - Northville            3,398,169.61        0.36%        3,398,169.61             0.36%
    215        SBRC     Woodcrest Mobile Home Estates          3,392,166.96        0.35%        3,392,166.96             0.35%
    216        SBRC     241 Peachtree Street                   3,387,380.43        0.35%        3,387,380.43             0.35%
    217        SBRC     Tech Surgical Center                   3,344,037.84        0.35%        3,344,037.84             0.35%
    218        SBRC     Waldbaums Supermarket (A&P) -          3,288,921.93        0.34%        3,288,921.93             0.34%
                        Valley Stream, NY
    219        AMCC     Center Trust Building                  3,261,670.51        0.34%        3,261,670.51             0.34%
    220        GCFP     Summit Square Shopping Center          3,236,743.51        0.34%        3,236,743.51             0.34%
    221        SBRC     Marmalade Square Apartments            3,235,212.52        0.34%        3,235,212.52             0.34%
    222        GCFP     Livermore Gateway Business Park        3,205,599.67        0.34%        3,205,599.67             0.34%
    223        GCFP     668 Stillwater Avenue                  3,067,477.69        0.32%        3,067,477.69             0.32%
    224        GCFP     Charleston Buffalo Plaza               2,987,380.04        0.31%        2,987,380.04             0.31%
    225        SBRC     Harbor Center                          2,986,598.07        0.31%        2,986,598.07             0.31%
    226        AMCC     Boise Cascade Building                 2,946,060.59        0.31%        2,946,060.59             0.31%
    227        GCFP     5705 Johnston Street                   2,944,465.69        0.31%        2,944,465.69             0.31%
    228        GCFP     11114-11120 West Broad Street          2,942,538.22        0.31%        2,942,538.22             0.31%

                                                                 CROSS COLLATER-
                ALLOCATED                           CROSS        ALIZED MORTGAGE
                 CUT-OFF                           COLLATER-       LOAN GROUP
                  DATE                              ALIZED        AGGREGATE CUT-          RELATED
   CONTROL       BALANCE          LOAN BALANCE AT  (MORTGAGE     OFF DATE PRINCIPAL      (MORTGAGE
   NUMBER        PER UNIT         MATURITY/ARD     LOAN GROUP)       BALANCE             LOAN GROUP)
--------------------------------------------------------------------------------------------------
    165           93.34             5,018,286.87      No             6,031,769           Yes (R3)
    166           94.70             5,556,763.91      No             6,026,000              No
    167           21,199            4,999,500.61      No             5,999,231              No
    168           72.40             5,234,719.22      No             5,982,556              No
    169           58.46             5,331,031.90      No             5,972,350              No
    170           78.58             4,958,006.19      No             5,579,379              No
    171           177.91            4,632,983.48      No             5,568,650              No
    172           117.68            4,865,581.00      No             5,493,053              No
    173           1,060             4,834,808.40      No             5,492,600           Yes (R5)
    174           99.01             4,842,266.17      No             5,488,474              No
    175           45,659            4,776,457.11      No             5,296,450           Yes (R9)
    176           86.88             4,806,554.65      No             5,264,050              No
    177           25,402            4,492,829.69      No             5,080,462              No
    178           43,344                    0.00      No             5,071,203              No
    179           64.96             4,577,606.86      No             5,058,728              No
    180           105.26            4,411,571.48      No             4,989,726              No
    181           137.36            4,463,422.89      No             4,936,732              No
    182           51,983            4,296,398.99      No             4,886,400              No
    183           45,727            4,173,184.25      No             4,755,558              No
    184           51,484            4,154,008.07      No             4,736,489              No
    185           118.10            3,908,073.24      No             4,697,341           Yes (R3)
    186           141.48            4,211,216.55      No             4,680,041           Yes (R12)
    187           99.40             3,798,336.15      No             4,563,903              No
    188           204.44            4,033,354.24      No             4,538,667           Yes (R8)
    189           36.32             3,894,874.05      No             4,391,230              No
    190           181.17            3,958,299.24      No             4,377,224              No
    191           40,247            3,822,311.00      No             4,346,633              No
    192           39.29             3,865,249.15      No             4,332,218              No
    193           50.18             3,736,740.95      No             4,195,002              No
    194           32.72             3,729,553.50      No             4,189,726              No
    195           215.48            3,701,623.92      No             4,188,909              No
    196           60.75             3,091,084.98      No             4,156,060              No
    197           65.41             3,652,892.95      No             4,138,903              No
    198           151.99            3,630,151.63      No             4,082,707          Yes (R13)
    199           75.73             3,588,958.28      No             4,056,395              No
    200           50,548            3,646,828.62      No             4,043,845           Yes (R9)
    201           44.27             3,603,059.50      No             4,033,623          Yes (R14)
    202           70.70             3,575,835.96      No             3,966,199              No
    203           78.69             3,455,289.13      No             3,833,919           Yes (R7)
    204           104.54            3,449,690.23      No             3,782,204              No
    205           35.40             3,298,593.73      No             3,742,077              No
    206           195.95            3,276,395.21      No             3,684,410              No
    207           86.68             3,299,457.00      No             3,683,532              No
    208           117.30            3,202,852.60      No             3,518,890              No
    209           72,574            3,059,343.12      No             3,483,563              No
    210           250.48            3,139,967.80      No             3,482,957              No
    211           31.14             3,075,858.88      No             3,462,179              No
    212           19,529            3,142,870.04      No             3,456,557              No
    213           25,776            2,981,697.29      No             3,402,406              No
    214           27,185            2,912,915.74      No             3,398,170              No
    215           39,908            2,961,186.33      No             3,392,167              No
    216           117.99            3,007,237.44      No             3,387,380              No
    217           178.27            3,038,216.91      No             3,344,038              No
    218           134.62            2,736,302.52      No             3,288,922           Yes (R3)
    219           166.75            2,911,463.02      No             3,261,671              No
    220           109.65            2,888,534.87      No             3,236,744              No
    221           32,352            2,851,889.13      No             3,235,213              No
    222           68.50             2,869,144.79      No             3,205,600              No
    223           105.31            2,730,565.47      No             3,067,478              No
    224           116.36            2,690,540.03      No             2,987,380              No
    225           60.15             2,667,561.67      No             2,986,598              No
    226           23.48             2,595,211.66      No             2,946,061              No
    227           98.15             2,604,583.15      No             2,944,466              No
    228           172.80            2,611,124.98      No             2,942,538              No

                 RELATED
                MORTGAGE LOAN
               GROUP AGGREGATE
   CONTROL      CUT-OFF DATE          OWNERSHIP                         APPRAISAL      CUT-OFF DATE LTV     MATURITY DATE/
   NUMBER    PRINCIPAL BALANCE        INTEREST        APPRAISED VALUE     DATE              RATIO          ARD LTV RATIO
-------------------------------------------------------------------------------------------------------------------------
    165       21,549,946              Fee Simple       8,000,000        11/26/00             75.40%          62.73%
    166        6,026,000              Fee Simple       7,700,000        09/14/00             78.26%          72.17%
    167        5,999,231              Fee Simple       9,600,000        12/01/00             62.49%          52.08%
    168        5,982,556              Fee Simple      10,000,000        11/16/00             59.83%          52.35%
    169        5,972,350              Fee Simple       7,800,000        10/03/00             76.57%          68.35%
    170        5,579,379              Fee Simple       7,600,000        11/15/00             73.41%          65.24%
    171        5,568,650              Fee Simple       7,100,000        11/20/00             78.43%          65.25%
    172        5,493,053              Fee Simple       7,250,000        04/15/01             75.77%          67.11%
    173       16,137,387              Fee Simple       7,400,000        01/23/01             74.22%          65.34%
    174        5,488,474              Fee Simple       9,100,000        01/11/01             60.31%          53.21%
    175        9,340,295              Fee Simple       7,640,000        06/18/99             69.33%          62.52%
    176        5,264,050              Fee Simple       7,600,000        03/30/00             69.26%          63.24%
    177        5,080,462              Fee Simple       6,450,000        12/06/00             78.77%          69.66%
    178        5,071,203              Fee Simple       7,100,000        01/08/01             71.43%           0.00%
    179        5,058,728              Fee Simple       6,800,000        07/07/99             74.39%          67.32%
    180        4,989,726              Fee Simple       6,460,000        02/01/01             75.60%          66.84%
    181        4,936,732              Fee Simple       6,700,000        08/12/99             73.68%          66.62%
    182        4,886,400              Fee Simple       6,190,000        12/04/00             78.94%          69.41%
    183        4,755,558              Fee Simple       6,000,000        12/01/00             79.26%          69.55%
    184        4,736,489              Fee Simple       6,200,000        12/20/00             76.40%          67.00%
    185       21,549,946              Fee Simple       6,100,000        11/21/00             77.01%          64.07%
    186        6,672,316              Fee Simple       6,180,000        08/22/00             75.73%          68.14%
    187        4,563,903              Fee Simple       7,050,000        12/09/99             64.74%          53.88%
    188       10,722,005              Fee Simple       5,600,000        01/01/01             76.28%          67.79%
    189        4,391,230              Fee Simple       8,100,000        10/20/00             54.21%          48.08%
    190        4,377,224              Fee Simple       6,600,000        05/19/00             66.32%          59.97%
    191        4,346,633              Fee Simple       5,500,000        03/19/01             79.03%          69.50%
    192        4,332,218              Fee Simple       6,000,000        11/01/00             72.20%          64.42%
    193        4,195,002              Fee Simple       5,600,000        03/12/01             74.91%          66.73%
    194        4,189,726              Fee Simple       6,000,000        11/15/00             69.83%          62.16%
    195        4,188,909              Fee Simple       6,000,000        09/19/00             69.82%          61.69%
    196        4,156,060              Fee Simple       6,500,000        02/02/00             63.94%          47.56%
    197        4,138,903              Fee Simple       5,900,000        11/13/00             70.15%          61.91%
    198        6,173,849              Fee Simple       6,500,000        10/26/00             62.81%          55.85%
    199        4,056,395              Fee Simple       5,440,000        02/01/01             74.57%          65.97%
    200        9,340,295              Fee Simple       6,250,000        06/18/99             64.70%          58.35%
    201        5,588,864              Fee Simple       5,400,000        12/04/00             74.70%          66.72%
    202        3,966,199              Fee Simple       5,000,000        12/28/99             79.32%          71.52%
    203       12,490,465              Fee Simple       5,550,000        09/21/00             69.08%          62.26%
    204        3,782,204              Fee Simple       6,000,000        09/01/00             63.04%          57.49%
    205        3,742,077              Fee Simple       5,000,000        01/18/01             74.84%          65.97%
    206        3,684,410              Fee Simple       5,300,000        11/08/00             69.52%          61.82%
    207        3,683,532              Fee Simple       4,750,000        05/02/00             77.55%          69.46%
    208        3,518,890              Fee Simple       6,700,000        12/28/99             52.52%          47.80%
    209        3,483,563              Fee Simple       4,700,000        11/09/00             74.12%          65.09%
    210        3,482,957              Fee Simple       4,675,000        08/30/00             74.50%          67.17%
    211        3,462,179              Fee Simple       4,600,000        11/09/00             75.26%          66.87%
    212        3,456,557              Fee Simple       5,400,000        08/15/99             64.01%          58.20%
    213        3,402,406              Fee Simple       4,400,000        10/04/00             77.33%          67.77%
    214        3,398,170              Fee Simple       5,100,000        05/01/00             66.63%          57.12%
    215        3,392,167              Fee Simple       4,450,000        12/29/00             76.23%          66.54%
    216        3,387,380              Fee Simple       4,600,000        12/14/00             73.64%          65.37%
    217        3,344,038              Fee Simple       4,550,000        02/23/00             73.50%          66.77%
    218       21,549,946              Fee Simple       4,300,000        11/17/00             76.49%          63.63%
    219        3,261,671              Fee Simple       5,300,000        10/25/00             61.54%          54.93%
    220        3,236,744              Fee Simple       4,420,000        10/23/00             73.23%          65.35%
    221        3,235,213              Fee Simple       4,100,000        10/19/00             78.91%          69.56%
    222        3,205,600              Fee Simple       4,700,000        01/08/01             68.20%          61.05%
    223        3,067,478              Fee Simple       4,300,000        01/27/01             71.34%          63.50%
    224        2,987,380              Fee Simple       4,270,000        10/17/00             69.96%          63.01%
    225        2,986,598               Leasehold       5,250,000        08/11/00             56.89%          50.81%
    226        2,946,061              Fee Simple       4,550,000        02/02/01             64.75%          57.04%
    227        2,944,466              Fee Simple       3,900,000        02/03/01             75.50%          66.78%
    228        2,942,538              Fee Simple       4,100,000        12/18/00             71.77%          63.69%

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION

                                                                                   % OF                           ALLOCATED
                                                                                  INITIAL                        % OF INITIAL
              MORTGAGE                                                             MORT-      ALLOCATED CUT-OFF      MORT-
   CONTROL     LOAN                                             CUT-OFF DATE      GAGE POOL    DATE PRINCIPAL      GAGE POOL
   NUMBER     SELLER    LOAN / PROPERTY NAME                  PRINCIPAL BALANCE   BALANCE         BALANCE           BALANCE
-----------------------------------------------------------------------------------------------------------------------------
    229        SBRC     33 Upton Drive                         2,913,120.86       0.30%        2,913,120.86         0.30%
    230        SBRC     Park Villa Apartments                  2,888,489.44       0.30%        2,888,489.44         0.30%
    231        GCFP     372 West Ontario Building              2,838,299.21       0.30%        2,838,299.21         0.30%
    232        SBRC     White Pine Shopping Center             2,785,934.78       0.29%        2,785,934.78         0.29%
    233        GCFP     Eckerd Drugstore                       2,715,236.24       0.28%        2,715,236.24         0.28%
    234        GCFP     Eckerd Waldorf                         2,704,661.81       0.28%        2,704,661.81         0.28%
    235        GCFP     1000 North Jefferson Street            2,697,177.88       0.28%        2,697,177.88         0.28%
    236        SBRC     Continental Apartments                 2,658,923.67       0.28%        2,658,923.67         0.28%
    237        GCFP     7537 West Thomas Road                  2,568,964.59       0.27%        2,568,964.59         0.27%
    238        AMCC     East Valley (aka Greenfield) Business
                        Center                                 2,531,503.65       0.26%        2,531,503.65         0.26%
    239        AMCC     Lanier Commons Shopping Center         2,490,212.68       0.26%        2,490,212.68         0.26%
    240        AMCC     Shawnee Medical Office                 2,416,507.67       0.25%        2,416,507.67         0.25%
    241        AMCC     Stanwood/Camano Village                2,405,275.11       0.25%        2,405,275.11         0.25%
                        Professional Center
    242        AMCC     Office Depot                           2,319,013.36       0.24%        2,319,013.36         0.24%
    243        GCFP     100 DeVilbiss Drive                    2,191,818.20       0.23%        2,191,818.20         0.23%
    244        GCFP     Palm Crest Apartments                  2,170,200.13       0.23%        2,170,200.13         0.23%
----------------------------------------------------------------------------------------------------------------------------
    245        GCFP     Newton & Wellesley Portfolio           2,091,142.32       0.22%
   245a                 571 Washington Street                                                  1,214,211.67         0.13%
   245b                 739 Beacon Street                                                        876,930.65         0.09%
----------------------------------------------------------------------------------------------------------------------------
    246        AMCC     Shelton Park Apartments                2,044,721.45       0.21%        2,044,721.45         0.21%
    247        SBRC     Tatum Ranch Center                     1,992,275.75       0.21%        1,992,275.75         0.21%
    248        GCFP     1516 East Bethany Home Road            1,985,964.18       0.21%        1,985,964.18         0.21%
    249        GCFP     Wynnton Apartments                     1,899,761.39       0.20%        1,899,761.39         0.20%
    250        GCFP     AA Access Self Storage                 1,868,109.39       0.20%        1,868,109.39         0.20%
    251        AMCC     80 Smith Street                        1,738,692.97       0.18%        1,738,692.97         0.18%
    252        SBRC     Park at Palmdale                       1,715,473.42       0.18%        1,715,473.42         0.18%
    253        SBRC     302 West 12th Street                   1,697,712.76       0.18%        1,697,712.76         0.18%
    254        GCFP     Ashley Diane and Woodlawn Apartments   1,683,983.81       0.18%        1,683,983.81         0.18%
    255        AMCC     Orangewood Industrial                  1,555,240.34       0.16%        1,555,240.34         0.16%
    256        AMCC     Trace Creek Shopping Center            1,497,128.15       0.16%        1,497,128.15         0.16%
    257        AMCC     19 Industrial Avenue                   1,447,208.44       0.15%        1,447,208.44         0.15%
    258        GCFP     2980 Northwest 74th Avenue             1,411,236.71       0.15%        1,411,236.71         0.15%
    259        GCFP     Baumann Industrial Plaza               1,382,133.00       0.14%        1,382,133.00         0.14%
    260        AMCC     Randall Ridge Apartments               1,335,277.35       0.14%        1,335,277.35         0.14%
    261        GCFP     San Jacinto Manor                      1,322,153.89       0.14%        1,322,153.89         0.14%
    262        AMCC     Maywood Retail Center                  1,299,065.69       0.14%        1,299,065.69         0.14%
    263        GCFP     Lamps Plus                             1,296,836.29       0.14%        1,296,836.29         0.14%
    264        AMCC     Jackson Square Apartments              1,296,736.90       0.14%        1,296,736.90         0.14%
    265        AMCC     Comcast Facility                       1,290,745.52       0.13%        1,290,745.52         0.13%
    266        AMCC     Montlimar Square Office Building       1,280,398.11       0.13%        1,280,398.11         0.13%
    267        GCFP     5th Street Center                      1,261,891.05       0.13%        1,261,891.05         0.13%
    268        AMCC     Grant Road Place                       1,160,950.77       0.12%        1,160,950.77         0.12%
    269        GCFP     4101 Calloway Drive                    1,109,888.82       0.12%        1,109,888.82         0.12%
    270        AMCC     2201-2221 Hillside Avenue              1,044,499.76       0.11%        1,044,499.76         0.11%
    271        AMCC     10200 Riverside Drive Office Building    956,250.64       0.10%          956,250.64         0.10%
    272        GCFP     Market Street Apartments                 938,077.52       0.10%          938,077.52         0.10%
    273        AMCC     Exxon/ IHOP                              934,379.03       0.10%          934,379.03         0.10%
    274        AMCC     Glenwood Plaza                           876,986.82       0.09%          876,986.82         0.09%
    275        AMCC     Oceanside Industrial                     874,544.30       0.09%          874,544.30         0.09%
    276        AMCC     Jewell Street Apartments                 843,917.44       0.09%          843,917.44         0.09%
    277        AMCC     Yellowstone Shopping Center              770,156.85       0.08%          770,156.85         0.08%
    278        AMCC     Panther Square                           766,113.69       0.08%          766,113.69         0.08%
    279        AMCC     Goose Creek Shopping Center              765,098.19       0.08%          765,098.19         0.08%
    280        AMCC     La Sabre Apartments                      451,931.22       0.05%          451,931.22         0.05%
    281        AMCC     Forrest Court Apartments                 438,805.00       0.05%          438,805.00         0.05%
    282        AMCC     Hampton Court Apartments                 434,971.83       0.05%          434,971.83         0.05%
    283        AMCC     Sierra Vista CSK Store                   392,284.81       0.04%          392,284.81         0.04%


                                                                 CROSS COLLATER-
                ALLOCATED                           CROSS        ALIZED MORTGAGE
                 CUT-OFF                           COLLATER-       LOAN GROUP
                  DATE                              ALIZED        AGGREGATE CUT-          RELATED
   CONTROL       BALANCE          LOAN BALANCE AT  (MORTGAGE     OFF DATE PRINCIPAL      (MORTGAGE
   NUMBER        PER UNIT         MATURITY/ARD     LOAN GROUP)       BALANCE             LOAN GROUP)
--------------------------------------------------------------------------------------------------
    229          54.68            2,600,946.62      No             2,913,121            Yes (R4)
    230          39,568           2,543,052.24      No             2,888,489               No
    231          71.51            2,531,170.12      No             2,838,299               No
    232          52.89            2,533,858.92      No             2,785,935               No
    233          248.92           2,234,364.87      No             2,715,236               No
    234          247.95           2,401,873.50      No             2,704,662               No
    235          178.38           2,393,980.64      No             2,697,178               No
    236          20,773           2,399,947.25      No             2,658,924               No
    237          150.16           2,280,652.26      No             2,568,965               No
    238          102.31           2,299,001.55      No             2,531,504               No
    239          47.49            2,196,223.56      No             2,490,213               No
    240          90.70            2,190,506.22      No             2,416,508               No
    241          114.54           2,299,568.19      No             2,405,275               No
    242          128.77           1,971,177.51      No             2,319,013               No
    243          14.12            1,945,376.44      No             2,191,818               No
    244          49,323           1,903,808.81      No             2,170,200               No
---------------------------------------------------------------------------------------------------
    245                           1,859,344.90      No             2,091,142            Yes (R13)
   245a          110.92
   245b          270.88
---------------------------------------------------------------------------------------------------
    246          20,447           1,811,324.99      No             2,044,721            Yes (R15)
    247          132.82           1,788,273.91      No             1,992,276            Yes (R12)
    248          74.87            1,649,474.55      No             1,985,964               No
    249          26,386           1,696,401.19      No             1,899,761               No
    250          16.01            1,660,457.41      No             1,868,109               No
    251          43.13            1,431,323.72      No             1,738,693               No
    252          47.73            1,560,120.67      No             1,715,473               No
    253          334.46           1,494,396.29      No             1,697,713            Yes (R5)
    254          35,083           1,502,496.31      No             1,683,984               No
    255          41.72            1,417,621.97      No             1,555,240            Yes (R14)
    256          133.67           1,333,386.56      No             1,497,128               No
    257          28.51            1,057,103.03      No             1,447,208               No
    258          33.35            1,170,534.39      No             1,411,237               No
    259          46.06            1,132,648.52      No             1,382,133               No
    260          27,818                   0.00      No             1,335,277               No
    261          13,772           1,136,147.64      No             1,322,154               No
    262          59.74            1,153,001.78      No             1,299,066               No
    263          122.35           1,154,955.36      No             1,296,836               No
    264          12,469           1,151,527.35      No             1,296,737           Yes (R15)
    265          86.05            1,069,693.49      No             1,290,746               No
    266          65.29            1,141,597.45      No             1,280,398           Yes (R11)
    267          17.92            1,040,858.43      No             1,261,891               No
    268          61.10              980,222.23      No             1,160,951               No
    269          390.26             806,299.73      No             1,109,889               No
    270          71.32                    0.00      No             1,044,500               No
    271          74.57                    0.00      No               956,251               No
    272          25,353             829,793.99      No               938,078               No
    273          14.60                    0.00      No               934,379               No
    274          92.30              635,330.03      No               876,987               No
    275          21.41                    0.00      No               874,544               No
    276          52,745             714,911.86      No               843,917               No
    277          38.80              649,769.56      No               770,157               No
    278          76.61              635,920.49      No               766,114               No
    279          61.70              646,114.91      No               765,098               No
    280          12,554             381,811.85      No               451,931               No
    281          9,539                    0.00      No               438,805               No
    282          33,459                   0.00      No               434,972               No
    283          55.77                    0.00      No               392,285               No


                 RELATED
                MORTGAGE LOAN
               GROUP AGGREGATE
   CONTROL      CUT-OFF DATE        OWNERSHIP                           APPRAISAL          CUT-OFF DATE LTV   MATURITY DATE/
   NUMBER    PRINCIPAL BALANCE      INTEREST          APPRAISED VALUE      DATE                 RATIO          ARD LTV RATIO
-------------------------------------------------------------------------------------------------------------------------
    229           17,831,524         Fee Simple           3,900,000        11/01/00             74.70%          66.69%
    230            2,888,489         Fee Simple           3,800,000        11/14/00             76.01%          66.92%
    231            2,838,299         Fee Simple           4,010,000        09/13/00             70.78%          63.12%
    232            2,785,935         Fee Simple           3,550,000        05/19/99             78.48%          71.38%
    233            2,715,236         Fee Simple           3,800,000        12/19/00             71.45%          58.80%
    234            2,704,662         Fee Simple           3,735,000        01/26/01             72.41%          64.31%
    235            2,697,178         Fee Simple           3,380,000        12/07/00             79.80%          70.83%
    236            2,658,924         Fee Simple           3,350,000        07/11/00             79.37%          71.64%
    237            2,568,965         Fee Simple           4,200,000        11/17/00             61.17%          54.30%
    238            2,531,504         Fee Simple           3,500,000        10/01/00             72.33%          65.69%
    239            2,490,213         Fee Simple           3,580,000        12/12/00             69.56%          61.35%
    240            2,416,508         Fee Simple           3,250,000        07/01/00             74.35%          67.40%
    241            2,405,275         Fee Simple           3,275,000        01/09/01             73.44%          70.22%
    242            2,319,013         Fee Simple           5,260,000        11/28/00             44.09%          37.47%
    243            2,191,818         Fee Simple           3,000,000        11/28/00             73.06%          64.85%
    244            2,170,200         Fee Simple           3,000,000        11/24/00             72.34%          63.46%
-----------------------------------------------------------------------------------------------------------------------
    245            6,173,849                              3,100,000                             67.46%          59.98%
   245a                              Fee Simple           1,800,000        10/26/00
   245b                              Fee Simple           1,300,000        10/26/00
-----------------------------------------------------------------------------------------------------------------------
    246            3,341,458         Fee Simple           2,525,000        12/12/00             80.98%          71.74%
    247            6,672,316         Fee Simple           2,625,000        11/16/00             75.90%          68.12%
    248            1,985,964         Fee Simple           2,800,000        09/28/00             70.93%          58.91%
    249            1,899,761         Fee Simple           2,475,000        09/18/00             76.76%          68.54%
    250            1,868,109         Fee Simple           3,160,000        11/14/00             59.12%          52.55%
    251            1,738,693         Fee Simple           2,550,000        11/15/00             68.18%          56.13%
    252            1,715,473         Fee Simple           2,300,000        01/20/00             74.59%          67.83%
    253           16,137,387         Fee Simple           2,400,000        01/23/01             70.74%          62.27%
    254            1,683,984         Fee Simple           2,150,000        12/07/00             78.32%          69.88%
    255            5,588,864         Fee Simple           2,270,000        05/16/00             68.51%          62.45%
    256            1,497,128         Fee Simple           2,000,000        03/01/01             74.86%          66.67%
    257            1,447,208         Fee Simple           2,200,000        06/01/00             65.78%          48.05%
    258            1,411,237         Fee Simple           2,400,000        11/01/00             58.80%          48.77%
    259            1,382,133         Fee Simple           1,990,000        11/14/00             69.45%          56.92%
    260            1,335,277         Fee Simple           1,989,000        09/07/00             67.13%           0.00%
    261            1,322,154         Fee Simple           3,100,000        05/26/99             42.65%          36.65%
    262            1,299,066         Fee Simple           3,300,000        02/09/01             39.37%          34.94%
    263            1,296,836         Fee Simple           3,750,000        11/22/00             34.58%          30.80%
    264            3,341,458         Fee Simple           1,815,000        12/12/00             71.45%          63.45%
    265            1,290,746         Fee Simple           1,760,000        10/27/00             73.34%          60.78%
    266            7,789,229         Fee Simple           1,850,000        10/27/00             69.21%          61.71%
    267            1,261,891         Fee Simple           1,800,000        10/25/00             70.11%          57.83%
    268            1,160,951         Fee Simple           1,900,000        01/08/01             61.10%          51.59%
    269            1,109,889         Fee Simple           1,592,350        10/24/00             69.70%          50.64%
    270            1,044,500         Fee Simple           2,050,000        01/05/01             50.95%           0.00%
    271              956,251         Fee Simple           1,800,000        06/08/98             53.13%           0.00%
    272              938,078         Fee Simple           1,220,000        01/04/01             76.89%          68.02%
    273              934,379         Fee Simple           1,900,000        08/31/00             49.18%           0.00%
    274              876,987         Fee Simple           1,450,000        08/24/00             60.48%          43.82%
    275              874,544         Fee Simple           1,840,000        01/05/01             47.53%           0.00%
    276              843,917         Fee Simple           1,300,000        03/30/00             64.92%          54.99%
    277              770,157         Fee Simple           1,385,000        09/01/00             55.61%          46.91%
    278              766,114         Fee Simple           1,345,000        09/19/00             56.96%          47.28%
    279              765,098         Fee Simple           1,200,000        08/21/00             63.76%          53.84%
    280              451,931         Fee Simple             900,000        08/20/98             50.21%          42.42%
    281              438,805         Fee Simple           1,175,000        03/12/98             37.35%           0.00%
    282              434,972         Fee Simple             885,000        03/18/99             49.15%           0.00%
    283              392,285         Fee Simple             803,500        06/21/99             48.82%           0.00%

                       GENERAL MORTGAGE LOAN INFORMATION

            MORTGAGE                                                       ORIGINAL                ADMIN-
CONTROL      LOAN                                                         PRINCIPAL     MORT-    ISTRATIVE    NET MORT-    RATE
NUMBER      SELLER                  LOAN / PROPERTY NAME                   BALANCE    GAGE RATE   FEE RATE    GAGE RATE    TYPE
----------------------------------------------------------------------------------------------------------------------------------
  101        SBRC     Atrium at Highpoint                                 20,900,000   7.9300%     0.1425%     7.7875%    Fixed
  102        GCFP     Van Ness Post Centre                                19,100,000   7.3100%     0.1425%     7.1675%    Fixed
  103        GCFP     90 William Street                                   18,800,000   8.0850%     0.1425%     7.9425%    Fixed
  104        GCFP     Ironwood Apartments                                 17,300,000   7.4300%     0.1425%     7.2875%    Fixed
  105        AMCC     Savi Ranch Center                                   16,900,000   7.3000%     0.1425%     7.1575%    Fixed
  106        GCFP     Union Square Marketplace Shopping Center            16,000,000   7.2100%     0.1325%     7.0775%    Fixed
  107        GCFP     Sterling Plaza Shopping Center                      15,600,000   7.3530%     0.1325%     7.2205%    Fixed
  108        GCFP     Metro Park                                          15,500,000   7.2700%     0.1325%     7.1375%    Fixed
  109        SBRC     Plaza Gardens                                       15,000,000   7.3500%     0.1625%     7.1875%    Fixed
  110        AMCC     400 Valley Road                                     14,000,000   7.5600%     0.1425%     7.4175%    Fixed
  111        GCFP     Greenhouse Marketplace Shopping Center              13,500,000   7.3700%     0.1325%     7.2375%    Fixed
  112        AMCC     Dry Creek Medical Office Building                   12,300,000   7.8400%     0.1425%     7.6975%    Fixed
  113        SBRC     Summit Ridge Business Park                          12,300,000   8.0500%     0.1425%     7.9075%    Fixed
  114        AMCC     Fenton Marketplace                                  12,000,000   7.1000%     0.1425%     6.9575%    Fixed
  115        SBRC     Crossroads Shopping Center                          12,200,000   7.7100%     0.1425%     7.5675%    Fixed
  116        SBRC     Westford Technology Park II                         11,850,000   7.3700%     0.1375%     7.2325%    Fixed
  117        GCFP     Telephone Road Plaza                                11,400,000   8.7100%     0.1425%     8.5675%    Fixed
  118        SBRC     95 Metcalf Square                                   11,000,000   8.5000%     0.1875%     8.3125%    Fixed
  119        SBRC     The Corporate Forum                                 10,190,000   8.1100%     0.1375%     7.9725%    Fixed
  120        SBRC     Coral Palm Plaza                                     9,790,000   7.5100%     0.1875%     7.3225%    Fixed
  121        SBRC     Shaker Square Shopping Center                        9,600,000   7.3500%     0.1525%     7.1975%    Fixed
  122        AMCC     Tucker Pointe Townhomes                              9,440,000   7.3600%     0.1425%     7.2175%    Fixed
  123        SBRC     Peninsula Storage Center                             9,350,000   7.4900%     0.1525%     7.3375%    Fixed
  124        GCFP     Washington Corners                                   9,200,000   7.1900%     0.1425%     7.0475%    Fixed
  125        GCFP     Parkwood Plaza Shopping Center                       9,150,000   7.6900%     0.1425%     7.5475%    Fixed
  126        SBRC     Bent Tree Apartments                                 9,200,000   8.4400%     0.1025%     8.3375%    Fixed
  127        GCFP     Quail Run                                            9,100,000   7.1500%     0.1925%     6.9575%    Fixed
  128        SBRC     1050 Wall Street West                                9,000,000   7.4000%     0.1525%     7.2475%    Fixed
  129        SBRC     Shadow Ridge Apartments                              9,000,000   7.7300%     0.1125%     7.6175%    Fixed
  130        SBRC     270 Billerica Road                                   8,850,000   8.1900%     0.1425%     8.0475%    Fixed
  131        SBRC     Regency Park Plaza                                   8,800,000   7.8200%     0.1425%     7.6775%    Fixed
  132        SBRC     Farm Glen Executive Park                             8,700,000   8.0400%     0.1425%     7.8975%    Fixed
  133        GCFP     Vineyard Shopping Center                             8,450,000   7.4100%     0.1325%     7.2775%    Fixed
  134        SBRC     Annandale Gardens                                    8,500,000   8.1100%     0.1025%     8.0075%    Fixed
  135        GCFP     Westfield Stop & Shop                                8,400,000   8.0000%     0.2125%     7.7875%    Fixed
  136        GCFP     La Paz Shopping Center                               8,300,000   7.2500%     0.1425%     7.1075%    Fixed
  137        GCFP     Midway Plaza                                         5,684,000   7.9200%     0.1425%     7.7775%    Fixed
  138        GCFP     4455-4461 West Vine Street                           1,359,000   7.9200%     0.1425%     7.7775%    Fixed
  139        GCFP     6600-6602 International Drive                        1,197,000   7.9200%     0.1425%     7.7775%    Fixed
  140        GCFP     390 North Moorpark Road                              8,192,000   7.1500%     0.1425%     7.0075%    Fixed
  141        SBRC     Bowles Village Shopping Center                       8,200,000   8.0700%     0.1875%     7.8825%    Fixed
  142        SBRC     Orchard Hardware Plaza                               7,600,000   7.3500%     0.1425%     7.2075%    Fixed
  143        SBRC     Waldbaums Supermarket (A&P) - Lindenhurst, NY        7,559,574   8.1900%     0.1425%     8.0475%    Fixed
  144        SBRC     6820 Shingle Creek Parkway                           4,240,000   7.5200%     0.1375%     7.3825%    Fixed
  145        SBRC     6840 Shingle Creek Parkway                           3,280,000   7.5200%     0.1375%     7.3825%    Fixed
  146        SBRC     Long Beach Corporate Square                          7,500,000   7.8500%     0.1525%     7.6975%    Fixed
  147        GCFP     125 Middlesex Turnpike                               7,375,000   7.5200%     0.1425%     7.3775%    Fixed
  148        SBRC     Regents Walk                                         7,378,000   8.5100%     0.1425%     8.3675%    Fixed
  149        SBRC     Waldbaums Supermarket (A&P) - Huntington, NY         7,313,728   8.1900%     0.1425%     8.0475%    Fixed
  150        SBRC     The Promenade Building                               7,175,000   7.4000%     0.1425%     7.2575%    Fixed
  151        SBRC     Mitchell Lofts                                       7,131,000   7.6600%     0.1525%     7.5075%    Fixed
  152        GCFP     1212 Boston Post Road                                6,925,000   8.6500%     0.1425%     8.5075%    Fixed
  153        AMCC     Savon Drug & Office Depot                            6,750,000   7.8400%     0.1425%     7.6975%    Fixed
  154        SBRC     Landmark Entertainment Building                      6,700,000   7.5500%     0.1875%     7.3625%    Fixed
  155        AMCC     Hacienda Vallecitos Senior                           6,650,000   6.8500%     0.1425%     6.7075%    Fixed
                        Apartments
  156        SBRC     A&P Supermarket - Howard                             6,614,189   8.1900%     0.1425%     8.0475%    Fixed
                        Beach, NY
  157        SBRC     Maxwell Village Shopping Center                      6,600,000   7.3700%     0.1875%     7.1825%    Fixed
  158        AMCC     Downtowner Office Building                           6,525,000   7.6500%     0.1025%     7.5475%    Fixed
  159        SBRC     Woodview Apartments                                  6,200,000   7.3300%     0.1425%     7.1875%    Fixed
  160        SBRC     275 Dan Road                                         6,130,000   7.7800%     0.1425%     7.6375%    Fixed
  161        SBRC     Los Gatos Professional Building                      6,100,000   7.4000%     0.1525%     7.2475%    Fixed
  162        GCFP     Candlewood Suites - Dallas Market Center             6,100,000   9.0000%     0.1325%     8.8675%    Fixed
  163        SBRC     Shady Oak I                                          3,280,000   7.5200%     0.1375%     7.3825%    Fixed
  164        SBRC     Golden Valley II                                     2,800,000   7.5200%     0.1375%     7.3825%    Fixed


                                                                               ANTICI-     SCHED-                       ORIGINAL
           MORTGAGE     INTEREST                            FIRST              PATED       ULED         MONTHLY           TERM
CONTROL      LOAN       ACCRUAL       LOAN        NOTE     PAYMENT    GRACE    REPAY-    MATURITY     DEBT SERVICE     TO MATURITY
NUMBER      SELLER       METHOD       TYPE        DATE       DATE    PERIOD   MENT DATE     DATE         PAYMENT       ARD (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
  101        SBRC      Actual/360    Balloon    02/02/01   04/01/01        5    NAP      03/01/11        152,338.14          120
  102        GCFP      Actual/360    Balloon    04/03/01   06/01/01        5    NAP      05/01/11        131,073.87          120
  103        GCFP      Actual/360    Balloon    11/13/00   01/01/01        5    NAP      12/01/10        139,063.36          120
  104        GCFP      Actual/360    Balloon    01/29/01   03/01/01        5    NAP      02/01/11        120,135.96          120
  105        AMCC      Actual/360    Balloon    03/01/01   04/01/01        5    NAP      06/01/06        115,861.49           63
  106        GCFP      Actual/360    Balloon    01/17/01   03/01/01        5    NAP      02/01/11        108,714.45          120
  107        GCFP      Actual/360    Balloon    03/16/01   05/01/01        0    NAP      04/01/11        107,511.52          120
  108        GCFP      Actual/360    Balloon    01/19/01   03/01/01        0    NAP      02/01/11        105,947.67          120
  109        SBRC      Actual/360    Balloon    12/14/00   02/01/01       10    NAP      01/01/11        103,345.82          120
  110        AMCC      Actual/360    Balloon    02/08/01   04/01/01        5    NAP      03/01/11         98,465.87          120
  111        GCFP      Actual/360    Balloon    03/19/01   05/01/01        0    NAP      04/01/11         93,195.15          120
  112        AMCC      Actual/360    Balloon    05/29/01   07/01/01        5    NAP      06/01/08        101,660.73           84
  113        SBRC      Actual/360    Balloon    01/29/01   03/01/01        5    NAP      02/01/06         90,682.14           60
  114        AMCC      Actual/360    Balloon    05/21/01   07/01/01        5    NAP      06/01/13         85,580.56          144
  115        SBRC      Actual/360    Balloon    02/12/99   04/01/99        5    NAP      03/01/09         87,065.31          120
  116        SBRC      Actual/360    Balloon    12/19/00   02/01/01        5    NAP      01/01/11         81,804.63          120
  117        GCFP      Actual/360    Balloon    06/09/00   08/01/00        0    NAP      07/01/10         89,358.36          120
  118        SBRC      Actual/360    Balloon    03/21/00   05/01/00       10    NAP      04/01/10         88,574.98          120
  119        SBRC      Actual/360    Balloon    08/20/99   10/01/99       10    NAP      09/01/09         75,553.48          120
  120        SBRC      Actual/360    Balloon    12/13/00   02/01/01       10    NAP      01/01/11         68,520.15          120
  121        SBRC      Actual/360    Balloon    02/16/01   04/01/01        5    NAP      03/01/11         66,141.32          120
  122        AMCC      Actual/360    Balloon    02/26/01   04/01/01        5    NAP      03/01/11         65,103.26          120
  123        SBRC      Actual/360    Balloon    02/01/01   03/01/01       10    NAP      02/01/11         69,034.87          120
  124        GCFP      Actual/360    Balloon    01/09/01   03/01/01        5    NAP      02/01/11         62,386.25          120
  125        GCFP      Actual/360    Balloon    01/10/01   03/01/01        5    NAP      02/01/11         65,172.75          120
  126        SBRC      Actual/360    Balloon    01/27/00   03/01/00        5    NAP      02/01/10         70,349.21          120
  127        GCFP      Actual/360    Balloon    03/30/01   05/01/01        5    NAP      04/01/11         61,462.01          120
  128        SBRC      Actual/360    Balloon    02/13/01   04/01/01        5    NAP      03/01/11         62,314.18          120
  129        SBRC      Actual/360    Balloon    09/29/00   11/01/00       10    NAP      10/01/10         64,352.76          120
  130        SBRC      Actual/360    Balloon    11/30/00   01/01/01        5    NAP      12/01/05         66,114.17           60
  131        SBRC      Actual/360    Balloon    11/08/00   01/01/01        5    NAP      12/01/10         63,470.49          120
  132        SBRC      Actual/360    Balloon    10/16/00   12/01/00       10    NAP      11/01/10         64,080.28          120
  133        GCFP      Actual/360    Balloon    03/01/01   05/01/01        5    NAP      04/01/11         58,563.75          120
  134        SBRC      Actual/360    Balloon    12/27/99   02/01/00       10    NAP      01/01/10         63,023.02          120
  135        GCFP      Actual/360    Balloon    12/28/00   02/01/01        0    NAP      01/01/11         61,636.22          120
  136        GCFP      Actual/360    Balloon    01/08/01   03/01/01        5    NAP      02/01/11         56,620.63          120
  137        GCFP      Actual/360    Balloon    02/28/01   04/01/01        5    NAP      03/01/11         41,390.62          120
  138        GCFP      Actual/360    Balloon    02/28/01   04/01/01        5    NAP      03/01/11          9,896.17          120
  139        GCFP      Actual/360    Balloon    02/28/01   04/01/01        0    NAP      03/01/11          8,716.50          120
  140        GCFP      Actual/360    Balloon    03/20/01   05/01/01        5    NAP      04/01/11         55,329.32          120
  141        SBRC      Actual/360    Balloon    03/14/00   05/01/00        5    NAP      04/01/10         60,569.32          120
  142        SBRC      Actual/360    Balloon    01/29/01   03/01/01        5    NAP      02/01/11         52,361.88          120
  143        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11         59,300.69          120
  144        SBRC      Actual/360    Balloon    12/14/00   02/01/01        5    NAP      01/01/11         29,704.78          120
  145        SBRC      Actual/360    Balloon    12/14/00   02/01/01        5    NAP      01/01/11         22,979.17          120
  146        SBRC      Actual/360    Balloon    11/30/00   01/01/01        5    NAP      12/01/10         54,250.12          120
  147        GCFP      Actual/360    Balloon    01/11/01   03/01/01        5    NAP      02/01/08         51,668.11           84
  148        SBRC      Actual/360    Balloon    03/01/00   04/01/00       10    NAP      03/01/10         56,782.73          120
  149        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11         57,372.16          120
  150        SBRC      Actual/360    Balloon    01/31/01   03/01/01        5    NAP      02/01/06         49,678.25           60
  151        SBRC      Actual/360    Balloon    11/30/00   01/01/01       10    NAP      12/01/07         52,156.27           84
  152        GCFP      Actual/360    Balloon    03/02/00   05/01/00        5    NAP      04/01/10         53,985.16          120
  153        AMCC      Actual/360    Balloon    01/23/01   03/01/01        5    NAP      02/01/11         48,778.31          120
  154        SBRC      Actual/360    Balloon    12/27/00   02/01/01        5    NAP      01/01/11         47,076.98          120
  155        AMCC      Actual/360    Balloon    03/29/01   05/01/01        5    NAP      04/01/11         43,574.74          120
  156        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11         51,884.66          120
  157        SBRC      Actual/360    Balloon    03/26/01   05/01/01        5    NAP      04/01/11         45,562.07          120
  158        AMCC      Actual/360    Balloon    02/12/01   04/01/01        5    NAP      03/01/11         46,295.81          120
  159        SBRC      Actual/360    Balloon    02/13/01   04/01/01        5    NAP      03/01/11         42,631.87          120
  160        SBRC      Actual/360    Balloon    12/13/00   02/01/01        5    NAP      01/01/11         44,043.22          120
  161        SBRC      Actual/360    Balloon    01/12/01   03/01/01        5    NAP      02/01/11         42,235.17          120
  162        GCFP      Actual/360    Balloon    11/29/00   01/01/01        5    NAP      12/01/10         51,190.98          120
  163        SBRC      Actual/360    Balloon    12/14/00   02/01/01        5    NAP      01/01/11         22,979.17          120
  164        SBRC      Actual/360    Balloon    12/14/00   02/01/01        5    NAP      01/01/11         19,616.37          120

                                        CALCU-
                         STATED          LATED                                        STATED          CALCU-
                        ORIGINAL       ORIGINAL                                      REMAIN-      LATED REMAIN-
                         AMORT-         AMORT-                       REMAIN-        ING AMORT-      ING AMORT-        CUT-OFF
           MORTGAGE      IZATION        IZATION                      ING TERM        IZATION         IZATION            DATE
CONTROL      LOAN         TERM           TERM          SEASON-     TO MATURITY /        TERM            TERM          PRINCIPAL
NUMBER      SELLER      (MONTHS)       (MONTHS)     ING (MONTHS)   ARD (MONTHS)      (MONTHS)        (MONTHS)         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  101        SBRC          360             360             4            116              356            356           20,851,862.25
  102        GCFP          360             360             2            118              358            358           19,074,366.23
  103        GCFP          360             360             7            113              353            353           18,720,067.88
  104        GCFP          360             360             5            115              355            355           17,233,985.37
  105        AMCC          360             360             4             59              356            356           16,854,242.02
  106        GCFP          360             360             5            115              355            355           15,936,243.71
  107        GCFP          360             360             3            117              357            357           15,567,216.20
  108        GCFP          360             360             5            115              355            355           15,438,959.72
  109        SBRC          360             360             6            114              354            354           14,933,182.52
  110        AMCC          360             360             4            116              356            356           13,964,497.55
  111        GCFP          360             360             3            117              357            357           13,471,740.81
  112        AMCC          240             240             1             83              239            239           12,278,699.27
  113        SBRC          360             360             5             55              355            355           12,258,515.84
  114        AMCC          300             300             1            143              299            299           11,985,419.44
  115        SBRC          360             360            28             92              332            332           11,971,907.78
  116        SBRC          360             360             6            114              354            354           11,797,438.31
  117        GCFP          360             360            12            108              348            348           11,331,899.58
  118        SBRC          300             300            15            105              285            285           10,848,377.84
  119        SBRC          360             360            22             98              338            338           10,054,191.01
  120        SBRC          360             360             6            114              354            354            9,747,854.92
  121        SBRC          360             360             4            116              356            356            9,574,329.44
  122        AMCC          360             360             4            116              356            356            9,414,820.32
  123        SBRC          300             300             5            115              295            295            9,295,893.58
  124        GCFP          360             360             5            115              355            355            9,163,195.99
  125        GCFP          360             360             5            115              355            355            9,116,838.15
  126        SBRC          360             360            17            103              343            343            9,112,114.42
  127        GCFP          360             360             3            117              357            357            9,079,963.46
  128        SBRC          360             360             4            116              356            356            8,976,233.52
  129        SBRC          360             360             9            111              351            351            8,947,073.85
  130        SBRC          360             360             7             53              353            353            8,813,298.28
  131        SBRC          360             360             7            113              353            353            8,760,190.03
  132        SBRC          360             360             8            112              352            352            8,656,545.20
  133        GCFP          360             360             3            117              357            357            8,432,475.18
  134        SBRC          360             360            18            102              342            342            8,407,841.13
  135        GCFP          360             360             6            114              354            354            8,367,486.86
  136        GCFP          360             360             5            115              355            355            8,267,185.20
  137        GCFP          360             360             4            116              356            356            5,670,873.64
  138        GCFP          360             360             4            116              356            356            1,355,861.61
  139        GCFP          360             360             4            116              356            356            1,194,235.69
  140        GCFP          360             360             3            117              357            357            8,173,962.70
  141        SBRC          360             360            15            105              345            345            8,126,304.63
  142        SBRC          360             360             5            115              355            355            7,570,538.11
  143        SBRC          300             300             4            116              296            296            7,531,914.24
  144        SBRC          360             360             6            114              354            354            4,221,786.29
  145        SBRC          360             360             6            114              354            354            3,265,910.15
  146        SBRC          360             360             7            113              353            353            7,466,306.56
  147        GCFP          360             360             5             79              355            355            7,347,354.24
  148        SBRC          360             360            16            104              344            344            7,315,700.20
  149        SBRC          300             300             4            116              296            296            7,286,967.78
  150        SBRC          360             360             5             55              355            355            7,147,458.50
  151        SBRC          324             324             7             77              317            317            7,086,739.37
  152        GCFP          360             360            15            105              345            345            6,871,370.89
  153        AMCC          360             360             5            115              355            355            6,726,256.70
  154        SBRC          360             360             6            114              354            354            6,671,403.56
  155        AMCC          360             360             3            117              357            357            6,634,332.20
  156        SBRC          300             300             4            116              296            296            6,589,988.34
  157        SBRC          360             360             3            117              357            357            6,586,184.41
  158        AMCC          360             360             4            116              356            356            6,508,830.69
  159        SBRC          360             360             4            116              356            356            6,183,338.08
  160        SBRC          360             360             6            114              354            354            6,105,104.59
  161        SBRC          360             360             5            115              355            355            6,076,584.91
  162        GCFP          300             300             7            113              293            293            6,064,169.12
  163        SBRC          360             360             6            114              354            354            3,265,910.15
  164        SBRC          360             360             6            114              354            354            2,787,972.04

                       General Mortgage Loan Information


            MORTGAGE                                                       ORIGINAL                ADMIN-
CONTROL      LOAN                                                         PRINCIPAL     MORT-    ISTRATIVE    NET MORT-    RATE
NUMBER      SELLER                  LOAN / PROPERTY NAME                   BALANCE    GAGE RATE   FEE RATE    GAGE RATE    TYPE
----------------------------------------------------------------------------------------------------------------------------------
  165        SBRC     A&P Supermarket - Silver Spring                      6,053,920   8.1900%     0.1425%     8.0475%    Fixed
  166        GCFP     Mountain View Plaza                                  6,026,000   7.9600%     0.1425%     7.8175%    Fixed
  167        GCFP     Crowne Plaza Dayton                                  6,021,000   8.2500%     0.1425%     8.1075%    Fixed
  168        SBRC     764 Miami Circle                                     6,000,000   7.0100%     0.1525%     6.8575%    Fixed
  169        SBRC     Sagepointe Center                                    6,000,000   7.7400%     0.1525%     7.5875%    Fixed
  170        SBRC     705 Westech Office Building                          5,600,000   7.6100%     0.1525%     7.4575%    Fixed
  171        SBRC     A&P Supermarket - Hoboken, NJ                        5,589,100   8.1900%     0.1425%     8.0475%    Fixed
  172        GCFP     Century Office Building                              5,500,000   7.5500%     0.1925%     7.3575%    Fixed
  173        SBRC     2282-2286 Broadway                                   5,500,000   7.3000%     0.1525%     7.1475%    Fixed
  174        GCFP     EXECUCENTER                                          5,500,000   7.3650%     0.1425%     7.2225%    Fixed
  175        SBRC     Sheridan Park Apartments                             5,370,000   7.7640%     0.1525%     7.6115%    Fixed
  176        AMCC     Gart Sports                                          5,300,000   8.6100%     0.1425%     8.4675%    Fixed
  177        AMCC     Park Place Apartments                                5,100,000   7.4100%     0.1425%     7.2675%    Fixed
  178        AMCC     Hilby Station Apartments                             5,100,000   7.2000%     0.1425%     7.0575%    Fixed
  179        SBRC     11511 Katy Freeway                                   5,100,000   8.1500%     0.1875%     7.9625%    Fixed
  180        SBRC     PharmaResearch Office Building                       5,000,000   7.4500%     0.1425%     7.3075%    Fixed
  181        SBRC     151 West Street                                      5,000,000   7.9200%     0.1425%     7.7775%    Fixed
  182        AMCC     Rivercrest Apartments                                4,900,000   7.2000%     0.1425%     7.0575%    Fixed
  183        SBRC     Sunrise Pointe Apartments                            4,775,000   7.1000%     0.1425%     6.9575%    Fixed
  184        AMCC     Cascade Woods Apartments                             4,750,000   7.1000%     0.1425%     6.9575%    Fixed
  185        SBRC     Fresh Fields Supermarket (A&P) - Ocean City, NJ      4,714,591   8.1900%     0.1425%     8.0475%    Fixed
  186        SBRC     Deer Valley Marketplace                              4,700,000   8.0900%     0.1525%     7.9375%    Fixed
  187        AMCC     Best Buy - Jacksonville                              4,600,000   8.7800%     0.1425%     8.6375%    Fixed
  188        SBRC     Wilburton Office Building                            4,550,000   7.6300%     0.1425%     7.4875%    Fixed
  189        GCFP     North Melrose Self Storage                           4,400,000   7.5800%     0.1325%     7.4475%    Fixed
  190        GCFP     Menlo Office Buildings                               4,400,000   8.2600%     0.1325%     8.1275%    Fixed
  191        AMCC     Amber Fields Apartments                              4,350,000   7.2900%     0.1425%     7.1475%    Fixed
  192        AMCC     Reservoir Distribution Center                        4,350,000   7.7500%     0.1425%     7.6075%    Fixed
  193        AMCC     Rancho San Diego Business Park                       4,200,000   7.7800%     0.1425%     7.6375%    Fixed
  194        SBRC     Foxborough Business Park                             4,200,000   7.7000%     0.1875%     7.5125%    Fixed
  195        SBRC     1178 Sonora Court                                    4,200,000   7.4000%     0.1525%     7.2475%    Fixed
  196        AMCC     Sandia Plaza                                         4,300,000   8.5500%     0.1425%     8.4075%    Fixed
  197        GCFP     Madison Crossing Shopping Center                     4,150,000   7.3500%     0.1325%     7.2175%    Fixed
  198        GCFP     645-655 Massachusetts Avenue,                        4,100,000   7.6050%     0.1425%     7.4625%    Fixed
                      10-50 Prospect Street, and
                      112-116 Bishop Allen Drive
  199        GCFP     Gateway Business Park Building D                     4,067,000   7.4500%     0.1425%     7.3075%    Fixed
  200        SBRC     Woodside Park Apartments                             4,100,000   7.7640%     0.1525%     7.6115%    Fixed
  201        AMCC     1400 Manhattan Warehouse Building                    4,050,000   7.8000%     0.1425%     7.6575%    Fixed
  202        SBRC     Nashville Commons Shopping Center                    4,000,000   7.9800%     0.1625%     7.8175%    Fixed
  203        SBRC     10 Talcott Notch                                     3,850,000   8.1600%     0.1425%     8.0175%    Fixed
  204        GCFP     Cherry Creek 24 Hour Fitness Facility                3,800,000   8.6600%     0.1425%     8.5175%    Fixed
  205        GCFP     Raymour & Flanigan Shopping Center                   3,750,000   7.3300%     0.1325%     7.1975%    Fixed
  206        GCFP     33 Las Colinas Lane                                  3,700,000   7.6100%     0.1425%     7.4675%    Fixed
  207        SBRC     Village Crossing Shopping Center                     3,700,000   7.8900%     0.1625%     7.7275%    Fixed
  208        GCFP     4015 Medina Road                                     3,550,000   8.3700%     0.1425%     8.2275%    Fixed
  209        SBRC     34-40 West 65th Street                               3,500,000   7.1000%     0.1425%     6.9575%    Fixed
  210        GCFP     7930 Belt Line Road                                  3,500,000   8.1500%     0.1425%     8.0075%    Fixed
  211        AMCC     Hempstead Distribution Center                        3,475,000   7.6000%     0.1425%     7.4575%    Fixed
  212        SBRC     Crossroads West Apartments                           3,500,000   8.1600%     0.1425%     8.0175%    Fixed
  213        SBRC     Hilltop Apartments                                   3,410,000   7.1000%     0.1425%     6.9575%    Fixed
  214        GCFP     Ramada Limited - Northville                          3,423,000   9.1700%     0.1925%     8.9775%    Fixed
  215        SBRC     Woodcrest Mobile Home Estates                        3,400,000   6.9500%     0.1425%     6.8075%    Fixed
  216        SBRC     241 Peachtree Street                                 3,400,000   7.5700%     0.1425%     7.4275%    Fixed
  217        SBRC     Tech Surgical Center                                 3,370,000   8.3400%     0.1425%     8.1975%    Fixed
  218        SBRC     Waldbaums Supermarket (A&P) -                        3,301,000   8.1900%     0.1425%     8.0475%    Fixed
                        Valley Stream, NY
  219        AMCC     Center Trust Building                                3,275,000   7.7700%     0.1425%     7.6275%    Fixed
  220        GCFP     Summit Square Shopping Center                        3,250,000   7.7600%     0.1425%     7.6175%    Fixed
  221        SBRC     Marmalade Square Apartments                          3,250,000   7.2500%     0.1525%     7.0975%    Fixed
  222        GCFP     Livermore Gateway Business Park                      3,213,000   7.9300%     0.1425%     7.7875%    Fixed
  223        GCFP     668 Stillwater Avenue                                3,075,000   7.7000%     0.1425%     7.5575%    Fixed
  224        GCFP     Charleston Buffalo Plaza                             3,000,000   8.1300%     0.1425%     7.9875%    Fixed
  225        SBRC     Harbor Center                                        3,000,000   8.3000%     0.1425%     8.1575%    Fixed
  226        AMCC     Boise Cascade Building                               2,950,000   7.3300%     0.1425%     7.1875%    Fixed
  227        GCFP     5705 Johnston Street                                 2,950,500   7.4700%     0.1425%     7.3275%    Fixed
  228        GCFP     11114-11120 West Broad Street                        2,950,000   7.5700%     0.1425%     7.4275%    Fixed


                                                                               ANTICI-     SCHED-                       ORIGINAL
           MORTGAGE     INTEREST                            FIRST              PATED       ULED         MONTHLY           TERM
CONTROL      LOAN       ACCRUAL       LOAN        NOTE     PAYMENT    GRACE    REPAY-    MATURITY     DEBT SERVICE     TO MATURITY/
NUMBER      SELLER       METHOD       TYPE        DATE       DATE    PERIOD   MENT DATE     DATE         PAYMENT       ARD (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
  165        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11       47,489.66          120
  166        GCFP      Actual/360  IO/Balloon   11/14/00   1/1/01 (a)      5    NAP      12/01/10       44,048.74 (a)      120
  167        GCFP      Actual/360    Balloon    02/28/01   04/01/01        5    NAP      03/01/11       47,472.58          120
  168        SBRC      Actual/360    Balloon    02/14/01   04/01/01       10    NAP      03/01/11       39,958.45          120
  169        SBRC      Actual/360    Balloon    11/30/00   01/01/01        5    NAP      12/01/10       42,943.28          120
  170        SBRC      Actual/360    Balloon    01/19/01   03/01/01        5    NAP      02/01/11       39,578.68          120
  171        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11       43,843.40          120
  172        GCFP      Actual/360    Balloon    04/18/01   06/01/01        5    NAP      05/01/11       38,645.28          120
  173        SBRC      Actual/360    Balloon    04/10/01   06/01/01        5    NAP      05/01/11       37,706.40          120
  174        GCFP      Actual/360    Balloon    03/12/01   05/01/01        5    NAP      04/01/11       37,949.66          120
  175        SBRC      Actual/360    Balloon    09/15/99   11/01/99       10    NAP      10/01/09       38,523.30          120
  176        AMCC      Actual/360    Balloon    05/19/00   07/01/00       10    NAP      06/01/10       41,166.31          120
  177        AMCC      Actual/360    Balloon    01/26/01   03/01/01        5    NAP      02/01/11       35,346.17          120
  178        AMCC      Actual/360  Full Amort   03/22/01   05/01/01        5    NAP      04/01/21       40,481.11          240
  179        SBRC      Actual/360    Balloon    04/07/00   06/01/00       10    NAP      05/01/10       37,956.66          120
  180        SBRC      Actual/360    Balloon    03/22/01   05/01/01        5    NAP      04/01/11       34,789.70          120
  181        SBRC      Actual/360    Balloon    10/20/99   12/01/99       10    NAP      11/01/09       36,409.77          120
  182        AMCC      Actual/360    Balloon    02/28/01   04/01/01       10    NAP      03/01/11       33,260.63          120
  183        SBRC      Actual/360    Balloon    01/31/01   03/01/01        5    NAP      02/01/11       32,089.53          120
  184        AMCC      Actual/360    Balloon    02/13/01   04/01/01        5    NAP      03/01/11       31,921.52          120
  185        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11       36,983.37          120
  186        SBRC      Actual/360    Balloon    11/07/00   01/01/01        5    NAP      12/01/10       34,782.27          120
  187        AMCC      Actual/360    Balloon    02/11/00   04/01/00       10    NAP      03/01/15       36,286.83          180
  188        SBRC      Actual/360    Balloon    02/13/01   04/01/01        5    NAP      03/01/11       32,220.27          120
  189        GCFP      Actual/360    Balloon    03/15/01   05/01/01        0    NAP      04/01/11       31,006.83          120
  190        GCFP      Actual/360    Balloon    09/29/00   11/01/00        0    NAP      10/01/10       33,086.67          120
  191        AMCC      Actual/360    Balloon    05/10/01   07/01/01        5    NAP      06/01/11       29,792.78          120
  192        AMCC      Actual/360    Balloon    12/19/00   02/01/01        5    NAP      01/01/11       31,163.94          120
  193        AMCC      Actual/360    Balloon    04/26/01   06/01/01        5    NAP      05/01/11       30,176.44          120
  194        SBRC      Actual/360    Balloon    02/28/01   04/01/01        5    NAP      03/01/11       29,944.33          120
  195        SBRC      Actual/360    Balloon    02/14/01   04/01/01        5    NAP      03/01/11       29,079.95          120
  196        AMCC      Actual/360    Balloon    09/20/99   11/01/99       10    NAP      10/01/09       37,452.59          120
  197        GCFP      Actual/360    Balloon    02/13/01   04/01/01        0    NAP      03/01/11       28,592.34          120
  198        GCFP      Actual/360    Balloon    12/20/00   02/01/01        5    NAP      01/01/11       28,963.15          120
  199        GCFP      Actual/360    Balloon    02/22/01   04/01/01        5    NAP      03/01/11       28,297.94          120
  200        SBRC      Actual/360    Balloon    09/15/99   11/01/99       10    NAP      10/01/09       29,412.58          120
  201        AMCC      Actual/360    Balloon    01/02/01   02/01/01        5    NAP      01/01/11       29,154.76          120
  202        SBRC      Actual/360    Balloon    04/11/00   06/01/00       15    NAP      05/01/10       29,294.83          120
  203        SBRC      Actual/360    Balloon    11/09/00   01/01/01       10    NAP      12/01/10       28,680.53          120
  204        GCFP      Actual/360    Balloon    09/22/00   11/01/00        5    NAP      10/01/10       29,650.69          120
  205        GCFP      Actual/360    Balloon    03/19/01   05/01/01        0    NAP      04/01/11       25,785.41          120
  206        GCFP      Actual/360    Balloon    12/19/00   02/01/01        5    NAP      01/01/11       26,150.20          120
  207        SBRC      Actual/360    Balloon    11/17/00   01/01/01        5    NAP      12/01/10       26,866.10          120
  208        GCFP      Actual/360    Balloon    01/31/00   04/01/00        5    NAP      03/01/10       26,970.04          120
  209        SBRC      Actual/360    Balloon    12/21/00   02/01/01        5    NAP      01/01/11       23,521.12          120
  210        GCFP      Actual/360    Balloon    10/02/00   12/01/00        5    NAP      11/01/10       26,048.68          120
  211        AMCC      Actual/360    Balloon    01/02/01   03/01/01        5    NAP      02/01/11       24,536.10          120
  212        SBRC      Actual/360    Balloon    09/10/99   11/01/99       10    NAP      10/01/09       26,073.21          120
  213        SBRC      Actual/360    Balloon    03/28/01   05/01/01        5    NAP      04/01/11       22,916.29          120
  214        GCFP      Actual/360    Balloon    09/28/00   11/01/00        5    NAP      10/01/10       29,125.22          120
  215        SBRC      Actual/360    Balloon    03/20/01   05/01/01        5    NAP      04/01/11       22,506.23          120
  216        SBRC      Actual/360    Balloon    01/29/01   03/01/01        5    NAP      02/01/11       23,936.48          120
  217        SBRC      Actual/360    Balloon    04/24/00   06/01/00        5    NAP      05/01/10       25,531.22          120
  218        SBRC      Actual/360    Balloon    02/13/01   04/01/01        3    NAP      03/01/11       25,894.53          120
  219        AMCC      Actual/360    Balloon    12/04/00   02/01/01        5    NAP      01/01/11       23,507.78          120
  220        GCFP      Actual/360    Balloon    12/28/00   02/01/01        5    NAP      01/01/11       23,305.86          120
  221        SBRC      Actual/360    Balloon    12/19/00   02/01/01        5    NAP      01/01/11       22,170.73          120
  222        GCFP      Actual/360    Balloon    02/22/01   04/01/01        5    NAP      03/01/11       23,419.26          120
  223        GCFP      Actual/360    Balloon    02/20/01   04/01/01        5    NAP      03/01/11       21,923.53          120
  224        GCFP      Actual/360    Balloon    11/27/00   01/01/01        5    NAP      12/01/10       22,285.42          120
  225        SBRC      Actual/360    Balloon    11/13/00   01/01/01       10    NAP      12/01/10       22,823.13          120
  226        AMCC      Actual/360    Balloon    04/26/01   06/01/01        5    NAP      05/01/11       20,284.53          120
  227        GCFP      Actual/360    Balloon    03/22/01   05/01/01        5    NAP      04/01/11       20,569.75          120
  228        GCFP      Actual/360    Balloon    01/30/01   04/01/01        7    NAP      03/01/11       20,768.41          120


                                        CALCU-
                         STATED          LATED                                        STATED          CALCU-
                        ORIGINAL       ORIGINAL                                      REMAIN-      LATED REMAIN-
                         AMORT-         AMORT-                       REMAIN-        ING AMORT-      ING AMORT-        CUT-OFF
           MORTGAGE      IZATION        IZATION                      ING TERM        IZATION         IZATION            DATE
CONTROL      LOAN         TERM           TERM          SEASON-     TO MATURITY /        TERM            TERM          PRINCIPAL
NUMBER      SELLER      (MONTHS)       (MONTHS)     ING (MONTHS)   ARD (MONTHS)      (MONTHS)        (MONTHS)         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  165        SBRC           300             300             4            116              296            296           6,031,769.30
  166        GCFP           360             360             7            113              360            360           6,026,000.00
  167        GCFP           300             300             4            116              296            296           5,999,230.57
  168        SBRC           360             360             4            116              356            356           5,982,555.88
  169        SBRC           360             360             7            113              353            353           5,972,349.97
  170        SBRC           360             360             5            115              355            355           5,579,379.10
  171        SBRC           300             300             4            116              296            296           5,568,650.05
  172        GCFP           360             360             2            118              358            358           5,493,053.08
  173        SBRC           360             360             2            118              358            358           5,492,600.09
  174        GCFP           360             360             3            117              357            357           5,488,473.65
  175        SBRC           360             360            21             99              339            339           5,296,450.46
  176        AMCC           360             360            13            107              347            347           5,264,049.93
  177        AMCC           360             360             5            115              355            355           5,080,462.04
  178        AMCC           240          235.74             3            237              237         232.74           5,071,202.59
  179        SBRC           360             360            14            106              346            346           5,058,727.69
  180        SBRC           360             360             3            117              357            357           4,989,726.31
  181        SBRC           360             360            20            100              340            340           4,936,731.65
  182        AMCC           360             360             4            116              356            356           4,886,400.21
  183        SBRC           360             360             5            115              355            355           4,755,558.15
  184        AMCC           360             360             4            116              356            356           4,736,489.08
  185        SBRC           300             300             4            116              296            296           4,697,340.75
  186        SBRC           360             360             7            113              353            353           4,680,040.59
  187        AMCC           360             360            16            164              344            344           4,563,903.14
  188        SBRC           360             360             4            116              356            356           4,538,666.68
  189        GCFP           360             360             3            117              357            357           4,391,230.10
  190        GCFP           360             360             9            111              351            351           4,377,223.96
  191        AMCC           360             360             1            119              359            359           4,346,633.47
  192        AMCC           360             360             6            114              354            354           4,332,218.11
  193        AMCC           360             360             2            118              358            358           4,195,001.57
  194        SBRC           360             360             4            116              356            356           4,189,725.64
  195        SBRC           360             360             4            116              356            356           4,188,908.98
  196        AMCC           240             240            21             99              219            219           4,156,059.81
  197        GCFP           360             360             4            116              356            356           4,138,902.84
  198        GCFP           360             360             6            114              354            354           4,082,706.50
  199        GCFP           360             360             4            116              356            356           4,056,394.56
  200        SBRC           360             360            21             99              339            339           4,043,844.76
  201        AMCC           360             360             6            114              354            354           4,033,623.31
  202        SBRC           360             360            14            106              346            346           3,966,199.43
  203        SBRC           360             360             7            113              353            353           3,833,919.37
  204        GCFP           360             360             9            111              351            351           3,782,203.72
  205        GCFP           360             360             3            117              357            357           3,742,077.27
  206        GCFP           360             360             6            114              354            354           3,684,410.44
  207        SBRC           360             360             7            113              353            353           3,683,531.94
  208        GCFP           360             360            16            104              344            344           3,518,889.74
  209        SBRC           360             360             6            114              354            354           3,483,563.39
  210        GCFP           360             360             8            112              352            352           3,482,957.04
  211        AMCC           360             360             5            115              355            355           3,462,178.57
  212        SBRC           360             360            21             99              339            339           3,456,556.82
  213        SBRC           360             360             3            117              357            357           3,402,405.85
  214        GCFP           300             300             9            111              291            291           3,398,169.61
  215        SBRC           360             360             3            117              357            357           3,392,166.96
  216        SBRC           360             360             5            115              355            355           3,387,380.43
  217        SBRC           360             360            14            106              346            346           3,344,037.84
  218        SBRC           300             300             4            116              296            296           3,288,921.93
  219        AMCC           360             360             6            114              354            354           3,261,670.51
  220        GCFP           360             360             6            114              354            354           3,236,743.51
  221        SBRC           360             360             6            114              354            354           3,235,212.52
  222        GCFP           360             360             4            116              356            356           3,205,599.67
  223        GCFP           360             360             4            116              356            356           3,067,477.69
  224        GCFP           360             360             7            113              353            353           2,987,380.04
  225        SBRC           348             348             7            113              341            341           2,986,598.07
  226        AMCC           360             360             2            118              358            358           2,946,060.59
  227        GCFP           360             360             3            117              357            357           2,944,465.69
  228        GCFP           360             360             4            116              356            356           2,942,538.22

--------

Footnotes: (a) Loan is interest only for the first 24 payments. First Payment Date shown is first IO payment. Monthly Debt Service Payment shown is the full P&I amount.

                       GENERAL MORTGAGE LOAN INFORMATION

            MORTGAGE                                                       ORIGINAL                ADMIN-
CONTROL      LOAN                                                         PRINCIPAL     MORT-    ISTRATIVE    NET MORT-    RATE
NUMBER      SELLER                  LOAN / PROPERTY NAME                   BALANCE    GAGE RATE   FEE RATE    GAGE RATE    TYPE
----------------------------------------------------------------------------------------------------------------------------------
  229        SBRC     33 Upton Drive                                       2,925,000   7.7800%     0.1425%     7.6375%    Fixed
  230        SBRC     Park Villa Apartments                                2,900,000   7.2300%     0.1875%     7.0425%    Fixed
  231        GCFP     372 West Ontario Building                            2,850,000   7.7300%     0.1425%     7.5875%    Fixed
  232        SBRC     White Pine Shopping Center                           2,825,000   8.1100%     0.1425%     7.9675%    Fixed
  233        GCFP     Eckerd Drugstore                                     2,726,000   7.8000%     0.1425%     7.6575%    Fixed
  234        GCFP     Eckerd Waldorf                                       2,710,000   7.6300%     0.1425%     7.4875%    Fixed
  235        GCFP     1000 North Jefferson Street                          2,704,000   7.5800%     0.1425%     7.4375%    Fixed
  236        SBRC     Continental Apartments                               2,675,000   8.1500%     0.1425%     8.0075%    Fixed
  237        GCFP     7537 West Thomas Road                                2,580,000   7.5400%     0.1425%     7.3975%    Fixed
  238        AMCC     East Valley (aka Greenfield) Business Center         2,550,000   8.3500%     0.1425%     8.2075%    Fixed
  239        AMCC     Lanier Commons Shopping Center                       2,500,000   7.3000%     0.1425%     7.1575%    Fixed
  240        AMCC     Shawnee Medical Office                               2,425,000   8.4500%     0.1425%     8.3075%    Fixed
  241        AMCC     Stanwood/Camano Village                              2,410,000   7.6500%     0.1425%     7.5075%    Fixed
                      Professional Center
  242        AMCC     Office Depot                                         2,325,000   7.5000%     0.1425%     7.3575%    Fixed
  243        GCFP     100 DeVilbiss Drive                                  2,200,000   7.5600%     0.1425%     7.4175%    Fixed
  244        GCFP     Palm Crest Apartments                                2,175,000   7.1400%     0.1425%     6.9975%    Fixed
----------------------------------------------------------------------------------------------------------------------------------
  245        GCFP     Newton & Wellesley Portfolio                         2,100,000   7.6050%     0.1425%     7.4625%    Fixed
  245a                571 Washington Street                                1,220,000
  245b                739 Beacon Street                                      880,000
----------------------------------------------------------------------------------------------------------------------------------
  246        AMCC     Shelton Park Apartments                              2,050,000   7.5000%     0.1525%     7.3475%    Fixed
  247        SBRC     Tatum Ranch Center                                   2,000,000   8.0100%     0.1525%     7.8575%    Fixed
  248        GCFP     1516 East Bethany Home Road                          2,000,000   8.0300%     0.1425%     7.8875%    Fixed
  249        GCFP     Wynnton Apartments                                   1,910,000   7.7300%     0.1425%     7.5875%    Fixed
  250        GCFP     AA Access Self Storage                               1,875,000   7.6200%     0.1425%     7.4775%    Fixed
  251        AMCC     80 Smith Street                                      1,750,000   7.7500%     0.1425%     7.6075%    Fixed
  252        SBRC     Park at Palmdale                                     1,725,000   8.5000%     0.1525%     8.3475%    Fixed
  253        SBRC     302 West 12th Street                                 1,700,000   7.3000%     0.1525%     7.1475%    Fixed
  254        GCFP     Ashley Diane and Woodlawn Apartments                 1,690,000   7.7800%     0.1425%     7.6375%    Fixed
  255        AMCC     Orangewood Industrial                                1,565,000   8.5500%     0.1425%     8.4075%    Fixed
  256        AMCC     Trace Creek Shopping Center                          1,500,000   7.7500%     0.1425%     7.6075%    Fixed
  257        AMCC     19 Industrial Avenue                                 1,550,000   7.0500%     0.1425%     6.9075%    Fixed
  258        GCFP     2980 Northwest 74th Avenue                           1,420,000   8.0200%     0.1425%     7.8775%    Fixed
  259        GCFP     Baumann Industrial Plaza                             1,390,000   7.6300%     0.1425%     7.4875%    Fixed
  260        AMCC     Randall Ridge Apartments                             1,440,000   7.2000%     0.1425%     7.0575%    Fixed
  261        GCFP     San Jacinto Manor                                    1,350,000   8.7300%     0.1425%     8.5875%    Fixed
  262        AMCC     Maywood Retail Center                                1,300,000   7.6600%     0.1425%     7.5175%    Fixed
  263        GCFP     Lamps Plus                                           1,300,000   7.7200%     0.1325%     7.5875%    Fixed
  264        AMCC     Jackson Square Apartments                            1,300,000   7.6000%     0.1625%     7.4375%    Fixed
  265        AMCC     Comcast Facility                                     1,300,000   7.9500%     0.1425%     7.8075%    Fixed
  266        AMCC     Montlimar Square Office Building                     1,285,000   7.7500%     0.1025%     7.6475%    Fixed
  267        GCFP     5th Street Center                                    1,270,000   7.8200%     0.1425%     7.6775%    Fixed
  268        AMCC     Grant Road Place                                     1,200,000   7.7000%     0.1425%     7.5575%    Fixed
  269        GCFP     4101 Calloway Drive                                  1,115,000   8.1100%     0.1425%     7.9675%    Fixed
  270        AMCC     2201-2221 Hillside Avenue                            1,120,000   7.3000%     0.1425%     7.1575%    Fixed
  271        AMCC     10200 Riverside Drive Office Building                1,025,000   7.6500%     0.1425%     7.5075%    Fixed
  272        GCFP     Market Street Apartments                               940,000   7.4700%     0.1425%     7.3275%    Fixed
  273        AMCC     Exxon/IHOP                                           1,000,000   7.8500%     0.1425%     7.7075%    Fixed
  274        AMCC     Glenwood Plaza                                    901,118.18 (b) 7.5000%     0.1425%     7.3575%    Fixed
  275        AMCC     Oceanside Industrial                                   940,000   7.0000%     0.1425%     6.8575%    Fixed
  276        AMCC     Jewell Street Apartments                               880,000   7.5000%     0.1425%     7.3575%    Fixed
  277        AMCC     Yellowstone Shopping Center                            800,000   7.5000%     0.1425%     7.3575%    Fixed
  278        AMCC     Panther Square                                   779,134.08 (c)  7.5000%     0.1425%     7.3575%    Fixed
  279        AMCC     Goose Creek Shopping Center                            800,000   7.3000%     0.1425%     7.1575%    Fixed
  280        AMCC     La Sabre Apartments                                    470,000   7.5000%     0.1425%     7.3575%    Fixed
  281        AMCC     Forrest Court Apartments                               500,000   7.4000%     0.1425%     7.2575%    Fixed
  282        AMCC     Hampton Court Apartments                               480,000   7.7000%     0.1425%     7.5575%    Fixed
  283        AMCC     Sierra Vista CSK Store                                 415,000   8.5000%     0.1425%     8.3575%    Fixed


                                                                               ANTICI-     SCHED-                       ORIGINAL
           MORTGAGE     INTEREST                             FIRST              PATED       ULED         MONTHLY           TERM
CONTROL      LOAN       ACCRUAL       LOAN        NOTE      PAYMENT    GRACE    REPAY-    MATURITY     DEBT SERVICE     TO MATURITY/
NUMBER      SELLER       METHOD       TYPE        DATE        DATE    PERIOD   MENT DATE     DATE         PAYMENT       ARD (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
  229        SBRC      Actual/360      Balloon    12/13/00   02/01/01        5    NAP      01/01/11       21,015.73          120
  230        SBRC      Actual/360      Balloon    01/12/01   03/01/01        5    NAP      02/01/11       19,743.79          120
  231        GCFP      Actual/360      Balloon    12/06/00   02/01/01        5    NAP      01/01/11       20,378.37          120
  232        SBRC      Actual/360      Balloon    07/29/99   09/01/99       10    NAP      08/01/09       20,945.89          120
  233        GCFP      Actual/360      Balloon    02/16/01   04/01/01        5    NAP      03/01/11       20,679.83          120
  234        GCFP      Actual/360      Balloon    03/28/01   05/01/01        0    NAP      04/01/11       19,190.53          120
  235        GCFP      Actual/360      Balloon    02/01/01   04/01/01        5    NAP      03/01/11       19,055.11          120
  236        SBRC      Actual/360      Balloon    08/18/00   10/01/00       10    NAP      09/01/10       19,908.64          120
  237        GCFP      Actual/360      Balloon    12/15/00   02/01/01        5    NAP      01/01/11       18,110.45          120
  238        AMCC      Actual/360      Balloon    05/30/00   07/01/00        5    NAP      06/01/10       19,336.87          120
  239        AMCC      Actual/360      Balloon    01/24/01   03/01/01        5    NAP      02/01/11       17,139.28          120
  240        AMCC      Actual/360      Balloon    12/19/00   02/01/01        5    NAP      01/01/11       18,560.29          120
  241        AMCC      Actual/360      Balloon    03/16/01   05/01/01        5    NAP      04/01/06       17,099.30           60
  242        AMCC      Actual/360      Balloon    02/14/01   04/01/01        5    NAP      03/01/13       16,256.74          144
  243        GCFP      Actual/360      Balloon    01/11/01   03/01/01        0    NAP      02/01/11       15,473.21          120
  244        GCFP      Actual/360      Balloon    03/23/01   05/01/01        5    NAP      04/01/11       14,675.40          120
---------------------------------------------------------------------------------------------------------------------------------
  245        GCFP      Actual/360      Balloon    12/20/00   02/01/01        5    NAP      01/01/11       14,834.79          120
  245a
  245b
---------------------------------------------------------------------------------------------------------------------------------
  246        AMCC      Actual/360      Balloon    02/05/01   04/01/01        5    NAP      03/01/11       14,333.90          120
  247        SBRC      Actual/360      Balloon    12/28/00   02/01/01        5    NAP      01/01/11       14,689.24          120
  248        GCFP      Actual/360      Balloon    11/27/00   01/01/01        5    NAP      12/01/10       15,476.09          120
  249        GCFP      Actual/360      Balloon    10/16/00   12/01/00        5    NAP      11/01/10       13,657.09          120
  250        GCFP      Actual/360      Balloon    01/08/01   03/01/01        0    NAP      02/01/11       13,264.68          120
  251        AMCC      Actual/360      Balloon    12/28/00   02/01/01        5    NAP      01/01/11       13,218.26          120
  252        SBRC      Actual/360      Balloon    08/22/00   10/01/00        5    NAP      09/01/10       13,263.76          120
  253        SBRC      Actual/360      Balloon    04/10/01   06/01/01        5    NAP      05/01/11       11,654.70          120
  254        GCFP      Actual/360      Balloon    01/30/01   03/01/01        5    NAP      02/01/11       12,142.42          120
  255        AMCC      Actual/360      Balloon    06/12/00   08/01/00        5    NAP      07/01/10       12,089.00          120
  256        AMCC      Actual/360      Balloon    03/01/01   05/01/01        5    NAP      04/01/11       10,746.19          120
  257        AMCC      Actual/360      Balloon    09/09/98   11/01/98       10    NAP      10/01/08       12,063.70          120
  258        GCFP      Actual/360      Balloon    12/04/00   02/01/01        5    NAP      01/01/11       10,978.61          120
  259        GCFP      Actual/360      Balloon    01/10/01   03/01/01        0    NAP      02/01/11       10,389.80          120
  260        AMCC        30/360      Full Amort   07/28/98   09/01/98       10    NAP      08/01/18       11,337.83          240
  261        GCFP      Actual/360      Balloon    07/30/99   09/01/99        5    NAP      08/01/09       11,080.60          120
  262        AMCC      Actual/360      Balloon    05/11/01   07/01/01        5    NAP      06/01/11        9,232.64          120
  263        GCFP      Actual/360      Balloon    02/01/01   04/01/01        5    NAP      03/01/11        9,286.42          120
  264        AMCC      Actual/360      Balloon    02/07/01   04/01/01        5    NAP      03/01/11        9,178.97          120
  265        AMCC      Actual/360      Balloon    11/27/00   01/01/01        5    NAP      12/01/10        9,990.59          120
  266        AMCC      Actual/360      Balloon    01/16/01   03/01/01        5    NAP      02/01/11        9,205.90          120
  267        GCFP      Actual/360      Balloon    12/21/00   02/01/01        0    NAP      01/01/11        9,651.11          120
  268        AMCC      Actual/360      Balloon    01/19/99   03/01/99       10    NAP      02/01/09        9,024.59          120
  269        GCFP      Actual/360        ARD      03/09/01   05/01/01        5  04/01/11   01/01/16        9,311.40          120
  270        AMCC        30/360      Full Amort   09/10/98   11/01/98       10    NAP      10/01/18        8,886.18          240
  271        AMCC        30/360      Full Amort   08/24/98   10/01/98       10    NAP      09/01/18        8,351.60          240
  272        GCFP      Actual/360      Balloon    03/22/01   05/01/01        0    NAP      04/01/11        6,553.32          120
  273        AMCC        30/360      Full Amort   08/06/98   10/01/98       10    NAP      09/01/18        8,271.29          240
  274        AMCC      Actual/360      Balloon    09/30/98   08/01/00       10    NAP      10/01/08        7,653.15           99
  275        AMCC        30/360      Full Amort   09/30/98   11/01/98       10    NAP      10/01/18        7,287.81          240
  276        AMCC      Actual/360      Balloon    07/09/98   09/01/98       10    NAP      08/01/08        6,503.12          120
  277        AMCC      Actual/360      Balloon    10/29/98   12/01/98       10    NAP      11/01/08        5,911.93          120
  278        AMCC      Actual/360      Balloon    09/30/98   08/01/00       10    NAP      10/01/08        5,985.83           99
  279        AMCC      Actual/360      Balloon    06/26/98   08/01/98       10    NAP      07/01/08        5,808.26          120
  280        AMCC      Actual/360      Balloon    09/22/98   11/01/98       10    NAP      10/01/08        3,473.26          120
  281        AMCC        30/360      Full Amort   07/07/98   08/01/98       10    NAP      07/01/13        4,606.70          180
  282        AMCC        30/360      Full Amort   04/23/99   06/01/99       10    NAP      05/01/13        4,676.94          168
  283        AMCC        30/360      Full Amort   07/28/99   09/01/99       10    NAP      08/01/16        3,852.42          204


                                        CALCU-
                         STATED          LATED                                        STATED          CALCU-
                        ORIGINAL       ORIGINAL                                      REMAIN-      LATED REMAIN-
                         AMORT-         AMORT-                       REMAIN-        ING AMORT-      ING AMORT-        CUT-OFF
           MORTGAGE      IZATION        IZATION                      ING TERM        IZATION         IZATION            DATE
CONTROL      LOAN         TERM           TERM          SEASON-     TO MATURITY /        TERM            TERM          PRINCIPAL
NUMBER      SELLER      (MONTHS)       (MONTHS)     ING (MONTHS)   ARD (MONTHS)      (MONTHS)        (MONTHS)         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  229        SBRC           360             360             6            114              354            354           2,913,120.86
  230        SBRC           360             360             5            115              355            355           2,888,489.44
  231        GCFP           360             360             6            114              354            354           2,838,299.21
  232        SBRC           360             360            23             97              337            337           2,785,934.78
  233        GCFP           300             300             4            116              296            296           2,715,236.24
  234        GCFP           360             360             3            117              357            357           2,704,661.81
  235        GCFP           360             360             4            116              356            356           2,697,177.88
  236        SBRC           360             360            10            110              350            350           2,658,923.67
  237        GCFP           360             360             6            114              354            354           2,568,964.59
  238        AMCC           360             360            13            107              347            347           2,531,503.65
  239        AMCC           360             360             5            115              355            355           2,490,212.68
  240        AMCC           360             360             6            114              354            354           2,416,507.67
  241        AMCC           360             360             3             57              357            357           2,405,275.11
  242        AMCC           360             360             4            140              356            356           2,319,013.36
  243        GCFP           360             360             5            115              355            355           2,191,818.20
  244        GCFP           360             360             3            117              357            357           2,170,200.13
------------------------------------------------------------------------------------------------------------------------------------
  245        GCFP           360             360             6            114              354            354           2,091,142.32
  245a
  245b
------------------------------------------------------------------------------------------------------------------------------------
  246        AMCC           360             360             4            116              356            356           2,044,721.45
  247        SBRC           360             360             6            114              354            354           1,992,275.75
  248        GCFP           300             300             7            113              293            293           1,985,964.18
  249        GCFP           360             360             8            112              352            352           1,899,761.39
  250        GCFP           360             360             5            115              355            355           1,868,109.39
  251        AMCC           300             300             6            114              294            294           1,738,692.97
  252        SBRC           360             360            10            110              350            350           1,715,473.42
  253        SBRC           360             360             2            118              358            358           1,697,712.76
  254        GCFP           360             360             5            115              355            355           1,683,983.81
  255        AMCC           360             360            12            108              348            348           1,555,240.34
  256        AMCC           360             360             3            117              357            357           1,497,128.15
  257        AMCC           240             240            33             87              207            207           1,447,208.44
  258        GCFP           300             300             6            114              294            294           1,411,236.71
  259        GCFP           300             300             5            115              295            295           1,382,133.00
  260        AMCC           240             240            35            205              205            205           1,335,277.35
  261        GCFP           300             300            23             97              277            277           1,322,153.89
  262        AMCC           360             360             1            119              359            359           1,299,065.69
  263        GCFP           360             360             4            116              356            356           1,296,836.29
  264        AMCC           360             360             4            116              356            356           1,296,736.90
  265        AMCC           300             300             7            113              293            293           1,290,745.52
  266        AMCC           360             360             5            115              355            355           1,280,398.11
  267        GCFP           300             300             6            114              294            294           1,261,891.05
  268        AMCC           300             300            29             91              271            271           1,160,950.77
  269        GCFP           246             246             3            117              243            243           1,109,888.82
  270        AMCC           240             240            33            207              207            207           1,044,499.76
  271        AMCC           240             240            34            206              206            206             956,250.64
  272        GCFP           360             360             3            117              357            357             938,077.52
  273        AMCC           240             240            34            206              206            206             934,379.03
  274        AMCC           214             214            12             87              202            202             876,986.82
  275        AMCC           240             240            33            207              207            207             874,544.30
  276        AMCC           300             300            35             85              265            265             843,917.44
  277        AMCC           300             300            32             88              268            268             770,156.85
  278        AMCC           270             270            12             87              258            258             766,113.69
  279        AMCC           300             300            36             84              264            264             765,098.19
  280        AMCC           300             300            33             87              267            267             451,931.22
  281        AMCC           180             180            36            144              144            144             438,805.00
  282        AMCC           168             168            26            142              142            142             434,971.83
  283        AMCC           204             204            23            181              181            181             392,284.81

Footnotes:  (b) Original Balance and First Payment Date were $950,000 and
                11/1/98, respectively. A principal paydown of $12,375 occurred on 7/1/2000 following the 22nd payment date of the loan, per the original note terms. Original Balance and First Payment Date shown above are subsequent to the principal paydown.

            (c) Original Balance and First Payment Date were $810,000 and
                11/1/98, respectively. A principal paydown of $11,816.04 occurred on 7/13/2001 following the 22nd payment date of the loan, per the original note terms. Original Balance and First Payment Date shown above are subsequent to the principal paydown.

                      MORTGAGE LOAN PREPAYMENT INFORMATION

          MORTGAGE                                                                                LOCKOUT      DEFEASE-     DEFEASE-
CONTROL     LOAN                                                                                PERIOD END       ANCE         ANCE
NUMBER     SELLER            LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS             DATE       START DATE    END DATE
------------------------------------------------------------------------------------------------------------------------------------
  101       SBRC      Atrium at Highpoint                  LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  102       GCFP      Van Ness Post Centre                 LO(26)/Defeasance(90)/Free(4)         07/31/03      08/01/03     01/31/11
  103       GCFP      90 William Street                    LO(23)/Grtr1%UPBorYM(93)/Free(4)      11/30/02        NAP          NAP
  104       GCFP      Ironwood Apartments                  LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  105       AMCC      Savi Ranch Center                    LO(35)/Defeasance(24)/Free(4)         02/29/04      03/01/04     02/28/06
  106       GCFP      Union Square Marketplace Shopping    LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
                      Center
  107       GCFP      Sterling Plaza Shopping Center       LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  108       GCFP      Metro Park                           LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  109       SBRC      Plaza Gardens                        LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  110       AMCC      400 Valley Road                      LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  111       GCFP      Greenhouse Marketplace Shopping      LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
                      Center
  112       AMCC      Dry Creek Medical Office Building    LO(36)/Defeasance(44)/Free(4)         06/30/04      07/01/04     02/29/08
  113       SBRC      Summit Ridge Business Park           LO(29)/Defeasance(29)/Free(2)         07/31/03      08/01/03     12/31/05
  114       AMCC      Fenton Marketplace                   LO(47)/Defeasance(78)/Free(19)        05/31/05      06/01/05     11/30/11
  115       SBRC      Crossroads Shopping Center           LO(36)/Grtr1%UPBorYM(80)/Free(4)      03/31/02        NAP          NAP
  116       SBRC      Westford Technology Park II          LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  117       GCFP      Telephone Road Plaza                 LO(36)/Defeasance(80)/Free(4)         07/31/03      08/01/03     03/31/10
  118       SBRC      95 Metcalf Square                    LO(39)/Defeasance(78)/Free(3)         07/31/03      08/01/03     01/31/10
  119       SBRC      The Corporate Forum                  LO(46)/Defeasance(71)/Free(3)         07/31/03      08/01/03     06/30/09
  120       SBRC      Coral Palm Plaza                     LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  121       SBRC      Shaker Square Shopping Center        LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  122       AMCC      Tucker Pointe Townhomes              LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  123       SBRC      Peninsula Storage Center             LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  124       GCFP      Washington Corners                   LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  125       GCFP      Parkwood Plaza Shopping Center       LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  126       SBRC      Bent Tree Apartments                 LO(41)/Defeasance(75)/Free(4)         07/31/03      08/01/03     10/31/09
  127       GCFP      Quail Run                            LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  128       SBRC      1050 Wall Street West                LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  129       SBRC      Shadow Ridge Apartments              LO(33)/Defeasance(84)/Free(3)         07/31/03      08/01/03     07/31/10
  130       SBRC      270 Billerica Road                   LO(31)/Defeasance(26)/Free(3)         07/31/03      08/01/03     09/30/05
  131       SBRC      Regency Park Plaza                   LO(31)/Defeasance(86)/Free(3)         07/31/03      08/01/03     09/30/10
  132       SBRC      Farm Glen Executive Park             LO(32)/Defeasance(86)/Free(2)         07/31/03      08/01/03     09/30/10
  133       GCFP      Vineyard Shopping Center             LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  134       SBRC      Annandale Gardens                    LO(42)/Defeasance(75)/Free(3)         07/31/03      08/01/03     10/31/09
  135       GCFP      Westfield Stop & Shop                LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  136       GCFP      La Paz Shopping Center               LO(29)/Defeasance(84)/Free(7)         07/31/03      08/01/03     07/31/10
  137       GCFP      Midway Plaza                         LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  138       GCFP      4455-4461 West Vine Street           LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  139       GCFP      6600-6602 International Drive        LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  140       GCFP      390 North Moorpark Road              LO(59)/Grtr1%UPBorYM(54)/Free(7)      03/31/06        NAP          NAP
  141       SBRC      Bowles Village Shopping Center       LO(39)/Defeasance(78)/Free(3)         07/31/03      08/01/03     01/31/10
  142       SBRC      Orchard Hardware Plaza               LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  143       SBRC      Waldbaums Supermarket (A&P) -        LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
                      Lindenhurst, NY
  144       SBRC      6820 Shingle Creek Parkway           LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  145       SBRC      6840 Shingle Creek Parkway           LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  146       SBRC      Long Beach Corporate Square          LO(31)/Defeasance(86)/Free(3)         07/31/03      08/01/03     09/30/10
  147       GCFP      125 Middlesex Turnpike               LO(59)/Grtr1%UPBorYM(21)/Free(4)      01/31/06        NAP          NAP
  148       SBRC      Regents Walk                         LO(36)/YM(80)/Free(4)                 03/31/03        NAP          NAP
  149       SBRC      Waldbaums Supermarket (A&P) -        LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
                      Huntington, NY
  150       SBRC      The Promenade Building               LO(29)/Defeasance(28)/Free(3)         07/31/03      08/01/03     11/30/05
  151       SBRC      Mitchell Lofts                       LO(31)/Defeasance(50)/Free(3)         07/31/03      08/01/03     09/30/07
  152       GCFP      1212 Boston Post Road                LO(39)/Defeasance(77)/Free(4)         07/31/03      08/01/03     12/31/09
  153       AMCC      Savon Drug & Office Depot            LO(36)/Defeasance(80)/Free(4)         02/29/04      03/01/04     10/31/10
  154       SBRC      Landmark Entertainment Building      LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  155       AMCC      Hacienda Vallecitos Senior           LO(36)/Defeasance(80)/Free(4)         04/30/04      05/01/04     12/31/10
                      Apartments
  156       SBRC      A&P Supermarket - Howard             LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
                      Beach, NY
  157       SBRC      Maxwell Village Shopping Center      LO(27)/Defeasance(90)/Free(3)         07/31/03      08/01/03     01/31/11
  158       AMCC      Downtowner Office Building           LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  159       SBRC      Woodview Apartments                  LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  160       SBRC      275 Dan Road                         LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  161       SBRC      Los Gatos Professional Building      LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  162       GCFP      Candlewood Suites - Dallas Market    LO(31)/Defeasance(85)/Free(4)         07/31/03      08/01/03     08/31/10
                      Center
  163       SBRC      Shady Oak I                          LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  164       SBRC      Golden Valley II                     LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10

                                                                                                         YIELD
                                                                                                       MAINTENANCE
                       YIELD        YIELD                                                             INTEREST RATE
                      MAINTEN-     MAINTEN-     PREPAY-       PREPAY-       YIELD          YIELD      CONVERTED TO        YIELD
          MORTGAGE      ANCE         ANCE        MENT          MENT      MAINTENANCE    MAINTENANCE      MONTHLY       MAINTENANCE
CONTROL     LOAN       PERIOD       PERIOD      PENALTY       PENALTY    CALCULATION     INTEREST        MORTGAGE     INTEREST RATE
NUMBER     SELLER    START DATE    END DATE    START DATE    END DATE       METHOD         RATE           RATE        REFERENCE DATE
------------------------------------------------------------------------------------------------------------------------------------
  101       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  102       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  103       GCFP      12/01/02      08/31/10       NAP          NAP         Type 1     Treasury Flat       Yes           Maturity
  104       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  105       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  106       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  107       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  108       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  109       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  110       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  111       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  112       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  113       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  114       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  115       SBRC      04/01/02      11/30/08       NAP          NAP         Type 4     Treasury Flat       Yes           Maturity
  116       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  117       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  118       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  119       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  120       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  121       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  122       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  123       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  124       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  125       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  126       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  127       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  128       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  129       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  130       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  131       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  132       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  133       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  134       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  135       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  136       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  137       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  138       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  139       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  140       GCFP      04/01/06      09/30/10       NAP          NAP         Type 1     Treasury Flat       Yes           Maturity
  141       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  142       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  143       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  144       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  145       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  146       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  147       GCFP      02/01/06      10/31/07       NAP          NAP         Type 1     Treasury Flat       Yes           Maturity
  148       SBRC      04/01/03      11/30/09       NAP          NAP         Type 5     Treasury Flat       No            Maturity
  149       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  150       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  151       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  152       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  153       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  154       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  155       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  156       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  157       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  158       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  159       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  160       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  161       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  162       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  163       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  164       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION

          MORTGAGE                                                                                LOCKOUT      DEFEASE-     DEFEASE-
CONTROL     LOAN                                                                                PERIOD END       ANCE         ANCE
NUMBER     SELLER            LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS             DATE       START DATE    END DATE
------------------------------------------------------------------------------------------------------------------------------------
  165       SBRC      A&P Supermarket - Silver Spring      LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
  166       GCFP      Mountain View Plaza                  LO(31)/Defeasance(85)/Free(4)         07/31/03      08/01/03     08/31/10
  167       GCFP      Crowne Plaza Dayton                  LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  168       SBRC      764 Miami Circle                     LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  169       SBRC      Sagepointe Center                    LO(31)/Defeasance(85)/Free(4)         07/31/03      08/01/03     08/31/10
  170       SBRC      705 Westech Office Building          LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  171       SBRC      A&P Supermarket - Hoboken, NJ        LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
  172       GCFP      Century Office Building              LO(26)/Defeasance(90)/Free(4)         07/31/03      08/01/03     01/31/11
  173       SBRC      2282-2286 Broadway                   LO(26)/Defeasance(91)/Free(3)         07/31/03      08/01/03     02/28/11
  174       GCFP      EXECUCENTER                          LO(27)/Defeasance(86)/Free(7)         07/31/03      08/01/03     09/30/10
  175       SBRC      Sheridan Park Apartments             LO(45)/Defeasance(72)/Free(3)         07/31/03      08/01/03     07/31/09
  176       AMCC      Gart Sports                          LO(60)/Defeasance(56)/Free(4)         06/30/05      07/01/05     02/28/10
  177       AMCC      Park Place Apartments                LO(36)/Defeasance(80)/Free(4)         02/29/04      03/01/04     10/31/10
  178       AMCC      Hilby Station Apartments             LO(36)/Defeasance(200)/Free(4)        04/30/04      05/01/04     12/31/20
  179       SBRC      11511 Katy Freeway                   LO(38)/Defeasance(79)/Free(3)         07/31/03      08/01/03     02/28/10
  180       SBRC      PharmaResearch Office Building       LO(27)/Defeasance(90)/Free(3)         07/31/03      08/01/03     01/31/11
  181       SBRC      151 West Street                      LO(44)/Defeasance(73)/Free(3)         07/31/03      08/01/03     08/31/09
  182       AMCC      Rivercrest Apartments                LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  183       SBRC      Sunrise Pointe Apartments            LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  184       AMCC      Cascade Woods Apartments             LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  185       SBRC      Fresh Fields Supermarket (A&P) -     LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
                      Ocean City, NJ
  186       SBRC      Deer Valley Marketplace              LO(31)/Defeasance(86)/Free(3)         07/31/03      08/01/03     09/30/10
  187       AMCC      Best Buy - Jacksonville              LO(60)/Defeasance(116)/Free(4)        03/31/05      04/01/05     11/30/14
  188       SBRC      Wilburton Office Building            LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  189       GCFP      North Melrose Self Storage           LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  190       GCFP      Menlo Office Buildings               LO(33)/Defeasance(83)/Free(4)         07/31/03      08/01/03     06/30/10
  191       AMCC      Amber Fields Apartments              LO(36)/Defeasance(80)/Free(4)         06/30/04      07/01/04     02/28/11
  192       AMCC      Reservoir Distribution Center        LO(36)/Defeasance(80)/Free(4)         01/31/04      02/01/04     09/30/10
  193       AMCC      Rancho San Diego Business Park       LO(36)/Defeasance(80)/Free(4)         05/31/04      06/01/04     01/31/11
  194       SBRC      Foxborough Business Park             LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  195       SBRC      1178 Sonora Court                    LO(28)/Defeasance(89)/Free(3)         07/31/03      08/01/03     12/31/10
  196       AMCC      Sandia Plaza                         LO(60)/Defeasance(56)/Free(4)         10/31/04      11/01/04     06/30/09
  197       GCFP      Madison Crossing Shopping Center     LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  198       GCFP      645-655 Massachusetts Avenue,        LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
                      10-50 Prospect Street, and
                      112-116 Bishop Allen Drive
  199       GCFP      Gateway Business Park Building D     LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  200       SBRC      Woodside Park Apartments             LO(45)/Defeasance(72)/Free(3)         07/31/03      08/01/03     07/31/09
  201       AMCC      1400 Manhattan Warehouse             LO(36)/Defeasance(81)/Free(3)         01/31/04      02/01/04     10/31/10
                      Building
  202       SBRC      Nashville Commons Shopping           LO(38)/Defeasance(79)/Free(3)         07/31/03      08/01/03     02/28/10
                      Center
  203       SBRC      10 Talcott Notch                     LO(31)/Defeasance(87)/Free(2)         07/31/03      08/01/03     10/31/10
  204       GCFP      Cherry Creek 24 Hour Fitness         LO(33)/Defeasance(83)/Free(4)         07/31/03      08/01/03     06/30/10
                      Facility
  205       GCFP      Raymour & Flanigan Shopping          LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
                      Center
  206       GCFP      33 Las Colinas Lane                  LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  207       SBRC      Village Crossing Shopping Center     LO(31)/Defeasance(86)/Free(3)         07/31/03      08/01/03     09/30/10
  208       GCFP      4015 Medina Road                     LO(40)/Defeasance(76)/Free(4)         07/31/03      08/01/03     11/30/09
  209       SBRC      34-40 West 65th Street               LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  210       GCFP      7930 Belt Line Road                  LO(59)/Grtr1%UPBorYM(57)/Free(4)      10/31/05        NAP          NAP
  211       AMCC      Hempstead Distribution Center        LO(36)/Defeasance(80)/Free(4)         02/29/04      03/01/04     10/31/10
  212       SBRC      Crossroads West Apartments           LO(45)/Defeasance(72)/Free(3)         07/31/03      08/01/03     07/31/09
  213       SBRC      Hilltop Apartments                   LO(27)/Defeasance(90)/Free(3)         07/31/03      08/01/03     01/31/11
  214       GCFP      Ramada Limited - Northville          LO(33)/Defeasance(83)/Free(4)         07/31/03      08/01/03     06/30/10
  215       SBRC      Woodcrest Mobile Home Estates        LO(27)/Defeasance(90)/Free(3)         07/31/03      08/01/03     01/31/11
  216       SBRC      241 Peachtree Street                 LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  217       SBRC      Tech Surgical Center                 LO(38)/Defeasance(79)/Free(3)         07/31/03      08/01/03     02/28/10
  218       SBRC      Waldbaums Supermarket (A&P) -        LO(28)/Defeasance(87)/Free(5)         07/31/03      08/01/03     10/31/10
                      Valley Stream, NY
  219       AMCC      Center Trust Building                LO(60)/Defeasance(56)/Free(4)         01/31/06      02/01/06     09/30/10
  220       GCFP      Summit Square Shopping Center        LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  221       SBRC      Marmalade Square Apartments          LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  222       GCFP      Livermore Gateway Business Park      Grtr1%UPBorYM(59)/5%UPB(12)/             NAP          NAP          NAP
                                                           4%UPB(12)/3%UPB(12)/2%UPB(12)/
                                                           1%UPB(9)/Free(4)
  223       GCFP      668 Stillwater Avenue                LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  224       GCFP      Charleston Buffalo Plaza             LO(31)/Defeasance(85)/Free(4)         07/31/03      08/01/03     08/31/10
  225       SBRC      Harbor Center                        LO(31)/Defeasance(86)/Free(3)         07/31/03      08/01/03     09/30/10
  226       AMCC      Boise Cascade Building               LO(36)/Defeasance(80)/Free(4)         05/31/04      06/01/04     01/31/11
  227       GCFP      5705 Johnston Street                 LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  228       GCFP      11114-11120 West Broad Street        LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10

                                                                                                         YIELD
                                                                                                       MAINTENANCE
                       YIELD        YIELD                                                             INTEREST RATE
                      MAINTEN-     MAINTEN-     PREPAY-       PREPAY-       YIELD          YIELD      CONVERTED TO        YIELD
          MORTGAGE      ANCE         ANCE        MENT          MENT      MAINTENANCE    MAINTENANCE      MONTHLY       MAINTENANCE
CONTROL     LOAN       PERIOD       PERIOD      PENALTY       PENALTY    CALCULATION     INTEREST        MORTGAGE     INTEREST RATE
NUMBER     SELLER    START DATE    END DATE    START DATE    END DATE       METHOD         RATE           RATE        REFERENCE DATE
------------------------------------------------------------------------------------------------------------------------------------
  165       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  166       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  167       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  168       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  169       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  170       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  171       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  172       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  173       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  174       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  175       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  176       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  177       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  178       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  179       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  180       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  181       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  182       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  183       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  184       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  185       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  186       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  187       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  188       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  189       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  190       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  191       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  192       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  193       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  194       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  195       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  196       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  197       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  198       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP


  199       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  200       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  201       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  202       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  203       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  204       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  205       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  206       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  207       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  208       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  209       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  210       GCFP      11/01/05      07/31/10       NAP          NAP         Type 1     Treasury Flat       Yes           Maturity
  211       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  212       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  213       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  214       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  215       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  216       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  217       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  218       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

  219       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  220       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  221       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  222       GCFP      04/01/01      02/28/06     03/01/06    11/30/10       Type 1     Treasury Flat       No            Maturity


  223       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  224       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  225       SBRC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  226       AMCC         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  227       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP
  228       GCFP         NAP          NAP          NAP          NAP          NAP            NAP            NAP             NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION

          MORTGAGE                                                                                LOCKOUT      DEFEASE-     DEFEASE-
CONTROL     LOAN                                                                                PERIOD END       ANCE         ANCE
NUMBER     SELLER            LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS             DATE       START DATE    END DATE
------------------------------------------------------------------------------------------------------------------------------------
  229       SBRC      33 Upton Drive                       LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  230       SBRC      Park Villa Apartments                LO(29)/Defeasance(88)/Free(3)         07/31/03      08/01/03     11/30/10
  231       GCFP      372 West Ontario Building            LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  232       SBRC      White Pine Shopping Center           LO(47)/Defeasance(70)/Free(3)         07/31/03      08/01/03     05/31/09
  233       GCFP      Eckerd Drugstore                     LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  234       GCFP      Eckerd Waldorf                       LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  235       GCFP      1000 North Jefferson Street          LO(59)/Grtr1%UPBorYM(57)/Free(4)      02/28/06        NAP          NAP
  236       SBRC      Continental Apartments               LO(34)/Defeasance(83)/Free(3)         07/31/03      08/01/03     06/30/10
  237       GCFP      7537 West Thomas Road                LO(59)/Grtr1%UPBorYM(57)/Free(4)      12/31/05        NAP          NAP
  238       AMCC      East Valley (aka Greenfield)         LO(60)/Defeasance(56)/Free(4)         06/30/05      07/01/05     02/28/10
                      Business Center
  239       AMCC      Lanier Commons Shopping Center       LO(36)/Defeasance(80)/Free(4)         02/29/04      03/01/04     10/31/10
  240       AMCC      Shawnee Medical Office               LO(60)/Defeasance(56)/Free(4)         01/31/06      02/01/06     09/30/10
  241       AMCC      Stanwood/Camano Village              LO(29)/Grtr1%UPBorYM(27)/Free(4)      09/30/03        NAP          NAP
                      Professional Center
  242       AMCC      Office Depot                         LO(36)/Defeasance(104)/Free(4)        03/31/04      04/01/04     11/30/12
  243       GCFP      100 DeVilbiss Drive                  LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  244       GCFP      Palm Crest Apartments                LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
------------------------------------------------------------------------------------------------------------------------------------
  245       GCFP      Newton & Wellesley Portfolio         LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  245a                571 Washington Street
  245b                739 Beacon Street
------------------------------------------------------------------------------------------------------------------------------------
  246       AMCC      Shelton Park Apartments              LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  247       SBRC      Tatum Ranch Center                   LO(30)/Defeasance(87)/Free(3)         07/31/03      08/01/03     10/31/10
  248       GCFP      1516 East Bethany Home Road          LO(31)/Defeasance(85)/Free(4)         07/31/03      08/01/03     08/31/10
  249       GCFP      Wynnton Apartments                   LO(32)/Defeasance(81)/Free(7)         07/31/03      08/01/03     04/30/10
  250       GCFP      AA Access Self Storage               LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  251       AMCC      80 Smith Street                      LO(36)/Defeasance(80)/Free(4)         01/31/04      02/01/04     09/30/10
  252       SBRC      Park at Palmdale                     LO(34)/Defeasance(83)/Free(3)         07/31/03      08/01/03     06/30/10
  253       SBRC      302 West 12th Street                 LO(26)/Defeasance(91)/Free(3)         07/31/03      08/01/03     02/28/11
  254       GCFP      Ashley Diane and Woodlawn            LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
                      Apartments
  255       AMCC      Orangewood Industrial                LO(60)/Defeasance(56)/Free(4)         07/31/05      08/01/05     03/31/10
  256       AMCC      Trace Creek Shopping Center          LO(36)/Defeasance(80)/Free(4)         04/30/04      05/01/04     12/31/10
  257       AMCC      19 Industrial Avenue                 LO(59)/Grtr1%UPBorYM(57)/Free(4)      09/30/03        NAP          NAP
  258       GCFP      2980 Northwest 74th Avenue           LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  259       GCFP      Baumann Industrial Plaza             LO(29)/Defeasance(87)/Free(4)         07/31/03      08/01/03     10/31/10
  260       AMCC      Randall Ridge Apartments             LO(59)/Grtr1%UPBorYM(174)/Free(7)     07/31/03        NAP          NAP
  261       GCFP      San Jacinto Manor                    LO(47)/Defeasance(69)/Free(4)         07/31/03      08/01/03     04/30/09
  262       AMCC      Maywood Retail Center                LO(36)/Defeasance(80)/Free(4)         06/30/04      07/01/04     02/28/11
  263       GCFP      Lamps Plus                           LO(28)/Defeasance(88)/Free(4)         07/31/03      08/01/03     11/30/10
  264       AMCC      Jackson Square Apartments            LO(36)/Defeasance(80)/Free(4)         03/31/04      04/01/04     11/30/10
  265       AMCC      Comcast Facility                     LO(60)/Defeasance(56)/Free(4)         12/31/05      01/01/06     08/31/10
  266       AMCC      Montlimar Square Office Building     LO(36)/Defeasance(80)/Free(4)         02/29/04      03/01/04     10/31/10
  267       GCFP      5th Street Center                    LO(30)/Defeasance(86)/Free(4)         07/31/03      08/01/03     09/30/10
  268       AMCC      Grant Road Place                     LO(59)/Grtr1%UPBorYM(58)/Free(3)      01/31/04        NAP          NAP
  269       GCFP      4101 Calloway Drive                  LO(59)/Grtr1%UPBorYM(57)/Free(4)      03/31/06        NAP          NAP
  270       AMCC      2201-2221 Hillside Avenue            LO(59)/Grtr1%UPBorYM(175)/Free(6)     09/30/03        NAP          NAP
  271       AMCC      10200 Riverside Drive Office         LO(59)/Grtr1%UPBorYM(177)/Free(4)     08/31/03        NAP          NAP
                      Building
  272       GCFP      Market Street Apartments             LO(27)/Defeasance(89)/Free(4)         07/31/03      08/01/03     12/31/10
  273       AMCC      Exxon/ IHOP                          LO(59)/Grtr1%UPBorYM(175)/Free(6)     08/31/03        NAP          NAP
  274       AMCC      Glenwood Plaza                       LO(38)/Grtr1%UPBorYM(57)/Free(4)      09/30/03        NAP          NAP
  275       AMCC      Oceanside Industrial                 LO(59)/Grtr1%UPBorYM(175)/Free(6)     09/30/03        NAP          NAP
  276       AMCC      Jewell Street Apartments             LO(59)/Grtr1%UPBorYM(58)/Free(3)      07/31/03        NAP          NAP
  277       AMCC      Yellowstone Shopping Center          LO(59)/Grtr1%UPBorYM(57)/Free(4)      10/31/03        NAP          NAP
  278       AMCC      Panther Square                       LO(38)/Grtr1%UPBorYM(57)/Free(4)      09/30/03        NAP          NAP
  279       AMCC      Goose Creek Shopping Center          LO(60)/Grtr1%UPBorYM(53)/Free(7)      07/31/03        NAP          NAP
  280       AMCC      La Sabre Apartments                  LO(59)/Grtr1%UPBorYM(58)/Free(3)      09/30/03        NAP          NAP
  281       AMCC      Forrest Court Apartments             LO(59)/Grtr1%UPBorYM(114)/Free(7)     06/30/03        NAP          NAP
  282       AMCC      Hampton Court Apartments             LO(59)/Grtr1%UPBorYM(105)/Free(4)     04/30/04        NAP          NAP
  283       AMCC      Sierra Vista CSK Store               LO(59)/Grtr1%UPBorYM(141)/Free(4)     07/31/04        NAP          NAP

                                                                                                    YIELD
                                                                                                 MAINTENANCE
                       YIELD       YIELD                                                        INTEREST RATE
                      MAINTEN-    MAINTEN-    PREPAY-      PREPAY-      YIELD         YIELD     CONVERTED TO          YIELD
          MORTGAGE      ANCE        ANCE       MENT         MENT     MAINTENANCE   MAINTENANCE     MONTHLY         MAINTENANCE
CONTROL     LOAN       PERIOD      PERIOD     PENALTY      PENALTY   CALCULATION    INTEREST       MORTGAGE       INTEREST RATE
NUMBER     SELLER    START DATE   END DATE   START DATE   END DATE      METHOD        RATE          RATE          REFERENCE DATE
------------------------------------------------------------------------------------------------------------------------------------
  229       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  230       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  231       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  232       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  233       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  234       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  235       GCFP      03/01/06     11/30/10      NAP         NAP        Type 1    Treasury Flat      Yes             Maturity
  236       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  237       GCFP      01/01/06     09/30/10      NAP         NAP        Type 1    Treasury Flat      Yes             Maturity
  238       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP

  239       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  240       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  241       AMCC      10/01/03     12/31/05      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life

  242       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  243       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  244       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
------------------------------------------------------------------------------------------------------------------------------------
  245       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  245a
  245b
------------------------------------------------------------------------------------------------------------------------------------
  246       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  247       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  248       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  249       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  250       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  251       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  252       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  253       SBRC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  254       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP

  255       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  256       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  257       AMCC      10/01/03     06/30/08      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  258       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  259       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  260       AMCC      08/01/03     01/31/18      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  261       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  262       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  263       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  264       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  265       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  266       AMCC         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  267       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  268       AMCC      02/01/04     11/30/08      NAP         NAP        Type 3    Treasury Flat      Yes             Maturity
  269       GCFP      04/01/06     12/31/10      NAP         NAP        Type 1    Treasury Flat      Yes             Maturity
  270       AMCC      10/01/03     04/30/18      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  271       AMCC      09/01/03     05/31/18      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life

  272       GCFP         NAP         NAP         NAP         NAP         NAP           NAP           NAP               NAP
  273       AMCC      09/01/03     03/31/18      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  274       AMCC      10/01/03     06/30/08      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  275       AMCC      10/01/03     04/30/18      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  276       AMCC      08/01/03     05/31/08      NAP         NAP        Type 3    Treasury Flat      Yes             Maturity
  277       AMCC      11/01/03     07/31/08      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  278       AMCC      10/01/03     06/30/08      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  279       AMCC      08/01/03     12/31/07      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  280       AMCC      10/01/03     07/31/08      NAP         NAP        Type 3    Treasury Flat      Yes             Maturity
  281       AMCC      07/01/03     12/31/12      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  282       AMCC      05/01/04     01/31/13      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life
  283       AMCC      08/01/04     04/30/16      NAP         NAP        Type 2    Treasury Flat      No        Weighted Average Life

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

CONTROL    MORTGAGE                                                       OCCUPANCY  OCCUPANCY AS
NUMBER   LOAN SELLER    LOAN / PROPERTY NAME                             PERCENTAGE    OF DATE
---------------------------------------------------------------------------------------------------
  101        SBRC       Atrium at Highpoint                                 100%      02/01/01
  102        GCFP       Van Ness Post Centre                                100%      03/28/01
  103        GCFP       90 William Street                                    91%      03/14/01
  104        GCFP       Ironwood Apartments                                  95%      01/18/01
  105        AMCC       Savi Ranch Center                                   100%      02/08/01
  106        GCFP       Union Square Marketplace Shopping Center             95%      01/12/01
  107        GCFP       Sterling Plaza Shopping Center                       94%      03/14/01
  108        GCFP       Metro Park                                          100%      01/12/01
  109        SBRC       Plaza Gardens                                        96%      06/18/01
  110        AMCC       400 Valley Road                                      90%      02/01/01
  111        GCFP       Greenhouse Marketplace Shopping Center              100%      03/13/01
  112        AMCC       Dry Creek Medical Office Building                    93%      05/07/01
  113        SBRC       Summit Ridge Business Park                          100%      01/25/01
  114        AMCC       Fenton Marketplace                                   99%      04/02/01
  115        SBRC       Crossroads Shopping Center                          100%      02/28/01
  116        SBRC       Westford Technology Park II                         100%      01/31/01
  117        GCFP       Telephone Road Plaza                                 97%      03/08/01
  118        SBRC       95 Metcalf Square                                    93%      04/04/01
  119        SBRC       The Corporate Forum                                  98%      02/01/01
  120        SBRC       Coral Palm Plaza                                     96%      03/31/01
  121        SBRC       Shaker Square Shopping Center                       100%      11/20/00
  122        AMCC       Tucker Pointe Townhomes                              94%      02/14/01
  123        SBRC       Peninsula Storage Center                             96%      11/26/00
  124        GCFP       Washington Corners                                  100%      12/31/00
  125        GCFP       Parkwood Plaza Shopping Center                       96%      03/01/01
  126        SBRC       Bent Tree Apartments                                 94%      06/05/01
  127        GCFP       Quail Run                                           100%      01/16/01
  128        SBRC       1050 Wall Street West                               100%      10/19/00
  129        SBRC       Shadow Ridge Apartments                              98%      09/01/00
  130        SBRC       270 Billerica Road                                  100%      01/01/01
  131        SBRC       Regency Park Plaza                                  100%      03/26/01
  132        SBRC       Farm Glen Executive Park                             98%      08/31/00
  133        GCFP       Vineyard Shopping Center                             95%      03/01/01
  134        SBRC       Annandale Gardens                                    93%      12/20/00
  135        GCFP       Westfield Stop & Shop                               100%      11/15/00
  136        GCFP       La Paz Shopping Center                               94%      12/31/00
  137        GCFP       Midway Plaza                                        100%      12/01/00
  138        GCFP       4455-4461 West Vine Street                          100%      12/18/00
  139        GCFP       6600-6602 International Drive                       100%      12/01/00
  140        GCFP       390 North Moorpark Road                             100%      03/31/01
  141        SBRC       Bowles Village Shopping Center                       99%      02/01/01
  142        SBRC       Orchard Hardware Plaza                               93%      09/22/00
  143        SBRC       Waldbaums Supermarket (A&P) - Lindenhurst, NY       100%      02/13/01
  144        SBRC       6820 Shingle Creek Parkway                          100%      12/13/00
  145        SBRC       6840 Shingle Creek Parkway                          100%      11/14/00
  146        SBRC       Long Beach Corporate Square                          95%      10/27/00
  147        GCFP       125 Middlesex Turnpike                              100%      01/01/01
  148        SBRC       Regents Walk                                         95%      12/31/00
  149        SBRC       Waldbaums Supermarket (A&P) - Huntington, NY        100%      02/13/01
  150        SBRC       The Promenade Building                               99%      01/15/01
  151        SBRC       Mitchell Lofts                                       94%      11/27/00
  152        GCFP       1212 Boston Post Road                               100%      12/31/00
  153        AMCC       Savon Drug & Office Depot                           100%      01/03/01
  154        SBRC       Landmark Entertainment Building                     100%      05/15/00
  155        AMCC       Hacienda Vallecitos Senior                          100%      03/08/01
                        Apartments
  156        SBRC       A&P Supermarket - Howard                            100%      02/14/01
                        Beach, NY
  157        SBRC       Maxwell Village Shopping Center                      99%      02/13/01
  158        AMCC       Downtowner Office Building                           97%      02/12/01
  159        SBRC       Woodview Apartments                                  99%      11/27/00
  160        SBRC       275 Dan Road                                        100%      11/01/00
  161        SBRC       Los Gatos Professional Building                     100%      02/01/00
  162        GCFP       Candlewood Suites - Dallas Market Center             70%      12/31/00
  163        SBRC       Shady Oak I                                         100%      11/14/00
  164        SBRC       Golden Valley II                                    100%      11/14/00

                                                                                                     LARGEST
                                                                                                      MAJOR
                                                                                LARGEST   LARGEST     TENANT
                                                                                 MAJOR     MAJOR      LEASE
CONTROL    MORTGAGE                                                              TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER    LARGEST MAJOR TENANT                                      NRSF     NRSF%       DATE
-----------------------------------------------------------------------------------------------------------------
  101        SBRC       GTE                                                     210,436      99%     12/31/04
  102        GCFP       24 Hour Fitness                                          44,165      41%     12/31/10
  103        GCFP       Old Republic RE, Inc.                                    11,222       6%     06/30/05
  104        GCFP       NAP                                                         NAP      NAP          NAP
  105        AMCC       Chick's Sporting Goods                                   50,000      33%     01/31/20
  106        GCFP       Safeway Inc.                                             52,805      28%     10/31/09
  107        GCFP       Safeway Inc.                                             55,256      36%     01/31/26
  108        GCFP       General Services Administration                          76,581      59%     11/30/10
  109        SBRC       NAP                                                         NAP      NAP          NAP
  110        AMCC       Software Associates                                      52,097      40%     04/30/05
  111        GCFP        MacFrugals                                              30,000      29%     11/01/10
  112        AMCC       Dry Creek Surgery Center LLC                             20,046      26%     05/31/15
  113        SBRC       VA Linux                                                 39,010      29%     10/31/05
  114        AMCC       Sprint PCS                                                5,206      10%     02/28/06
  115        SBRC       Ames Realty II, Inc.                                     82,205      42%     01/31/14
  116        SBRC       ENSR Corporation                                         88,290      84%     12/14/10
  117        GCFP       Mann's Buenaventura 6 Theatre                            22,644      19%     06/30/05
  118        SBRC       Sprint Communications                                    85,251      55%     05/31/03
  119        SBRC       Homeowners Loan Corporation                              24,496      13%     02/28/04
  120        SBRC       Big Lots                                                 22,500      17%     01/31/06
  121        SBRC       Nob Hill/Raley's                                         51,609      67%     01/04/19
  122        AMCC       NAP                                                         NAP      NAP          NAP
  123        SBRC       NAP                                                         NAP      NAP          NAP
  124        GCFP       Barnes & Noble                                           24,165      40%     01/31/14
  125        GCFP       George Brown Fitness Plus, Inc.                          28,288      36%     06/05/15
  126        SBRC       NAP                                                         NAP      NAP          NAP
  127        GCFP       NAP                                                         NAP      NAP          NAP
  128        SBRC       Memorial Sloan Kettering                                 44,116      36%     03/31/06
  129        SBRC       NAP                                                         NAP      NAP          NAP
  130        SBRC       Cadence Design Systems                                  100,000      100%    02/28/05
  131        SBRC       Ralphs Stores #999                                       49,492      56%     02/28/10
  132        SBRC       Travelers Insurance Company                              90,000      76%     12/31/02
  133        GCFP       K-Mart                                                   94,521      62%     04/30/25
  134        SBRC       NAP                                                         NAP      NAP          NAP
  135        GCFP       Stop & Shop Supermarket                                  66,272      100%    09/30/20
  136        GCFP       24 Hour Fitness                                          18,000      21%     12/31/06
  137        GCFP       Frogger's Grill and Bar                                   6,961      24%     05/31/10
  138        GCFP       $1.99 Outlet, Inc.                                        3,484      29%     12/31/04
  139        GCFP       Payless Shoesource, Inc.                                  3,643      78%     07/31/06
  140        GCFP       Best Buy                                                 58,420      100%    09/27/16
  141        SBRC       Bed Bath & Beyond                                        35,000      40%     01/31/10
  142        SBRC       Orchard Supply Hardware                                  52,348      36%     04/18/17
  143        SBRC       The Great Atlantic & Pacific Tea Company, Inc. (A&P)     59,607      100%    02/28/21
  144        SBRC       Star Exhibits                                           103,282      71%     07/31/02
  145        SBRC       Packaging Plus, Inc.                                     66,831      59%     12/31/03
  146        SBRC       State of CA (various)                                    49,754      52%     04/30/02
  147        GCFP       Pre-Owned Electronics                                   147,000      100%    12/01/06
  148        SBRC       NAP                                                         NAP      NAP          NAP
  149        SBRC       Waldbaums (A&P)                                          45,722      100%    02/28/21
  150        SBRC       Regents of the University of California                  18,370      43%     12/31/04
  151        SBRC       NAP                                                         NAP      NAP          NAP
  152        GCFP       Bed Bath & Beyond                                        44,100      74%     01/31/14
  153        AMCC       Office Depot                                             27,600      64%     11/18/15
  154        SBRC       Landmark Entertainment Group                             39,100      100%    07/31/20
  155        AMCC       NAP                                                         NAP      NAP          NAP

  156        SBRC       Waldbaums (A&P)                                          33,904      100%    02/28/21

  157        SBRC       Albertson's Inc.                                         34,553      35%     06/01/09
  158        AMCC       Inchcape Shipping Services                               40,800      76%     08/31/10
  159        SBRC       NAP                                                         NAP      NAP          NAP
  160        SBRC       Stream International Services Corp.                      99,869      100%    01/31/05
  161        SBRC       Age Defying Dermatology                                   9,720      30%     09/26/06
  162        GCFP       NAP                                                         NAP      NAP          NAP
  163        SBRC       Banta Information Services Group                         83,565      93%     10/31/03
  164        SBRC       Second Harvest Food Bank                                 26,730      28%     12/31/02

                                                                                       SECOND
                                                                                      LARGEST
                                                                  SECOND    SECOND      MAJOR
                                                                 LARGEST   LARGEST     TENANT
                                                                  MAJOR     MAJOR      LEASE
CONTROL    MORTGAGE                                               TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER   SECOND LARGEST MAJOR TENANT                 NRSF      NRSF%      DATE
-------------------------------------------------------------------------------------------------
  101        SBRC      Highpoint Eatery                            1,675       1%     09/30/02
  102        GCFP      Circuit City                               32,974      30%     01/31/10
  103        GCFP      Site 59                                    11,206       6%     11/09/05
  104        GCFP      NAP                                           NAP      NAP          NAP
  105        AMCC      Bed Bath & Beyond                          43,137      29%     01/31/15
  106        GCFP      Thrifty Payless, Inc.                      31,635      17%     01/31/15
  107        GCFP      Minnesota Fabrics                          13,060       9%     03/31/02
  108        GCFP      SAIC                                       43,778      34%     09/30/05
  109        SBRC      NAP                                           NAP      NAP          NAP
  110        AMCC      Quality Systems & Software                 28,571      22%     10/31/07
  111        GCFP      Hometown Buffet                            10,460      10%     12/01/10
  112        AMCC      Sexton & Aragon, P.C.                       6,448       8%     06/30/15
  113        SBRC      Starkey Laboratories                       34,896      26%     09/30/05
  114        AMCC      Arizona Leather Company                     4,500       9%     10/31/05
  115        SBRC      Bob's Stores                               40,000      20%     01/31/06
  116        SBRC      Agilent Technologies, Inc.                 16,500      16%     12/14/05
  117        GCFP      Chuck E. Cheese                            13,000      11%     04/30/05
  118        SBRC      Houstons Restaurant                         7,400       5%     12/30/04
  119        SBRC      LecStar Communications                     16,883       9%     02/01/05
  120        SBRC      Michaels Stores, Inc.                      20,000      15%     02/28/05
  121        SBRC      Blockbuster Video                           4,000       5%     09/21/05
  122        AMCC      NAP                                           NAP      NAP          NAP
  123        SBRC      NAP                                           NAP      NAP          NAP
  124        GCFP      Restoration Hardware                       11,375      19%     01/31/14
  125        GCFP      Old Doc's Liquor                            8,400      11%     10/31/08
  126        SBRC      NAP                                           NAP      NAP          NAP
  127        GCFP      NAP                                           NAP      NAP          NAP
  128        SBRC      HUB City New York New Jersey               10,848       9%     06/30/02
  129        SBRC      NAP                                           NAP      NAP          NAP
  130        SBRC      NAP                                           NAP      NAP          NAP
  131        SBRC      Hollywood Video                             5,211       6%     04/30/04
  132        SBRC      Continental Casualty Company               17,182      14%     01/31/03
  133        GCFP      McCalou's                                  15,180      10%     12/31/05
  134        SBRC      NAP                                           NAP      NAP          NAP
  135        GCFP      NAP                                           NAP      NAP          NAP
  136        GCFP      County of Orange                           15,351      18%     10/31/09
  137        GCFP      Gifts 4 - Less, Inc.                        6,200      21%     06/30/08
  138        GCFP      Payless Shoesource, Inc.                    3,361      28%     10/31/06
  139        GCFP      Island One, Inc.                            1,020      22%     07/31/06
  140        GCFP      NAP                                           NAP      NAP          NAP
  141        SBRC      Krause's Custom Crafted Furniture          11,975      14%     03/31/09
  142        SBRC      R. Cucamonga Redevelopment                 35,907      25%     12/31/17
  143        SBRC      NAP                                           NAP      NAP          NAP
  144        SBRC      Paragon Forms                              38,704      26%     09/30/04
  145        SBRC      Star Exhibits                              16,545      15%          MTM
  146        SBRC      Borg Warner Protective                      5,200       5%     10/31/04
  147        GCFP      NAP                                           NAP      NAP          NAP
  148        SBRC      NAP                                           NAP      NAP          NAP
  149        SBRC      NAP                                           NAP      NAP          NAP
  150        SBRC      California Department of Rehabilitation     5,001      12%     05/31/02
  151        SBRC      NAP                                           NAP      NAP          NAP
  152        GCFP      Old Navy                                   15,100      26%     11/30/03
  153        AMCC      Sav-on                                     15,251      36%     11/01/20
  154        SBRC      NAP                                           NAP      NAP          NAP
  155        AMCC      NAP                                           NAP      NAP          NAP

  156        SBRC      NAP                                           NAP      NAP          NAP

  157        SBRC      Rite Aid                                   23,218      24%     02/01/14
  158        AMCC      Gleason & Associates                        6,600      12%     12/31/05
  159        SBRC      NAP                                           NAP      NAP          NAP
  160        SBRC      NAP                                           NAP      NAP          NAP
  161        SBRC      West Valley Surgery Center                  5,003      15%     09/26/06
  162        GCFP      NAP                                           NAP      NAP          NAP
  163        SBRC      Colorspan Corporation/LaserMaster           6,435       7%     03/31/03
  164        SBRC      Franklin Press                             22,440      24%     10/31/02

                                                                               THIRD
                                                                              LARGEST
                                                          THIRD     THIRD      MAJOR
                                                         LARGEST   LARGEST    TENANT
                                                           MAJOR     MAJOR     LEASE
CONTROL    MORTGAGE                                       TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER   THIRD LARGEST MAJOR TENANT          NRSF      NRSF%      DATE
--------------------------------------------------------------------------------------
  101        SBRC      NAP                                   NAP      NAP         NAP
  102        GCFP      NAP                                   NAP      NAP         NAP
  103        GCFP      NAP                                   NAP      NAP         NAP
  104        GCFP      NAP                                   NAP      NAP         NAP
  105        AMCC      Michaels #2058                     23,923      16%    09/30/10
  106        GCFP      NAP                                   NAP      NAP         NAP
  107        GCFP      NAP                                   NAP      NAP         NAP
  108        GCFP      NAP                                   NAP      NAP         NAP
  109        SBRC      NAP                                   NAP      NAP         NAP
  110        AMCC      Samsung Electronics America        17,524      13%    03/15/06
  111        GCFP      NAP                                   NAP      NAP         NAP
  112        AMCC      NAP                                   NAP      NAP         NAP
  113        SBRC      Card Guard                         24,766      19%    01/14/06
  114        AMCC      NAP                                   NAP      NAP         NAP
  115        SBRC      Interstate Connecticut             23,800      12%    12/31/07
  116        SBRC      NAP                                   NAP      NAP         NAP
  117        GCFP      NAP                                   NAP      NAP         NAP
  118        SBRC      NAP                                   NAP      NAP         NAP
  119        SBRC      NAP                                   NAP      NAP         NAP
  120        SBRC      Grand China Buffet                 14,000      10%    04/10/10
  121        SBRC      NAP                                   NAP      NAP         NAP
  122        AMCC      NAP                                   NAP      NAP         NAP
  123        SBRC      NAP                                   NAP      NAP         NAP
  124        GCFP      NAP                                   NAP      NAP         NAP
  125        GCFP      NAP                                   NAP      NAP         NAP
  126        SBRC      NAP                                   NAP      NAP         NAP
  127        GCFP      NAP                                   NAP      NAP         NAP
  128        SBRC      NAP                                   NAP      NAP         NAP
  129        SBRC      NAP                                   NAP      NAP         NAP
  130        SBRC      NAP                                   NAP      NAP         NAP
  131        SBRC      NAP                                   NAP      NAP         NAP
  132        SBRC      NAP                                   NAP      NAP         NAP
  133        GCFP      NAP                                   NAP      NAP         NAP
  134        SBRC      NAP                                   NAP      NAP         NAP
  135        GCFP      NAP                                   NAP      NAP         NAP
  136        GCFP      Jo-Ann Stores, Inc.                10,414      12%    08/31/05
  137        GCFP      Denny's                             5,166      18%    01/31/19
  138        GCFP      One Price Clothing Stores, Inc.     3,200      26%    06/30/07
  139        GCFP      NAP                                   NAP      NAP         NAP
  140        GCFP      NAP                                   NAP      NAP         NAP
  141        SBRC      NAP                                   NAP      NAP         NAP
  142        SBRC      NAP                                   NAP      NAP         NAP
  143        SBRC      NAP                                   NAP      NAP         NAP
  144        SBRC      NAP                                   NAP      NAP         NAP
  145        SBRC      NAP                                   NAP      NAP         NAP
  146        SBRC      NAP                                   NAP      NAP         NAP
  147        GCFP      NAP                                   NAP      NAP         NAP
  148        SBRC      NAP                                   NAP      NAP         NAP
  149        SBRC      NAP                                   NAP      NAP         NAP
  150        SBRC      NAP                                   NAP      NAP         NAP
  151        SBRC      NAP                                   NAP      NAP         NAP
  152        GCFP      NAP                                   NAP      NAP         NAP
  153        AMCC      NAP                                   NAP      NAP         NAP
  154        SBRC      NAP                                   NAP      NAP         NAP
  155        AMCC      NAP                                   NAP      NAP         NAP

  156        SBRC      NAP                                   NAP      NAP         NAP

  157        SBRC      NAP                                   NAP      NAP         NAP
  158        AMCC      NAP                                   NAP      NAP         NAP
  159        SBRC      NAP                                   NAP      NAP         NAP
  160        SBRC      NAP                                   NAP      NAP         NAP
  161        SBRC      San Jose Cardiac Surgery Group      4,448      14%    09/26/06
  162        GCFP      NAP                                   NAP      NAP         NAP
  163        SBRC      NAP                                   NAP      NAP         NAP
  164        SBRC      SchuMarketing Associates           19,050      20%    09/30/01

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

CONTROL    MORTGAGE                                                       OCCUPANCY  OCCUPANCY AS
NUMBER   LOAN SELLER    LOAN / PROPERTY NAME                             PERCENTAGE    OF DATE
---------------------------------------------------------------------------------------------------
  165        SBRC       A&P Supermarket - Silver Spring                     100%      02/13/01
  166        GCFP       Mountain View Plaza                                  98%      03/04/01
  167        GCFP       Crowne Plaza Dayton                                  55%      12/31/00
  168        SBRC       764 Miami Circle                                     91%      11/01/00
  169        SBRC       Sagepointe Center                                   100%      11/20/00
  170        SBRC       705 Westech Office Building                         100%      12/14/00
  171        SBRC       A&P Supermarket - Hoboken, NJ                       100%      02/13/01
  172        GCFP       Century Office Building                              94%      04/16/01
  173        SBRC       2282-2286 Broadway                                  100%      02/01/01
  174        GCFP       EXECUCENTER                                          89%      03/01/01
  175        SBRC       Sheridan Park Apartments                             99%      01/23/01
  176        AMCC       Gart Sports                                         100%      12/31/00
  177        AMCC       Park Place Apartments                                93%      10/01/00
  178        AMCC       Hilby Station Apartments                             94%      03/31/01
  179        SBRC       11511 Katy Freeway                                   90%      04/01/01
  180        SBRC       PharmaResearch Office Building                       93%      01/22/01
  181        SBRC       151 West Street                                     100%      12/01/00
  182        AMCC       Rivercrest Apartments                                97%      12/13/00
  183        SBRC       Sunrise Pointe Apartments                            94%      12/01/00
  184        AMCC       Cascade Woods Apartments                             99%      02/06/01
  185        SBRC       Fresh Fields Supermarket (A&P) - Ocean City, NJ     100%      02/13/01
  186        SBRC       Deer Valley Marketplace                              96%      08/31/00
  187        AMCC       Best Buy - Jacksonville                             100%      07/05/00
  188        SBRC       Wilburton Office Building                           100%      12/31/00
  189        GCFP       North Melrose Self Storage                           74%      02/28/01
  190        GCFP       Menlo Office Buildings                              100%      12/31/00
  191        AMCC       Amber Fields Apartments                              98%      04/01/01
  192        AMCC       Reservoir Distribution Center                       100%      11/28/00
  193        AMCC       Rancho San Diego Business Park                      100%      04/01/01
  194        SBRC       Foxborough Business Park                             87%      10/02/00
  195        SBRC       1178 Sonora Court                                   100%      01/12/01
  196        AMCC       Sandia Plaza                                        100%      12/31/00
  197        GCFP       Madison Crossing Shopping Center                     97%      01/31/01
  198        GCFP       645-655 Massachusetts Avenue,                       100%      12/31/00
                        10-50 Prospect Street, and
                        112-116 Bishop Allen Drive
  199        GCFP       Gateway Business Park Building D                    100%      03/14/01
  200        SBRC       Woodside Park Apartments                            100%      03/08/01
  201        AMCC       1400 Manhattan Warehouse Building                   100%      02/01/01
  202        SBRC       Nashville Commons Shopping Center                   100%      12/01/00
  203        SBRC       10 Talcott Notch                                    100%      09/30/00
  204        GCFP       Cherry Creek 24 Hour Fitness Facility               100%      02/13/01
  205        GCFP       Raymour & Flanigan Shopping Center                   95%      03/15/01
  206        GCFP       33 Las Colinas Lane                                 100%      03/21/01
  207        SBRC       Village Crossing Shopping Center                     94%      11/09/00
  208        GCFP       4015 Medina Road                                    100%      03/31/01
  209        SBRC       34-40 West 65th Street                               98%      11/01/00
  210        GCFP       7930 Belt Line Road                                 100%      01/01/01
  211        AMCC       Hempstead Distribution Center                       100%      12/31/00
  212        SBRC       Crossroads West Apartments                           94%      02/28/01
  213        SBRC       Hilltop Apartments                                   94%      01/31/01
  214        GCFP       Ramada Limited - Northville                          51%      12/31/00
  215        SBRC       Woodcrest Mobile Home Estates                       100%      02/09/01
  216        SBRC       241 Peachtree Street                                100%      12/13/00
  217        SBRC       Tech Surgical Center                                100%      01/08/01
  218        SBRC       Waldbaums Supermarket (A&P) -                       100%      02/13/01
                        Valley Stream, NY
  219        AMCC       Center Trust Building                               100%      04/01/01
  220        GCFP       Summit Square Shopping Center                        95%      02/26/01
  221        SBRC       Marmalade Square Apartments                          96%      10/28/00
  222        GCFP       Livermore Gateway Business Park                     100%      12/20/00
  223        GCFP       668 Stillwater Avenue                               100%      03/31/01
  224        GCFP       Charleston Buffalo Plaza                            100%      01/01/01
  225        SBRC       Harbor Center                                        97%      10/19/00
  226        AMCC       Boise Cascade Building                              100%      01/30/01
  227        GCFP       5705 Johnston Street                                100%      01/01/01
  228        GCFP       11114-11120 West Broad Street                       100%      01/30/01


                                                                                                     LARGEST
                                                                                                      MAJOR
                                                                                LARGEST   LARGEST     TENANT
                                                                                 MAJOR     MAJOR      LEASE
CONTROL    MORTGAGE                                                              TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER    LARGEST MAJOR TENANT                                      NRSF     NRSF%       DATE
-----------------------------------------------------------------------------------------------------------------
  165        SBRC       The Great Atlantic & Pacific Tea Company, Inc. (A&P)     64,624      100%    02/28/21
  166        GCFP       Safeway Inc.                                             42,678      67%     02/09/19
  167        GCFP       NAP                                                         NAP      NAP          NAP
  168        SBRC       Avery Resources, Inc.                                     9,940      12%     12/31/05
  169        SBRC       Orchard Supply Hardware                                  58,059      57%     09/30/17
  170        SBRC       S1 Corporation                                           71,000      100%    10/01/06
  171        SBRC       The Great Atlantic & Pacific Tea Company, Inc. (A&P)     31,300      100%    02/28/21
  172        GCFP       Tecnomatix Technologies, Inc.                            15,950      34%     12/01/05
  173        SBRC       Liberty Travel, Inc.                                      1,230      24%     06/30/11
  174        GCFP       Travel Ins Services                                       6,624      12%     03/31/05
  175        SBRC       NAP                                                         NAP      NAP          NAP
  176        AMCC       Gart Sports                                              60,591      100%    01/31/15
  177        AMCC       NAP                                                         NAP      NAP          NAP
  178        AMCC       NAP                                                         NAP      NAP          NAP
  179        SBRC       Exmar Offshore                                            4,952       6%     04/30/01
  180        SBRC       PharmaResearch Corporation                               39,152      83%     09/30/10
  181        SBRC       MEGA                                                     10,204      28%     05/31/04
  182        AMCC       NAP                                                         NAP      NAP          NAP
  183        SBRC       NAP                                                         NAP      NAP          NAP
  184        AMCC       NAP                                                         NAP      NAP          NAP
  185        SBRC       The Great Atlantic & Pacific Tea Company, Inc. (A&P)     39,773      100%    02/28/21
  186        SBRC       Hi-Health                                                 5,900      18%     10/30/05
  187        AMCC       Best Buy                                                 45,914      100%    03/30/20
  188        SBRC       Polygon Northwest Company                                11,100      50%     06/30/14
  189        GCFP       NAP                                                         NAP      NAP          NAP
  190        GCFP       Investools, Inc.                                         10,361      43%     01/31/05
  191        AMCC       NAP                                                         NAP      NAP          NAP
  192        AMCC       Ethan Allen                                             110,250      100%    03/06/08
  193        AMCC       East Hills Christian Church                              38,463      46%     12/31/04
  194        SBRC       PrimeCare                                                33,275      26%     03/02/02
  195        SBRC       Novalux, Inc.                                            19,440      100%    03/31/03
  196        AMCC       Prudential H/S                                           37,100      54%     08/31/09
  197        GCFP       Bi-Lo                                                    41,423      65%     08/31/19
  198        GCFP       Yoshinoya, Inc.                                           7,445      28%     10/31/10


  199        GCFP       Global Cash Access, LLC                                  40,000      75%     05/14/11
  200        SBRC       NAP                                                         NAP      NAP          NAP
  201        AMCC       Springs Industries                                       54,644      60%     06/30/05
  202        SBRC       Food Lion                                                33,000      59%     12/01/18
  203        SBRC       Uconn Health Center (Ortho)                              15,709      32%     01/31/06
  204        GCFP       24 Hour Fitness                                          36,181      100%    04/06/20
  205        GCFP       Raymour & Flanigan                                       46,397      44%     03/14/14
  206        GCFP       Enhance, Inc.                                            18,803      100%    11/20/15
  207        SBRC       Weber IGA                                                27,975      66%     05/31/20
  208        GCFP       Barnes & Noble                                           30,000      100%    01/31/20
  209        SBRC       NAP                                                         NAP      NAP          NAP
  210        GCFP       Walgreen's                                               13,905      100%    07/31/60
  211        AMCC       Chem One Corporation                                     55,088      50%     05/31/04
  212        SBRC       NAP                                                         NAP      NAP          NAP
  213        SBRC       NAP                                                         NAP      NAP          NAP
  214        GCFP       NAP                                                         NAP      NAP          NAP
  215        SBRC       NAP                                                         NAP      NAP          NAP
  216        SBRC       GRASP, Inc.                                              19,594      68%     03/10/11
  217        SBRC       Tenaya Surgical Center                                    5,919      32%     02/18/15
  218        SBRC       The Great Atlantic & Pacific Tea Company, Inc. (A&P)     24,432      100%    02/28/21

  219        AMCC       Center Trust                                             19,560      100%    06/01/05
  220        GCFP       Old Chicago                                               6,864      23%     02/28/10
  221        SBRC       NAP                                                         NAP      NAP          NAP
  222        GCFP       MS Carita                                                27,648      59%     03/31/10
  223        GCFP       Circuit City                                             29,129      100%    06/30/22
  224        GCFP       Sunshine Floor Company                                    5,973      23%     08/14/03
  225        SBRC       Vantas                                                   12,578      25%     02/28/02
  226        AMCC       Boise Cascade Corporation                               125,496      100%    06/30/06
  227        GCFP       Barnes & Noble                                           30,000      100%    04/01/11
  228        GCFP       Pier 1 Imports                                           10,745      63%     07/31/10

                                                                                        SECOND
                                                                                       LARGEST
                                                                   SECOND    SECOND      MAJOR
                                                                  LARGEST   LARGEST     TENANT
                                                                   MAJOR     MAJOR      LEASE
CONTROL    MORTGAGE                                                TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER    SECOND LARGEST MAJOR TENANT                 NRSF      NRSF%      DATE
--------------------------------------------------------------------------------------------------
  165        SBRC       NAP                                           NAP      NAP          NAP
  166        GCFP       Blockbuster Video                           4,300       7%     05/31/04
  167        GCFP       NAP                                           NAP      NAP          NAP
  168        SBRC       International Granite & Marble              9,100      11%     08/31/03
  169        SBRC       Grocery Outlet                             16,520      16%     08/31/07
  170        SBRC       NAP                                           NAP      NAP          NAP
  171        SBRC       NAP                                           NAP      NAP          NAP
  172        GCFP       APL Logistics, Ltd.                         8,525      18%     06/01/06
  173        SBRC       P&C Restaurant Corp.                        1,200      23%     08/30/05
  174        GCFP       MarCole Enterprises                         4,941       9%     03/31/05
  175        SBRC       NAP                                           NAP      NAP          NAP
  176        AMCC       NAP                                           NAP      NAP          NAP
  177        AMCC       NAP                                           NAP      NAP          NAP
  178        AMCC       NAP                                           NAP      NAP          NAP
  179        SBRC       Vacek Law Offices                           4,749       6%     08/31/03
  180        SBRC       Bankers Life & Casualty                     4,866      10%     01/31/07
  181        SBRC       Board of Elections                          9,000      25%     05/16/09
  182        AMCC       NAP                                           NAP      NAP          NAP
  183        SBRC       NAP                                           NAP      NAP          NAP
  184        AMCC       NAP                                           NAP      NAP          NAP
  185        SBRC       NAP                                           NAP      NAP          NAP
  186        SBRC       Blockbuster Video                           4,500      14%     08/10/05
  187        AMCC       NAP                                           NAP      NAP          NAP
  188        SBRC       Lanier Worldwide, Inc.                      5,488      25%     08/31/06
  189        GCFP       NAP                                           NAP      NAP          NAP
  190        GCFP       Millennium Imaging Solutions, Inc.          8,123      34%     01/23/20
  191        AMCC       NAP                                           NAP      NAP          NAP
  192        AMCC       NAP                                           NAP      NAP          NAP
  193        AMCC       Professional's Choice                      28,432      34%     03/31/04
  194        SBRC       Hosanna Christian Church                    8,550       7%     01/31/04
  195        SBRC       NAP                                           NAP      NAP          NAP
  196        AMCC       Defined Fitness                            31,318      46%     08/31/09
  197        GCFP       Blockbuster Video                           4,803       8%     07/31/04
  198        GCFP       Wainright Bank                              2,600      10%     11/30/10


  199        GCFP       SITEL Corporation                          13,565      25%     04/30/06
  200        SBRC       NAP                                           NAP      NAP          NAP
  201        AMCC       Weyerhaeuser                               36,474      40%     05/14/01
  202        SBRC       Video Plaza                                 4,500       8%     04/30/02
  203        SBRC       PTSMA, Inc.                                11,709      24%     07/30/05
  204        GCFP       NAP                                           NAP      NAP          NAP
  205        GCFP       Consolidated Stores                        27,465      26%     01/31/06
  206        GCFP       NAP                                           NAP      NAP          NAP
  207        SBRC       It's Movie Time                             4,200      10%     07/31/03
  208        GCFP       NAP                                           NAP      NAP          NAP
  209        SBRC       NAP                                           NAP      NAP          NAP
  210        GCFP       NAP                                           NAP      NAP          NAP
  211        AMCC       International Granite & Marble             32,217      29%     05/31/09
  212        SBRC       NAP                                           NAP      NAP          NAP
  213        SBRC       NAP                                           NAP      NAP          NAP
  214        GCFP       NAP                                           NAP      NAP          NAP
  215        SBRC       NAP                                           NAP      NAP          NAP
  216        SBRC       First Union                                 5,983      21%     09/01/09
  217        SBRC       Dr. Johnnie Woodson                         3,672      20%     02/28/12
  218        SBRC       NAP                                           NAP      NAP          NAP

  219        AMCC       NAP                                           NAP      NAP          NAP
  220        GCFP       Ashley Lynn's Tanning                       4,072      14%     01/31/07
  221        SBRC       NAP                                           NAP      NAP          NAP
  222        GCFP       Allteq Industries                          11,591      25%     08/31/05
  223        GCFP       NAP                                           NAP      NAP          NAP
  224        GCFP       The Angel Store                             3,100      12%     07/01/01
  225        SBRC       National Media Inc.                        10,243      21%     08/31/01
  226        AMCC       NAP                                           NAP      NAP          NAP
  227        GCFP       NAP                                           NAP      NAP          NAP
  228        GCFP       Karen Eagle Bridal                          6,284      37%     01/31/08

                                                                                THIRD
                                                                               LARGEST
                                                           THIRD     THIRD      MAJOR
                                                          LARGEST   LARGEST    TENANT
                                                            MAJOR     MAJOR     LEASE
CONTROL    MORTGAGE                                        TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER    THIRD LARGEST MAJOR TENANT          NRSF      NRSF%      DATE
---------------------------------------------------------------------------------------
  165        SBRC       NAP                                   NAP      NAP         NAP
  166        GCFP       NAP                                   NAP      NAP         NAP
  167        GCFP       NAP                                   NAP      NAP         NAP
  168        SBRC       NAP                                   NAP      NAP         NAP
  169        SBRC       NAP                                   NAP      NAP         NAP
  170        SBRC       NAP                                   NAP      NAP         NAP
  171        SBRC       NAP                                   NAP      NAP         NAP
  172        GCFP       Ellis-Don Michigan                  7,425      16%    03/01/08
  173        SBRC       Petca Corp                            850      16%    10/31/11
  174        GCFP       NAP                                   NAP      NAP         NAP
  175        SBRC       NAP                                   NAP      NAP         NAP
  176        AMCC       NAP                                   NAP      NAP         NAP
  177        AMCC       NAP                                   NAP      NAP         NAP
  178        AMCC       NAP                                   NAP      NAP         NAP
  179        SBRC       NAP                                   NAP      NAP         NAP
  180        SBRC       NAP                                   NAP      NAP         NAP
  181        SBRC       NAP                                   NAP      NAP         NAP
  182        AMCC       NAP                                   NAP      NAP         NAP
  183        SBRC       NAP                                   NAP      NAP         NAP
  184        AMCC       NAP                                   NAP      NAP         NAP
  185        SBRC       NAP                                   NAP      NAP         NAP
  186        SBRC       NAP                                   NAP      NAP         NAP
  187        AMCC       NAP                                   NAP      NAP         NAP
  188        SBRC       Parker Services, Inc.               2,950      13%    09/30/06
  189        GCFP       NAP                                   NAP      NAP         NAP
  190        GCFP       Second Foundation, Inc.             5,677      24%    08/31/03
  191        AMCC       NAP                                   NAP      NAP         NAP
  192        AMCC       NAP                                   NAP      NAP         NAP
  193        AMCC       Raphael's Inc.                     16,700      20%    10/31/03
  194        SBRC       NAP                                   NAP      NAP         NAP
  195        SBRC       NAP                                   NAP      NAP         NAP
  196        AMCC       NAP                                   NAP      NAP         NAP
  197        GCFP       NAP                                   NAP      NAP         NAP
  198        GCFP       NAP                                   NAP      NAP         NAP


  199        GCFP       NAP                                   NAP      NAP         NAP
  200        SBRC       NAP                                   NAP      NAP         NAP
  201        AMCC       NAP                                   NAP      NAP         NAP
  202        SBRC       NAP                                   NAP      NAP         NAP
  203        SBRC       North American Underwriters         9,048      19%    06/30/04
  204        GCFP       NAP                                   NAP      NAP         NAP
  205        GCFP       NAP                                   NAP      NAP         NAP
  206        GCFP       NAP                                   NAP      NAP         NAP
  207        SBRC       NAP                                   NAP      NAP         NAP
  208        GCFP       NAP                                   NAP      NAP         NAP
  209        SBRC       NAP                                   NAP      NAP         NAP
  210        GCFP       NAP                                   NAP      NAP         NAP
  211        AMCC       Power Telephone Supply Co          23,892      21%    05/31/05
  212        SBRC       NAP                                   NAP      NAP         NAP
  213        SBRC       NAP                                   NAP      NAP         NAP
  214        GCFP       NAP                                   NAP      NAP         NAP
  215        SBRC       NAP                                   NAP      NAP         NAP
  216        SBRC       NAP                                   NAP      NAP         NAP
  217        SBRC       Dr. Tyree Carr                      3,184      17%    02/28/10
  218        SBRC       NAP                                   NAP      NAP         NAP

  219        AMCC       NAP                                   NAP      NAP         NAP
  220        GCFP       Yakini Boy & Sushi Japan            3,561      12%    01/31/05
  221        SBRC       NAP                                   NAP      NAP         NAP
  222        GCFP       Builders Showcase Interiors         7,561      16%    03/31/07
  223        GCFP       NAP                                   NAP      NAP         NAP
  224        GCFP       Sylvan Learning Center              2,772      11%    01/31/05
  225        SBRC       Sonitrol Corporation                8,318      17%    05/31/04
  226        AMCC       NAP                                   NAP      NAP         NAP
  227        GCFP       NAP                                   NAP      NAP         NAP
  228        GCFP       NAP                                   NAP      NAP         NAP

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION

CONTROL    MORTGAGE                                                       OCCUPANCY  OCCUPANCY AS
NUMBER   LOAN SELLER    LOAN / PROPERTY NAME                             PERCENTAGE    OF DATE
---------------------------------------------------------------------------------------------------
  229        SBRC       33 Upton Drive                                      100%      12/11/00
  230        SBRC       Park Villa Apartments                                93%      03/31/01
  231        GCFP       372 West Ontario Building                           100%      04/30/01
  232        SBRC       White Pine Shopping Center                           96%      04/17/01
  233        GCFP       Eckerd Drugstore                                    100%      03/08/01
  234        GCFP       Eckerd Waldorf                                      100%      02/20/01
  235        GCFP       1000 North Jefferson Street                         100%      01/31/01
  236        SBRC       Continental Apartments                               97%      02/23/01
  237        GCFP       7537 West Thomas Road                               100%      12/31/00
  238        AMCC       East Valley (aka Greenfield) Business Center         95%      04/01/01
  239        AMCC       Lanier Commons Shopping Center                      100%      01/26/01
  240        AMCC       Shawnee Medical Office                              100%      02/28/01
  241        AMCC       Stanwood/Camano Village                              92%      01/15/01
                        Professional Center
  242        AMCC       Office Depot                                        100%      12/12/00
  243        GCFP       100 DeVilbiss Drive                                 100%      03/12/01
  244        GCFP       Palm Crest Apartments                                95%      03/01/01
---------------------------------------------------------------------------------------------------
  245        GCFP       Newton & Wellesley Portfolio
  245a                  571 Washington Street                               100%      12/31/00
  245b                  739 Beacon Street                                   100%      12/31/00
---------------------------------------------------------------------------------------------------
  246        AMCC       Shelton Park Apartments                              99%      12/07/00
  247        SBRC       Tatum Ranch Center                                  100%      09/26/00
  248        GCFP       1516 East Bethany Home Road                         100%      03/30/01
  249        GCFP       Wynnton Apartments                                   90%      03/09/01
  250        GCFP       AA Access Self Storage                               82%      04/10/01
  251        AMCC       80 Smith Street                                     100%      02/14/01
  252        SBRC       Park at Palmdale                                    100%      12/31/00
  253        SBRC       302 West 12th Street                                100%      01/05/01
  254        GCFP       Ashley Diane and Woodlawn Apartments                 96%      03/01/01
  255        AMCC       Orangewood Industrial                               100%      01/31/01
  256        AMCC       Trace Creek Shopping Center                         100%      02/09/01
  257        AMCC       19 Industrial Avenue                                100%      04/20/01
  258        GCFP       2980 Northwest 74th Avenue                          100%      02/15/01
  259        GCFP       Baumann Industrial Plaza                            100%      11/09/00
  260        AMCC       Randall Ridge Apartments                             98%      02/28/01
  261        GCFP       San Jacinto Manor                                    91%      12/31/00
  262        AMCC       Maywood Retail Center                                96%      03/01/01
  263        GCFP       Lamps Plus                                          100%      03/12/01
  264        AMCC       Jackson Square Apartments                            92%      10/14/00
  265        AMCC       Comcast Facility                                    100%      10/11/00
  266        AMCC       Montlimar Square Office Building                    100%      11/08/00
  267        GCFP       5th Street Center                                    97%      02/26/01
  268        AMCC       Grant Road Place                                    100%      12/31/00
  269        GCFP       4101 Calloway Drive                                 100%      03/09/01
  270        AMCC       2201-2221 Hillside Avenue                           100%      12/31/00
  271        AMCC       10200 Riverside Drive Office Building                83%      02/01/01
  272        GCFP       Market Street Apartments                            100%      02/26/01
  273        AMCC       Exxon/ IHOP                                         100%      03/01/01
  274        AMCC       Glenwood Plaza                                       74%      02/28/01
  275        AMCC       Oceanside Industrial                                100%      04/23/01
  276        AMCC       Jewell Street Apartments                            100%      02/12/01
  277        AMCC       Yellowstone Shopping Center                         100%      03/23/01
  278        AMCC       Panther Square                                      100%      03/23/01
  279        AMCC       Goose Creek Shopping Center                          90%      12/31/00
  280        AMCC       La Sabre Apartments                                 100%      01/25/01
  281        AMCC       Forrest Court Apartments                            100%      02/28/01
  282        AMCC       Hampton Court Apartments                            100%      12/12/00
  283        AMCC       Sierra Vista CSK Store                              100%      01/31/01

                                                                                                     LARGEST
                                                                                                      MAJOR
                                                                                LARGEST   LARGEST     TENANT
                                                                                 MAJOR     MAJOR      LEASE
CONTROL    MORTGAGE                                                              TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER    LARGEST MAJOR TENANT                                      NRSF     NRSF%       DATE
----------------------------------------------------------------------------------------------------------------
  229        SBRC       Crimson Tech, Inc.                                       53,271      100%    05/08/10
  230        SBRC       NAP                                                         NAP      NAP          NAP
  231        GCFP       Seaton Corporation                                       20,826      52%     06/30/02
  232        SBRC       Food City / Food City Gas & Go                           35,576      68%     06/01/17
  233        GCFP       Eckerd Corporation                                       10,908      100%    04/25/20
  234        GCFP       Eckerd Corporation                                       10,908      100%    04/01/20
  235        GCFP       Walgreen's                                               15,120      100%    12/31/20
  236        SBRC       NAP                                                         NAP      NAP          NAP
  237        GCFP       Feet Center Inc. dba Just For Feet                       17,108      100%    08/10/19
  238        AMCC       Total Travel Management                                   5,021      20%     08/01/03
  239        AMCC       Food Lion                                                29,000      55%     03/08/16
  240        AMCC       Family Medicine Specialists                               9,400      35%     08/22/20
  241        AMCC       Psysiotherapy Assoc., Inc                                 2,450      12%     08/26/04

  242        AMCC       Office Depot                                             18,009      100%    10/26/15
  243        GCFP       Sunrise Medical, Inc.                                   155,227      100%    12/31/17
  244        GCFP       NAP                                                         NAP      NAP          NAP
----------------------------------------------------------------------------------------------------------------
  245        GCFP
  245a                  Fullerton, Locke & Lund                                   2,773      25%     12/31/03
  245b                  Bruegger's Bagels                                         2,000      62%     10/08/05
----------------------------------------------------------------------------------------------------------------
  246        AMCC       NAP                                                         NAP      NAP          NAP
  247        SBRC       Blockbuster Video                                         4,000      27%     06/30/07
  248        GCFP       Devenney Group                                           11,712      44%     09/30/05
  249        GCFP       NAP                                                         NAP      NAP          NAP
  250        GCFP       NAP                                                         NAP      NAP          NAP
  251        AMCC       DOF Holdings, LLC                                        16,444      41%     12/31/03
  252        SBRC       DES                                                      10,133      28%     03/31/05
  253        SBRC       Chase Manhattan Bank, N.A.                                3,600      71%     03/31/04
  254        GCFP       NAP                                                         NAP      NAP          NAP
  255        AMCC       Party Star                                                6,538      18%     08/01/03
  256        AMCC       Las Palmas #9                                             2,800      25%     02/28/06
  257        AMCC       Ikohe/Automan                                            29,265      58%     12/31/02
  258        GCFP       International Flower Exchange                            22,316      53%     11/14/15
  259        GCFP       Horizon Paint                                            24,022      80%     03/14/10
  260        AMCC       NAP                                                         NAP      NAP          NAP
  261        GCFP       NAP                                                         NAP      NAP          NAP
  262        AMCC       Wells Fargo                                               2,678      12%     04/30/01
  263        GCFP       Lamps Plus, Inc.                                         10,599      100%    12/31/05
  264        AMCC       NAP                                                         NAP      NAP          NAP
  265        AMCC       Comcast Cablevision                                      15,000      100%    10/14/15
  266        AMCC       HRH Insurance                                            10,300      53%     04/30/05
  267        GCFP       State of NV Employment Security                          13,680      19%     09/30/02
  268        AMCC       PVM                                                       2,874      15%     02/28/03
  269        GCFP       7 - Eleven                                                2,844      100%    12/31/15
  270        AMCC       Country Home                                              3,650      25%     04/30/02
  271        AMCC       Renaissance Entertainment LLC                             3,302      26%     12/31/02
  272        GCFP       NAP                                                         NAP      NAP          NAP
  273        AMCC       International House of Pancakes                          48,375      76%     12/31/13
  274        AMCC       Jiffy Lube International                                  1,856      20%     02/01/08
  275        AMCC       Nemesis Music                                            10,323      25%     06/30/03
  276        AMCC       NAP                                                         NAP      NAP          NAP
  277        AMCC       JoAnn's Fabrics                                          12,620      64%     10/14/10
  278        AMCC       Health South                                              2,800      28%     03/08/02
  279        AMCC       Blockbuster Video                                         6,400      52%     05/31/04
  280        AMCC       NAP                                                         NAP      NAP          NAP
  281        AMCC       NAP                                                         NAP      NAP          NAP
  282        AMCC       NAP                                                         NAP      NAP          NAP
  283        AMCC       Retail Auto Parts Store                                   7,034      100%    08/31/14

                                                                                         SECOND
                                                                                        LARGEST
                                                                    SECOND    SECOND      MAJOR
                                                                   LARGEST   LARGEST     TENANT
                                                                    MAJOR     MAJOR      LEASE
CONTROL    MORTGAGE                                                 TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER     SECOND LARGEST MAJOR TENANT                 NRSF      NRSF%      DATE
---------------------------------------------------------------------------------------------------
  229        SBRC        NAP                                           NAP      NAP          NAP
  230        SBRC        NAP                                           NAP      NAP          NAP
  231        GCFP        Rada Advertising                           10,547      27%     01/31/04
  232        SBRC        Family Dollar                               8,000      15%     06/01/07
  233        GCFP        NAP                                           NAP      NAP          NAP
  234        GCFP        NAP                                           NAP      NAP          NAP
  235        GCFP        NAP                                           NAP      NAP          NAP
  236        SBRC        NAP                                           NAP      NAP          NAP
  237        GCFP        NAP                                           NAP      NAP          NAP
  238        AMCC        Fidelity National Title Ins. Co.            3,531      14%     11/01/04
  239        AMCC        Jack Eckerd Corporation #2961               8,640      16%     03/16/11
  240        AMCC        Mission Hill                                7,970      30%     08/31/10
  241        AMCC        Windermere                                  1,625       8%     09/02/02

  242        AMCC        NAP                                           NAP      NAP          NAP
  243        GCFP        NAP                                           NAP      NAP          NAP
  244        GCFP        NAP                                           NAP      NAP          NAP
---------------------------------------------------------------------------------------------------
  245        GCFP
  245a                   Citizens Bank                               1,782      16%     05/31/04
  245b                   Motophoto                                   1,235      38%     01/31/06
---------------------------------------------------------------------------------------------------
  246        AMCC        NAP                                           NAP      NAP          NAP
  247        SBRC        Janson Cleaners                             2,000      13%     03/16/09
  248        GCFP        American Fin. Resources                     3,102      12%     04/30/02
  249        GCFP        NAP                                           NAP      NAP          NAP
  250        GCFP        NAP                                           NAP      NAP          NAP
  251        AMCC        Sharon's Sportswear                         8,240      20%     12/31/02
  252        SBRC        Allstate Appliance                          9,647      27%     07/31/02
  253        SBRC        Jackson Square Pharmacy                     1,026      20%     04/03/02
  254        GCFP        NAP                                           NAP      NAP          NAP
  255        AMCC        Sectran Armored Truck Services              6,538      18%     08/01/03
  256        AMCC        Executive Cleaners                          1,400      13%     08/31/05
  257        AMCC        KCI, Inc.                                   9,800      19%     09/30/03
  258        GCFP        Amaraflor International Corp.              20,000      47%     11/14/05
  259        GCFP        CRC Construction                            5,984      20%     07/31/13
  260        AMCC        NAP                                           NAP      NAP          NAP
  261        GCFP        NAP                                           NAP      NAP          NAP
  262        AMCC        7 - Eleven                                  2,560      12%     04/30/02
  263        GCFP        NAP                                           NAP      NAP          NAP
  264        AMCC        NAP                                           NAP      NAP          NAP
  265        AMCC        NAP                                           NAP      NAP          NAP
  266        AMCC        Alabama Psychiatric                         5,700      29%     08/31/04
  267        GCFP        Interstate Battery                          5,616       8%     06/30/01
  268        AMCC        Borden Sanderson                            2,000      11%     07/31/01
  269        GCFP        NAP                                           NAP      NAP          NAP
  270        AMCC        Jennifer Saver-Veterinary                   1,820      12%     10/31/09
  271        AMCC        Toluca Lake Chiropractic                    2,935      23%     05/31/06
  272        GCFP        NAP                                           NAP      NAP          NAP
  273        AMCC        Exxon Corporation                          15,625      24%     07/14/05
  274        AMCC        Glenwood Cleaners                           1,485      16%     01/31/03
  275        AMCC        Phoenix Corp.                               7,543      18%     09/30/02
  276        AMCC        NAP                                           NAP      NAP          NAP
  277        AMCC        Medical Mart                                6,030      30%     04/30/01
  278        AMCC        Market Place Escrow                         1,504      15%     10/31/02
  279        AMCC        Century 21 Homes                            3,600      29%     08/31/04
  280        AMCC        NAP                                           NAP      NAP          NAP
  281        AMCC        NAP                                           NAP      NAP          NAP
  282        AMCC        NAP                                           NAP      NAP          NAP
  283        AMCC        NAP                                           NAP      NAP          NAP

                                                                                   THIRD
                                                                                  LARGEST
                                                              THIRD     THIRD      MAJOR
                                                             LARGEST   LARGEST    TENANT
                                                               MAJOR     MAJOR     LEASE
CONTROL    MORTGAGE                                           TENANT    TENANT    MATURITY
NUMBER   LOAN SELLER       THIRD LARGEST MAJOR TENANT          NRSF      NRSF%      DATE
------------------------------------------------------------------------------------------
  229        SBRC          NAP                                   NAP      NAP         NAP
  230        SBRC          NAP                                   NAP      NAP         NAP
  231        GCFP          NAP                                   NAP      NAP         NAP
  232        SBRC          NAP                                   NAP      NAP         NAP
  233        GCFP          NAP                                   NAP      NAP         NAP
  234        GCFP          NAP                                   NAP      NAP         NAP
  235        GCFP          NAP                                   NAP      NAP         NAP
  236        SBRC          NAP                                   NAP      NAP         NAP
  237        GCFP          NAP                                   NAP      NAP         NAP
  238        AMCC          Remax Power Realty                  3,335      13%    03/01/05
  239        AMCC          NAP                                   NAP      NAP         NAP
  240        AMCC          Precision Rehabilitation            3,442      13%    09/04/05
  241        AMCC          NAP                                   NAP      NAP         NAP

  242        AMCC          NAP                                   NAP      NAP         NAP
  243        GCFP          NAP                                   NAP      NAP         NAP
  244        GCFP          NAP                                   NAP      NAP         NAP
------------------------------------------------------------------------------------------
  245        GCFP
  245a                     Conover & Company                   1,526      14%    09/14/01
  245b                     NAP                                   NAP      NAP         NAP
------------------------------------------------------------------------------------------
  246        AMCC          NAP                                   NAP      NAP         NAP
  247        SBRC          Veterinarian                        2,000      13%    03/16/09
  248        GCFP          NAP                                   NAP      NAP         NAP
  249        GCFP          NAP                                   NAP      NAP         NAP
  250        GCFP          NAP                                   NAP      NAP         NAP
  251        AMCC          New York Dept. of Motor Vehicles    7,976      20%    08/31/08
  252        SBRC          Carondelet Health                   8,059      22%    08/31/03
  253        SBRC          NAP                                   NAP      NAP         NAP
  254        GCFP          NAP                                   NAP      NAP         NAP
  255        AMCC          Universal Valve                     4,161      11%    06/01/02
  256        AMCC          SunCom                              1,400      13%    09/30/03
  257        AMCC          RTW, Inc.                           5,700      11%    10/31/01
  258        GCFP          NAP                                   NAP      NAP         NAP
  259        GCFP          NAP                                   NAP      NAP         NAP
  260        AMCC          NAP                                   NAP      NAP         NAP
  261        GCFP          NAP                                   NAP      NAP         NAP
  262        AMCC          Latino Immigration/Tax Service      2,421      11%    08/31/01
  263        GCFP          NAP                                   NAP      NAP         NAP
  264        AMCC          NAP                                   NAP      NAP         NAP
  265        AMCC          NAP                                   NAP      NAP         NAP
  266        AMCC          Transcontinental Title              3,611      18%    12/31/01
  267        GCFP          NAP                                   NAP      NAP         NAP
  268        AMCC          NAP                                   NAP      NAP         NAP
  269        GCFP          NAP                                   NAP      NAP         NAP
  270        AMCC          Akane Japanese                      1,679      11%    08/01/08
  271        AMCC          Calico World LLC                    2,860      22%    12/31/02
  272        GCFP          NAP                                   NAP      NAP         NAP
  273        AMCC          NAP                                   NAP      NAP         NAP
  274        AMCC          Glenwood Video                      1,375      14%    03/31/03
  275        AMCC          Balady Int'l                        7,212      18%    11/30/04
  276        AMCC          NAP                                   NAP      NAP         NAP
  277        AMCC          NAP                                   NAP      NAP         NAP
  278        AMCC          Snoh. Fireplace                     1,288      13%    11/19/03
  279        AMCC          NAP                                   NAP      NAP         NAP
  280        AMCC          NAP                                   NAP      NAP         NAP
  281        AMCC          NAP                                   NAP      NAP         NAP
  282        AMCC          NAP                                   NAP      NAP         NAP
  283        AMCC          NAP                                   NAP      NAP         NAP

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION

                                                                                   1998         1998 STATE-     1998 STATE-
 CONTROL     MORTGAGE                                                            STATEMENT      MENT NUMBER     MENT ENDING
 NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                                      TYPE          OF MONTHS          DATE
---------------------------------------------------------------------------------------------------------------------------------
    101        SBRC        Atrium at Highpoint                                   Full Year           12           12/31/98
    102        GCFP        Van Ness Post Centre                                  Full Year           12           12/31/98
    103        GCFP        90 William Street                                     Full Year           12           12/31/98
    104        GCFP        Ironwood Apartments                                      UAV             UAV             UAV
    105        AMCC        Savi Ranch Center                                        UAV             UAV             UAV
    106        GCFP        Union Square Marketplace Shopping Center              Full Year           12           12/31/98
    107        GCFP        Sterling Plaza Shopping Center                        Full Year           12           12/31/98
    108        GCFP        Metro Park                                               UAV             UAV             UAV
    109        SBRC        Plaza Gardens                                            UAV             UAV             UAV
    110        AMCC        400 Valley Road                                          UAV             UAV             UAV
    111        GCFP        Greenhouse Marketplace Shopping Center                Full Year           12           12/31/98
    112        AMCC        Dry Creek Medical Office Building                        UAV             UAV             UAV
    113        SBRC        Summit Ridge Business Park                               UAV             UAV             UAV
    114        AMCC        Fenton Marketplace                                       UAV             UAV             UAV
    115        SBRC        Crossroads Shopping Center                            Full Year           12           12/31/98
    116        SBRC        Westford Technology Park II                              UAV             UAV             UAV
    117        GCFP        Telephone Road Plaza                                  Full Year           12           12/31/98
    118        SBRC        95 Metcalf Square                                     Full Year           12           12/31/98
    119        SBRC        The Corporate Forum                                   Full Year           12           12/31/98
    120        SBRC        Coral Palm Plaza                                         UAV             UAV             UAV
    121        SBRC        Shaker Square Shopping Center                            UAV             UAV             UAV
    122        AMCC        Tucker Pointe Townhomes                               Full Year           12           12/31/98
    123        SBRC        Peninsula Storage Center                                 UAV             UAV             UAV
    124        GCFP        Washington Corners                                       UAV             UAV             UAV
    125        GCFP        Parkwood Plaza Shopping Center                           UAV             UAV             UAV
    126        SBRC        Bent Tree Apartments                                  Full Year           12           12/31/98
    127        GCFP        Quail Run                                             Full Year           12           12/31/98
    128        SBRC        1050 Wall Street West                                 Full Year           12           12/31/98
    129        SBRC        Shadow Ridge Apartments                               Full Year           12           12/31/98
    130        SBRC        270 Billerica Road                                    Full Year           12           12/31/98
    131        SBRC        Regency Park Plaza                                    Full Year           12           12/31/98
    132        SBRC        Farm Glen Executive Park                              Full Year           12           12/31/98
    133        GCFP        Vineyard Shopping Center                                 UAV             UAV             UAV
    134        SBRC        Annandale Gardens                                        UAV             UAV             UAV
    135        GCFP        Westfield Stop & Shop                                    UAV             UAV             UAV
    136        GCFP        La Paz Shopping Center                                Full Year           12           12/31/98
    137        GCFP        Midway Plaza                                          Full Year           12           12/31/98
    138        GCFP        4455-4461 West Vine Street                            Full Year           12           12/31/98
    139        GCFP        6600-6602 International Drive                         Full Year           12           12/31/98
    140        GCFP        390 North Moorpark Road                                  UAV             UAV             UAV
    141        SBRC        Bowles Village Shopping Center                           UAV             UAV             UAV
    142        SBRC        Orchard Hardware Plaza                                Full Year           12           12/31/98
    143        SBRC        Waldbaums Supermarket (A&P) - Lindenhurst, NY            UAV             UAV             UAV
    144        SBRC        6820 Shingle Creek Parkway                            Full Year           12           12/31/98
    145        SBRC        6840 Shingle Creek Parkway                            Full Year           12           12/31/98
    146        SBRC        Long Beach Corporate Square                              UAV             UAV             UAV
    147        GCFP        125 Middlesex Turnpike                                Full Year           12           12/31/98
    148        SBRC        Regents Walk                                         Annualized           10           12/31/98
    149        SBRC        Waldbaums Supermarket (A&P) - Huntington, NY             UAV             UAV             UAV
    150        SBRC        The Promenade Building                                Full Year           12           12/31/98
    151        SBRC        Mitchell Lofts                                           UAV             UAV             UAV
    152        GCFP        1212 Boston Post Road                                    UAV             UAV             UAV
    153        AMCC        Savon Drug & Office Depot                                UAV             UAV             UAV
    154        SBRC        Landmark Entertainment Building                          UAV             UAV             UAV
    155        AMCC        Hacienda Vallecitos Senior                               UAV             UAV             UAV
                           Apartments
    156        SBRC        A&P Supermarket - Howard                                 UAV             UAV             UAV
                           Beach, NY
    157        SBRC        Maxwell Village Shopping Center                       Full Year           12           12/31/98
    158        AMCC        Downtowner Office Building                               UAV             UAV             UAV
    159        SBRC        Woodview Apartments                                      UAV             UAV             UAV
    160        SBRC        275 Dan Road                                             UAV             UAV             UAV
    161        SBRC        Los Gatos Professional Building                       Full Year           12           12/31/98
    162        GCFP        Candlewood Suites - Dallas Market Center                 UAV             UAV             UAV
    163        SBRC        Shady Oak I                                           Full Year           12           12/31/98
    164        SBRC        Golden Valley II                                      Full Year           12           12/31/98

                                                                                                1999           1999 STATE-
 CONTROL     MORTGAGE          1998                                            1998 NOI       STATEMENT        MENT NUMBER
 NUMBER     LOAN SELLER       REVENUES      1998 EXPENSES       1998 NOI        DSCR            TYPE           OF MONTHS
-----------------------------------------------------------------------------------------------------------------------------
    101        SBRC           3,953,904        1,737,908        2,215,996       1.21          Full Year           12
    102        GCFP           1,739,183          544,859        1,194,324       0.76          Full Year           12
    103        GCFP           2,746,040        1,406,208        1,339,832       0.80          Full Year           12
    104        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    105        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    106        GCFP           2,724,255          834,968        1,889,287       1.45          Full Year           12
    107        GCFP           1,797,932          635,286        1,162,646       0.90          Full Year           12
    108        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    109        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    110        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    111        GCFP           1,670,832          424,723        1,246,109       1.11          Full Year           12
    112        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    113        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    114        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    115        SBRC           1,961,023          307,177        1,653,846       1.58          Full Year           12
    116        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    117        GCFP           1,978,548          555,194        1,423,354       1.33          Full Year           12
    118        SBRC           2,871,603        1,009,871        1,861,732       1.75          Full Year           12
    119        SBRC           1,890,602          786,355        1,104,247       1.22         Annualized            6
    120        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    121        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    122        AMCC             331,462          125,501          205,961       0.26          Full Year           12
    123        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    124        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    125        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    126        SBRC           1,787,583          663,282        1,124,301       1.33         Annualized          11.5
    127        GCFP           1,355,714          469,601          886,113       1.20          Full Year           12
    128        SBRC           1,878,735          908,224          970,511       1.30          Full Year           12
    129        SBRC           1,729,492          706,191        1,023,301       1.33          Full Year           12
    130        SBRC             593,496          128,868          464,628       0.59          Full Year           12
    131        SBRC           1,374,734          281,799        1,092,935       1.43          Full Year           12
    132        SBRC           1,911,467          780,647        1,130,820       1.47          Full Year           12
    133        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    134        SBRC                 UAV              UAV              UAV        UAV          Full Year           12
    135        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    136        GCFP           1,409,776          323,897        1,085,879       1.60          Full Year           12
    137        GCFP             196,321           60,667          135,654       0.73          Full Year           12
    138        GCFP             220,127           33,894          186,233       0.73          Full Year           12
    139        GCFP             232,758           25,965          206,793       0.73          Full Year           12
    140        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    141        SBRC                 UAV              UAV              UAV        UAV          Full Year           12
    142        SBRC           1,124,831          362,166          762,665       1.21          Full Year           12
    143        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    144        SBRC             817,538          384,054          433,484       1.21          Full Year           12
    145        SBRC             628,461          295,231          333,230       1.21          Full Year           12
    146        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    147        GCFP           1,012,751           42,686          970,065       1.56          Full Year           12
    148        SBRC           1,166,882          513,509          653,373       0.96          Full Year           12
    149        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    150        SBRC           1,024,628          314,486          710,142       1.19          Full Year           12
    151        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    152        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    153        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    154        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    155        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV

    156        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV

    157        SBRC           1,143,699          295,437          848,262       1.55          Full Year           12
    158        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    159        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    160        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    161        SBRC           1,204,305          340,454          863,851       1.70          Full Year           12
    162        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    163        SBRC             489,675          179,256          310,419       1.12          Full Year           12
    164        SBRC             486,757          226,526          260,231       1.12          Full Year           12

                              1999 STATEM-
 CONTROL     MORTGAGE          ENT ENDING           1999                                            1999 NOI
 NUMBER     LOAN SELLER          DATE            REVENUES       1999 EXPENSES        1999 NOI         DSCR
-------------------------------------------------------------------------------------------------------------
    101        SBRC            12/31/99          4,886,402         1,871,987        3,014,415         1.65
    102        GCFP            12/31/99          2,250,502           574,328        1,676,174         1.07
    103        GCFP            12/31/99          3,053,382         1,671,605        1,381,777         0.83
    104        GCFP              UAV                   UAV               UAV              UAV          UAV
    105        AMCC              UAV                   UAV               UAV              UAV          UAV
    106        GCFP            12/31/99          2,861,245           789,057        2,072,188         1.59
    107        GCFP            12/31/99          2,322,391           542,357        1,780,034         1.38
    108        GCFP              UAV                   UAV               UAV              UAV          UAV
    109        SBRC              UAV                   UAV               UAV              UAV          UAV
    110        AMCC              UAV                   UAV               UAV              UAV          UAV
    111        GCFP            12/31/99          1,744,854           462,584        1,282,270         1.15
    112        AMCC              UAV                   UAV               UAV              UAV          UAV
    113        SBRC              UAV                   UAV               UAV              UAV          UAV
    114        AMCC              UAV                   UAV               UAV              UAV          UAV
    115        SBRC            12/31/99          1,708,959           351,694        1,357,264         1.30
    116        SBRC              UAV                   UAV               UAV              UAV          UAV
    117        GCFP            12/31/99          2,117,396           650,437        1,466,959         1.37
    118        SBRC            12/31/99          2,946,628         1,094,350        1,852,278         1.74
    119        SBRC            06/30/99          2,152,726         1,069,426        1,083,300         1.19
    120        SBRC              UAV                   UAV               UAV              UAV          UAV
    121        SBRC              UAV                   UAV               UAV              UAV          UAV
    122        AMCC            12/31/99            884,877           279,272          605,605         0.78
    123        SBRC              UAV                   UAV               UAV              UAV          UAV
    124        GCFP            12/31/99          1,089,891            75,777        1,014,114         1.35
    125        GCFP            12/31/99            371,236            91,153          280,083         0.36
    126        SBRC            12/15/99          1,754,398           784,357          970,041         1.15
    127        GCFP            12/31/99          1,483,698           466,321        1,017,377         1.38
    128        SBRC            12/31/99          1,956,461           863,328        1,093,133         1.46
    129        SBRC            12/31/99          1,753,230           783,471          969,759         1.26
    130        SBRC            12/31/99            600,310           148,052          452,258         0.57
    131        SBRC            12/31/99          1,474,815           283,672        1,191,143         1.56
    132        SBRC            12/31/99          1,976,697           811,615        1,165,082         1.52
    133        GCFP            12/31/99          1,163,891           233,546          930,345         1.32
    134        SBRC            12/31/99            868,058           364,299          503,759         0.67
    135        GCFP              UAV                   UAV               UAV              UAV          UAV
    136        GCFP            12/31/99          1,429,635           325,008        1,104,627         1.63
    137        GCFP            12/31/99            505,506            83,079          422,427         1.24
    138        GCFP            12/31/99            273,097            53,044          220,053         1.24
    139        GCFP            12/31/99            276,842            29,030          247,812         1.24
    140        GCFP              UAV                   UAV               UAV              UAV          UAV
    141        SBRC            12/31/99            721,368           209,572          511,796         0.70
    142        SBRC            12/31/99          1,250,321           369,327          880,994         1.40
    143        SBRC              UAV                   UAV               UAV              UAV          UAV
    144        SBRC            12/31/99            934,538           361,824          572,714         1.60
    145        SBRC            12/31/99            718,402           278,142          440,260         1.60
    146        SBRC              UAV                   UAV               UAV              UAV          UAV
    147        GCFP            12/31/99          1,014,012            35,858          978,154         1.58
    148        SBRC            12/31/99          1,298,227           559,861          738,366         1.08
    149        SBRC              UAV                   UAV               UAV              UAV          UAV
    150        SBRC            12/31/99            793,647           302,555          491,092         0.82
    151        SBRC              UAV                   UAV               UAV              UAV          UAV
    152        GCFP            12/31/99            803,920           202,599          601,321         0.93
    153        AMCC              UAV                   UAV               UAV              UAV          UAV
    154        SBRC              UAV                   UAV               UAV              UAV          UAV
    155        AMCC              UAV                   UAV               UAV              UAV          UAV

    156        SBRC              UAV                   UAV               UAV              UAV          UAV

    157        SBRC            12/31/99          1,163,434           277,645          885,789         1.62
    158        AMCC              UAV                   UAV               UAV              UAV          UAV
    159        SBRC              UAV                   UAV               UAV              UAV          UAV
    160        SBRC              UAV                   UAV               UAV              UAV          UAV
    161        SBRC            12/31/99          1,204,306           359,961          844,345         1.67
    162        GCFP            12/31/99          2,347,966         1,295,127        1,052,839         1.71
    163        SBRC            12/31/99            631,863           179,740          452,123         1.42
    164        SBRC            12/31/99            483,883           211,652          272,231         1.42

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION


                                                                                   1998         1998 STATE-     1998 STATE-
 CONTROL     MORTGAGE                                                            STATEMENT      MENT NUMBER     MENT ENDING
 NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                                      TYPE          OF MONTHS          DATE
---------------------------------------------------------------------------------------------------------------------------------
    165        SBRC        A&P Supermarket - Silver Spring                          UAV             UAV             UAV
    166        GCFP        Mountain View Plaza                                      UAV             UAV             UAV
    167        GCFP        Crowne Plaza Dayton                                   Full Year           12           12/31/98
    168        SBRC        764 Miami Circle                                      Full Year           12           12/31/98
    169        SBRC        Sagepointe Center                                     Full Year           12           12/31/98
    170        SBRC        705 Westech Office Building                              UAV             UAV             UAV
    171        SBRC        A&P Supermarket - Hoboken, NJ                            UAV             UAV             UAV
    172        GCFP        Century Office Building                                  UAV             UAV             UAV
    173        SBRC        2282-2286 Broadway                                    Full Year           12           12/31/98
    174        GCFP        EXECUCENTER                                           Full Year           12           12/31/98
    175        SBRC        Sheridan Park Apartments                              Full Year           12           12/31/98
    176        AMCC        Gart Sports                                              UAV             UAV             UAV
    177        AMCC        Park Place Apartments                                 Full Year           12           12/31/98
    178        AMCC        Hilby Station Apartments                                 UAV             UAV             UAV
    179        SBRC        11511 Katy Freeway                                    Full Year           12           12/31/98
    180        SBRC        PharmaResearch Office Building                           UAV             UAV             UAV
    181        SBRC        151 West Street                                          UAV             UAV             UAV
    182        AMCC        Rivercrest Apartments                                    UAV             UAV             UAV
    183        SBRC        Sunrise Pointe Apartments                                UAV             UAV             UAV
    184        AMCC        Cascade Woods Apartments                                 UAV             UAV             UAV
    185        SBRC        Fresh Fields Supermarket (A&P) - Ocean City, NJ          UAV             UAV             UAV
    186        SBRC        Deer Valley Marketplace                                  UAV             UAV             UAV
    187        AMCC        Best Buy - Jacksonville                                  UAV             UAV             UAV
    188        SBRC        Wilburton Office Building                                UAV             UAV             UAV
    189        GCFP        North Melrose Self Storage                               UAV             UAV             UAV
    190        GCFP        Menlo Office Buildings                                   UAV             UAV             UAV
    191        AMCC        Amber Fields Apartments                                  UAV             UAV             UAV
    192        AMCC        Reservoir Distribution Center                            UAV             UAV             UAV
    193        AMCC        Rancho San Diego Business Park                        Full Year           12           12/31/98
    194        SBRC        Foxborough Business Park                              Full Year           12           12/31/98
    195        SBRC        1178 Sonora Court                                        UAV             UAV             UAV
    196        AMCC        Sandia Plaza                                             UAV             UAV             UAV
    197        GCFP        Madison Crossing Shopping Center                         UAV             UAV             UAV
    198        GCFP        645-655 Massachusetts Avenue,                         Full Year           12           12/31/98
                           10-50 Prospect Street, and
                           112-116 Bishop Allen Drive
    199        GCFP        Gateway Business Park Building D                         UAV             UAV             UAV
    200        SBRC        Woodside Park Apartments                              Full Year           12           12/31/98
    201        AMCC        1400 Manhattan Warehouse Building                        UAV             UAV             UAV
    202        SBRC        Nashville Commons Shopping Center                        UAV             UAV             UAV
    203        SBRC        10 Talcott Notch                                      Full Year           12           12/31/98
    204        GCFP        Cherry Creek 24 Hour Fitness Facility                    UAV             UAV             UAV
    205        GCFP        Raymour & Flanigan Shopping Center                    Full Year           12           12/31/98
    206        GCFP        33 Las Colinas Lane                                      UAV             UAV             UAV
    207        SBRC        Village Crossing Shopping Center                         UAV              12           12/31/98
    208        GCFP        4015 Medina Road                                         UAV             UAV             UAV
    209        SBRC        34-40 West 65th Street                                Full Year           12           12/31/98
    210        GCFP        7930 Belt Line Road                                      UAV             UAV             UAV
    211        AMCC        Hempstead Distribution Center                            UAV             UAV             UAV
    212        SBRC        Crossroads West Apartments                            Full Year           12           12/31/98
    213        SBRC        Hilltop Apartments                                       UAV             UAV             UAV
    214        GCFP        Ramada Limited - Northville                           Full Year           12           12/31/98
    215        SBRC        Woodcrest Mobile Home Estates                         Full Year           12           12/31/98
    216        SBRC        241 Peachtree Street                                     UAV             UAV             UAV
    217        SBRC        Tech Surgical Center                                     UAV             UAV             UAV
    218        SBRC        Waldbaums Supermarket (A&P) -                            UAV             UAV             UAV
                           Valley Stream, NY
    219        AMCC        Center Trust Building                                    UAV             UAV             UAV
    220        GCFP        Summit Square Shopping Center                            UAV             UAV             UAV
    221        SBRC        Marmalade Square Apartments                           Full Year           12           12/31/98
    222        GCFP        Livermore Gateway Business Park                          UAV             UAV             UAV
    223        GCFP        668 Stillwater Avenue                                    UAV             UAV             UAV
    224        GCFP        Charleston Buffalo Plaza                                 UAV             UAV             UAV
    225        SBRC        Harbor Center                                         Full Year           12           12/31/98
    226        AMCC        Boise Cascade Building                                Full Year           12           12/31/98
    227        GCFP        5705 Johnston Street                                     UAV             UAV             UAV
    228        GCFP        11114-11120 West Broad Street                            UAV             UAV             UAV

                                                                                                1999           1999 STATE-
 CONTROL     MORTGAGE          1998                                            1998 NOI       STATEMENT        MENT NUMBER
 NUMBER     LOAN SELLER       REVENUES      1998 EXPENSES       1998 NOI        DSCR            TYPE           OF MONTHS
-----------------------------------------------------------------------------------------------------------------------------
    165        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    166        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    167        GCFP           7,075,087        5,658,698        1,416,389       2.49          Full Year           12
    168        SBRC             642,464          268,805          373,659       0.78          Full Year           12
    169        SBRC             906,509          208,339          698,170       1.35          Full Year           12
    170        SBRC                 UAV              UAV              UAV        UAV         Annualized            7
    171        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    172        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    173        SBRC             624,699          123,965          500,734       1.11          Full Year           12
    174        GCFP             847,660          284,808          562,852       1.24          Full Year           12
    175        SBRC             864,045          270,298          593,747       1.28          Full Year           12
    176        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    177        AMCC           1,140,938          468,771          672,167       1.58          Full Year           12
    178        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    179        SBRC             943,241          449,604          493,637       1.08         Trailing 12          12
    180        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    181        SBRC                 UAV              UAV              UAV        UAV          Full Year           12
    182        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    183        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    184        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    185        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    186        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    187        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    188        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    189        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    190        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    191        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    192        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    193        AMCC             665,803          120,265          545,538       1.51          Full Year           12
    194        SBRC             573,888          192,656          381,232       1.06          Full Year           12
    195        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    196        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    197        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    198        GCFP             535,387          116,214          419,173       1.21          Full Year           12


    199        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    200        SBRC             711,140          286,468          424,672       1.20         Annualized            8
    201        AMCC                 UAV              UAV              UAV        UAV         Annualized            9
    202        SBRC                 UAV              UAV              UAV        UAV          Full Year           12
    203        SBRC             728,779          343,774          385,005       1.12          Full Year           12
    204        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    205        GCFP             575,627          117,207          458,420       1.48          Full Year           12
    206        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    207        SBRC             399,093           17,913          381,180       1.18          Full Year           12
    208        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    209        SBRC             532,502          227,342          305,160       1.08          Full Year           12
    210        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    211        AMCC                 UAV              UAV              UAV        UAV          Full Year           12
    212        SBRC             958,072          453,532          504,540       1.61          Full Year           12
    213        SBRC                 UAV              UAV              UAV        UAV          Full Year           12
    214        GCFP           1,479,943        1,031,126          448,817       1.28          Full Year           12
    215        SBRC             479,346          154,934          324,412       1.20          Full Year           12
    216        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    217        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    218        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV

    219        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    220        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    221        SBRC             326,737          145,349          181,388       0.68          Full Year           12
    222        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    223        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    224        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    225        SBRC           1,252,753          760,181          492,572       1.80          Full Year           12
    226        AMCC             604,896          113,555          491,341       2.02          Full Year           12
    227        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    228        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV

                              1999 STATEM-
 CONTROL     MORTGAGE          ENT ENDING           1999                                             1999 NOI
 NUMBER     LOAN SELLER          DATE            REVENUES       1999 EXPENSES        1999 NOI          DSCR
--------------------------------------------------------------------------------------------------------------
    165        SBRC              UAV                   UAV               UAV              UAV           UAV
    166        GCFP            12/31/99            533,986            74,027          459,959          0.87
    167        GCFP            12/31/99          6,793,939         5,821,243          972,696          1.71
    168        SBRC            12/31/99            833,681           343,864          489,817          1.02
    169        SBRC            12/31/99            846,079           220,720          625,359          1.21
    170        SBRC            12/31/99          1,044,998           636,268          408,730          0.86
    171        SBRC              UAV                   UAV               UAV              UAV           UAV
    172        GCFP              UAV                   UAV               UAV              UAV           UAV
    173        SBRC            12/31/99            683,334           137,947          545,387          1.21
    174        GCFP            12/31/99            905,652           278,905          626,747          1.38
    175        SBRC            12/31/99            888,855           418,669          470,186          1.02
    176        AMCC              UAV                   UAV               UAV              UAV           UAV
    177        AMCC            12/31/99          1,075,997           515,700          560,297          1.32
    178        AMCC              UAV                   UAV               UAV              UAV           UAV
    179        SBRC            11/30/99          1,121,031           574,375          546,656          1.20
    180        SBRC              UAV                   UAV               UAV              UAV           UAV
    181        SBRC            12/31/99            529,720           243,870          285,850          0.65
    182        AMCC              UAV                   UAV               UAV              UAV           UAV
    183        SBRC              UAV                   UAV               UAV              UAV           UAV
    184        AMCC              UAV                   UAV               UAV              UAV           UAV
    185        SBRC              UAV                   UAV               UAV              UAV           UAV
    186        SBRC              UAV                   UAV               UAV              UAV           UAV
    187        AMCC              UAV                   UAV               UAV              UAV           UAV
    188        SBRC              UAV                   UAV               UAV              UAV           UAV
    189        GCFP              UAV                   UAV               UAV              UAV           UAV
    190        GCFP              UAV                   UAV               UAV              UAV           UAV
    191        AMCC              UAV                   UAV               UAV              UAV           UAV
    192        AMCC              UAV                   UAV               UAV              UAV           UAV
    193        AMCC            12/31/99            671,922           126,220          545,702          1.51
    194        SBRC            12/31/99            759,079           172,436          586,643          1.63
    195        SBRC              UAV                   UAV               UAV              UAV           UAV
    196        AMCC              UAV                   UAV               UAV              UAV           UAV
    197        GCFP              UAV                   UAV               UAV              UAV           UAV
    198        GCFP            12/31/99            630,601           133,796          496,805          1.43


    199        GCFP              UAV                   UAV               UAV              UAV           UAV
    200        SBRC            08/31/99            718,668           220,070          498,598          1.41
    201        AMCC            12/31/99            382,192            76,379          305,813          0.87
    202        SBRC            12/31/99            418,198            87,749          330,449          0.94
    203        SBRC            12/31/99            746,696           301,757          444,939          1.29
    204        GCFP              UAV                   UAV               UAV              UAV           UAV
    205        GCFP            12/31/99            643,441           169,916          473,525          1.53
    206        GCFP              UAV                   UAV               UAV              UAV           UAV
    207        SBRC            12/31/99            469,533           106,336          363,197          1.13
    208        GCFP              UAV                   UAV               UAV              UAV           UAV
    209        SBRC            12/31/99            585,507           210,613          374,894          1.33
    210        GCFP              UAV                   UAV               UAV              UAV           UAV
    211        AMCC            12/31/99            256,439            54,626          201,813          0.69
    212        SBRC            12/31/99          1,063,847           476,475          587,372          1.88
    213        SBRC            12/31/99            768,600           341,225          427,375          1.55
    214        GCFP            12/31/99          1,571,163           855,333          715,830          2.05
    215        SBRC            12/31/99            504,525           172,951          331,574          1.23
    216        SBRC              UAV                   UAV               UAV              UAV           UAV
    217        SBRC              UAV                   UAV               UAV              UAV           UAV
    218        SBRC              UAV                   UAV               UAV              UAV           UAV

    219        AMCC              UAV                   UAV               UAV              UAV           UAV
    220        GCFP              UAV                   UAV               UAV              UAV           UAV
    221        SBRC            12/31/99            421,517           208,910          212,607          0.80
    222        GCFP              UAV                   UAV               UAV              UAV           UAV
    223        GCFP              UAV                   UAV               UAV              UAV           UAV
    224        GCFP            12/31/99            236,178            68,578          167,600          0.63
    225        SBRC            12/31/99          1,262,768           781,233          481,535          1.76
    226        AMCC            12/31/99            571,848           119,202          452,646          1.86
    227        GCFP              UAV                   UAV               UAV              UAV           UAV
    228        GCFP              UAV                   UAV               UAV              UAV           UAV

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION

                                                                                   1998         1998 STATE-     1998 STATE-
 CONTROL     MORTGAGE                                                            STATEMENT      MENT NUMBER     MENT ENDING
 NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                                      TYPE          OF MONTHS          DATE
--------------------------------------------------------------------------------------------------------------------------------
    229        SBRC        33 Upton Drive                                           UAV             UAV             UAV
    230        SBRC        Park Villa Apartments                                Trailing 12          12           8/31/98
    231        GCFP        372 West Ontario Building                             Full Year           12           12/31/98
    232        SBRC        White Pine Shopping Center                            Full Year           12           12/31/98
    233        GCFP        Eckerd Drugstore                                         UAV             UAV             UAV
    234        GCFP        Eckerd Waldorf                                           UAV             UAV             UAV
    235        GCFP        1000 North Jefferson Street                              UAV             UAV             UAV
    236        SBRC        Continental Apartments                                Full Year           12           12/31/98
    237        GCFP        7537 West Thomas Road                                    UAV             UAV             UAV
    238        AMCC        East Valley (aka Greenfield) Business Center             UAV             UAV             UAV
    239        AMCC        Lanier Commons Shopping Center                        Full Year           12           12/31/98
    240        AMCC        Shawnee Medical Office                                   UAV             UAV             UAV
    241        AMCC        Stanwood/Camano Village                                  UAV             UAV             UAV
                           Professional Center
    242        AMCC        Office Depot                                             UAV             UAV             UAV
    243        GCFP        100 DeVilbiss Drive                                      UAV             UAV             UAV
    244        GCFP        Palm Crest Apartments                                    UAV             UAV             UAV
--------------------------------------------------------------------------------------------------------------------------------
    245        GCFP        Newton & Wellesley Portfolio
   245a                    571 Washington Street                                 Full Year           12           12/31/98
   245b                    739 Beacon Street                                     Full Year           12           12/31/98
--------------------------------------------------------------------------------------------------------------------------------
    246        AMCC        Shelton Park Apartments                               Full Year           12           12/31/98
    247        SBRC        Tatum Ranch Center                                       UAV             UAV             UAV
    248        GCFP        1516 East Bethany Home Road                              UAV             UAV             UAV
    249        GCFP        Wynnton Apartments                                    Full Year           12           12/31/98
    250        GCFP        AA Access Self Storage                                Full Year           12           12/31/98
    251        AMCC        80 Smith Street                                       Full Year           12           12/31/98
    252        SBRC        Park at Palmdale                                      Full Year           12           12/31/98
    253        SBRC        302 West 12th Street                                  Full Year           12           12/31/98
    254        GCFP        Ashley Diane and Woodlawn Apartments                  Full Year           12           12/31/98
    255        AMCC        Orangewood Industrial                                    UAV             UAV             UAV
    256        AMCC        Trace Creek Shopping Center                              UAV             UAV             UAV
    257        AMCC        19 Industrial Avenue                                  Full Year           12           12/31/98
    258        GCFP        2980 Northwest 74th Avenue                               UAV             UAV             UAV
    259        GCFP        Baumann Industrial Plaza                                 UAV             UAV             UAV
    260        AMCC        Randall Ridge Apartments                              Full Year           12           12/31/98
    261        GCFP        San Jacinto Manor                                     Full Year           12           12/31/98
    262        AMCC        Maywood Retail Center                                 Full Year           12           12/31/98
    263        GCFP        Lamps Plus                                            Full Year           12           12/31/98
    264        AMCC        Jackson Square Apartments                                UAV             UAV             UAV
    265        AMCC        Comcast Facility                                         UAV             UAV             UAV
    266        AMCC        Montlimar Square Office Building                      Full Year           12           12/31/98
    267        GCFP        5th Street Center                                     Full Year           12           12/31/98
    268        AMCC        Grant Road Place                                      Full Year           12           12/31/98
    269        GCFP        4101 Calloway Drive                                      UAV             UAV             UAV
    270        AMCC        2201-2221 Hillside Avenue                             Full Year           12           12/31/98
    271        AMCC        10200 Riverside Drive Office Building                 Full Year           12           12/31/98
    272        GCFP        Market Street Apartments                              Full Year           12           12/31/98
    273        AMCC        Exxon/ IHOP                                           Full Year           12           12/31/98
    274        AMCC        Glenwood Plaza                                        Full Year           12           12/31/98
    275        AMCC        Oceanside Industrial                                  Full Year           12           12/31/98
    276        AMCC        Jewell Street Apartments                                 UAV             UAV             UAV
    277        AMCC        Yellowstone Shopping Center                          Annualized           8            8/31/98
    278        AMCC        Panther Square                                       Annualized           11           12/31/98
    279        AMCC        Goose Creek Shopping Center                           Full Year           12           12/31/98
    280        AMCC        La Sabre Apartments                                   Full Year           12           12/31/98
    281        AMCC        Forrest Court Apartments                              Full Year           12           12/31/98
    282        AMCC        Hampton Court Apartments                              Full Year           12           12/31/98
    283        AMCC        Sierra Vista CSK Store                                   UAV             UAV             UAV

                                                                                                1999           1999 STATE-
 CONTROL     MORTGAGE           1998                                           1998 NOI       STATEMENT        MENT NUMBER
 NUMBER     LOAN SELLER       REVENUES      1998 EXPENSES       1998 NOI        DSCR            TYPE           OF MONTHS
-----------------------------------------------------------------------------------------------------------------------------
    229        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    230        SBRC             503,544          218,841          284,703       1.20         Trailing 12          12
    231        GCFP             494,098          299,901          194,197       0.79          Full Year           12
    232        SBRC             299,206           43,910          255,296       1.02         Annualized           11
    233        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    234        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    235        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    236        SBRC             629,556          400,058          229,498       0.96          Full Year           12
    237        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    238        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    239        AMCC             460,050           98,986          361,064       1.76          Full Year           12
    240        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    241        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV

    242        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    243        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    244        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
-----------------------------------------------------------------------------------------------------------------------------
    245        GCFP                                               265,858       1.49
   245a                         204,700           60,286          144,414                     Full Year           12
   245b                         164,504           43,060          121,444                     Full Year           12
-----------------------------------------------------------------------------------------------------------------------------
    246        AMCC             485,009          196,174          288,835       1.68          Full Year           12
    247        SBRC                 UAV              UAV              UAV        UAV             UAV              UAV
    248        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    249        GCFP             376,628          158,202          218,426       1.33          Full Year           12
    250        GCFP             138,453           20,369          118,084       0.74          Full Year           12
    251        AMCC             181,017           86,789           94,228       0.59          Full Year           12
    252        SBRC             267,044           95,680          171,364       1.08         Annualized           11
    253        SBRC             186,548           83,814          102,734       0.73          Full Year           12
    254        GCFP             259,418           66,644          192,774       1.32          Full Year           12
    255        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    256        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    257        AMCC             338,989          102,146          236,843       1.64          Full Year           12
    258        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    259        GCFP                 UAV              UAV              UAV        UAV          Full Year           12
    260        AMCC             258,443           82,960          175,483       1.29          Full Year           12
    261        GCFP           3,728,933        2,973,539          755,394       5.68          Full Year           12
    262        AMCC             393,124           50,913          342,211       3.09          Full Year           12
    263        GCFP             286,783           14,005          272,778       2.45          Full Year           12
    264        AMCC                 UAV              UAV              UAV        UAV          Full Year           12
    265        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV
    266        AMCC             150,416           73,745           76,671       0.69          Full Year           12
    267        GCFP             264,538           96,646          167,892       1.45          Full Year           12
    268        AMCC             246,786           85,379          161,407       1.49          Full Year           12
    269        GCFP                 UAV              UAV              UAV        UAV             UAV              UAV
    270        AMCC             340,357          106,255          234,102       2.20          Full Year           12
    271        AMCC             264,322           72,107          192,215       1.92          Full Year           12
    272        GCFP             166,944           57,407          109,537       1.39          Full Year           12
    273        AMCC             153,400                0          153,400       1.55             UAV              UAV
    274        AMCC             250,159           99,479          150,680       1.64          Full Year           12
    275        AMCC             323,440          155,996          167,444       1.91          Full Year           12
    276        AMCC                 UAV              UAV              UAV        UAV          Full Year           12
    277        AMCC             150,110            8,286          141,824       2.00          Full Year           12
    278        AMCC             155,470           20,756          134,714       1.88          Full Year           12
    279        AMCC             166,997           49,681          117,316       1.68          Full Year           12
    280        AMCC             151,086          122,091           28,995       0.70          Full Year           12
    281        AMCC             221,098          121,311           99,787       1.81          Full Year           12
    282        AMCC             123,324           38,780           84,544       1.51          Full Year           12
    283        AMCC                 UAV              UAV              UAV        UAV             UAV              UAV

                            1999 STATEM-
 CONTROL     MORTGAGE        ENT ENDING           1999                                            1999 NOI
 NUMBER     LOAN SELLER        DATE            REVENUES       1999 EXPENSES        1999 NOI         DSCR
-----------------------------------------------------------------------------------------------------------
    229        SBRC            UAV                   UAV               UAV              UAV          UAV
    230        SBRC          08/31/99            548,638           266,082          282,556         1.19
    231        GCFP          12/31/99            632,383           328,448          303,935         1.24
    232        SBRC          12/31/99            308,628            31,197          277,431         1.10
    233        GCFP            UAV                   UAV               UAV              UAV          UAV
    234        GCFP            UAV                   UAV               UAV              UAV          UAV
    235        GCFP            UAV                   UAV               UAV              UAV          UAV
    236        SBRC          12/31/99            641,124           396,206          244,918         1.03
    237        GCFP            UAV                   UAV               UAV              UAV          UAV
    238        AMCC            UAV                   UAV               UAV              UAV          UAV
    239        AMCC          12/31/99            465,843            95,882          369,961         1.80
    240        AMCC            UAV                   UAV               UAV              UAV          UAV
    241        AMCC            UAV                   UAV               UAV              UAV          UAV

    242        AMCC            UAV                   UAV               UAV              UAV          UAV
    243        GCFP            UAV                   UAV               UAV              UAV          UAV
    244        GCFP            UAV                   UAV               UAV              UAV          UAV
-------------------------------------------------------------------------------------------------------------
    245        GCFP                                                                 270,361         1.52
   245a                      12/31/99            225,331            68,721          156,610
   245b                      12/31/99            158,454            44,703          113,751
-------------------------------------------------------------------------------------------------------------
    246        AMCC          12/31/99            488,561           215,448          273,113         1.59
    247        SBRC            UAV                   UAV               UAV              UAV          UAV
    248        GCFP          12/31/99            363,988           165,229          198,759         1.07
    249        GCFP          12/31/99            389,267           171,958          217,309         1.33
    250        GCFP          12/31/99            297,737            82,451          215,286         1.35
    251        AMCC          12/31/99            344,649           104,762          239,887         1.51
    252        SBRC          11/30/99            309,395           103,780          205,615         1.29
    253        SBRC          12/31/99            222,656            89,071          133,585         0.96
    254        GCFP          12/31/99            287,709            79,223          208,486         1.43
    255        AMCC            UAV                   UAV               UAV              UAV          UAV
    256        AMCC            UAV                   UAV               UAV              UAV          UAV
    257        AMCC          12/31/99            348,035           115,490          232,545         1.61
    258        GCFP            UAV                   UAV               UAV              UAV          UAV
    259        GCFP          12/31/99            123,441            33,017           90,424         0.73
    260        AMCC          12/31/99            273,591           118,459          155,132         1.14
    261        GCFP          12/31/99          3,323,128         2,482,523          840,605         6.32
    262        AMCC          12/31/99            401,408            50,476          350,932         3.17
    263        GCFP          12/31/99            289,971            16,894          273,077         2.45
    264        AMCC          12/15/99            318,449           179,332          139,117         1.26
    265        AMCC            UAV                   UAV               UAV              UAV          UAV
    266        AMCC          12/31/99            210,492            81,283          129,209         1.17
    267        GCFP          12/31/99            264,278            89,045          175,233         1.51
    268        AMCC          12/31/99            262,448            97,454          164,994         1.52
    269        GCFP            UAV                   UAV               UAV              UAV          UAV
    270        AMCC          12/31/99            319,328           100,450          218,878         2.05
    271        AMCC          12/31/99            298,202            59,509          238,693         2.38
    272        GCFP          12/31/99            178,699            61,560          117,139         1.49
    273        AMCC            UAV                   UAV               UAV              UAV          UAV
    274        AMCC          12/31/99            240,372           116,163          124,209         1.35
    275        AMCC          12/31/99            336,716           185,221          151,495         1.73
    276        AMCC          12/31/99            121,310            26,024           95,286         1.22
    277        AMCC          12/31/99            148,954            10,806          138,148         1.95
    278        AMCC          12/31/99            159,902            22,839          137,063         1.91
    279        AMCC          12/31/99            153,823            46,434          107,389         1.54
    280        AMCC          12/31/99            150,611            93,475           57,136         1.37
    281        AMCC          12/31/99            235,831           152,342           83,489         1.51
    282        AMCC          12/31/99            124,459            63,129           61,330         1.09
    283        AMCC            UAV                   UAV               UAV              UAV          UAV

       MORTAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION


 CONTROL    MORTGAGE                                                           2000            2000 STATEMENT       2000 STATEMENT
 NUMBER    LOAN SELLER              LOAN / PROPERTY NAME                   STATEMENT TYPE     NUMBER OF MONTHS       ENDING DATE
-----------------------------------------------------------------------------------------------------------------------------------
   101        SBRC      Atrium at Highpoint                                  Annualized              11                 11/30/00
   102        GCFP      Van Ness Post Centre                                 Full Year               12                 12/31/00
   103        GCFP      90 William Street                                    Full Year               12                 12/31/00
   104        GCFP      Ironwood Apartments                                  Full Year               12                 12/31/00
   105        AMCC      Savi Ranch Center                                    Full Year               12                 12/31/00
   106        GCFP      Union Square Marketplace Shopping Center             Full Year               12                 12/30/00
   107        GCFP      Sterling Plaza Shopping Center                       Full Year               12                 12/31/00
   108        GCFP      Metro Park                                              UAV                 UAV                   UAV
   109        SBRC      Plaza Gardens                                           UAV                 UAV                   UAV
   110        AMCC      400 Valley Road                                         UAV                 UAV                   UAV
   111        GCFP      Greenhouse Marketplace Shopping Center               Full Year               12                 12/31/00
   112        AMCC      Dry Creek Medical Office Building                       UAV                 UAV                   UAV
   113        SBRC      Summit Ridge Business Park                              UAV                 UAV                   UAV
   114        AMCC      Fenton Marketplace                                      UAV                 UAV                   UAV
   115        SBRC      Crossroads Shopping Center                           Full Year               12                 12/31/00
   116        SBRC      Westford Technology Park II                             UAV                 UAV                   UAV
   117        GCFP      Telephone Road Plaza                                 Annualized              10                 12/31/00
   118        SBRC      95 Metcalf Square                                    Annualized              9                  12/31/00
   119        SBRC      The Corporate Forum                                  Full Year               12                 12/31/00
   120        SBRC      Coral Palm Plaza                                     Annualized              11                 12/31/00
   121        SBRC      Shaker Square Shopping Center                        Annualized              11                 11/30/00
   122        AMCC      Tucker Pointe Townhomes                              Full Year               12                 12/31/00
   123        SBRC      Peninsula Storage Center                             Annualized              11                 11/30/00
   124        GCFP      Washington Corners                                   Full Year               12                 12/31/00
   125        GCFP      Parkwood Plaza Shopping Center                       Full Year               12                 12/31/00
   126        SBRC      Bent Tree Apartments                                 Full Year               12                 12/31/00
   127        GCFP      Quail Run                                            Full Year               12                 12/31/00
   128        SBRC      1050 Wall Street West                                Full Year               12                 12/31/00
   129        SBRC      Shadow Ridge Apartments                              Full Year               12                 12/31/00
   130        SBRC      270 Billerica Road                                   Annualized              8                  08/31/00
   131        SBRC      Regency Park Plaza                                   Full Year               12                 12/31/00
   132        SBRC      Farm Glen Executive Park                            Trailing 12              12                 07/31/00
   133        GCFP      Vineyard Shopping Center                             Full Year               12                 12/31/00
   134        SBRC      Annandale Gardens                                    Full Year               12                 12/31/00
   135        GCFP      Westfield Stop & Shop                                Full Year               12                 12/31/00
   136        GCFP      La Paz Shopping Center                               Full Year               12                 12/31/00
   137        GCFP      Midway Plaza                                         Full Year               12                 12/31/00
   138        GCFP      4455-4461 West Vine Street                           Full Year               12                 12/31/00
   139        GCFP      6600-6602 International Drive                        Full Year               12                 12/31/00
   140        GCFP      390 North Moorpark Road                                 UAV                 UAV                   UAV
   141        SBRC      Bowles Village Shopping Center                       Annualized              10                 12/31/00
   142        SBRC      Orchard Hardware Plaza                               Annualized              8                  08/31/00
   143        SBRC      Waldbaums Supermarket (A&P) - Lindenhurst, NY           UAV                 UAV                   UAV
   144        SBRC      6820 Shingle Creek Parkway                          Trailing 12              12                 09/30/00
   145        SBRC      6840 Shingle Creek Parkway                          Trailing 12              12                 09/30/00
   146        SBRC      Long Beach Corporate Square                          Annualized              7                  07/31/00
   147        GCFP      125 Middlesex Turnpike                               Full Year               12                 12/31/00
   148        SBRC      Regents Walk                                         Full Year               12                 12/31/00
   149        SBRC      Waldbaums Supermarket (A&P) - Huntington, NY            UAV                 UAV                   UAV
   150        SBRC      The Promenade Building                               Annualized              9                  09/30/00
   151        SBRC      Mitchell Lofts                                       Annualized              3                  10/31/00
   152        GCFP      1212 Boston Post Road                                Full Year               12                 12/31/00
   153        AMCC      Savon Drug & Office Depot                               UAV                 UAV                   UAV
   154        SBRC      Landmark Entertainment Building                         UAV                 UAV                   UAV
   155        AMCC      Hacienda Vallecitos Senior Apartments                   UAV                 UAV                   UAV
   156        SBRC      A&P Supermarket - Howard Beach, NY                      UAV                 UAV                   UAV
   157        SBRC      Maxwell Village Shopping Center                      Full Year               12                 12/31/00
   158        AMCC      Downtowner Office Building                              UAV                 UAV                   UAV
   159        SBRC      Woodview Apartments                                  Annualized              11                 11/30/00
   160        SBRC      275 Dan Road                                         Annualized              9                  09/30/00
   161        SBRC      Los Gatos Professional Building                      Annualized              10                 10/31/00
   162        GCFP      Candlewood Suites - Dallas Market Center             Full Year               12                 12/31/00
   163        SBRC      Shady Oak I                                         Trailing 12              12                 09/30/00
   164        SBRC      Golden Valley II                                    Trailing 12              12                 09/30/00

 CONTROL    MORTGAGE      2000         2000                    2000                                                  U/W
 NUMBER    LOAN SELLER  REVENUES     EXPENSES    2000 NOI    NOI DSCR   U/W REVENUES   U/W EXPENSES     U/W NOI    NOI DSCR
----------------------------------------------------------------------------------------------------------------------------
   101        SBRC      5,049,694    1,874,315   3,175,379     1.74       4,586,892     1,884,739      2,702,153     1.48
   102        GCFP      3,007,169      624,019   2,383,150     1.52       3,249,897       975,925      2,273,972     1.45
   103        GCFP      3,886,438    1,837,059   2,049,379     1.23       4,379,812     1,971,057      2,408,755     1.44
   104        GCFP      2,016,844    1,145,602     871,242     0.60       2,845,246     1,071,922      1,773,324     1.23
   105        AMCC      1,565,681      286,364   1,279,317     0.92       2,441,719       540,822      1,900,897     1.37
   106        GCFP      2,742,530      771,508   1,971,022     1.51       2,945,324       836,921      2,108,403     1.62
   107        GCFP      1,362,444      530,368     832,076     0.64       2,170,848       512,063      1,658,785     1.29
   108        GCFP            UAV          UAV         UAV      UAV       2,924,836       996,995      1,927,841     1.52
   109        SBRC            UAV          UAV         UAV      UAV       2,332,800       688,787      1,644,013     1.33
   110        AMCC            UAV          UAV         UAV      UAV       2,500,709       789,089      1,711,620     1.45
   111        GCFP      1,933,723      496,159   1,437,564     1.29       2,035,338       531,615      1,503,723     1.34
   112        AMCC            UAV          UAV         UAV      UAV       2,136,921       557,212      1,579,709     1.29
   113        SBRC            UAV          UAV         UAV      UAV       2,018,006       426,543      1,591,463     1.46
   114        AMCC            UAV          UAV         UAV      UAV       2,222,368       502,885      1,719,483     1.67
   115        SBRC      2,038,522      471,976   1,566,547     1.50       1,898,313       435,231      1,463,082     1.40
   116        SBRC            UAV          UAV         UAV      UAV       2,088,300       645,727      1,442,573     1.47
   117        GCFP      2,058,478      554,320   1,504,158     1.40       2,164,627       667,834      1,496,793     1.40
   118        SBRC      3,095,600    1,096,323   1,999,277     1.88       2,857,138     1,253,339      1,603,800     1.51
   119        SBRC      2,618,423      988,160   1,630,263     1.80       2,561,943     1,079,340      1,482,603     1.64
   120        SBRC      1,286,124      460,263     825,861     1.00       1,758,159       590,722      1,167,436     1.42
   121        SBRC        756,830      108,804     648,026     0.82       1,327,619       274,799      1,052,820     1.33
   122        AMCC      1,286,384      390,312     896,072     1.15       1,431,761       426,173      1,005,588     1.29
   123        SBRC      1,186,929      386,713     800,216     0.97       1,466,350       418,152      1,048,198     1.27
   124        GCFP      1,286,349      187,592   1,098,757     1.47       1,351,521       281,145      1,070,376     1.43
   125        GCFP      1,045,601      173,815     871,786     1.11       1,346,258       313,108      1,033,150     1.32
   126        SBRC      1,843,997      889,073     954,924     1.13       1,964,176       907,010      1,057,166     1.25
   127        GCFP      1,459,930      483,357     976,573     1.32       1,447,305       491,957        955,348     1.30
   128        SBRC      2,152,961      915,918   1,237,043     1.65       2,145,072       932,842      1,212,230     1.62
   129        SBRC      1,891,288      871,569   1,019,719     1.32       1,830,710       818,332      1,012,378     1.31
   130        SBRC      1,141,206      128,608   1,012,598     1.28       1,255,389       149,624      1,105,765     1.39
   131        SBRC      1,410,468      340,937   1,069,531     1.40       1,392,363       379,871      1,012,492     1.33
   132        SBRC      1,952,898      827,532   1,125,366     1.46       1,935,363       837,115      1,098,248     1.43
   133        GCFP      1,346,793      285,527   1,061,266     1.51       1,411,798       442,166        969,632     1.38
   134        SBRC      1,329,234      463,183     866,051     1.15       1,390,188       444,642        945,546     1.25
   135        GCFP        309,401       45,499     263,902     0.36       1,039,559       105,819        933,740     1.26
   136        GCFP      1,467,337      363,144   1,104,193     1.63       1,416,175       366,029      1,050,146     1.55
   137        GCFP        710,958      103,840     607,118     1.43         788,338       121,088        667,250     1.38
   138        GCFP        253,829       48,629     205,200     1.43         219,893        58,075        161,818     1.38
   139        GCFP        246,547       30,088     216,459     1.43         196,797        34,507        162,290     1.38
   140        GCFP            UAV          UAV         UAV      UAV         961,630       121,087        840,543     1.27
   141        SBRC      1,336,050      380,716     955,334     1.31       1,348,643       402,256        946,387     1.30
   142        SBRC      1,291,263      454,713     836,550     1.33       1,482,459       479,077      1,003,382     1.60
   143        SBRC            UAV          UAV         UAV      UAV         915,564        22,889        892,674     1.25
   144        SBRC        959,013      329,735     629,278     1.77         917,464       372,186        545,277     1.51
   145        SBRC        745,921      253,478     492,443     1.77         695,442       284,258        411,184     1.51
   146        SBRC      1,537,460      585,681     951,779     1.46       1,584,237       637,174        947,063     1.45
   147        GCFP      1,020,890       50,874     970,016     1.56         979,725        56,669        923,056     1.49
   148        SBRC      1,459,238      571,921     887,317     1.30       1,505,106       576,789        928,317     1.36
   149        SBRC            UAV          UAV         UAV      UAV         877,824        21,946        855,878     1.24
   150        SBRC      1,073,111      251,283     821,828     1.38       1,286,447       493,741        792,706     1.33
   151        SBRC      1,097,056      326,698     770,358     1.23       1,206,678       401,866        804,812     1.29
   152        GCFP      1,096,310      221,479     874,831     1.35       1,058,254       191,999        866,255     1.34
   153        AMCC            UAV          UAV         UAV      UAV         955,627       223,775        731,852     1.25
   154        SBRC            UAV          UAV         UAV      UAV       1,113,724       280,982        832,743     1.47
   155        AMCC            UAV          UAV         UAV      UAV       1,048,629       377,753        670,876     1.28
   156        SBRC            UAV          UAV         UAV      UAV         788,899        19,722        769,177     1.24
   157        SBRC      1,217,428      285,096     932,332     1.71       1,132,866       279,551        853,315     1.56
   158        AMCC            UAV          UAV         UAV      UAV         943,877       105,035        838,842     1.51
   159        SBRC        681,593      303,502     378,091     0.74         994,194       352,618        641,576     1.25
   160        SBRC      1,019,737      199,068     820,669     1.55         962,181       209,195        752,986     1.42
   161        SBRC      1,232,112      342,205     889,907     1.76       1,106,677       387,166        719,511     1.42
   162        GCFP      2,663,206    1,651,455   1,011,751     1.65       2,636,403     1,660,498        975,905     1.59
   163        SBRC        644,456      192,355     452,101     1.53         648,020       246,076        401,944     1.53
   164        SBRC        538,082      208,461     329,621     1.53         637,042       256,484        380,558     1.53

 CONTROL    MORTGAGE
 NUMBER    LOAN SELLER   U/W NCF       U/W NCF DSCR
-----------------------------------------------------
   101        SBRC      2,314,031          1.27
   102        GCFP      2,109,887          1.34
   103        GCFP      2,126,574          1.27
   104        GCFP      1,729,866          1.20
   105        AMCC      1,843,145          1.33
   106        GCFP      1,966,010          1.51
   107        GCFP      1,549,857          1.20
   108        GCFP      1,687,954          1.33
   109        SBRC      1,599,013          1.29
   110        AMCC      1,486,649          1.26
   111        GCFP      1,412,729          1.26
   112        AMCC      1,441,999          1.18
   113        SBRC      1,389,615          1.28
   114        AMCC      1,654,114          1.61
   115        SBRC      1,320,898          1.26
   116        SBRC      1,260,851          1.28
   117        GCFP      1,393,349          1.30
   118        SBRC      1,333,715          1.25
   119        SBRC      1,170,843          1.29
   120        SBRC      1,050,471          1.28
   121        SBRC      1,012,126          1.28
   122        AMCC        970,338          1.24
   123        SBRC      1,040,253          1.26
   124        GCFP      1,011,744          1.35
   125        GCFP        981,871          1.26
   126        SBRC        988,622          1.17
   127        GCFP        938,348          1.27
   128        SBRC      1,007,948          1.35
   129        SBRC        943,654          1.22
   130        SBRC      1,000,765          1.26
   131        SBRC        939,751          1.23
   132        SBRC        895,403          1.16
   133        GCFP        865,063          1.23
   134        SBRC        904,146          1.20
   135        GCFP        903,156          1.22
   136        GCFP      1,006,268          1.48
   137        GCFP        645,693          1.33
   138        GCFP        154,401          1.33
   139        GCFP        156,981          1.33
   140        GCFP        816,675          1.23
   141        SBRC        871,420          1.20
   142        SBRC        934,945          1.49
   143        SBRC        853,930          1.20
   144        SBRC        464,447          1.29
   145        SBRC        349,332          1.29
   146        SBRC        842,662          1.29
   147        GCFP        855,436          1.38
   148        SBRC        870,317          1.28
   149        SBRC        826,159          1.20
   150        SBRC        744,063          1.25
   151        SBRC        785,062          1.25
   152        GCFP        841,409          1.30
   153        AMCC        727,567          1.24
   154        SBRC        743,682          1.32
   155        AMCC        644,876          1.23
   156        SBRC        747,139          1.20
   157        SBRC        771,714          1.41
   158        AMCC        770,568          1.39
   159        SBRC        614,576          1.20
   160        SBRC        665,932          1.26
   161        SBRC        680,367          1.34
   162        GCFP        870,449          1.42
   163        SBRC        349,839          1.33
   164        SBRC        327,529          1.33

       MORTAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION


 CONTROL    MORTGAGE                                                           2000            2000 STATEMENT       2000 STATEMENT
 NUMBER    LOAN SELLER              LOAN / PROPERTY NAME                   STATEMENT TYPE     NUMBER OF MONTHS       ENDING DATE
-----------------------------------------------------------------------------------------------------------------------------------
   165        SBRC      A&P Supermarket - Silver Spring                         UAV                 UAV                   UAV
   166        GCFP      Mountain View Plaza                                  Full Year               12                 12/25/00
   167        GCFP      Crowne Plaza Dayton                                  Full Year               12                 12/31/00
   168        SBRC      764 Miami Circle                                     Full Year               12                 12/31/00
   169        SBRC      Sagepointe Center                                   Trailing 12              12                 09/30/00
   170        SBRC      705 Westech Office Building                          Full Year               12                 12/31/00
   171        SBRC      A&P Supermarket - Hoboken, NJ                           UAV                 UAV                   UAV
   172        GCFP      Century Office Building                                 UAV                 UAV                   UAV
   173        SBRC      2282-2286 Broadway                                   Full Year               12                 12/31/00
   174        GCFP      EXECUCENTER                                          Full Year               12                 12/31/00
   175        SBRC      Sheridan Park Apartments                             Full Year               12                 12/31/00
   176        AMCC      Gart Sports                                          Full Year               12                 12/31/00
   177        AMCC      Park Place Apartments                                Full Year               12                 12/31/00
   178        AMCC      Hilby Station Apartments                                UAV                 UAV                   UAV
   179        SBRC      11511 Katy Freeway                                   Full Year               12                 12/31/00
   180        SBRC      PharmaResearch Office Building                          UAV                 UAV                   UAV
   181        SBRC      151 West Street                                      Full Year               12                 12/31/00
   182        AMCC      Rivercrest Apartments                                Full Year               12                 12/31/00
   183        SBRC      Sunrise Pointe Apartments                            Annualized              3                  11/30/00
   184        AMCC      Cascade Woods Apartments                             Full Year               12                 12/31/00
   185        SBRC      Fresh Fields Supermarket (A&P) - Ocean City, NJ         UAV                 UAV                   UAV
   186        SBRC      Deer Valley Marketplace                                 UAV                 UAV                   UAV
   187        AMCC      Best Buy - Jacksonville                              Annualized              9                  12/31/00
   188        SBRC      Wilburton Office Building                           Trailing 12              12                 11/30/00
   189        GCFP      North Melrose Self Storage                           Full Year               12                 12/31/00
   190        GCFP      Menlo Office Buildings                               Full Year               12                 12/31/00
   191        AMCC      Amber Fields Apartments                                 UAV                 UAV                   UAV
   192        AMCC      Reservoir Distribution Center                           UAV                 UAV                   UAV
   193        AMCC      Rancho San Diego Business Park                       Full Year               12                 12/31/00
   194        SBRC      Foxborough Business Park                             Full Year               12                 12/31/00
   195        SBRC      1178 Sonora Court                                       UAV                 UAV                   UAV
   196        AMCC      Sandia Plaza                                         Full Year               12                 12/31/00
   197        GCFP      Madison Crossing Shopping Center                     Full Year               12                 12/31/00
   198        GCFP      645-655 Massachusetts Avenue,                        Full Year               12                 12/31/00
                        10-50 Prospect Street, and
                        112-116 Bishop Allen Drive
   199        GCFP      Gateway Business Park Building D                        UAV                 UAV                   UAV
   200        SBRC      Woodside Park Apartments                             Full Year               12                 12/31/00
   201        AMCC      1400 Manhattan Warehouse Building                    Full Year               12                 12/31/00
   202        SBRC      Nashville Commons Shopping Center                    Annualized              8                  12/31/00
   203        SBRC      10 Talcott Notch                                    Trailing 12              12                 07/31/00
   204        GCFP      Cherry Creek 24 Hour Fitness Facility                   UAV                 UAV                   UAV
   205        GCFP      Raymour & Flanigan Shopping Center                   Full Year               12                 12/31/00
   206        GCFP      33 Las Colinas Lane                                     UAV                 UAV                   UAV
   207        SBRC      Village Crossing Shopping Center                        UAV                 UAV                   UAV
   208        GCFP      4015 Medina Road                                     Annualized              9                  12/31/00
   209        SBRC      34-40 West 65th Street                               Annualized              9                  09/30/00
   210        GCFP      7930 Belt Line Road                                     UAV                 UAV                   UAV
   211        AMCC      Hempstead Distribution Center                        Annualized              9                  09/30/00
   212        SBRC      Crossroads West Apartments                           Full Year               12                 12/31/00
   213        SBRC      Hilltop Apartments                                   Annualized              8                  02/28/01
   214        GCFP      Ramada Limited - Northville                          Full Year               12                 12/31/00
   215        SBRC      Woodcrest Mobile Home Estates                        Full Year               12                 12/31/00
   216        SBRC      241 Peachtree Street                                Trailing 12              12                 11/30/00
   217        SBRC      Tech Surgical Center                                 Annualized              9                  12/31/00
   218        SBRC      Waldbaums Supermarket (A&P) - Valley Stream, NY         UAV                 UAV                   UAV
   219        AMCC      Center Trust Building                                Annualized              6                  12/31/00
   220        GCFP      Summit Square Shopping Center                        Full Year               12                 12/31/00
   221        SBRC      Marmalade Square Apartments                         Trailing 12              12                 09/30/00
   222        GCFP      Livermore Gateway Business Park                      Full Year               12                 12/31/00
   223        GCFP      668 Stillwater Avenue                                   UAV                 UAV                   UAV
   224        GCFP      Charleston Buffalo Plaza                             Annualized              10                 10/31/00
   225        SBRC      Harbor Center                                        Annualized              6                  06/30/00
   226        AMCC      Boise Cascade Building                               Full Year               12                 12/31/00
   227        GCFP      5705 Johnston Street                                    UAV                 UAV                   UAV
   228        GCFP      11114-11120 West Broad Street                           UAV                 UAV                   UAV

 CONTROL    MORTGAGE      2000         2000                    2000                                                  U/W
 NUMBER    LOAN SELLER  REVENUES     EXPENSES    2000 NOI    NOI DSCR   U/W REVENUES   U/W EXPENSES     U/W NOI    NOI DSCR
----------------------------------------------------------------------------------------------------------------------------
   165        SBRC            UAV          UAV         UAV      UAV        744,468         18,612        725,857     1.27
   166        GCFP        850,662      190,384     660,278     1.25        990,523        284,578        705,945     1.34
   167        GCFP      6,954,319    5,730,246   1,224,073     2.15      6,860,853      5,788,893      1,071,960     1.88
   168        SBRC      1,065,647      348,112     717,535     1.50      1,143,626        184,594        959,032     2.00
   169        SBRC        858,923      202,463     656,460     1.27        939,381        245,756        693,625     1.35
   170        SBRC      1,349,464      532,070     817,394     1.72      1,160,442        439,595        720,847     1.52
   171        SBRC            UAV          UAV         UAV      UAV        668,400         16,710        651,690     1.24
   172        GCFP            UAV          UAV         UAV      UAV      1,022,066        357,118        664,948     1.43
   173        SBRC        726,052      155,669     570,383     1.26        805,113        189,469        615,644     1.36
   174        GCFP        894,144      284,160     609,984     1.34      1,054,299        333,977        720,322     1.58
   175        SBRC        942,293      359,402     582,891     1.26        920,041        306,382        613,659     1.33
   176        AMCC        863,286      193,495     669,791     1.36        812,082        126,447        685,635     1.39
   177        AMCC      1,185,708      536,333     649,375     1.53      1,164,486        564,310        600,176     1.42
   178        AMCC            UAV          UAV         UAV      UAV        921,101        302,181        618,920     1.27
   179        SBRC      1,219,020      563,420     655,600     1.44      1,226,051        564,631        661,420     1.45
   180        SBRC            UAV          UAV         UAV      UAV        780,371        213,400        566,971     1.36
   181        SBRC        854,891      225,304     629,587     1.44        823,677        229,914        593,763     1.36
   182        AMCC        599,137      229,868     369,269     0.93        761,739        262,175        499,564     1.25
   183        SBRC        691,092      232,439     458,653     1.19        729,491        233,822        495,669     1.29
   184        AMCC        682,084      290,827     391,257     1.02        772,692        281,263        491,429     1.28
   185        SBRC            UAV          UAV         UAV      UAV        572,731         14,318        558,413     1.26
   186        SBRC            UAV          UAV         UAV      UAV        752,330        179,126        573,203     1.37
   187        AMCC        649,278            0     649,278     1.49        581,253         17,438        563,815     1.29
   188        SBRC        619,188      120,739     498,449     1.29        699,656        195,316        504,341     1.30
   189        GCFP        545,271      259,360     285,911     0.77        861,786        311,864        549,922     1.48
   190        GCFP        600,529       (7,133)    607,662     1.53        770,489        176,269        594,220     1.50
   191        AMCC            UAV          UAV         UAV      UAV        781,584        277,634        503,950     1.41
   192        AMCC            UAV          UAV         UAV      UAV        624,311        124,569        499,742     1.34
   193        AMCC        689,144      120,224     568,920     1.57        653,317        133,578        519,739     1.44
   194        SBRC        822,466      170,226     652,240     1.82        759,466        218,914        540,553     1.50
   195        SBRC            UAV          UAV         UAV      UAV        611,644         96,466        515,178     1.48
   196        AMCC        818,969      133,075     685,894     1.53        750,675        128,094        622,581     1.39
   197        GCFP        652,168      138,412     513,756     1.50        702,130        158,748        543,382     1.58
   198        GCFP        697,484      141,093     556,391     1.60        662,068        144,436        517,632     1.49
   199        GCFP            UAV          UAV         UAV      UAV        560,142         83,655        476,487     1.40
   200        SBRC        766,190      334,101     432,089     1.22        728,078        266,412        461,666     1.31
   201        AMCC        495,894      109,678     386,216     1.10        595,977        116,174        479,803     1.37
   202        SBRC        566,448       95,669     470,779     1.34        560,315        100,517        459,798     1.31
   203        SBRC        772,472      304,614     467,858     1.36        831,644        325,526        506,118     1.47
   204        GCFP            UAV          UAV         UAV      UAV        596,697         23,868        572,829     1.61
   205        GCFP        651,796      208,708     443,088     1.43        694,625        207,188        487,437     1.58
   206        GCFP            UAV          UAV         UAV      UAV        535,222         77,093        458,129     1.46
   207        SBRC            UAV          UAV         UAV      UAV        621,852        180,606        441,246     1.37
   208        GCFP        622,500            0     622,500     1.92        578,925         17,368        561,557     1.74
   209        SBRC        604,413      217,512     386,901     1.37        610,221        236,224        373,997     1.33
   210        GCFP            UAV          UAV         UAV      UAV        391,020         11,731        379,289     1.21
   211        AMCC        560,000      147,211     412,789     1.40        544,526        151,042        393,484     1.34
   212        SBRC      1,136,584      498,141     638,443     2.04      1,022,691        494,114        528,577     1.69
   213        SBRC        782,181      322,593     459,588     1.67        767,260        375,424        391,836     1.42
   214        GCFP      1,474,927      905,578     569,349     1.63      1,474,927        897,003        577,924     1.65
   215        SBRC        521,075      186,681     334,394     1.24        537,538        215,673        321,866     1.19
   216        SBRC        304,952      159,394     145,558     0.51        584,242        170,301        413,941     1.44
   217        SBRC        467,247       86,175     381,072     1.24        539,894        124,789        415,105     1.35
   218        SBRC            UAV          UAV         UAV      UAV        398,730          9,968        388,762     1.25
   219        AMCC        488,513       42,383     446,130     1.58        583,646        170,459        413,187     1.46
   220        GCFP        468,793      118,167     350,626     1.25        517,355        133,919        383,436     1.37
   221        SBRC        526,935      251,476     275,459     1.04        613,862        242,414        371,448     1.40
   222        GCFP        272,864       85,910     186,954     0.67        484,280         97,171        387,109     1.38
   223        GCFP            UAV          UAV         UAV      UAV        372,162         29,138        343,024     1.30
   224        GCFP        423,616       74,339     349,277     1.31        478,956        103,677        375,279     1.40
   225        SBRC      1,288,912      874,554     414,358     1.51      1,275,307        861,005        414,302     1.51
   226        AMCC        532,109      126,246     405,863     1.67        529,714        126,206        403,508     1.66
   227        GCFP            UAV          UAV         UAV      UAV        401,140         39,504        361,636     1.47
   228        GCFP            UAV          UAV         UAV      UAV        423,429         68,313        355,116     1.42

 CONTROL    MORTGAGE
 NUMBER    LOAN SELLER   U/W NCF      U/W NCF DSCR
----------------------------------------------------
   165        SBRC       683,851          1.20
   166        GCFP       672,924          1.27
   167        GCFP       797,526          1.40
   168        SBRC       811,726          1.69
   169        SBRC       648,256          1.26
   170        SBRC       618,408          1.30
   171        SBRC       631,345          1.20
   172        GCFP       586,305          1.26
   173        SBRC       598,204          1.32
   174        GCFP       650,867          1.43
   175        SBRC       578,859          1.25
   176        AMCC       640,859          1.30
   177        AMCC       540,176          1.27
   178        AMCC       590,255          1.22
   179        SBRC       573,074          1.26
   180        SBRC       505,771          1.21
   181        SBRC       550,634          1.26
   182        AMCC       480,764          1.20
   183        SBRC       469,669          1.22
   184        AMCC       473,029          1.23
   185        SBRC       532,560          1.20
   186        SBRC       536,838          1.29
   187        AMCC       556,048          1.28
   188        SBRC       471,934          1.22
   189        GCFP       537,832          1.45
   190        GCFP       549,137          1.38
   191        AMCC       476,950          1.33
   192        AMCC       466,574          1.25
   193        AMCC       483,111          1.33
   194        SBRC       470,672          1.31
   195        SBRC       499,256          1.43
   196        AMCC       562,113          1.25
   197        GCFP       503,770          1.47
   198        GCFP       477,490          1.37
   199        GCFP       425,579          1.25
   200        SBRC       437,666          1.24
   201        AMCC       433,470          1.24
   202        SBRC       434,134          1.24
   203        SBRC       431,917          1.26
   204        GCFP       549,746          1.55
   205        GCFP       418,393          1.35
   206        GCFP       435,558          1.39
   207        SBRC       408,283          1.27
   208        GCFP       533,753          1.65
   209        SBRC       361,997          1.28
   210        GCFP       373,563          1.20
   211        AMCC       356,222          1.21
   212        SBRC       482,653          1.54
   213        SBRC       358,836          1.30
   214        GCFP       504,178          1.44
   215        SBRC       317,616          1.18
   216        SBRC       362,593          1.26
   217        SBRC       383,970          1.25
   218        SBRC       372,881          1.20
   219        AMCC       383,280          1.36
   220        GCFP       351,555          1.26
   221        SBRC       346,448          1.30
   222        GCFP       351,251          1.25
   223        GCFP       331,524          1.26
   224        GCFP       356,348          1.33
   225        SBRC       333,521          1.22
   226        AMCC       357,054          1.47
   227        GCFP       341,110          1.38
   228        GCFP       336,023          1.35

       MORTAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION


 CONTROL    MORTGAGE                                                           2000            2000 STATEMENT       2000 STATEMENT
 NUMBER    LOAN SELLER              LOAN / PROPERTY NAME                   STATEMENT TYPE     NUMBER OF MONTHS       ENDING DATE
-----------------------------------------------------------------------------------------------------------------------------------
   229        SBRC      33 Upton Drive                                       Full Year               12                 12/31/00
   230        SBRC      Park Villa Apartments                               Trailing 12              12                 10/31/00
   231        GCFP      372 West Ontario Building                            Full Year               12                 12/31/00
   232        SBRC      White Pine Shopping Center                           Full Year               12                 12/31/00
   233        GCFP      Eckerd Drugstore                                     Full Year               12                 12/31/00
   234        GCFP      Eckerd Waldorf                                       Full Year               12                 12/31/00
   235        GCFP      1000 North Jefferson Street                             UAV                 UAV                   UAV
   236        SBRC      Continental Apartments                               Full Year               12                 12/31/00
   237        GCFP      7537 West Thomas Road                                Full Year               12                 12/31/00
   238        AMCC      East Valley (aka Greenfield) Business Center         Full Year               12                 12/31/00
   239        AMCC      Lanier Commons Shopping Center                       Full Year               12                 12/31/00
   240        AMCC      Shawnee Medical Office                                  UAV                 UAV                   UAV
   241        AMCC      Stanwood/Camano Village                              Full Year               12                 12/31/00
                        Professional Center
   242        AMCC      Office Depot                                            UAV                 UAV                   UAV
   243        GCFP      100 DeVilbiss Drive                                     UAV                 UAV                   UAV
   244        GCFP      Palm Crest Apartments                                Annualized              6                  02/28/01
-----------------------------------------------------------------------------------------------------------------------------------
   245        GCFP      Newton & Wellesley Portfolio
  245a                  571 Washington Street                                Full Year               12                 12/31/00
  245b                  739 Beacon Street                                    Full Year               12                 12/31/00
-----------------------------------------------------------------------------------------------------------------------------------
   246        AMCC      Shelton Park Apartments                              Full Year               12                 12/31/00
   247        SBRC      Tatum Ranch Center                                      UAV                 UAV                   UAV
   248        GCFP      1516 East Bethany Home Road                          Annualized              11                 12/31/00
   249        GCFP      Wynnton Apartments                                   Annualized              10                 12/31/00
   250        GCFP      AA Access Self Storage                              Trailing 12              12                 10/31/00
   251        AMCC      80 Smith Street                                         UAV                 UAV                   UAV
   252        SBRC      Park at Palmdale                                     Full Year               12                 12/31/00
   253        SBRC      302 West 12th Street                                 Full Year               12                 12/31/00
   254        GCFP      Ashley Diane and Woodlawn Apartments                 Annualized              10                 10/31/00
   255        AMCC      Orangewood Industrial                                   UAV                 UAV                   UAV
   256        AMCC      Trace Creek Shopping Center                             UAV                 UAV                   UAV
   257        AMCC      19 Industrial Avenue                                 Full Year               12                 12/31/00
   258        GCFP      2980 Northwest 74th Avenue                              UAV                 UAV                   UAV
   259        GCFP      Baumann Industrial Plaza                            Partial Year             10                 10/31/00
   260        AMCC      Randall Ridge Apartments                             Full Year               12                 12/31/00
   261        GCFP      San Jacinto Manor                                    Full Year               12                 12/31/00
   262        AMCC      Maywood Retail Center                                Full Year               12                 12/31/00
   263        GCFP      Lamps Plus                                           Full Year               12                 12/31/00
   264        AMCC      Jackson Square Apartments                            Full Year               12                 12/15/00
   265        AMCC      Comcast Facility                                        UAV                 UAV                   UAV
   266        AMCC      Montlimar Square Office Building                     Annualized              11                 11/30/00
   267        GCFP      5th Street Center                                    Annualized              9                  09/30/00
   268        AMCC      Grant Road Place                                     Full Year               12                 12/31/00
   269        GCFP      4101 Calloway Drive                                     UAV                 UAV                   UAV
   270        AMCC      2201-2221 Hillside Avenue                            Full Year               12                 12/31/00
   271        AMCC      10200 Riverside Drive Office Building                Full Year               12                 12/31/00
   272        GCFP      Market Street Apartments                             Full Year               12                 12/31/00
   273        AMCC      Exxon/ IHOP                                          Full Year               12                 12/31/00
   274        AMCC      Glenwood Plaza                                       Full Year               12                 12/31/00
   275        AMCC      Oceanside Industrial                                 Full Year               12                 12/31/00
   276        AMCC      Jewell Street Apartments                             Full Year               12                 12/31/00
   277        AMCC      Yellowstone Shopping Center                          Full Year               12                 12/31/00
   278        AMCC      Panther Square                                       Full Year               12                 12/31/00
   279        AMCC      Goose Creek Shopping Center                          Full Year               12                 12/31/00
   280        AMCC      La Sabre Apartments                                  Full Year               12                 12/31/00
   281        AMCC      Forrest Court Apartments                             Full Year               12                 12/31/00
   282        AMCC      Hampton Court Apartments                             Full Year               12                 12/31/00
   283        AMCC      Sierra Vista CSK Store                               Full Year               12                 12/31/00

 CONTROL    MORTGAGE      2000         2000                    2000                                                  U/W
 NUMBER    LOAN SELLER  REVENUES     EXPENSES    2000 NOI    NOI DSCR   U/W REVENUES   U/W EXPENSES     U/W NOI    NOI DSCR
----------------------------------------------------------------------------------------------------------------------------
   229        SBRC        301,255       67,868   233,387       0.93         455,418         97,173      358,246      1.42
   230        SBRC        532,597      262,556   270,041       1.14         587,969        272,533      315,436      1.33
   231        GCFP        773,465      312,563   460,902       1.88         700,894        338,305      362,589      1.48
   232        SBRC        395,555       64,148   331,407       1.32         395,987         66,053      329,934      1.31
   233        GCFP        256,933        6,028   250,905       1.01         325,428          9,763      315,665      1.27
   234        GCFP        249,632            0   249,632       1.08         328,948          9,868      319,080      1.39
   235        GCFP            UAV          UAV       UAV        UAV         302,000         10,770      291,230      1.27
   236        SBRC        674,224      393,122   281,102       1.18         691,336        372,079      319,257      1.34
   237        GCFP        397,177       27,216   369,961       1.70         357,459         16,798      340,661      1.57
   238        AMCC        375,957       76,630   299,327       1.29         536,784        147,794      388,990      1.68
   239        AMCC        475,447       99,433   376,014       1.83         428,908        104,093      324,815      1.58
   240        AMCC            UAV          UAV       UAV        UAV         423,547        111,130      312,417      1.40
   241        AMCC        274,009       59,394   214,615       1.05         382,408         96,553      285,855      1.39

   242        AMCC            UAV          UAV       UAV        UAV         495,317         76,171      419,146      2.15
   243        GCFP            UAV          UAV       UAV        UAV         315,503         14,620      300,883      1.62
   244        GCFP        405,562      148,315   257,247       1.46         416,576        174,030      242,546      1.38
----------------------------------------------------------------------------------------------------------------------------
   245        GCFP                               283,831       1.59                                     273,511      1.54
  245a                    246,860       77,496   169,364                    239,643         71,499      168,144
  245b                    159,114       44,647   114,467                    152,514         47,146      105,368
----------------------------------------------------------------------------------------------------------------------------
   246        AMCC        506,742      199,705   307,037       1.79         495,079        247,514      247,565      1.44
   247        SBRC            UAV          UAV       UAV        UAV         309,017         62,545      246,473      1.40
   248        GCFP        455,065      201,782   253,283       1.36         466,633        201,554      265,079      1.43
   249        GCFP        390,140      154,944   235,196       1.44         384,518        160,812      223,706      1.37
   250        GCFP        396,250       91,295   304,955       1.92         369,692        116,109      253,583      1.59
   251        AMCC            UAV          UAV       UAV        UAV         334,118         98,383      235,735      1.49
   252        SBRC        373,772      140,746   233,026       1.46         408,933        148,752      260,181      1.63
   253        SBRC        293,498       95,002   198,496       1.42         282,619        101,416      181,204      1.30
   254        GCFP        258,910       90,770   168,140       1.15         291,954         97,698      194,256      1.33
   255        AMCC            UAV          UAV       UAV        UAV         277,960         68,333      209,627      1.45
   256        AMCC            UAV          UAV       UAV        UAV         219,740         33,485      186,255      1.44
   257        AMCC        355,331      105,373   249,958       1.73         333,251        115,815      217,436      1.50
   258        GCFP            UAV          UAV       UAV        UAV         276,389         75,510      200,879      1.52
   259        GCFP        191,927       31,834   160,093       1.28         219,173         39,523      179,650      1.44
   260        AMCC        290,221      110,927   179,294       1.32         305,131        123,547      181,584      1.33
   261        GCFP      3,126,034    2,366,098   759,936       5.72       2,969,732      2,405,929      563,803      4.24
   262        AMCC        426,038       73,457   352,581       3.18         358,237        108,365      249,872      2.26
   263        GCFP        297,282       17,991   279,291       2.51         319,010         39,336      279,674      2.51
   264        AMCC        405,466      230,456   175,010       1.59         416,117        252,434      163,683      1.49
   265        AMCC            UAV          UAV       UAV        UAV         190,837         25,485      165,352      1.38
   266        AMCC        274,059       93,567   180,492       1.63         263,812         97,534      166,278      1.51
   267        GCFP        283,976       96,961   187,015       1.61         276,164         96,987      179,177      1.55
   268        AMCC        272,861       94,535   178,326       1.65         273,506         89,745      183,761      1.70
   269        GCFP            UAV          UAV       UAV        UAV         141,329          4,240      137,089      1.23
   270        AMCC        312,130       92,509   219,621       2.06         328,714        132,203      196,511      1.84
   271        AMCC        303,403       69,761   233,642       2.33         264,378         84,246      180,132      1.80
   272        GCFP        185,811       64,121   121,690       1.55         172,573         63,976      108,597      1.38
   273        AMCC        155,064            0   155,064       1.56         152,950          3,824      149,126      1.50
   274        AMCC        267,753      131,169   136,584       1.49         254,720        108,872      145,848      1.59
   275        AMCC        358,344      158,213   200,131       2.29         341,634        177,439      164,195      1.88
   276        AMCC        173,820       19,298   154,522       1.98         141,259         38,390      102,869      1.32
   277        AMCC        164,622       29,324   135,298       1.91         172,189         41,981      130,208      1.84
   278        AMCC        151,557       20,949   130,608       1.82         163,889         31,291      132,598      1.85
   279        AMCC        142,892       66,376    76,516       1.10         150,111         39,618      110,493      1.59
   280        AMCC        148,932       80,346    68,586       1.65         149,798         79,514       70,284      1.69
   281        AMCC        238,805      161,012    77,793       1.41         255,360        169,368       85,992      1.56
   282        AMCC        126,583       92,150    34,433       0.61         123,405         51,058       72,347      1.29
   283        AMCC         64,279            0    64,279       1.39          61,066          1,832       59,234      1.28

 CONTROL    MORTGAGE
 NUMBER    LOAN SELLER   U/W NCF      U/W NCF DSCR
----------------------------------------------------
   229        SBRC       317,171          1.26
   230        SBRC       295,288          1.25
   231        GCFP       332,488          1.36
   232        SBRC       311,275          1.24
   233        GCFP       310,211          1.25
   234        GCFP       315,126          1.37
   235        GCFP       285,182          1.25
   236        SBRC       284,380          1.19
   237        GCFP       329,816          1.52
   238        AMCC       340,503          1.47
   239        AMCC       284,078          1.38
   240        AMCC       282,118          1.27
   241        AMCC       256,976          1.25

   242        AMCC       409,152          2.10
   243        GCFP       234,291          1.26
   244        GCFP       231,194          1.31
----------------------------------------------------
   245        GCFP       242,164          1.36
  245a                   141,153
  245b                   101,012
----------------------------------------------------
   246        AMCC       221,665          1.29
   247        SBRC       231,019          1.31
   248        GCFP       232,165          1.25
   249        GCFP       205,668          1.26
   250        GCFP       241,571          1.52
   251        AMCC       202,397          1.28
   252        SBRC       219,272          1.38
   253        SBRC       174,157          1.25
   254        GCFP       181,885          1.25
   255        AMCC       179,158          1.24
   256        AMCC       174,713          1.35
   257        AMCC       185,833          1.28
   258        GCFP       180,971          1.37
   259        GCFP       161,118          1.29
   260        AMCC       170,304          1.25
   261        GCFP       535,003          4.02
   262        AMCC       226,207          2.04
   263        GCFP       263,752          2.37
   264        AMCC       137,683          1.25
   265        AMCC       154,851          1.29
   266        AMCC       137,425          1.24
   267        GCFP       155,258          1.34
   268        AMCC       140,112          1.29
   269        GCFP       135,504          1.21
   270        AMCC       178,613          1.68
   271        AMCC       148,897          1.49
   272        GCFP        99,347          1.26
   273        AMCC       142,803          1.44
   274        AMCC       131,534          1.43
   275        AMCC       140,288          1.60
   276        AMCC        99,700          1.28
   277        AMCC       114,361          1.61
   278        AMCC       120,270          1.67
   279        AMCC        98,887          1.42
   280        AMCC        59,484          1.43
   281        AMCC        72,192          1.31
   282        AMCC        67,797          1.21
   283        AMCC        55,347          1.20

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION


                                                                                                                  ESCROWED
                                                                                 RECOM-              ESCROWED     REPLACE-
                                                                                 MENDED     U/W      REPLACE-       MENT
                                                                                 ANNUAL    ANNUAL      MENT       RESERVES
         MORTGAGE                                           TAXES    INSURANCE  REPLACE-  REPLACE-   RESERVES      CURRENT
CONTROL    LOAN                                           CURRENTLY  CURRENTLY    MENT      MENT      INITIAL      ANNUAL
NUMBER    SELLER   LOAN / PROPERTY NAME                    ESCROWED   ESCROWED  RESERVES  RESERVES    DEPOSIT      DEPOSIT
---------------------------------------------------------------------------------------------------------------------------
  101      SBRC    Atrium at Highpoint                       Yes        Yes        1,540    42,586            0      42,600
  102      GCFP    Van Ness Post Centre                      Yes        Yes       10,743    21,703            0      21,840

  103      GCFP    90 William Street                         Yes        Yes       21,412    41,599            0      41,790
  104      GCFP    Ironwood Apartments                       Yes        Yes       43,458    43,458        7,244      43,464
  105      AMCC    Savi Ranch Center                         Yes        Yes        6,083    22,622            0      22,601

  106      GCFP    Union Square Marketplace Shopping         Yes        Yes       39,839    39,839        3,319      39,828
                   Center
  107      GCFP    Sterling Plaza Shopping Center            Yes        Yes       30,839    30,839        2,570      30,840
  108      GCFP    Metro Park                                Yes        Yes       11,677    32,276        1,614      19,368
  109      SBRC    Plaza Gardens                             Yes        Yes       34,631    45,000            0      40,000
  110      AMCC    400 Valley Road                           Yes        Yes       11,231    26,090            0      26,090
  111      GCFP    Greenhouse Marketplace Shopping           Yes        Yes       24,164    24,164        2,014      24,168
                   Center
  112      AMCC    Dry Creek Medical Office Building         Yes        Yes        6,781    15,483            0      15,484
  113      SBRC    Summit Ridge Business Park                Yes        Yes        8,533    26,768            0      26,760
  114      AMCC    Fenton Marketplace                        Yes        No         3,019     7,558            0       5,039


  115      SBRC    Crossroads Shopping Center                Yes        Yes       24,521    29,622            0      30,660
  116      SBRC    Westford Technology Park II               Yes        Yes        2,006    15,719            0      15,719
  117      GCFP    Telephone Road Plaza                      Yes        Yes       23,877    23,877        3,980      23,880


  118      SBRC    95 Metcalf Square                         Yes        Yes       25,225    30,855            0      30,980
  119      SBRC    The Corporate Forum                       Yes        Yes       20,100    36,572            0      36,612
  120      SBRC    Coral Palm Plaza                          Yes        Yes        8,333    20,390            0      20,400
  121      SBRC    Shaker Square Shopping Center             Yes        Yes        5,839    11,498            0      11,498
  122      AMCC    Tucker Pointe Townhomes                   Yes        Yes       15,104    35,250            0      35,250
  123      SBRC    Peninsula Storage Center                  Yes        Yes        1,369     7,945            0       7,945
  124      GCFP    Washington Corners                        Yes        Yes        2,734     8,975            0       8,975
  125      GCFP    Parkwood Plaza Shopping Center            Yes        Yes        6,513    11,785        1,964      11,785

  126      SBRC    Bent Tree Apartments                      Yes        No        68,988    68,544            0      68,502
  127      GCFP    Quail Run                                 Yes        Yes       11,251    17,000            0      17,000
  128      SBRC    1050 Wall Street West                     Yes        Yes       20,000    24,824            0      24,824
  129      SBRC    Shadow Ridge Apartments                   Yes        Yes       60,124    68,724            0      68,724
  130      SBRC    270 Billerica Road                        Yes        No        12,300    15,000            0      15,000
  131      SBRC    Regency Park Plaza                        Yes        No        34,292    13,213            0      13,213
  132      SBRC    Farm Glen Executive Park                  Yes        Yes       23,900    23,783            0      23,782
  133      GCFP    Vineyard Shopping Center                  Yes        Yes       17,849    23,005        1,918      23,016
  134      SBRC    Annandale Gardens                         Yes        Yes       30,529    41,400            0      36,804
  135      GCFP    Westfield Stop & Shop                     No         No         1,785    10,324            0       6,663
  136      GCFP    La Paz Shopping Center                    Yes        Yes       22,270    14,648        2,585      14,648
  137      GCFP    Midway Plaza                              Yes        Yes        2,530     4,363        1,091       4,363

  138      GCFP    4455-4461 West Vine Street                Yes        Yes        1,205     1,815          454       1,815
  139      GCFP    6600-6602 International Drive             Yes        Yes          893       893          223         893
  140      GCFP    390 North Moorpark Road                   No         No        11,994    11,994        2,000      12,000
  141      SBRC    Bowles Village Shopping Center            Yes        Yes        4,329    11,244            0           0
  142      SBRC    Orchard Hardware Plaza                    Yes        Yes       15,333    21,401            0      21,401
  143      SBRC    Waldbaums Supermarket (A&P) -             Yes        No         3,243     8,941            0       8,941
                   Lindenhurst, NY
  144      SBRC    6820 Shingle Creek Parkway                Yes        Yes        2,125    21,938            0      21,938
  145      SBRC    6840 Shingle Creek Parkway                Yes        Yes       58,874    16,864            0      16,864
  146      SBRC    Long Beach Corporate Square               Yes        Yes        8,278    19,065            0      19,065
  147      GCFP    125 Middlesex Turnpike                    Yes        Yes       11,939    22,050       69,000      22,050
  148      SBRC    Regents Walk                              Yes        Yes       63,883    58,000            0      57,996
  149      SBRC    Waldbaums Supermarket (A&P) -             Yes        No        22,515     6,858  187,880 LOC       6,858
                   Huntington, NY
  150      SBRC    The Promenade Building                    Yes        Yes        5,763     8,531            0       8,531
  151      SBRC    Mitchell Lofts                            Yes        Yes       14,148    19,750            0      17,222
  152      GCFP    1212 Boston Post Road                     Yes        Yes        4,799     9,240            0       9,240
  153      AMCC    Savon Drug & Office Depot                 No         Yes        1,500     4,285            0       4,291
  154      SBRC    Landmark Entertainment Building           Yes        Yes        5,981     7,820            0       7,820
  155      AMCC    Hacienda Vallecitos Senior                Yes        Yes       22,980    26,000            0      20,800
                   Apartments
  156      SBRC    A&P Supermarket - Howard                  Yes        No        15,705     5,086  127,428 LOC       5,086
                   Beach, NY
  157      SBRC    Maxwell Village Shopping Center           Yes        Yes       23,750    15,292            0           0
  158      AMCC    Downtowner Office Building                Yes        Yes        2,238    10,760            0      10,760
  159      SBRC    Woodview Apartments                       Yes        Yes       13,090    27,000            0      27,000
  160      SBRC    275 Dan Road                              Yes        No        15,470    14,980            0      14,980
  161      SBRC    Los Gatos Professional Building           Yes        Yes        3,940     6,524            0       6,524
  162      GCFP    Candlewood Suites - Dallas Market         Yes        Yes       54,935   105,456       11,140  5% Revenue
                   Center
  163      SBRC    Shady Oak I                               Yes        Yes            0    13,500            0      13,500
  164      SBRC    Golden Valley II                          Yes        Yes       48,897    14,094            0      14,094

                                                  ESCROWED
                    RECOM-             ESCROWED   REPLACE-                                                           ESCROWED
                    MENDED     U/W     REPLACE-     MENT                              ESCROWED            ESCROWED    TI/LC
                    ANNUAL    ANNUAL     MENT     RESERVES               ESCROWED      TI/LC      U/W      TI/LC     RESERVES
                   REPLACE-  REPLACE-  RESERVES    CURRENT     U/W        TI/LC       RESERVES   ANNUAL   RESERVES    CURRENT
         MORTGAGE    MENT      MENT     INITIAL    ANNUAL     ANNUAL     RESERVES      CURRENT   TI/LC     INITIAL    ANNUAL
CONTROL    LOAN    RESERVES  RESERVES   DEPOSIT    DEPOSIT     TI/LC      INITIAL      ANNUAL   RESERVES   DEPOSIT    DEPOSIT
NUMBER    SELLER   PSF/UNIT  PSF/UNIT  PSF/UNIT   PSF/UNIT   RESERVES     DEPOSIT      DEPOSIT  PSF/UNIT  PSF/UNIT   PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------
  101      SBRC       0.01      0.20     0.00       0.20      345,535  2,000,000 LOC   120,000     1.62    9.39 LOC     0.56
  102      GCFP       0.10      0.20     0.00       0.20      142,382    500,000 LOC   223,810     1.31    4.61 LOC     2.06

  103      GCFP       0.12      0.24     0.00       0.24      240,582         20,049   240,582     1.39     0.12        1.39
  104      GCFP        151       151    25.15        151          NAP            NAP       NAP      NAP      NAP         NAP
  105      AMCC       0.04      0.15     0.00       0.15       35,130        100,000         0     0.23     0.66        0.00

  106      GCFP       0.21      0.21     0.02       0.21      102,554        225,000         0     0.54     1.19        0.00

  107      GCFP       0.20      0.20     0.02       0.20       78,089          6,519    78,228     0.51     0.04        0.51
  108      GCFP       0.09      0.25     0.01       0.15      207,611         10,834   129,996     1.61     0.08        1.01
  109      SBRC        173       225     0.00        200          NAP            NAP       NAP      NAP      NAP         NAP
  110      AMCC       0.09      0.20     0.00       0.20      198,881    300,000 LOC   163,060     1.52    2.30 LOC     1.25
  111      GCFP       0.23      0.23     0.02       0.23       66,830          5,600    67,200     0.65     0.05        0.65

  112      AMCC       0.09      0.20     0.00       0.20      122,227        200,000         0     1.58     2.58        0.00
  113      SBRC       0.06      0.20     0.00       0.20      175,080              0   133,836     1.31     0.00        1.00
  114      AMCC       0.06      0.15     0.00       0.10       57,811        270,000         0     1.15     5.36        0.00


  115      SBRC       0.12      0.15     0.00       0.16      112,562          9,353   112,241     0.57     0.05        0.57
  116      SBRC       0.02      0.15     0.00       0.15      166,003              0   104,790     1.58     0.00        1.00
  117      GCFP       0.20      0.20     0.03       0.20       79,567    138,414 LOC    80,485     0.66    1.15 LOC     0.67


  118      SBRC       0.16      0.20     0.00       0.20      239,230              0   316,857     1.55     0.00        2.05
  119      SBRC       0.11      0.20     0.00       0.20      275,188              0   127,824     1.50     0.00        0.70
  120      SBRC       0.06      0.15     0.00       0.15       96,575              0    77,157     0.71     0.00        0.57
  121      SBRC       0.08      0.15     0.00       0.15       29,196              0    29,196     0.38     0.00        0.38
  122      AMCC        107       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  123      SBRC       0.02      0.10     0.00       0.10          NAP            NAP       NAP      NAP      NAP         NAP
  124      GCFP       0.05      0.15     0.00       0.15       49,657        150,000         0     0.83     2.51        0.00
  125      GCFP       0.08      0.15     0.02       0.15       39,494        150,347    39,580     0.50     1.91        0.50

  126      SBRC        252       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  127      GCFP      33.09     50.00     0.00      50.00          NAP            NAP       NAP      NAP      NAP         NAP
  128      SBRC       0.16      0.20     0.00       0.20      179,458              0   179,458     1.45     0.00        1.45
  129      SBRC        218       249     0.00        249          NAP            NAP       NAP      NAP      NAP         NAP
  130      SBRC       0.12      0.15     0.00       0.15       90,000        750,000         0     0.90     7.50        0.00
  131      SBRC       0.39      0.15     0.00       0.15       59,527              0    44,043     0.68     0.00        0.50
  132      SBRC       0.20      0.20     0.00       0.20      179,062              0   183,862     1.51     0.00        1.55
  133      GCFP       0.12      0.15     0.01       0.15       81,564          6,797    81,564     0.53     0.04        0.53
  134      SBRC        166       225     0.00        200          NAP            NAP       NAP      NAP      NAP         NAP
  135      GCFP       0.03      0.16     0.00       0.10       20,260              0         0     0.31     0.00        0.00
  136      GCFP       0.26      0.17     0.03       0.17       29,230        400,000    29,229     0.34     4.64        0.34
  137      GCFP       0.09      0.15     0.04       0.15       17,194          1,433    17,194     0.59     0.05        0.59

  138      GCFP       0.10      0.15     0.04       0.15        5,602            467     5,602     0.46     0.04        0.46
  139      GCFP       0.19      0.19     0.05       0.19        4,416            368     4,416     0.95     0.08        0.95
  140      GCFP       0.21      0.21     0.03       0.21       11,874          1,979    11,875     0.20     0.03        0.20
  141      SBRC       0.05      0.13     0.00       0.00       63,723              0         0     0.72     0.00        0.00
  142      SBRC       0.11      0.15     0.00       0.15       47,035              0    46,423     0.32     0.00        0.32
  143      SBRC       0.05      0.15     0.00       0.15       29,804    490,560 LOC         0     0.50    8.23 LOC     0.00

  144      SBRC       0.01      0.15     0.00       0.15       58,892              0    55,000     0.40     0.00        0.38
  145      SBRC       0.52      0.15     0.00       0.15       44,987              0    35,000     0.40     0.00        0.31
  146      SBRC       0.09      0.20     0.00       0.20       85,337        375,000         0     0.90     3.93        0.00
  147      GCFP       0.08      0.15     0.47       0.15       45,570        500,000    45,576     0.31     3.40        0.31
  148      SBRC        275       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  149      SBRC       0.49      0.15   4.11 LOC     0.15       22,861    471,348 LOC         0     0.50   10.31 LOC     0.00

  150      SBRC       0.14      0.20     0.00       0.20       40,112              0         0     0.94     0.00        0.00
  151      SBRC        179       250     0.00        218          NAP            NAP       NAP      NAP      NAP         NAP
  152      GCFP       0.08      0.16     0.00       0.16       15,606              0         0     0.26     0.00        0.00
  153      AMCC       0.04      0.10     0.00       0.10            0              0         0     0.00     0.00        0.00
  154      SBRC       0.15      0.20     0.00       0.20       81,241              0    81,241     2.08     0.00        2.08
  155      AMCC        221       250     0.00        200          NAP            NAP       NAP      NAP      NAP         NAP

  156      SBRC       0.46      0.15   3.76 LOC     0.15       16,952    424,234 LOC         0     0.50   12.51 LOC     0.00

  157      SBRC       0.24      0.16     0.00       0.00       66,309              0         0     0.67     0.00        0.00
  158      AMCC       0.04      0.20     0.00       0.20       57,514    400,000 LOC    53,800     1.07    7.43 LOC     1.00
  159      SBRC        109       225     0.00        225          NAP            NAP       NAP      NAP      NAP         NAP
  160      SBRC       0.15      0.15     0.00       0.15       72,073        200,000   100,000     0.72     2.00        1.00
  161      SBRC       0.12      0.20     0.00       0.20       32,620              0         0     1.00     0.00        0.00
  162      GCFP        366       703    74.27    5% Revenue       NAP            NAP       NAP      NAP      NAP         NAP

  163      SBRC       0.00      0.15     0.00       0.15       38,605              0    35,000     0.43     0.00        0.39
  164      SBRC       0.52      0.15     0.00       0.15       38,935              0    35,000     0.41     0.00        0.37

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION


                                                                                                                  ESCROWED
                                                                                 RECOM-              ESCROWED     REPLACE-
                                                                                 MENDED     U/W      REPLACE-       MENT
                                                                                 ANNUAL    ANNUAL      MENT       RESERVES
         MORTGAGE                                           TAXES    INSURANCE  REPLACE-  REPLACE-   RESERVES      CURRENT
CONTROL    LOAN                                           CURRENTLY  CURRENTLY    MENT      MENT      INITIAL      ANNUAL
NUMBER    SELLER   LOAN / PROPERTY NAME                    ESCROWED   ESCROWED  RESERVES  RESERVES    DEPOSIT      DEPOSIT
---------------------------------------------------------------------------------------------------------------------------
  165      SBRC    A&P Supermarket - Silver Spring           Yes        No           500     9,694            0       9,694

  166      GCFP    Mountain View Plaza                       Yes        Yes        5,758     6,364          530       6,364
  167      GCFP    Crowne Plaza Dayton                       Yes        Yes      132,301   274,434            0  4% Revenue
  168      SBRC    764 Miami Circle                          Yes        Yes       13,913    14,047            0           0
  169      SBRC    Sagepointe Center                         Yes        Yes       17,704    17,368            0      15,325
  170      SBRC    705 Westech Office Building               Yes        Yes        7,500    14,200            0      14,200
  171      SBRC    A&P Supermarket - Hoboken, NJ             Yes        No         1,171     4,695            0       4,695

  172      GCFP    Century Office Building                   Yes        Yes        4,789     9,335            0       9,359
  173      SBRC    2282-2286 Broadway                        Yes        Yes          463     1,036            0       1,036
  174      GCFP    EXECUCENTER                               Yes        Yes        8,030    11,097        1,850      11,100
  175      SBRC    Sheridan Park Apartments                  Yes        Yes       34,200    34,800            0           0
  176      AMCC    Gart Sports                               Yes        Yes        4,129     9,089            0       9,089
  177      AMCC    Park Place Apartments                     Yes        Yes       45,330    60,000            0      50,004
  178      AMCC    Hilby Station Apartments                  Yes        Yes       21,411    28,665            0           0
  179      SBRC    11511 Katy Freeway                        Yes        Yes       14,697    17,132            0      17,149
  180      SBRC    PharmaResearch Office Building            Yes        Yes        8,337     9,480            0       9,840
  181      SBRC    151 West Street                           Yes        Yes        1,520     7,188            0       7,237
  182      AMCC    Rivercrest Apartments                     Yes        Yes       11,029    18,800            0           0
  183      SBRC    Sunrise Pointe Apartments                 Yes        Yes       10,536    26,000            0      18,000
  184      AMCC    Cascade Woods Apartments                  Yes        Yes       14,462    18,400            0      18,400
  185      SBRC    Fresh Fields Supermarket (A&P) -          Yes        No         1,227     5,966            0       5,966
                   Ocean City, NJ
  186      SBRC    Deer Valley Marketplace                   Yes        Yes        1,184     4,962            0       4,962
  187      AMCC    Best Buy - Jacksonville                   No         No         6,563     7,767            0           0
  188      SBRC    Wilburton Office Building                 Yes        Yes        2,250     4,440            0       4,740
  189      GCFP    North Melrose Self Storage                Yes        Yes        1,730    12,090            0           0
  190      GCFP    Menlo Office Buildings                    Yes        Yes        1,918     4,832          403       4,836
  191      AMCC    Amber Fields Apartments                   Yes        Yes       11,182    27,000            0      27,000

  192      AMCC    Reservoir Distribution Center             Yes        Yes        8,640    11,025            0      11,025
  193      AMCC    Rancho San Diego Business Park            Yes        Yes       15,538    18,050            0      18,050
  194      SBRC    Foxborough Business Park                  Yes        Yes        8,520    19,207            0      19,207
  195      SBRC    1178 Sonora Court                         Yes        Yes          746     3,888            0       3,888
  196      AMCC    Sandia Plaza                              Yes        Yes        4,960    10,263            0           0

  197      GCFP    Madison Crossing Shopping Center          Yes        Yes        2,961     9,486          791       9,492
  198      GCFP    645-655 Massachusetts Avenue,             Yes        Yes        1,955     8,327            0       8,327
                   10-50 Prospect Street, and
                   112-116 Bishop Allen Drive
  199      GCFP    Gateway Business Park Building D          Yes        Yes        1,724     8,035        1,339       8,035
  200      SBRC    Woodside Park Apartments                  Yes        Yes       23,470    24,000            0           0
  201      AMCC    1400 Manhattan Warehouse Building         Yes        Yes        5,626     9,112            0       9,112

  202      SBRC    Nashville Commons Shopping Center         Yes        Yes        2,833     8,415            0       5,610

  203      SBRC    10 Talcott Notch                          Yes        Yes       10,750    10,718            0      10,718
  204      GCFP    Cherry Creek 24 Hour Fitness Facility     Yes        No         2,420     3,618            0           0

  205      GCFP    Raymour & Flanigan Shopping Center        Yes        Yes        4,196    21,141        1,762      21,144

  206      GCFP    33 Las Colinas Lane                       Yes        Yes        1,510     3,762          627       3,761
  207      SBRC    Village Crossing Shopping Center          Yes        Yes        2,018     6,374            0       6,374
  208      GCFP    4015 Medina Road                          No         No             0     4,500            0           0
  209      SBRC    34-40 West 65th Street                    Yes        Yes        8,975    12,000        2,875      12,000
  210      GCFP    7930 Belt Line Road                       No         No           348     1,391          232       1,392
  211      AMCC    Hempstead Distribution Center             Yes        Yes       10,950    12,239            0      11,120
  212      SBRC    Crossroads West Apartments                Yes        Yes       45,655    45,924            0      45,924
  213      SBRC    Hilltop Apartments                        Yes        Yes       31,079    33,000            0      33,000
  214      GCFP    Ramada Limited - Northville               Yes        Yes       44,306    73,746            0      62,880
  215      SBRC    Woodcrest Mobile Home Estates             Yes        Yes       10,025     4,250            0       4,250
  216      SBRC    241 Peachtree Street                      Yes        Yes        8,675     8,900            0       8,900
  217      SBRC    Tech Surgical Center                      Yes        Yes        1,488     3,752            0       3,752
  218      SBRC    Waldbaums Supermarket (A&P) -             Yes        No        13,561     3,665  118,751 LOC       3,665
                   Valley Stream, NY
  219      AMCC    Center Trust Building                     Yes        Yes        4,835     5,335            0       2,934
  220      GCFP    Summit Square Shopping Center             Yes        Yes        1,459     4,428            0       4,428
  221      SBRC    Marmalade Square Apartments               Yes        Yes       14,044    25,000            0      25,000
  222      GCFP    Livermore Gateway Business Park           Yes        Yes        3,850     3,850            0       4,649


  223      GCFP    668 Stillwater Avenue                     Yes        No         3,674     4,369          728       4,369
  224      GCFP    Charleston Buffalo Plaza                  Yes        Yes        2,307     3,141          524       3,144
  225      SBRC    Harbor Center                             Yes        Yes        8,635     9,931            0       9,931
  226      AMCC    Boise Cascade Building                    Yes        Yes       11,150    12,540            0      12,540
  227      GCFP    5705 Johnston Street                      No         No         3,986     6,000            0           0
  228      GCFP    11114-11120 West Broad Street             Yes        Yes        1,393     3,406          568       3,406

                                                  ESCROWED
                    RECOM-             ESCROWED   REPLACE-                                                           ESCROWED
                    MENDED     U/W     REPLACE-     MENT                              ESCROWED            ESCROWED    TI/LC
                    ANNUAL    ANNUAL     MENT     RESERVES               ESCROWED      TI/LC      U/W      TI/LC     RESERVES
                   REPLACE-  REPLACE-  RESERVES    CURRENT     U/W        TI/LC       RESERVES   ANNUAL   RESERVES    CURRENT
         MORTGAGE    MENT      MENT     INITIAL    ANNUAL     ANNUAL     RESERVES      CURRENT   TI/LC     INITIAL    ANNUAL
CONTROL    LOAN    RESERVES  RESERVES   DEPOSIT    DEPOSIT     TI/LC      INITIAL      ANNUAL   RESERVES   DEPOSIT    DEPOSIT
NUMBER    SELLER   PSF/UNIT  PSF/UNIT  PSF/UNIT   PSF/UNIT   RESERVES     DEPOSIT      DEPOSIT  PSF/UNIT  PSF/UNIT   PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------
  165      SBRC       0.01      0.15     0.00       0.15       32,312    397,461 LOC         0     0.50    6.15 LOC     0.00

  166      GCFP       0.09      0.10     0.01       0.10       26,657          2,221    26,657     0.42     0.03        0.42
  167      GCFP        467       970     0.00    4% Revenue       NAP            NAP       NAP      NAP      NAP         NAP
  168      SBRC       0.17      0.17     0.00       0.00      133,259              0         0     1.61     0.00        0.00
  169      SBRC       0.17      0.17     0.00       0.15       28,001              0         0     0.27     0.00        0.00
  170      SBRC       0.11      0.20     0.00       0.20       88,239        200,000    88,750     1.24     2.82        1.25
  171      SBRC       0.04      0.15     0.00       0.15       15,650    359,208 LOC         0     0.50   11.48 LOC     0.00

  172      GCFP       0.10      0.20     0.00       0.20       69,308    150,000 LOC         0     1.48    3.21 LOC     0.00
  173      SBRC       0.09      0.20     0.00       0.20       16,404              0    15,939     3.17     0.00        3.08
  174      GCFP       0.14      0.20     0.03       0.20       58,358          9,726    58,357     1.05     0.18        1.05
  175      SBRC        295       300     0.00       0.00          NAP            NAP       NAP      NAP      NAP         NAP
  176      AMCC       0.07      0.15     0.00       0.15       35,687              0    27,266     0.59     0.00        0.45
  177      AMCC        227       300     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  178      AMCC        183       245     0.00       0.00          NAP            NAP       NAP      NAP      NAP         NAP
  179      SBRC       0.19      0.22     0.00       0.22       71,214              0    56,830     0.91     0.00        0.73
  180      SBRC       0.18      0.20     0.00       0.21       51,720              0    52,140     1.09     0.00        1.10
  181      SBRC       0.04      0.20     0.00       0.20       35,941              0         0     1.00     0.00        0.00
  182      AMCC        117       200     0.00       0.00          NAP            NAP       NAP      NAP      NAP         NAP
  183      SBRC        101       250     0.00        173          NAP            NAP       NAP      NAP      NAP         NAP
  184      AMCC        157       200     0.00        200          NAP            NAP       NAP      NAP      NAP         NAP
  185      SBRC       0.03      0.15     0.00       0.15       19,887    306,651 LOC         0     0.50    7.71 LOC     0.00

  186      SBRC       0.04      0.15     0.00       0.15       31,403              0         0     0.95     0.00        0.00
  187      AMCC       0.14      0.17     0.00       0.00            0              0         0     0.00     0.00        0.00
  188      SBRC       0.10      0.20     0.00       0.21       27,967              0    20,145     1.26     0.00        0.91
  189      GCFP       0.01      0.10     0.00       0.00          NAP            NAP       NAP      NAP      NAP         NAP
  190      GCFP       0.08      0.20     0.02       0.20       40,251          3,355    40,260     1.67     0.14        1.67
  191      AMCC        104       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP

  192      AMCC       0.08      0.10     0.00       0.10       22,143              0         0     0.20     0.00        0.00
  193      AMCC       0.19      0.22     0.00       0.22       18,578        210,000         0     0.22     2.51        0.00
  194      SBRC       0.07      0.15     0.00       0.15       50,674              0    43,276     0.40     0.00        0.34
  195      SBRC       0.04      0.20     0.00       0.20       12,034              0    34,021     0.62     0.00        1.75
  196      AMCC       0.07      0.15     0.00       0.00       50,205              0         0     0.73     0.00        0.00

  197      GCFP       0.05      0.15     0.01       0.15       30,126         66,000         0     0.48     1.04        0.00
  198      GCFP       0.07      0.31     0.00       0.31       31,815              0    31,680     1.18     0.00        1.18


  199      GCFP       0.03      0.15     0.02       0.15       42,873          7,146    42,873     0.80     0.13        0.80
  200      SBRC        293       300     0.00       0.00          NAP            NAP       NAP      NAP      NAP         NAP
  201      AMCC       0.06      0.10     0.00       0.10       37,221        400,000         0     0.41     4.39        0.00

  202      SBRC       0.05      0.15     0.00       0.10       17,249              0         0     0.31     0.00        0.00

  203      SBRC       0.22      0.22     0.00       0.22       63,483              0    48,720     1.30     0.00        1.00
  204      GCFP       0.07      0.10     0.00       0.00       19,465              0         0     0.54     0.00        0.00

  205      GCFP       0.04      0.20     0.02       0.20       47,903         56,540    53,232     0.45     0.53        0.50

  206      GCFP       0.08      0.20     0.03       0.20       18,809    227,000 LOC         0     1.00   12.07 LOC     0.00
  207      SBRC       0.05      0.15     0.00       0.15       26,588              0         0     0.63     0.00        0.00
  208      GCFP       0.00      0.15     0.00       0.00       23,304              0         0     0.78     0.00        0.00
  209      SBRC        187       250    59.90        250          NAP            NAP       NAP      NAP      NAP         NAP
  210      GCFP       0.03      0.10     0.02       0.10        4,335              0         0     0.31     0.00         NAP
  211      AMCC       0.10      0.11     0.00       0.10       25,023              0    11,120     0.23     0.00        0.10
  212      SBRC        258       259     0.00        259          NAP            NAP       NAP      NAP      NAP         NAP
  213      SBRC        235       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  214      GCFP        354       590     0.00        503          NAP            NAP       NAP      NAP      NAP         NAP
  215      SBRC        118     50.00     0.00      50.00          NAP            NAP       NAP      NAP      NAP         NAP
  216      SBRC       0.30      0.31     0.00       0.31       42,447              0    30,000     1.48     0.00        1.04
  217      SBRC       0.08      0.20     0.00       0.20       27,383              0    14,069     1.46     0.00        0.75
  218      SBRC       0.56      0.15   4.86 LOC     0.15       12,216    213,775 LOC         0     0.50    8.75 LOC     0.00

  219      AMCC       0.25      0.27     0.00       0.15       24,572        150,000    24,450     1.26     7.67        1.25
  220      GCFP       0.05      0.15     0.00       0.15       27,453          1,388    16,656     0.93     0.05        0.56
  221      SBRC        140       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  222      GCFP       0.08      0.08     0.00       0.10       32,008              0    18,594     0.68     0.00        0.40


  223      GCFP       0.13      0.15     0.02       0.15        7,131          1,189     7,131     0.24     0.04        0.24
  224      GCFP       0.09      0.12     0.02       0.12       15,790          2,637    15,828     0.62     0.10        0.62
  225      SBRC       0.17      0.20     0.00       0.20       70,850              0    70,908     1.43     0.00        1.43
  226      AMCC       0.09      0.10     0.00       0.10       33,914        100,000    30,120     0.27     0.80        0.24
  227      GCFP       0.13      0.20     0.00       0.00       14,526          2,422    14,532     0.48     0.08        0.48
  228      GCFP       0.08      0.20     0.03       0.20       15,687        150,000         0     0.92     8.81        0.00

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION


                                                                                                                  ESCROWED
                                                                                 RECOM-              ESCROWED     REPLACE-
                                                                                 MENDED     U/W      REPLACE-       MENT
                                                                                 ANNUAL    ANNUAL      MENT       RESERVES
         MORTGAGE                                           TAXES    INSURANCE  REPLACE-  REPLACE-   RESERVES      CURRENT
CONTROL    LOAN                                           CURRENTLY  CURRENTLY    MENT      MENT      INITIAL      ANNUAL
NUMBER    SELLER   LOAN / PROPERTY NAME                    ESCROWED   ESCROWED  RESERVES  RESERVES    DEPOSIT      DEPOSIT
---------------------------------------------------------------------------------------------------------------------------
  229      SBRC    33 Upton Drive                            Yes        No         4,596     7,991            0       7,991
  230      SBRC    Park Villa Apartments                     Yes        Yes       20,115    20,148            0      20,148
  231      GCFP    372 West Ontario Building                 Yes        Yes       10,081    10,081   10,000 LOC           0
  232      SBRC    White Pine Shopping Center                Yes        Yes        3,550     7,901            0       7,920
  233      GCFP    Eckerd Drugstore                          Yes        Yes          480     1,636            0       1,636
  234      GCFP    Eckerd Waldorf                            Yes        Yes          223       136       15,000           0
  235      GCFP    1000 North Jefferson Street               No         No           489     2,268          252       1,512
  236      SBRC    Continental Apartments                    Yes        Yes       27,120    34,877            0      34,865
  237      GCFP    7537 West Thomas Road                     Yes        Yes        3,147     3,147          536       3,216
  238      AMCC    East Valley (aka Greenfield) Business     Yes        Yes        1,125     3,712            0       3,712
                   Center
  239      AMCC    Lanier Commons Shopping Center            Yes        Yes        8,310     9,282            0       9,439
  240      AMCC    Shawnee Medical Office                    Yes        Yes        2,748     4,000            0       4,001
  241      AMCC    Stanwood/Camano Village                   Yes        Yes        1,043     3,150            0       3,150
                   Professional Center
  242      AMCC    Office Depot                              No         No         1,143     2,701       11,000           0
  243      GCFP    100 DeVilbiss Drive                       Yes        Yes       20,459    23,284            0      23,284
  244      GCFP    Palm Crest Apartments                     Yes        Yes       10,774    11,352        1,892      11,352
---------------------------------------------------------------------------------------------------------------------------
  245      GCFP    Newton & Wellesley Portfolio              Yes        Yes        2,981     2,676            0       2,676
  245a             571 Washington Street                     Yes        Yes        2,666     2,191
  245b             739 Beacon Street                         Yes        Yes          315       485
---------------------------------------------------------------------------------------------------------------------------
  246      AMCC    Shelton Park Apartments                   Yes        Yes       23,038    25,900            0      25,908
  247      SBRC    Tatum Ranch Center                        Yes        Yes          439     2,250            0       2,250
  248      GCFP    1516 East Bethany Home Road               Yes        Yes        4,005     5,309          885       5,309
  249      GCFP    Wynnton Apartments                        Yes        Yes       18,046    18,038       20,400      18,072
  250      GCFP    AA Access Self Storage                    Yes        Yes        5,025    12,012        1,987      11,922
  251      AMCC    80 Smith Street                           Yes        Yes        2,808     6,047            0       6,047
  252      SBRC    Park at Palmdale                          Yes        Yes        5,968     8,985            0       6,109
  253      SBRC    302 West 12th Street                      Yes        Yes          408     1,269            0       1,269
  254      GCFP    Ashley Diane and Woodlawn Apartments      Yes        Yes       12,371    12,371        3,096      12,384
  255      AMCC    Orangewood Industrial                     Yes        Yes       11,025    12,438            0       3,728
  256      AMCC    Trace Creek Shopping Center               Yes        Yes        1,002     1,680            0       1,680
  257      AMCC    19 Industrial Avenue                      Yes        Yes        8,200     9,165            0           0
  258      GCFP    2980 Northwest 74th Avenue                Yes        Yes        6,211     6,347        1,587       6,347
  259      GCFP    Baumann Industrial Plaza                  Yes        Yes        1,080     4,501        1,125       4,501
  260      AMCC    Randall Ridge Apartments                  Yes        Yes       11,302    11,280            0       9,600

  261      GCFP    San Jacinto Manor                         Yes        Yes       18,125    28,800            0           0
  262      AMCC    Maywood Retail Center                     Yes        Yes        3,890     4,349            0       4,349

  263      GCFP    Lamps Plus                                Yes        Yes        1,414     2,650          133       1,590
  264      AMCC    Jackson Square Apartments                 Yes        Yes       20,922    26,000            0      26,000
  265      AMCC    Comcast Facility                          No         Yes        3,620     3,620            0           0
  266      AMCC    Montlimar Square Office Building          Yes        Yes        2,144     3,922            0       3,922
  267      GCFP    5th Street Center                         Yes        Yes       12,408    12,408        3,102      12,408

  268      AMCC    Grant Road Place                          Yes        Yes        4,130     4,750            0           0
  269      GCFP    4101 Calloway Drive                       Yes        Yes          873       873            0           0
  270      AMCC    2201-2221 Hillside Avenue                 Yes        No         2,355     2,632            0           0

  271      AMCC    10200 Riverside Drive Office Building     Yes        Yes        2,565     3,847            0           0

  272      GCFP    Market Street Apartments                  Yes        Yes        8,404     9,250        2,313       9,250
  273      AMCC    Exxon/ IHOP                               No         No             0         0            0           0

  274      AMCC    Glenwood Plaza                            Yes        No         1,961     2,192            0           0
  275      AMCC    Oceanside Industrial                      No         No         7,400     8,271            0           0

  276      AMCC    Jewell Street Apartments                  Yes        Yes        4,449     3,169            0       2,400
  277      AMCC    Yellowstone Shopping Center               Yes        Yes        1,250     2,977            0           0
  278      AMCC    Panther Square                            Yes        Yes        1,237     1,486            0           0
  279      AMCC    Goose Creek Shopping Center               Yes        Yes            0     1,860            0           0
  280      AMCC    La Sabre Apartments                       Yes        Yes        9,570    10,800            0       7,200
  281      AMCC    Forrest Court Apartments                  Yes        Yes       11,878    13,800            0      11,500

  282      AMCC    Hampton Court Apartments                  Yes        No         3,873     4,550            0       4,550

  283      AMCC    Sierra Vista CSK Store                    No         No             0       700            0           0

                                                  ESCROWED
                    RECOM-             ESCROWED   REPLACE-                                                           ESCROWED
                    MENDED     U/W     REPLACE-     MENT                              ESCROWED            ESCROWED    TI/LC
                    ANNUAL    ANNUAL     MENT     RESERVES               ESCROWED      TI/LC      U/W      TI/LC     RESERVES
                   REPLACE-  REPLACE-  RESERVES    CURRENT     U/W        TI/LC       RESERVES   ANNUAL   RESERVES    CURRENT
         MORTGAGE    MENT      MENT     INITIAL    ANNUAL     ANNUAL     RESERVES      CURRENT   TI/LC     INITIAL    ANNUAL
CONTROL    LOAN    RESERVES  RESERVES   DEPOSIT    DEPOSIT     TI/LC      INITIAL      ANNUAL   RESERVES   DEPOSIT    DEPOSIT
NUMBER    SELLER   PSF/UNIT  PSF/UNIT  PSF/UNIT   PSF/UNIT   RESERVES     DEPOSIT      DEPOSIT  PSF/UNIT  PSF/UNIT   PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------
  229      SBRC       0.09      0.15     0.00       0.15       33,084              0    33,084     0.62     0.00        0.62
  230      SBRC        276       276     0.00        276          NAP            NAP       NAP      NAP      NAP         NAP
  231      GCFP       0.25      0.25   0.25 LOC     0.00       20,020    400,000 LOC         0     0.50   10.08 LOC     0.00
  232      SBRC       0.07      0.15     0.00       0.15       10,758              0     9,492     0.20     0.00        0.18
  233      GCFP       0.04      0.15     0.00       0.15        3,818              0     3,783     0.35     0.00        0.35
  234      GCFP       0.02      0.01     1.38       0.00        3,818     38,178 LOC         0     0.35    3.50 LOC     0.00
  235      GCFP       0.03      0.15     0.02       0.10        3,780              0         0     0.25     0.00        0.00
  236      SBRC        212       272     0.00        272          NAP            NAP       NAP      NAP      NAP         NAP
  237      GCFP       0.18      0.18     0.03       0.19        7,698          1,326     7,956     0.45     0.08        0.47
  238      AMCC       0.05      0.15     0.00       0.15       44,775              0    23,507     1.81     0.00        0.95

  239      AMCC       0.16      0.18     0.00       0.18       31,455              0    10,488     0.60     0.00        0.20
  240      AMCC       0.10      0.15     0.00       0.15       26,299              0    14,670     0.99     0.00        0.55
  241      AMCC       0.05      0.15     0.00       0.15       25,729              0    21,000     1.23     0.00        1.00

  242      AMCC       0.06      0.15     0.61       0.00        7,293              0         0     0.40     0.00        0.00
  243      GCFP       0.13      0.15     0.00       0.15       43,308              0    43,320     0.28     0.00        0.28
  244      GCFP        245       258    43.00        258          NAP            NAP       NAP      NAP      NAP         NAP
-----------------------------------------------------------------------------------------------------------------------------
  245      GCFP       0.21      0.19     0.00       0.19       28,671              0    29,508     2.02     0.00        2.08
  245a                0.24      0.20                           24,800              0    25,524     2.26
  245b                0.10      0.15                            3,871              0     3,984     1.20
-----------------------------------------------------------------------------------------------------------------------------
  246      AMCC        230       259     0.00        259          NAP            NAP       NAP      NAP      NAP         NAP
  247      SBRC       0.03      0.15     0.00       0.15       13,203              0         0     0.88     0.00        0.00
  248      GCFP       0.15      0.20     0.03       0.20       27,605          4,426    26,555     1.04     0.17        1.00
  249      GCFP        251       251      283        251          NAP            NAP       NAP      NAP      NAP         NAP
  250      GCFP       0.04      0.10     0.02       0.10          NAP            NAP       NAP      NAP      NAP         NAP
  251      AMCC       0.07      0.15     0.00       0.15       27,291              0    22,977     0.68     0.00        0.57
  252      SBRC       0.17      0.25     0.00       0.17       31,924              0    38,018     0.89     0.00        1.06
  253      SBRC       0.08      0.25     0.00       0.25        5,777              0     5,777     1.14     0.00        1.14
  254      GCFP        258       258    64.50        258          NAP            NAP       NAP      NAP      NAP         NAP
  255      AMCC       0.30      0.33     0.00       0.10       18,031         10,000    14,910     0.48     0.27        0.40
  256      AMCC       0.09      0.15     0.00       0.15        9,862              0         0     0.88     0.00        0.00
  257      AMCC       0.16      0.18     0.00       0.00       22,438              0         0     0.44     0.00        0.00
  258      GCFP       0.15      0.15     0.04       0.15       13,561          1,130    13,561     0.32     0.03        0.32
  259      GCFP       0.04      0.15     0.04       0.15       14,031          1,169    14,031     0.47     0.04        0.47
  260      AMCC        235       235     0.00        200          NAP            NAP       NAP      NAP      NAP         NAP

  261      GCFP        189       300     0.00       0.00          NAP            NAP       NAP      NAP      NAP         NAP
  262      AMCC       0.18      0.20     0.00       0.20       19,316         50,000         0     0.89     2.30        0.00

  263      GCFP       0.13      0.25     0.01       0.15       13,272        100,000    13,284     1.25     9.43        1.25
  264      AMCC        201       250     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP
  265      AMCC       0.24      0.24     0.00       0.00        6,881              0         0     0.46     0.00        0.00
  266      AMCC       0.11      0.20     0.00       0.20       24,931              0    24,514     1.27     0.00        1.25
  267      GCFP       0.18      0.18     0.04       0.18       11,511         25,000    11,511     0.16     0.35        0.16

  268      AMCC       0.22      0.25     0.00       0.00       38,899              0         0     2.05     0.00        0.00
  269      GCFP       0.31      0.31     0.00       0.00          712              0         0     0.25     0.00        0.00
  270      AMCC       0.16      0.18     0.00       0.00       15,266              0         0     1.04     0.00        0.00

  271      AMCC       0.20      0.30     0.00       0.00       27,388              0         0     2.14     0.00        0.00

  272      GCFP        227       250    62.51        250          NAP            NAP       NAP      NAP      NAP         NAP
  273      AMCC       0.00      0.00     0.00       0.00        6,323              0         0     0.10     0.00        0.00

  274      AMCC       0.21      0.23     0.00       0.00       12,122         12,375         0     1.28     1.30        0.00
  275      AMCC       0.18      0.20     0.00       0.00       15,636              0         0     0.38     0.00        0.00

  276      AMCC        278       198     0.00        150          NAP            NAP       NAP      NAP      NAP         NAP
  277      AMCC       0.06      0.15     0.00       0.00       12,870              0         0     0.65     0.00        0.00
  278      AMCC       0.12      0.15     0.00       0.00       10,842         11,400         0     1.08     1.14        0.00
  279      AMCC       0.00      0.15     0.00       0.00        9,746              0         0     0.79     0.00        0.00
  280      AMCC        266       300     0.00        200          NAP            NAP       NAP      NAP      NAP         NAP
  281      AMCC        258       300     0.00        250          NAP            NAP       NAP      NAP      NAP         NAP

  282      AMCC        298       350     0.00        350          NAP            NAP       NAP      NAP      NAP         NAP

  283      AMCC       0.00      0.10     0.00       0.00        3,187              0         0     0.45     0.00        0.00

                                    ANNEX B

                   DECREMENT TABLES FOR CLASS A-1, CLASS A-2,
               CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
       (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD
            AND YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                   CLASS A-1

YEAR                                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                  --------    --------    --------    --------    ---------
July [  ], 2001.....................          %           %           %           %           %
July [  ], 2002.....................          %           %           %           %           %
July [  ], 2003.....................          %           %           %           %           %
July [  ], 2004.....................          %           %           %           %           %
July [  ], 2005.....................          %           %           %           %           %
July [  ], 2006.....................          %           %           %           %           %
July [  ], 2007.....................          %           %           %           %           %
July [  ], 2008.....................          %           %           %           %           %
July [  ], 2009.....................          %           %           %           %           %
July [  ], 2010 and thereafter......          %           %           %           %           %
Weighted Average Life (in years)....

                                   CLASS A-2

YEAR                                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                  --------    --------    --------    --------    ---------
July [  ], 2001.....................          %           %           %           %           %
July [  ], 2002.....................          %           %           %           %           %
July [  ], 2003.....................          %           %           %           %           %
July [  ], 2004.....................          %           %           %           %           %
July [  ], 2005.....................          %           %           %           %           %
July [  ], 2006.....................          %           %           %           %           %
July [  ], 2007.....................          %           %           %           %           %
July [  ], 2008.....................          %           %           %           %           %
July [  ], 2009.....................          %           %           %           %           %
July [  ], 2010 and thereafter......          %           %           %           %           %
Weighted Average Life (in years)....

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
                (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD,
   DEFEASANCE PERIOD AND YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS B

YEAR                                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                  --------    --------    --------    --------    ---------
July [  ], 2001.....................          %           %           %           %           %
July [  ], 2002.....................          %           %           %           %           %
July [  ], 2003.....................          %           %           %           %           %
July [  ], 2004.....................          %           %           %           %           %
July [  ], 2005.....................          %           %           %           %           %
July [  ], 2006.....................          %           %           %           %           %
July [  ], 2007.....................          %           %           %           %           %
July [  ], 2008.....................          %           %           %           %           %
July [  ], 2009.....................          %           %           %           %           %
July [  ], 2010 and thereafter......          %           %           %           %           %

                                    CLASS C

YEAR                                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                  --------    --------    --------    --------    ---------
July [  ], 2001.....................          %           %           %           %           %
July [  ], 2002.....................          %           %           %           %           %
July [  ], 2003.....................          %           %           %           %           %
July [  ], 2004.....................          %           %           %           %           %
July [  ], 2005.....................          %           %           %           %           %
July [  ], 2006.....................          %           %           %           %           %
July [  ], 2007.....................          %           %           %           %           %
July [  ], 2008.....................          %           %           %           %           %
July [  ], 2009.....................          %           %           %           %           %
July [  ], 2010 and thereafter......          %           %           %           %           %
Weighted Average Life (in years)....

                                    CLASS D

YEAR                                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                  --------    --------    --------    --------    ---------
July [  ], 2001.....................          %           %           %           %           %
July [  ], 2002.....................          %           %           %           %           %
July [  ], 2003.....................          %           %           %           %           %
July [  ], 2004.....................          %           %           %           %           %
July [  ], 2005.....................          %           %           %           %           %
July [  ], 2006.....................          %           %           %           %           %
July [  ], 2007.....................          %           %           %           %           %
July [  ], 2008.....................          %           %           %           %           %
July [  ], 2009.....................          %           %           %           %           %
July [  ], 2010 and thereafter......          %           %           %           %           %
Weighted Average Life (in years)....

      PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
              YIELD MAINTENANCE PERIOD, THEN AT THE FOLLOWING CPR)

                                    CLASS E

YEAR                                   0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                  --------    --------    --------    --------    ---------
July [  ], 2001.....................          %           %           %           %           %
July [  ], 2002.....................          %           %           %           %           %
July [  ], 2003.....................          %           %           %           %           %
July [  ], 2004.....................          %           %           %           %           %
July [  ], 2005.....................          %           %           %           %           %
July [  ], 2006.....................          %           %           %           %           %
July [  ], 2007.....................          %           %           %           %           %
July [  ], 2008.....................          %           %           %           %           %
July [  ], 2009.....................          %           %           %           %           %
July [  ], 2010 and thereafter......          %           %           %           %           %
Weighted Average Life (in years)....

                                    ANNEX C

                         FORM OF PAYMENT DATE STATEMENT

DISTRIBUTION DATE: 20-Aug-2001
RECORD DATE:   31-Jul-2001
CLOSING DATE:  30-Jul-2001
NEXT PMT DATE: 18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                          CONTACT INFORMATION


FUNCTION                  NAMES / ADDRESSES
--------                  -----------------
Depositor
                          Salomon Brothers Mortgage Corporation
                          388 Greenwich Street
                          New York, NY 10013
Servicer
                          Midland Loan Services
                          PO Box 419127
                          Kansas City, MO 64141
                          (816) 435-5000
Special Servicer
                          Orix Real Estate Capital Management
                          1717 Main Street
                          Dallas, TX 75201
                          (214) 237-2000
Trustee
                          Wells Fargo Bank
                          Columbia, MD 21044
                          (410) 884-2000

Certificate
                          Chase Manhattan Bank
Administrator             450 W. 33rd Street, 14th Floor
                          New York, NY 10001
                          (212) 946-3200

Relationship Manager      Diane Wallace
                          (212) 946-8583
                          Email : diane.e.wallace@chase.com




REPORTS AVAILABLE AT WWW.CHASE.COM/ABSMBS


                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                     PAGE(s)
------------------                                                     -------
Certificate Distribution Detail                                        2 - 7
Certificate Ratings Detail                                             8
Mortgage Loan Stratification Tables                                    9 - 11
Loan Status Detail                                                     12
Property History Detail                                                13
Delinquency Loan Detail                                                14
Historical Delinquency Detail                                          15
Specially Serviced Loan Detail                                         16
Specially Serviced Historical Information                              17
Principal Prepayment Detail                                            18
Modified Loan Detail                                                   19
Realized Loss Detail                                                   20


The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.


                   REPORTS AVAILABLE AT www.chase.com/absmbs

[CHASE LOGO]                                      (c) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                              Page 2 of 20
RECORD DATE:          31-Jul-2001                           STDDEAL
CLOSING DATE:         30-Jul-2001
NEXT PMT DATE:        18-Sep-2001



               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

                             DISTRIBUTION IN DOLLARS

                                 CURRENT PASS    ORIGINAL FACE    BEGINNING PRINCIPAL
CLASS           CUSIP            THROUGH RATE       VALUE            BALANCE                    PRINCIPAL
--------------------------------------------------------------------------------------------------------
A1              N/A              0.00000000%         1.00               0.00                        0.00
A 2             N/A              0.00000000%         1.00               0.00                        0.00
B               N/A              0.00000000%         1.00               0.00                        0.00
C               N/A              0.00000000%         1.00               0.00                        0.00
D               N/A              0.00000000%         1.00               0.00                        0.00
E               N/A              0.00000000%         1.00               0.00                        0.00
F               N/A              0.00000000%         1.00               0.00                        0.00
G               N/A              0.00000000%         1.00               0.00                        0.00
H               N/A              0.00000000%         1.00               0.00                        0.00
J               N/A              0.00000000%         1.00               0.00                        0.00
K               N/A              0.00000000%         1.00               0.00                        0.00
L               N/A              0.00000000%         1.00               0.00                        0.00
M               N/A              0.00000000%         1.00               0.00                        0.00
N               N/A              0.00000000%         1.00               0.00                        0.00
P               N/A              0.00000000%         1.00               0.00                        0.00
X               N/A              0.00000000%         1.00               0.00                        0.00
Y               N/A              0.00000000%         1.00               0.00                        0.00
R               N/A              0.00000000%         1.00               0.00                        0.00
--------------------------------------------------------------------------------------------------------

TOTALS                                              19.00               0.00                        0.00
========================================================================================================


                       PREPAYMENT                             REALIZED
                    PREMIUMS / YIELD                       LOSSES/TRUST       ENDING PRINCIPAL
CLASS    INTEREST     MAINT CHARGES               TOTAL       EXPENSES           BALANCE
---------------------------------------------------------------------------------------------
A1         0.00          0.00                       0.00         0.00            0.00
A 2        0.00          0.00                       0.00         0.00            0.00
B          0.00          0.00                       0.00         0.00            0.00
C          0.00          0.00                       0.00         0.00            0.00
D          0.00          0.00                       0.00         0.00            0.00
E          0.00          0.00                       0.00         0.00            0.00
F          0.00          0.00                       0.00         0.00            0.00
G          0.00          0.00                       0.00         0.00            0.00
H          0.00          0.00                       0.00         0.00            0.00
J          0.00          0.00                       0.00         0.00            0.00
K          0.00          0.00                       0.00         0.00            0.00
L          0.00          0.00                       0.00         0.00            0.00
M          0.00          0.00                       0.00         0.00            0.00
N          0.00          0.00                       0.00         0.00            0.00
P          0.00          0.00                       0.00         0.00            0.00
X          0.00          0.00                       0.00         0.00            0.00
Y          0.00          0.00                       0.00         0.00            0.00
R          0.00          0.00                       0.00         0.00            0.00
--------------------------------------------------------------------------------------
TOTALS     0.00          0.00                       0.00         0.00            0.00
=====================================================================================


[CHASE LOGO]                                     (c) 2000, CHASE MANHATTAN BANK

                   REPORTS AVAILABLE AT www.chase.com/absmbs

DISTRIBUTION DATE: 20-Aug-2001                                     Page 3 of 20
RECORD DATE:   31-Jul-2001                                         STDDEAL
CLOSING DATE:  30-Jul-2001
PMT DATE:      18-Sep-2001



               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                        CERTIFICATE DISTRIBUTION DETAIL


                 Factor Information per $1,000 of Original Face

                               BEGINNING PRINCIPAL
CLASS             CUSIP            FACTOR               PRINCIPAL         INTEREST
----------------------------------------------------------------------------------
A1                N/A            0.00000000             0.00000000        0.00000000
A2                N/A            0.00000000             0.00000000        0.00000000
B                 N/A            0.00000000             0.00000000        0.00000000
C                 N/A            0.00000000             0.00000000        0.00000000
D                 N/A            0.00000000             0.00000000        0.00000000
E                 N/A            0.00000000             0.00000000        0.00000000
F                 N/A            0.00000000             0.00000000        0.00000000
G                 N/A            0.00000000             0.00000000        0.00000000
H                 N/A            0.00000000             0.00000000        0.00000000
J                 N/A            0.00000000             0.00000000        0.00000000
K                 N/A            0.00000000             0.00000000        0.00000000
L                 N/A            0.00000000             0.00000000        0.00000000
M                 N/A            0.00000000             0.00000000        0.00000000
N                 N/A            0.00000000             0.00000000        0.00000000
P                 N/A            0.00000000             0.00000000        0.00000000
X                 N/A            0.00000000             0.00000000        0.00000000
Y                 N/A            0.00000000             0.00000000        0.00000000
R                 N/A            0.00000000             0.00000000        0.00000000
------------------------------------------------------------------------------------
TOTALS                           0.00000000             0.00000000        0.00000000
====================================================================================



         PREPAYMENT                              REALIZED
       PREMIUMS/YIELD                           LOSSES/TRUST    ENDING PRINCIPAL
CLASS   MAINT CHARGES               TOTAL        EXPENSES         BALANCE
--------------------------------------------------------------------------------
A1        0.00000000                0.00000000      0.00000000      0.00000000
A2        0.00000000                0.00000000      0.00000000      0.00000000
B         0.00000000                0.00000000      0.00000000      0.00000000
C         0.00000000                0.00000000      0.00000000      0.00000000
D         0.00000000                0.00000000      0.00000000      0.00000000
E         0.00000000                0.00000000      0.00000000      0.00000000
F         0.00000000                0.00000000      0.00000000      0.00000000
G         0.00000000                0.00000000      0.00000000      0.00000000
H         0.00000000                0.00000000      0.00000000      0.00000000
J         0.00000000                0.00000000      0.00000000      0.00000000
K         0.00000000                0.00000000      0.00000000      0.00000000
L         0.00000000                0.00000000      0.00000000      0.00000000
M         0.00000000                0.00000000      0.00000000      0.00000000
N         0.00000000                0.00000000      0.00000000      0.00000000
P         0.00000000                0.00000000      0.00000000      0.00000000
X         0.00000000                0.00000000      0.00000000      0.00000000
Y         0.00000000                0.00000000      0.00000000      0.00000000
R         0.00000000                0.00000000      0.00000000      0.00000000
-------------------------------------------------------------------------------
TOTALS    0.00000000                0.00000000      0.00000000      0.00000000
===============================================================================


[CHASE LOGO]                                      (c) 2000, CHASE MANHATTAN BANK


                   REPORTS AVAILABLE AT www.chase.com/absmbs

DISTRIBUTION DATE:    20-Aug-2001                                Page 4 of 20
RECORD DATE:          31-Jul-2001                                STDDEAL
CLOSING DATE:         30-Jul-2001
NEXT PMT DATE:        18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                         CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                              0.00

Principal Distribution Amount                                0.00

Prepayment Interest Shortfall                                0.00

Default Interest                                             0.00

Excess Interest                                              0.00

Extraordinary Trust Fund Expenses                            0.00


Interest Reserve Account

Deposits                                                     N/A

Withdrawals                                                  N/A




Balance Information


                                     SCHEDULED
GROUP            LOAN COUNT AT       BALANCE AT       BEGINNING LOAN     BEGINNING       BEGINNING UNPAID
                 SECURITIZATION     SECURITIZATION      COUNT         SCHEDULED BALANCE     BALANCE
---------------------------------------------------------------------------------------------------------
1                       1               0.00             0                0.00              0.00
---------------------------------------------------------------------------------------------------------
TOTALS                  1               0.00             0                0.00              0.00
=========================================================================================================


        ENDING LOAN      ENDING SCHEDULED    ENDING UNPAID
           COUNT            BALANCE             BALANCE
----------------------------------------------------------
1               0               0.00              0.00
----------------------------------------------------------
TOTALS          0               0.00              0.00
==========================================================



Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

                                        AGGREGATED
 PERIOD              NUMBER         PRINCIPAL BALANCE     PERCENTAGE
--------------------------------------------------------------------
1 Month                0                  0.00              0.000000%
2 Months               0                  0.00              0.000000%
3+ Months              0                  0.00              0.000000%
In Foreclosure         0                  0.00              0.000000%
REO                    0                  0.00              0.000000%
Bankruptcies           0                  0.00              0.000000%
--------------------------------------------------------------------
TOTALS                 0                  0.00              0.000000%
=====================================================================


[CHASE LOGO]                                     (c) 2000, CHASE MANHATTAN BANK

                    REPORTS AVAILABLE AT www.chase.com/absmbs

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 5 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                         CERTIFICATE DISTRIBUTION DETAIL


Prepayment Penalties


Class         Prepayment      Yield Maintenance
              Premium
-----------------------------------------------
A1            0.00            0.00
A2            0.00            0.00
B             0.00            0.00
C             0.00            0.00
D             0.00            0.00
E             0.00            0.00
F             0.00            0.00
G             0.00            0.00
H             0.00            0.00
J             0.00            0.00
K             0.00            0.00
L             0.00            0.00
M             0.00            0.00
N             0.00            0.00
P             0.00            0.00
X             0.00            0.00
Y             0.00            0.00
R             0.00            0.00
----------------------------------
TOTALS        0.00            0.00
----------------------------------

Advance Summary

Current Principal & Interest Advances                         0.00

Outstanding Principal & Interest Advances                     0.00

Reimbursement of Interest on any P&I Advances                 0.00


Servicing Advances

Current Servicing Advances                                    0.00

Outstanding Servicing Advances                                0.00

Reimbursement of Interest on any Servicing Advances           0.00


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 6 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL

Fee Summary

Master Servicing Fees                                                 0.00

Sub-Servicing Fees                                                    0.00

Trustee Fees                                                          0.00

Special Servicer Fee                                                  0.00

Disposition Fee                                                       0.00

Workout Fee                                                           0.00


Appraisal Reduction Amounts

Loan Number     Appraisal       Appraisal
                Reduction       Reduction Amount
                Effected
                Date
-------------------------------------------------
none




                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 7 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        CERTIFICATE DISTRIBUTION DETAIL



Class        Accrued           Prepayment    Beginning     Interest      Total Interest  Certificate    Ending
             Certificate       Interest      Unpaid         Loss          Payable        Interest       Unpaid
             Interest          Shortfall     Interest                                    Distributable  Interest
-----------------------------------------------------------------------------------------------------------------
A1           0.00              0.00          0.00            0.00           0.00          0.00           0.00
A2           0.00              0.00          0.00            0.00           0.00          0.00           0.00
B            0.00              0.00          0.00            0.00           0.00          0.00           0.00
C            0.00              0.00          0.00            0.00           0.00          0.00           0.00
D            0.00              0.00          0.00            0.00           0.00          0.00           0.00
E            0.00              0.00          0.00            0.00           0.00          0.00           0.00
F            0.00              0.00          0.00            0.00           0.00          0.00           0.00
G            0.00              0.00          0.00            0.00           0.00          0.00           0.00
H            0.00              0.00          0.00            0.00           0.00          0.00           0.00
J            0.00              0.00          0.00            0.00           0.00          0.00           0.00
K            0.00              0.00          0.00            0.00           0.00          0.00           0.00
L            0.00              0.00          0.00            0.00           0.00          0.00           0.00
M            0.00              0.00          0.00            0.00           0.00          0.00           0.00
N            0.00              0.00          0.00            0.00           0.00          0.00           0.00
P            0.00              0.00          0.00            0.00           0.00          0.00           0.00
X            0.00              0.00          0.00            0.00           0.00          0.00           0.00
Y            0.00              0.00          0.00            0.00           0.00          0.00           0.00
R            0.00              0.00          0.00            0.00           0.00          0.00           0.00
-------------------------------------------------------------------------------------------------------------
TOTALS       0.00              0.00          0.00            0.00           0.00          0.00           0.00


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 8 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001




               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                           CERTIFICATE RATINGS DETAIL

                                            Original Ratings                        Changed Ratings/Change Date(1)
Class         CUSIP        -------------------------------------------------       ----------------------------------
                               DCR          Fitch        Moody's      S & P         DCR    Fitch    Moody's     S & P
---------------------------------------------------------------------------------------------------------------------
A1            N/A              X            X            X            X
A2            N/A              X            X            X            X
B             N/A              X            X            X            X
C             N/A              X            X            X            X
D             N/A              X            X            X            X
E             N/A              X            X            X            X
F             N/A              X            X            X            X
G             N/A              X            X            X            X
H             N/A              X            X            X            X
J             N/A              X            X            X            X
K             N/A              X            X            X            X
L             N/A              X            X            X            X
M             N/A              X            X            X            X
N             N/A              X            X            X            X
P             N/A              X            X            X            X
X             N/A              X            X            X            X
Y             N/A              X            X            X            X
R             N/A              X            X            X            X

         NR   -   Designates that the class was not rated by the above agency at the time of original issuance.

         N/A  -   Not applicable.

         X    -   Designates that the rating agency did not rate class at the time of issuance.

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE : 20-Aug-2001                                   PAGE 9 OF 20
RECORD DATE :       31-Jul-2001                                   STDDEAL
CLOSING DATE :      30-Jul-2001
NEXT PMT DATE :     18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                      MORTGAGE LOAN STRATIFICATION TABLES

                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT


                                    # of     Principal     % of Agg.         Weighted Average
                                    Loans    Balance ($)   Prin.Bal.  ------------------------------
Ending Scheduled Balance Amount                                        WAM  Note Rate(%)     DSCR
----------------------------------------------------------------------------------------------------
$1,000,000 or Less                  0        0.00                      0    0.000000        0.000000
$1,000,001 to $2,000,000            0        0.00                      0    0.000000        0.000000
$2,000,001 to $4,000,000            0        0.00                      0    0.000000        0.000000
$4,000,001 to $6,000,000            0        0.00                      0    0.000000        0.000000
$6,000,001 to $8,000,000            0        0.00                      0    0.000000        0.000000
$8,000,001 to $10,000,000           0        0.00                      0    0.000000        0.000000
$10,000,001 to $15,000,000          0        0.00                      0    0.000000        0.000000
$15,000,001 to $20,000,000          0        0.00                      0    0.000000        0.000000
----------------------------------------------------------------------------------------------------
Totals                              0        0.00             0.00     0    0.000000        0.000000
----------------------------------------------------------------------------------------------------
AVERAGE PRINCIPAL BALANCE :                  0.00


                          STRATIFICATION BY STATE CODE

                         # of     Principal     % of Agg.             Weighted Average
                         Loans    Balance ($)   Prin.Bal.  ----------------------------------
State Code                                                 WAM      Note Rate(%)     DSCR
---------------------------------------------------------------------------------------------
FLORIDA                  0           0.00                      0    0.000000         0.000000
  Totals                 0           0.00             0.00     0    0.000000         0.000000


                    Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :  20-Aug-2001                                   PAGE 10 OF 20
RECORD DATE :        31-Jul-2001                                   STDDEAL
CLOSING DATE :       30-Jul-2001
NEXT PMT DATE :      18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                       MORTGAGE LOAN STRATIFICATION TABLES

--------------------------------------------------------------------------------

                       STRATIFICATION BY CURRENT NOTE RATE

====================================================================================================
                                                                             Weighted Average
                           # of     Principal Balance    % of Agg.    ------------------------------
Current Note Rate          Loans           ($)           Prin.Bal.    WAM   Note Rate(%)      DSCR
====================================================================================================
0.000000% to 7.500000%       0                   0.00                   0       0.000000    0.000000
7.510000% to 7.750000%       0                   0.00                   0       0.000000    0.000000
7.760000% to 8.000000%       0                   0.00                   0       0.000000    0.000000
8.010000% to 8.250000%       0                   0.00                   0       0.000000    0.000000
8.260000% to 8.500000%       0                   0.00                   0       0.000000    0.000000
8.510000% to 8.750000%       0                   0.00                   0       0.000000    0.000000
8.760000% to 9.000000%       0                   0.00                   0       0.000000    0.000000
9.010000% to 9.250000%       0                   0.00                   0       0.000000    0.000000
9.260000% to 9.500000%       0                   0.00                   0       0.000000    0.000000
9.510000% to 9.750000%       0                   0.00                   0       0.000000    0.000000
9.760000% to 10.000000%      0                   0.00                   0       0.000000    0.000000
10.010000% to 11.010000%     0                   0.00                   0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
             Totals          0                   0.00         0.00      0       0.000000    0.000000
====================================================================================================

                  STRATIFICATION BY DEBT SERVICE COVERAGE RATIO

=======================================================================================================
                                                                                    Weighted Average
                              # of     Principal Balance    % of Agg.         -------------------------
Debt Service Coverage Ratio   Loans           ($)          Prin. Bal.   WAM   Note Rate(%)       DSCR
=======================================================================================================
0.000000 to 1.000000            0                   0.00                  0     0.000000       0.000000
1.010000 to 1.200000            0                   0.00                  0     0.000000       0.000000
1.210000 to 1.240000            0                   0.00                  0     0.000000       0.000000
1.250000 to 1.300000            0                   0.00                  0     0.000000       0.000000
1.310000 to 1.400000            0                   0.00                  0     0.000000       0.000000
1.410000 to 1.500000            0                   0.00                  0     0.000000       0.000000
1.510000 to 1.600000            0                   0.00                  0     0.000000       0.000000
1.610000 to 1.700000            0                   0.00                  0     0.000000       0.000000
1.710000 to 1.800000            0                   0.00                  0     0.000000       0.000000
1.810000 to 1.900000            0                   0.00                  0     0.000000       0.000000
1.910000 to 2.000000            0                   0.00                  0     0.000000       0.000000
2.010000 to 2.300000            0                   0.00                  0     0.000000       0.000000
2.310000 to 2.400000            0                   0.00                  0     0.000000       0.000000
-------------------------------------------------------------------------------------------------------
           Totals               0                   0.00         0.00     0     0.000000       0.000000
=======================================================================================================

          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

=====================================================================================================
                                                                                Weighted Average
                             # of     Principal Balance    % of Agg.         ------------------------
Remaining Stated Term        Loans           ($)           Prin.Bal.   WAM   Note Rate(%)       DSCR
=====================================================================================================
70 months or Less              0                   0.00                 0     0.000000       0.000000
71 months to 90 months         0                   0.00                 0     0.000000       0.000000
91 months to 110 months        0                   0.00                 0     0.000000       0.000000
111 months to 115 months       0                   0.00                 0     0.000000       0.000000
116 months to 120 months       0                   0.00                 0     0.000000       0.000000
121 months to 200 months       0                   0.00                 0     0.000000       0.000000
201 months to 274 months       0                   0.00                 0     0.000000       0.000000
-----------------------------------------------------------------------------------------------------
           Totals              0                   0.00         0.00    0     0.000000       0.000000
=====================================================================================================

      STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

====================================================================================================
                                                                               Weighted Average
                             # of     Principal Balance    % of Agg.        ------------------------
Remaining Stated Term        Loans           ($)           Prin.Bal.  WAM   Note Rate(%)      DSCR
====================================================================================================
70 months or Less                0                 0.00                0        0.000000    0.000000
71 months to 90 months           0                 0.00                0        0.000000    0.000000
91 months to 110 months          0                 0.00                0        0.000000    0.000000
111 months to 115 months         0                 0.00                0        0.000000    0.000000
116 months to 120 months         0                 0.00                0        0.000000    0.000000
121 months to 200 months         0                 0.00                0        0.000000    0.000000
201 months to 0 months           0                 0.00                0        0.000000    0.000000
----------------------------------------------------------------------------------------------------
            Totals               0                 0.00                0        0.000000    0.000000
====================================================================================================

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :  20-Aug-2001                                   PAGE 11 OF 20
RECORD DATE :        31-Jul-2001                                   STDDEAL
CLOSING DATE :       30-Jul-2001
NEXT PMT DATE :      18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------

                       MORTGAGE LOAN STRATIFICATION TABLES


                         STRATIFICATION BY PROPERTY TYPE

============================================================================================================
                                                                                       Weighted Average
Property Type                    # of     Principal Balance    % of Agg.            ------------------------
                                 Loans          ($)            Prin.Bal.     WAM    Note Rate(%)      DSCR
============================================================================================================
Office                           0                     0.00                   0       0.000000      0.000000
Retail/Office                    0                     0.00                   0       0.000000      0.000000
Hotel                            0                     0.00                   0       0.000000      0.000000
Industrial                       0                     0.00                   0       0.000000      0.000000
Flex                             0                     0.00                   0       0.000000      0.000000
Multi-Family ( including 3 or    0                     0.00                   0       0.000000      0.000000
Retail, Anchored                 0                     0.00                   0       0.000000      0.000000
Retail,Unanchored                0                     0.00                   0       0.000000      0.000000
Condo, Co-Op or                  0                     0.00                   0       0.000000      0.000000
Warehouse                        0                     0.00                   0       0.000000      0.000000
Mixed Use                        0                     0.00                   0       0.000000      0.000000
Mobile Home                      0                     0.00                   0       0.000000      0.000000
Used Car                         0                     0.00                   0       0.000000      0.000000
Securities                       0                     0.00                   0       0.000000      0.000000
Self Storage                     0                     0.00                   0       0.000000      0.000000
High Rise Condo                  0                     0.00                   0       0.000000      0.000000
Church                           0                     0.00                   0       0.000000      0.000000
               Totals            0                     0.00        0.00       0       0.000000      0.000000
============================================================================================================

                          STRATIFICATION BY SEASONING

============================================================================================================
                                                                                       Weighted Average
                               # of       Principal Balance    % of Agg.            ------------------------
Seasoning                     Loans            ($)            Prin.Bal.     WAM     Note Rate(%)      DSCR
============================================================================================================
12 months or Less                0                     0.00                   0      0.000000       0.000000
13 months to 24 months           0                     0.00                   0      0.000000       0.000000
25 months to 36 months           0                     0.00                   0      0.000000       0.000000
37 months to 48 months           0                     0.00                   0      0.000000       0.000000
49 months to 60 months           0                     0.00                   0      0.000000       0.000000
61 months to 72 months           0                     0.00                   0      0.000000       0.000000
73 months to 84 months           0                     0.00                   0      0.000000       0.000000
85 months to 96 months           0                     0.00                   0      0.000000       0.000000
97 months to 108 months          0                     0.00                   0      0.000000       0.000000
                  Totals         0                     0.00        0.00       0      0.000000       0.000000
============================================================================================================

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :   20-Aug-2001                                  PAGE 12 OF 20
RECORD DATE :         31-Jul-2001                                  STDDEAL
CLOSING DATE :        30-Jul-2001
NEXT PMT DATE :       18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------

                               LOAN STATUS DETAIL

=============================================================================================================================
Loan    Offering   Property  City   State  Scheduled  Scheduled    Note   Maturity    Neg  Beginning   Ending       Paid
Number    Memo       Type                  Principal  Interest     Rate     Date      Amt  Scheduled  Scheduled    Through
          Cross      (I)                     Amount     Amount                       Flag   Balance    Balance      Date
        Reference
=============================================================================================================================
123456      50       OF      TAMPA   FL      $0.00      $0.00     .00000    N/A        N     $0.00      $0.00    04/01/2001
=============================================================================================================================

==================================================
Loan    Appraisal  Appraisal  Has Loan     Loan
Number  Reduction  Reduction  Ever Been   Status
           Date      Amount   Specially    Code
                              Serviced?
                               (Y/N)
                                           (II)
==================================================
123456      N/A      $0.00       N
==================================================

(I) PROPERTY TYPE CODE :
CH  Church
CO  Condo, Coop or TH
HC  Health Care
HO  Hotel
IF  Industrial/Flex
IN  Industrial
LO  Lodging
MF  Multi Family
MH  Mobile Home Park
MP  Multiple Properties
MS  Mini Storage
MU  Mixed Use
NE  Non-Exempt
OF  Office
OT  Other
PD  Plan Unit Development
RO  Retail/Office
RT  Retail
SC  School, HCF or WF
SE  Securities
SF  Single Family
SS  Self Storage
WH  Warehouse

(II) LOAN STATUS CODE :

1.  Specially Serviced
2.  Foreclosure
3.  Bankruptcy
4.  REO
5.  Prepayment in Full
6.  Discounted Payoff
7.  Foreclosure Sale
8.  Bankruptcy Sale
9.  REO Disposal
10. Modification/Workout
11. Rehabilitation

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE :  20-Aug-2001                                   PAGE 13 OF 20
RECORD DATE :        31-Jul-2001                                   STDDEAL
CLOSING DATE :       30-Jul-2001
NEXT PMT DATE :      18-Sep-2001

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                        STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------

                             PROPERTY HISTORY DETAIL

==============================================================================================================================
                                                 Data of Last                   Annual Estimate based on
                                             ---------------------  No. Months       Current Quarter         Prior Full Year
              Offering Memo                              Financial   Revenue    ------------------------  --------------------
Loan Number  Cross Reference  Property Name  Inspection  Statement  Annualized  NOI    DSCR    Occupancy  NOI  DSCR  Occupancy
==============================================================================================================================


                                        NO PROPERTY HISTORY REPORTED THIS PERIOD

==============================================================================================================================

--------------------------------------------------------------------------------

                   Reports Available at www.chase.com/absmbs

[CHASE LOGO]                                      (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001
                                                                   PAGE 14 OF 20
RECORD DATE:       31-Jul-2001
STDDEAL
CLOSING DATE:      30-Jul-2001
CERTIFICATES
NEXT PMT DATE:     18-Sep-2001






               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS



                                                                     DELINQUENCY LOAN DETAIL

Loan Number     Offering        # of Months     Paid    Current Loan    Current    Outstanding    Advance        Loan
                Memo Cross      Delinquent    Through    Balance         P&I         P&I          Description    Status
                Reference                       Date                    Advances    Advances **      (I)          (II)







                    NO DELINQUENT LOANS REPORTED THIS PERIOD




Special        Foreclosure       Current          Outstanding          Outstanding    REO
Servicer       Date              Property         Property             Property       Date
Start Date                       Protection       Protection           Bankruptcy
                                 Advances         Advances             Date



                    NO DELINQUENT LOANS REPORTED THIS PERIOD






  (I) ADVANCE DESCRIPTION:    A. In grace period
                              B. Late but < 1 month
                              1. 1 month delinquent
                              2. 2 months delinquent
                              3. 3+ months delinquent


(II) LOAN STATUS CODE:        1. Specially Serviced      6. Discounted Payoff
                              2. Foreclosure             7. Foreclosure Sale
                              3. Bankruptcy              8. Bankruptcy Sale
                              4. REO                     9. REO Disposal
                              5. Prepayment in Full     10. Modification/Workout
                                                        11. Rehabilitation












       ** Outstanding P&I advances include current period.


[CHASE LOGO]                    Reports Available at www.chase.com/absmbs
(C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:   20-Aug-2001
                                                                   PAGE 15 OF 20
RECORD DATE:       31-Jul-2001
STDDEAL
CLOSING DATE:      30-Jul-2001
CERTIFICATES
NEXT PMT DATE:     18-Sep-2001



               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS



                                                                      HISTORICAL DELINQUENCY DETAIL


                                                    Delinquencies
Distrib.
Date               1 Month            2 Months         3 Months(+)       Foreclosures        REO

                 #  Balance        #   Balance        # Balance        #  Balance         # Balance
04/16/2001       0  $0.00          0   $0.00          0 $0.00          0  $0.00           0 $0.00
                   0.000%             0.000%            0.000%            0.000%           0.000%



*** NOTE: FORECLOSURES AND REO TOTALS ARE EXCLUDED FROM THE DELINQUENT AGING
CATEGORIES


                    Prepayments                       Rates & Maturities

  Modifications     Curtailment         Payoff        Next Weighted Avg.
                                                                               WAM
  #  Balance       #   Balance        #    Balance       Coupon     Remit
  0  $0.00         0   $0.00          0    $0.00         0.000000  0.000000     0





*** Note: Foreclosures and REO Totals are excluded from the Delinquent Aging
Categories




[CHASE LOGO]                    Reports Available at www.chase.com/absmbs
(C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001
                                                                   PAGE 16 OF 20
RECORD DATE:  31-Jul-2001                                         STDDEAL
CLOSING DATE:  30-Jul-2001
NEXT PMT DATE: 18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS



                         SPECIALLY SERVICED LOAN DETAIL










Loan        Special      Offering     Property      Date of Transfer   Inspection    Appraisal   Appraisal                 Comments
Number      Service       Memo          Type         Balance to        Date          Date        Value
            Code         Cross          Code        Specially
            (II)        Reference         (I)        Serviced











                                        NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD


(I) PROPERTY TYPE CODE:

CH Church                  IN Industrial                  MU  Mixed Use                   RT  Retail
CO Condo, Coop or TH       LO Lodging                     NE  Non-Exempt                  SC  School, HCF or WF
HC Health Care             MF Multi Family                OF  Office                      SE  Securities
HO Hotel                   MH Mobile Home Park            OT  Other                       SF  Single Family
IF Industrial/Flex         MP Multiple Properties         PD  Plan Unit Development       SS  Self Storage
                           MS Mini Storage                RO  Retail/Office               WH  Warehouse










(II) SPECIAL SERVICE CODE:

(1) Request to waive prepayment penalty         (5) In Foreclosure
(2) Payment default                             (6) Now REO
(3) Request to modify or workout                (7) Paid Off
(4) Borrower Bankruptcy                         (8) Returned to Master Servicer


[CHASE LOGO]                    Reports Available at www.chase.com/absmbs
(C)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                                   PAGE 17 OF 20
RECORD DATE:       31-Jul-2001                                   STDDEAL
CLOSING DATE:      30-Jul-2001
NEXT PMT DATE:     18-Sep-2001


               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                    SPECIALLY SERVICED HISTORICAL INFORMATION


Distribution      Loan     Offering     Special     Date       Current        Balance      Property State    Interest      Net
   Date          Number     Memo        Service     of        Scheduled     Change since       Type            Rate     Operating
                            Cross        Code    Correction    Balance       Transfer          Code                       Income
                           Reference     (II)                                  Date             (I)


                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



NOI      Debt       Note     Paid       Maturity      Rem
Date    Service     Date    Through       Date       Term
        Coverage             Date
         Ratio


                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD



(I) PROPERTY TYPE CODE:
                        IN Industrial            MU Mixed Use
CH Church               LO Lodging               NE Non-Exempt
CO Condo, Coop or TH    MF Multi Family          OF Office
HC Health Care          MH Mobile Home Park      OT Other
HO Hotel                MP Multiple Properties   PD Plan Unit Development
IF Industrial/Flex      MS Mini Storage          RO Retail/Office

RT Retail
SC School, HCF or WF
SE Securities
SF Single Family
SS Self Storage
WH Warehouse

(II) SPECIAL SERVICE CODE:

  (1) Request to waive prepayment penalty       (5) In Foreclosure
  (2) Payment default                           (6) Now REO
  (3) Request to modify or workout              (7) Paid Off
  (4) Borrower Bankruptcy                       (8) Returned to Master Servicer


[CHASE LOGO]                                     (C) 2000, CHASE MANHATTAN BANK

                   Reports Available at www.chase.com/absmbs

DISTRIBUTION DATE: 20-Aug-2001                SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1                      PAGE 18 OF 20
RECORD DATE:       31-Jul-2001                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         STDDEAL
CLOSING DATE:      30-Jul-2001                                  SERIES 2001-C1
NEXT PMT DATE:     18-Sep-2001                          STATEMENT TO CERTIFICATEHOLDERS

                           PRINCIPAL PREPAYMENT DETAIL

                            Offering
   Principal                  Memo        Property                                                Mortgage
  Prepayment      Loan        Cross         Type       Curtailment     Payoff     Prepayment     Repurchase
     Date        Number     Reference        (I)         Amount        Amount       Premium        Price
     ----        ------     ---------        ---         ------        ------       -------        -----

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD

(I) PROPERTY TYPE CODE:

                         IN Industrial            MU Mixed Use                  RT Retail
CH Church                LO Lodging               NE  Non-Exempt                SC School, HCF or WF
CO Condo, Coop or TH     MF Multi Family          OF  Office                    SE Securities
HC Health Care           MH Mobile Home Park      OT  Other                     SF Single Family
HO Hotel                 MP Multiple Properties   PD  Plan Unit Development     SS Self Storage
IF Industrial/Flex       MS Mini Storage          RO  Retail/Office             WH Warehouse



[CHASE LOGO]             Reports Available at www.chase.com/absmbs

                                                  (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1                      PAGE 19 OF 20
RECORD DATE:       31-Jul-2001                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        STDDEAL
CLOSING DATE:      30-Jul-2001                                  SERIES 2001-C1
NEXT PMT DATE:     18-Sep-2001                          STATEMENT TO CERTIFICATEHOLDERS

                                                              MODIFIED LOAN DETAIL

              Offering
             Memorandum
    Loan        Cross            Modification
   Number     Reference              Date              Modification Description
   ------     ---------              ----              ------------------------

                     NO MODIFIED LOANS REPORTED THIS PERIOD



[CHASE LOGO]             Reports Available at www.chase.com/absmbs

                                                  (C) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 20-Aug-2001                SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1                      PAGE 20 OF 20
RECORD DATE:       31-Jul-2001                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        STDDEAL
CLOSING DATE:      30-Jul-2001                                  SERIES 2001-C1
NEXT PMT DATE:     18-Sep-2001                          STATEMENT TO CERTIFICATEHOLDERS

                                                              REALIZED LOSS DETAIL

              Offering
                Memo                                          Beginning
    Loan        Cross      Appraisal                          Scheduled
   Number     Reference      Date       Appraisal Value        Balance        Gross Proceeds
   ------     ---------      ----       ---------------        -------        --------------

                 Gross                                              Net
              Proceeds %                           Net          Proceeds %
    Loan       Scheduled      Liquidation      Liquidation       Scheduled
   Number      Principal       Expenses          Proceeds         Balance    Realized Loss
   ------      ---------       --------          --------         -------    -------------

                     NO REALIZED LOSSES REPORTED THIS PERIOD


[CHASE LOGO]             Reports Available at www.chase.com/absmbs

                                                  (C) 2000, CHASE MANHATTAN BANK

PROSPECTUS

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Salomon Brothers Mortgage Securities VII, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

                           THE OFFERED CERTIFICATES:

      The offered certificates will be issuable in series. Each series of offered certificates will --

- have its own series designation,

- consist of one or more classes with various payment characteristics,

- evidence beneficial ownership interests in a trust established by us, and

- be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
                               THE TRUST ASSETS:
      The assets of each of our trusts will include --

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

- some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is July 13, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Important Notice About the Information Presented in This
   Prospectus...............................................    2
Available Information; Incorporation by Reference...........    2
Summary of Prospectus.......................................    4
Risk Factors................................................   15
Capitalized Terms Used in this Prospectus...................   38
Description of the Trust Assets.............................   39
Yield and Maturity Considerations...........................   68
Salomon Brothers Mortgage Securities VII, Inc...............   75
Description of the Certificates.............................   76
Description of the Governing Documents......................   87
Description of Credit Support...............................   98
Legal Aspects of Mortgage Loans.............................  101
Federal Income Tax Consequences.............................  117
State and Other Tax Consequences............................  168
ERISA Considerations........................................  168
Legal Investment............................................  174
Use of Proceeds.............................................  176
Method of Distribution......................................  176
Legal Matters...............................................  178
Financial Information.......................................  178
Rating......................................................  178
Glossary....................................................  180

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, attention: Secretary, or by telephone at 212-816-6000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Salomon Brothers Mortgage Securities V1I, Inc.
                                 is a Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Salomon Smith Barney
                                 Holdings Inc. and an affiliate of Salomon Smith
                                 Barney Inc. See "Salomon Brothers Mortgage
                                 Securities VII, Inc."

THE SECURITIES BEING
OFFERED.......................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "-- The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things --

                                 - the issuance of each series of offered
                                   certificates,

                                 - the creation of and transfer of assets to the
                                   related trust, and

                                 - the servicing and administration of those
                                   assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include --

                                 - a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in any material respect, and

                                 - a special servicer that will generally be
                                   responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 - rental or cooperatively-owned buildings with
                                   multiple dwelling units;

                                 - retail properties related to the sale of
                                   consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 - office buildings;

                                 - hospitality properties;

                                 - casino properties;

                                 - health care-related facilities;

                                 - industrial facilities;

                                 - warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                 - restaurants, taverns and other establishments
                                   involved in the food and beverage industry;

                                 - manufactured housing communities, mobile home
                                   parks and recreational vehicle parks;

                                 - recreational and resort properties;

                                 - arenas and stadiums;

                                 - churches and other religious facilities;

                                 - parking lots and garages;

                                 - mixed use properties;

                                 - other income-producing properties; and

                                 - unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans --

                                 - may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 - may provide for no accrual of interest;

                                 - may provide for level payments to stated
                                   maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively,
                                   may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 - may permit the negative amortization or
                                   deferral of accrued interest;

                                 - may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real
                                   property collateral in connection with that defeasance;

                                 - may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each
                                   having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets -- Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless --

                                 - the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                 - we would be free to publicly resell the
                                   security without registration.

                                 See "Description of the Trust
                                 Assets -- Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE
   ASSETS.....................   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 - cash that would be applied to pay down the
                                   principal balances of certificates of that series; and/or

                                 - other mortgage loans or mortgage-backed
                                   securities that --

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that --

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES...............   An offered certificate may entitle the holder
                                 to receive:

                                 - a stated principal amount;

                                 - interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the
                                   interest, principal or other amounts received on the related mortgage assets;

                                 - payments of principal, with disproportionate,
                                   nominal or no payments of interest;

                                 - payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                 - payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 - payments of principal to be made, from time
                                   to time or for designated periods, at a rate that is --

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,
                                    than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                 - payments of all or part of the prepayment or
                                   repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
   REINVESTMENT, INTEREST RATE
   AND CURRENCY RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES...............   Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 - guaranteed investment contracts in accordance
                                   with which moneys held in the funds and
                                   accounts established with respect to those offered certificates will be invested at a specified rate;

                                 - interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 - currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

                                 - delinquent scheduled payments of principal
                                   and/or interest, other than balloon payments,

                                 - property protection expenses,

                                 - other servicing expenses, or

                                 - any other items specified in the related
                                   prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates -- Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell --

                                 - all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of the trust, or

                                 - that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates -- Termination."

FEDERAL INCOME TAX
   CONSEQUENCES...............   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 - regular interests or residual interests in a
                                   real estate mortgage investment conduit
                                   within the meaning of Sections 860D(a) of the Internal Revenue Code of 1986; or

                                 - regular interests in a financial asset
                                   securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income
                                 Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

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     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including --

     - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

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

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited.   The rating agencies that
assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses.   The credit support, if
any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others.   If a form of credit support covers multiple classes or
series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates.   Each of the mortgage loans underlying the offered
certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include --

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

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

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to --

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable.   Payments of principal and/or interest on your offered
certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata

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

share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may --

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable.   If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of those Delinquencies and Defaults, and the Severity of those
Losses, are Highly Unpredictable.   The rate and timing of delinquencies and
defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered

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

certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments.   Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     - the fair market value and condition of the underlying real property;

     - the level of interest rates;

     - the borrower's equity in the underlying real property;

     - the borrower's financial condition;

     - the operating history of the underlying real property;

     - changes in zoning and tax laws;

     - changes in competition in the relevant area;

     - changes in rental rates in the relevant area;

     - changes in governmental regulation and fiscal policy;

     - prevailing general and regional economic conditions;

     - the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over

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

Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse.   You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

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

     Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties.   The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     - the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - the characteristics of the neighborhood where the property is located;

     - the proximity and attractiveness of competing properties;

     - the existence and construction of competing properties;

     - the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     - demographic factors;

     - customer tastes and preferences;

     - retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     - an increase in vacancy rates;

     - a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     - the length of tenant leases;

     - the creditworthiness of tenants;

     - the rental rates at which leases are renewed or replaced;

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

     - the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues;
       and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants.   Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property;
       and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     - an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     - a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     - the business operated by the tenants;

     - the creditworthiness of the tenants; and

     - the number of tenants.

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

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral.   In those cases where an income-producing property is
leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance.   The bankruptcy
or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

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

     Property Value May Be Adversely Affected even when Current Operating Income
Is Not.   Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     - changes in interest rates;

     - the availability of refinancing sources;

     - changes in governmental regulations, licensing or fiscal policy;

     - changes in zoning or tax laws; and

     - potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value.   The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for

     - responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     - operating the property and providing building services;

     - managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can --

     - maintain or improve occupancy rates, business and cash flow,

     - reduce operating and repair costs, and

     - preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive.   The owner may be
required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-
Producing Property.   Some income-producing properties are located in highly
competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     - rental rates;

     - location;

     - type of business or services and amenities offered; and

     - nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     - offers lower rents;

     - has lower operating costs;

     - offers a more favorable location; or

     - offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks.   The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example --

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

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

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets -- Mortgage Loans -- A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on --

     - the operation of all of the related real properties, and

     - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     - changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

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SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans -- Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     - reduce monthly payments due under a mortgage loan;

     - change the rate of interest due on a mortgage loan; or

     - otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

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     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance --

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will

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sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by --

     - tenants at the property, such as gasoline stations or dry cleaners, or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if --

     - agents or employees of the lender are deemed to have participated in the management of the borrower, or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

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     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers --

     - any condition on the property that causes exposure to lead-based paint, and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements.   It may be possible to challenge
cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that --

     - the bankrupt party --

         1. was insolvent at the time of granting the lien,

         2. was rendered insolvent by the granting of the lien,

         3. was left with inadequate capital, or

         4. was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges.   Under the laws of a number of
states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

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     Due-on-Sale and Debt Acceleration Clauses.   Some or all of the mortgage
loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of --

     - the related real property, or

     - a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     - the default is deemed to be immaterial,

     - the exercise of those remedies would be inequitable or unjust, or

     - the circumstances would render the acceleration unconscionable.

     Assignments of Leases.   Some or all of the mortgage loans included in one
of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans -- Bankruptcy Laws."

     Defeasance.   A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount

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to be delivered may be insufficient to purchase the requisite amount of United
States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     - war,

     - revolution,

     - governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides and mudflows,

     - wet or dry rot,

     - vermin, and

     - domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security

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interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     - breach of contract involving a tenant, a supplier or other party;

     - negligence resulting in a personal injury, or

     - responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received.   If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for

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federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences -- REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the
Internal Revenue Code of 1986.   A portion of the taxable income from a REMIC
residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     - generally will not be reduced by losses from other activities,

     - for a tax-exempt holder, will be treated as unrelated business taxable income, and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     - individuals,

     - estates,

     - trusts beneficially owned by any individual or estate, and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if

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classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result --

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the

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mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

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                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     - various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General.   Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     - rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     - office properties;

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     - hospitality properties, such as hotels, motels and other lodging facilities;

     - casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     - industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     - arenas and stadiums;

     - churches and other religious facilities;

     - parking lots and garages;

     - mixed use properties;

     - other income-producing properties; and

     - unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include --

     - a fee interest or estate, which consists of ownership of the property for an indefinite period,

     - an estate for years, which consists of ownership of the property for a specified period of years,

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     - shares in a cooperative corporation which owns the property, or

     - any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and

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possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied --

     - first, to the payment of court costs and fees in connection with the foreclosure,

     - second, to the payment of real estate taxes, and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement --

     - the period of the delinquency,

     - any forbearance arrangement then in effect,

     - the condition of the related real property, and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates.   The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "-- Mortgage Loans -- Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

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     Multifamily Rental Properties.   Factors affecting the value and operation
of a multifamily rental property include:

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     - the types of services offered at the property;

     - the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     - the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     - the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

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     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may --

     - require written leases;

     - require good cause for eviction;

     - require disclosure of fees;

     - prohibit unreasonable rules;

     - prohibit retaliatory evictions;

     - prohibit restrictions on a resident's choice of unit vendors;

     - limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to --

     - fixed percentages,

     - percentages of increases in the consumer price index,

     - increases set or approved by a governmental agency, or

     - increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by --

     - the related borrower's interest in multiple units in a residential condominium project, and

     - the related voting rights in the owners' association for the project.

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

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings.   Some multifamily properties are
owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's --

     - mortgage loan payments,

     - real property taxes,

     - maintenance expenses, and

     - other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of --

     - maintenance payments from the tenant/shareholders, and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the

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

public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties.   The term "retail property" encompasses a broad range
of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

     - shopping centers,

     - factory outlet centers,

     - malls,

     - automotive sales and service centers,

     - consumer oriented businesses,

     - department stores,

     - grocery stores,

     - convenience stores,

     - specialty shops,

     - gas stations,

     - movie theaters,

     - fitness centers,

     - bowling alleys,

     - salons, and

     - dry cleaners

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

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required --

     - to lower rents;

     - to grant a potential tenant a free rent or reduced rent period;

     - to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including --

     - competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - perceptions regarding the safety of the surrounding area;

     - demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     - traffic patterns and access to major thoroughfares;

     - the visibility of the property;

     - availability of parking;

     - the particular mixture of the goods and services offered at the property;

     - customer tastes, preferences and spending patterns; and

     - the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs

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

associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     - an anchor tenant's failure to renew its lease;

     - termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     - a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     - factory outlet centers;

     - discount shopping centers and clubs;

     - catalogue retailers;

     - television shopping networks and programs;

     - internet web sites; and

     - telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

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

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties.   Factors affecting the value and operation of an office
property include:

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     - the quality and philosophy of building management;

     - access to mass transportation; and

     - changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     - rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     - access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

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

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     - the cost and quality of labor;

     - tax incentives; and

     - quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties.   Hospitality properties may involve different
types of hotels and motels, including:

     - full service hotels;

     - resort hotels with many amenities;

     - limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     - other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     - the location of the property and its proximity to major population centers or attractions;

     - the seasonal nature of business at the property;

     - the level of room rates relative to those charged by competitors;

     - quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     - the existence or construction of competing hospitality properties;

     - nature and quality of the services and facilities;

     - financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

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

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     - the continued existence and financial strength of the franchisor;

     - the public perception of the franchise service mark; and

     - the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

     Casino Properties.   Factors affecting the economic performance of a casino
property include:

     - location, including proximity to or easy access from major population centers;

     - appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     - the existence or construction of competing casinos;

     - dependence on tourism; and

     - local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by --

     - providing alternate forms of entertainment, such as performers and sporting events, and

     - offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties.   Health-care related properties include

     - hospitals;

     - skilled nursing facilities;

     - nursing homes;

     - congregate care facilities; and

     - in some cases, assisted living centers and housing for seniors.

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     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

     - statutory and regulatory changes;

     - retroactive rate adjustments;

     - administrative rulings;

     - policy interpretations;

     - delays by fiscal intermediaries; and

     - government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     - federal and state licensing requirements;

     - facility inspections;

     - rate setting;

     - reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

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

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     - location of the property, the desirability of which in a particular instance may depend on --

         1. availability of labor services,

         2. proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on --

         1. ceiling heights,

         2. column spacing,

         3. number and depth of loading bays,

         4. divisibility,

         5. floor loading capacities,

         6. truck turning radius,

         7. overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities.   Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-

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

storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on --

     - building design;

     - location and visibility;

     - tenant privacy;

     - efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     - services provided at the property, such as security;

     - age and appearance of the improvements; and

     - quality of management.

     Restaurants and Taverns.   Factors affecting the economic viability of
individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     - the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     - changes in demographics, consumer habits and traffic patterns;

     - the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

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     The food and beverage service industry is highly competitive. The principal means of competition are --

     - segment,

     - product,

     - price,

     - value,

     - quality,

     - service,

     - convenience,

     - location, and

     - the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have --

     - lower operating costs,

     - more favorable locations,

     - more effective marketing,

     - more efficient operations, or

     - better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     - actions and omissions of any franchisor, including management practices that --

         1. adversely affect the nature of the business, or

         2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

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     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks.   Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     - the number of comparable competing properties in the local market;

     - the age, appearance and reputation of the property;

     - the quality of management; and

     - the types of facilities and services it provides.

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     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including --

     - multifamily rental properties,

     - cooperatively-owned apartment buildings,

     - condominium complexes, and

     - single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

     - fixed percentages,

     - percentages of increases in the consumer price index,

     - increases set or approved by a governmental agency, or

     - increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties.   Any mortgage loan underlying a series
of offered certificates may be secured by a golf course, marina, ski resort, amusement park

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or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     - the location and appearance of the property;

     - the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     - geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     - sensitivity to weather and climate changes; and

     - local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums.   The success of an arena or stadium generally depends
on its ability to attract patrons to a variety of events, including:

     - sporting events;

     - musical events;

     - theatrical events;

     - animal shows; and/or

     - circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     - the appeal of the particular event;

     - the cost of admission;

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     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities.   Churches and other religious
facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages.   The primary source of income for parking lots
and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     - the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     - the amount of alternative parking spaces in the area;

     - the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land.   The value of unimproved land is largely a function of
its potential use. This may depend on --

     - its location,

     - its size,

     - the surrounding neighborhood, and

     - local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans.   Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied

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single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon --

     - the successful operation of the property, and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of --

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make --

     - the loan payments on the related mortgage loan,

     - cover operating expenses, and

     - fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as --

     - some health care-related facilities,

     - hotels and motels,

     - recreational vehicle parks, and

     - mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as --

     - warehouses,

     - retail stores,

     - office buildings, and

     - industrial facilities.

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     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     - increases in energy costs and labor costs;

     - increases in interest rates and real estate tax rates; and

     - changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of --

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances --

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is

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not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on --

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     - a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance."

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     Payment Provisions of the Mortgage Loans.   Each of the mortgage loans
included in one of our trusts will have the following features:

     - an original term to maturity of not more than approximately 40 years; and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     - provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     - permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements.   We will describe in
the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

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     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide --

     - more general information in the related prospectus supplement, and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

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     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts --

     - will have been registered under the Securities Act of 1933, as amended, or

     - will be exempt from the registration requirements of that Act, or

     - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     - the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     - a description of the related credit support, if any;

     - the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in

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that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     - other mortgage loans or mortgage-backed securities that --

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that --

     - conform to the description of mortgage assets in this prospectus, and

     - satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     General.   The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     - the subordination or one or more other classes of certificates of the same series;

     - a letter of credit;

     - a surety bond;

     - an insurance policy;

     - a guarantee;

     - a credit derivative; and/or

     - a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     - interest rate exchange agreements;

     - interest rate cap agreements;

     - interest rate floor agreements;

     - currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

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                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on --

     - the price you paid for your offered certificates,

     - the pass-through rate on your offered certificates,

     - the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     - the dates on which any balloon payments are due; and

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the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon --

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either --

     - be based on the principal balances of some or all of the mortgage assets in the related trust, or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which --

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

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     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     - the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     - the quality of management of the related real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     In general, those factors that increase --

     - the attractiveness of selling or refinancing a commercial or multifamily property, or

     - the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as --

     - prepayment lock-out periods, and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

     If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     - to convert to a fixed rate loan and thereby lock in that rate, or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

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     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to --

     - realize its equity in the property,

     - meet cash flow needs or

     - make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to --

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     - the relative importance of those factors

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     - the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of --

     - scheduled amortization or

     - prepayments, including --

         1. voluntary prepayments by borrowers, and

         2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment

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assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth --

     - the projected weighted average life of each class of those offered certificates with principal balances, and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.   Some or all of the mortgage
loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either --

     - to refinance the loan, or

     - to sell the related real property.

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by --

     - the bankruptcy of the borrower, or

     - adverse economic conditions in the market where the related real property is located.

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     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization.   The weighted average life of a class of offered
certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage

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

interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans.   The weighted average life of and yield on
your offered certificates will be affected by --

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets.   The yield on your offered
certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization.   If your offered certificates have a
principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

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

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     - any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     We were incorporated in Delaware on January 27, 1987. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that --

     - have the same series designation;

     - were issued under the same governing documents; and

     - represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that --

     - have the same class designation; and

     - have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is --

         1. faster and, in some cases, substantially faster, or

         2. slower and, in some cases, substantially slower,

       than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

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

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General.   Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     - the periodic payment date for that series, and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may

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be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either --

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest.   In the case of each class of interest-bearing
offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     - a 360-day year consisting of 12 30-day months,

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     - the actual number of days elapsed during each relevant period in a normal calendar year, or

     - any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

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     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal.   An offered certificate may or may not have a
principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by --

     - payments of principal actually made to the holders of that class, and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances

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received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     - any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     - by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

     - delinquent payments of principal and/or interest, other than balloon payments,

     - property protection expenses,

     - other servicing expenses, or

     - any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

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     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of --

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances --

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee or another specified party will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding --

     - the payments made on that payment date with respect to the applicable class of offered certificates, and

     - the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee or another specified party will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for --

     - that calendar year, or

     - the applicable portion of that calendar year during which the person was a certificateholder.

     The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

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     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and nonoffered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except --

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents -- Amendment", or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificate holder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

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     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General.   Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream.   DTC is:

     - a limited-purpose trust company organized under the New York Banking Law,

     - a "banking corporation" within the meaning of the New York Banking Law,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

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     It is our understanding that Clearstream was incorporated in 1970 as "Cedel
S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is
50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 40 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "-- Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a

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license agreement with Euroclear Clearance System Public Limited Company. The
Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclcar and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates.   Purchases of book-entry
certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

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     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be --

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

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     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates.   Unless we specify otherwise in the
related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special

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servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Salomon Brothers Mortgage Securities VII, Inc."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will

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include detailed information about each mortgage asset transferred to the related trust, including:

     - in the case of a mortgage loan --

         1. the address of the related real property,

         2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         3. the remaining term to maturity,

         4. the remaining amortization term, and

         5. the outstanding principal balance; and

     - in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     - the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     - in the case of a mortgage loan --

         1. the enforceability of the related mortgage note and mortgage,

         2. the existence of title insurance insuring the lien priority of the related mortgage, and

         3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

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     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificate holders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     - ensuring that the related properties are properly insured;

     - attempting to collect delinquent payments;

     - supervising foreclosures;

     - negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     - maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special

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servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     - mortgage loans as to which there is a material non-monetary default;

     - mortgage loans as to which the related borrower has --

         1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can --

     - make the initial determination of appropriate action,

     - evaluate the success of corrective action,

     - develop additional initiatives,

     - institute foreclosure proceedings and actually foreclose, or

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     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as --

     - performing property inspections and collecting, and

     - evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as --

     - continuing to receive payments on the mortgage loan,

     - making calculations with respect to the mortgage loan, and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's

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compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then --

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon --

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for

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errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of --

     - willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     - reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     - either --

         1. that party is specifically required to bear the expense of the action, or

         2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

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     With limited exception, any person or entity --

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

     4. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     5. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     6. to otherwise modify or delete existing provisions of the Governing Document.

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     However, no amendment of the Governing Document for any series of offered certificates, except an amendment covered by clause 4. or 5. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no amendment of the Governing Document for any series of offered certificates may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to --

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class;

     - significantly change the activities of the related trust without the consent of holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or our affiliates and/or agents; or

     - modify the provisions of the Governing Document relating to amendments of that document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

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DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not --

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates, and any of its directors, officers, employees and agents, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible

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for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     - the establishment of one or more reserve funds; or

     - any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

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     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     - the nature and amount of coverage under that credit support;

     - any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     - the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter

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of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

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     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets -- Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to

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secure debt are often collectively referred to in this prospectus as
"mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on --

     - the terms of the mortgage,

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     - the knowledge of the parties to the mortgage, and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage --

     - a mortgagor, who is the owner of the encumbered interest in the real property, and

     - a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are --

     - the trustor, who is the equivalent of a mortgagor,

     - the trustee to whom the real property is conveyed, and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

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     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     - the express provisions of the related instrument,

     - the law of the state in which the real property is located,

     - various federal laws, and

     - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower --

     - without a hearing or the lender's consent, or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "-- Bankruptcy Laws" below.

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PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General.   Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State.   The two primary methods
of foreclosing a mortgage are --

     - judicial foreclosure, involving court proceedings, and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure.   A judicial foreclosure proceeding is conducted in a
court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon --

     - all parties having a subordinate interest of record in the real property, and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that

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public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions.   United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as --

         1. a failure to adequately maintain the mortgaged property, or

         2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have --

     - upheld the reasonableness of the notice provisions, or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale.   In states permitting nonjudicial
foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following --

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

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     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must --

     - record a notice of default and notice of sale, and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.   A third party may be unwilling to purchase a mortgaged
property at a public sale because of --

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the

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property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.   The purposes of a foreclosure action are --

     - to enable the lender to realize upon its security, and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.   Some or all of the mortgage loans underlying
a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed

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first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations.   Some or all of the mortgage loans underlying a
series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares.   Some or all of the mortgage loans underlying a series
of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the

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indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things --

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     - extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected

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under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for --

     - past due rent,

     - accelerated rent,

     - damages, or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     - assume the lease and either retain it or assign it to a third party, or

     - reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General.   A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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     Superlien Laws.   Under the laws of many states, contamination on a
property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA.   The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if --

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.   Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may --

     - impose liability for releases of or exposure to asbestos-containing materials, and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.   The cost of remediating hazardous substance
contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     - first, to the payment of court costs and fees in connection with the foreclosure;

     - second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the

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       principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its

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capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

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     A lender may avoid forfeiture of its interest in the property if it establishes that --

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     - banks,

     - insurance companies, and

     - foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is --

     - given with respect to events that have occurred at the time the advice is rendered, and

     - is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     - REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     - FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     - grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

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     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a potion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets -- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     General.   With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     - those offered certificates will represent --

         1. regular interests in the REMIC, or

         2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either --

     - REMIC regular certificates, representing regular interests in the REMIC, or

     - REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related

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certificates may not be given the tax treatment summarized below. Although the
Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates.   Unless we state
otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as --

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax

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administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans --

     - collections on mortgage loans held pending payment on the related offered certificates, and

     - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures.   For some series of REMIC certificates, the
related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

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     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General.   Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount.   Some REMIC regular certificates may be issued
with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

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     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     - a single fixed rate,

     - a "qualified floating rate,"

     - an "objective rate,"

     - a combination of a single fixed rate and one or more "qualified floating rates,"

     - a combination of a single fixed rate and one "qualified inverse floating rate," or

     - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC

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regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     - a fraction --

         1. the numerator of which is the amount of the payment, and

         2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     - the total amount of the de minimis original issue discount, and

     - a fraction --

         1. the numerator of which is the amount of the principal payment, and

         2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "-- Original Issue Discount" subsection.

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     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of --

         1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

         2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     - the issue price of the certificate, increased by

     - the aggregate amount of original issue discount previously accrued on the certificate, reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with

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respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors -- The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount.   You will be considered to have purchased a REMIC regular
certificate at a market discount if --

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you

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generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     - on the basis of a constant yield method,
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     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium.   A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"-- Taxation of Owners of

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REMIC Regular Certificates -- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on --

     - the purchase price paid for your offered certificate, and

     - the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses.   Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that --

     - you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     - the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General.   Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Rather, a holder

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of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REM1C residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

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     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have --

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     - unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to:

     - excess inclusions,

     - residual interests without significant value, and

     - noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors -- 'Residual Interests' in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

     Taxable Income of the REMIC.   The taxable income of a REMIC will equal:

     - the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items --

         1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

         2. amortization of any premium on the mortgage loans held by the REMIC,

         3. bad debt losses with respect to the mortgage loans held by the REMIC, and

         4. except as described below in this "-- Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other

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assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above

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under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original
Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions.   The adjusted basis of a REMIC
residual certificate will be equal to:

     - the amount paid for that REMIC residual certificate,

     - increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     - decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together

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with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     - through distributions,

     - through the deduction of any net losses of the REMIC, or

     - upon the sale of its REMIC residual certificate. See "-- REMICs -- Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions.   Any excess inclusions with respect to a REMIC residual
certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     - the daily portions of REMIC taxable income allocable to that certificate, over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     - the issue price of the certificate, increased by

     - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury

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

securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "-- REMICs -- Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     - regulated investment companies,

     - common trusts, and

     - certain cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates.   Under the Treasury regulations,
transfers of noneconomic REMIC residual certificates will be disregarded for all federal

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income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     - from the prospective transferee, providing representations as to its financial condition, and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of:

     - the present value of any consideration given to the transferee to acquire the interest,

     - the present value of the expected future distributions on the interest, and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in
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

the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 addressing the transfer of noneconomic residual interests. Revenue Procedure 2001-12 restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor --

     - the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     - the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     - the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "-- REMICs -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

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     Mark-to-Market Rules.   Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons and to United States partnerships, the beneficial owners of which are foreign persons, under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions.   Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then --

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

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     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over the specified amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is --

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates.   If a REMIC certificate is sold, the selling
certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     - the cost of the certificate to that certificateholder, increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

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

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificates and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below in this "-- Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of

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

the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     - reacquires that same REMIC residual certificate,

     - acquires any other residual interest in a REMIC, or

     - acquires any similar interest in a taxable mortgage pool, as defined in
       Section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

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     Prohibited Transactions Tax and Other Taxes.   The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     - the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or other permitted investments,

     - the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that --

     - the person has sufficient assets to do so, and

     - the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under the related Governing Document.

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

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations.   If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of --

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     - events that have occurred up to the time of the transfer,

     - the prepayment assumption, and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     - the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     - the highest marginal federal income tax rate imposed on corporations.

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

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     - the residual interests in the entity are not held by Disqualified Organizations, and

     - the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination.   A REMIC will terminate immediately after the payment date
following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters.   Solely for purposes of the
administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

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

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's --

     - income,

     - deductions,

     - gains,

     - losses, and

     - classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are --

     - corporations,

     - trusts,

     - securities dealers, and

     - various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     - 30 days after the end of the quarter for which the information was requested, or

     - two weeks after the receipt of the request.

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     Reporting with respect to REMIC residual certificates, including --

     - income,

     - excess inclusions,

     - investment expenses, and

     - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates.   Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments:

     - fail to furnish to the payor certain information, including their taxpayer identification numbers, or

     - otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates.   Unless we otherwise disclose in
the related prospectus supplement, a holder of a REMIC regular certificate that is --

     - a foreign person, and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury,

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certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by the Treasury Regulations.

     For these purposes, a foreign person is anyone other than a U.S. Person as defined in Section 7701(a)(30) of the Internal Revenue Code.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either --

     - owns 10% or more of one or more underlying mortgagors, or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     - foreign persons, or

     - United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

FASITS

     General.   An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things --

     - the making of an appropriate election, and

     - compliance with the related Governing Document,

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our counsel will deliver its opinion generally to the effect that:

     - the relevant assets will qualify as a FASIT,

     - those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     - one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "-- Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates.   FASIT
regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute

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"government securities" within the meaning of Section 851(b)(4)(A)(i) of the
Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General.   In order to qualify as a FASIT, the trust for a series of
offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include --

     - cash or cash equivalents,

     - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     - hedges and contracts to acquire hedges,

     - foreclosure property, and

     - regular interests in another FASIT or in a REMIC.

     As discussed below in this "-- Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of "high-yield regular interests", as described in "Permitted Interests" below, to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets.   The proposed regulations enumerate the types of debt
that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under

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the FASIT proposed regulations, the definition of debt permitted to be held by a
FASIT, would include --

     - REMIC regular interests,

     - regular interests of other FASITs,

     - inflation indexed debt instruments,

     - credit card receivables, and

     - some stripped bonds and coupons.

     However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold --

     - debt of the owner of the FASIT ownership interest,

     - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     - debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

     Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     - fluctuations in market interest rates;

     - fluctuations in currency exchange rates;

     - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place

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restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests.   In addition to the foregoing, interests in a FASIT
also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     - a single class of ownership interest, or

     - one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and --

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield regular interest". Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be

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treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on --

     - the absence of defaults or delinquencies on permitted assets,

     - lower than reasonably expected returns on permitted assets,

     - unanticipated expenses incurred by the FASIT, or

     - prepayment interest shortfalls.

     Cessation of FASIT.   If an entity fails to comply with one or more of the
ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

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     Taxation of FASIT Regular Certificates.   The FASIT regular certificates
generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield regular interests:

     - interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield regular interests, the discussions above under the headings "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," "-- Market Discount,"
"-- Premium," and "-- Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "-- REMICs -- Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Regular Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield regular interest may not be less than the taxable income from all high-yield regular interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield regular interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield regular interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield regular interests. There is an exception allowing non-corporate taxpayers that hold high-yield regular interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield regular interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield regular interests.

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     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield regular interest; and

     - issues a debt or equity interest that is --

         1. supported by that FASIT regular interest, and

         2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield regular interest if it had been issued by a FASIT.

     Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes.   Income or gain from prohibited
transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     - the receipt of income from other than permitted assets;

     - the receipt of compensation for services;

     - the receipt of any income derived from a loan originated by the FASIT; or

     - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for --

         1. foreclosure, default, or imminent default of a qualified mortgage,

         2. bankruptcy or insolvency of the FASIT,

         3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

         4. the retirement of a class of FASIT regular interests.

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     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

     - if the FASIT acquires the loan more than one year after the loan was issued,

     - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors.   The federal income tax treatment of
non-U.S. Persons who own FASIT regular certificates that are not high-yield regular interests is the same as that described above under "-- REMICs -- Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

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     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding.   Payments made on the FASIT regular certificates, and
proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements.   Reports of accrued interest, OID, if any, and
information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "-- REMICs -- Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts.   With respect to each series of grantor
trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     - a "grantor trust fractional interest certificate", which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

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     - a "grantor trust strip interest certificate", which represents ownership of all or a portion of the difference between --

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2. the sum of:

     - normal administration fees, and

     - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates.   Unless we otherwise
disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates.   Even if grantor trust strip
certificates evidence an interest in a grantor trust --

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

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     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General.   Holders of a particular series of grantor trust fractional interest certificates generally:

     - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over that amount, and

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders,

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other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     - a class of grantor trust strip certificates is issued as part of the same series, or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     - a master servicer,

     - a special servicer,

     - any sub-servicer, or

     - their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale

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

of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply.   If the stripped bond rules apply, each
grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     - the treatment of certain stripped bonds as market discount bonds, and

     - de minimis market discount.

     See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "-- Grantor Trust Funds -- Sales of Grantor Trust Certificates," and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special

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

servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General".

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that --

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     - the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     - there is no original issue discount or only a de minimis amount of original issue discount, or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

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

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     - 0.25% of the stated redemption price, and

     - the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply.   Subject to the discussion below on
original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     - the stated redemption price of the mortgage loans, and

     - their issue price.

     For a definition of "stated redemption price," see "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

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

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General".

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     - the issue price of the mortgage loan, increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that --

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

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

     - the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount.   If the stripped bond rules do not apply to a grantor
trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if --

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in a various respects, however. See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General".

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

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

     Further, under the rules described under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium.   If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     - be allocated among the payments of stated redemption price on the mortgage loan, and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General" above.

     Taxation of Owners of Grantor Trust Strip Certificates.   The stripped
coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an

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amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     - the price paid for that grantor trust strip certificate by you, and

     - the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest
Certificates -- General" above.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk
Factors -- The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     - the prepayment assumption we will disclose in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that --

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     - the prepayment assumption will not be challenged by the IRS on audit.

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     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates.   Any gain or loss recognized on the
sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "-- Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     - the amount realized on the sale or exchange of a grantor trust certificate, and

     - its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     - its cost, increased by

     - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.   Unless otherwise provided in the related
prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     - the amount of servicing compensation received by a master servicer or special servicer, and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

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

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     - a custodian of a person's account,

     - a nominee, and

     - a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding.   In general, the rules described under "-- REMICs --
Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors.   In general, the discussion with respect to REMIC
regular certificates under "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Internal Revenue Code of 1986 impose various requirements on --

     - Plans, and

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     - persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including --

     - investment prudence and diversification, and

     - compliance with the investing ERISA Plan's governing the documents.

     A fiduciary of an investing ERISA Plan is any person who --

     - has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

     - provides investment advice with respect to the assets of that ERISA Plan for a fee.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

     - sales, exchanges or leases of property;

     - loans or other extensions of credit;

     - the furnishing of goods and services; and

     - the use of the assets of a Plan by or for the benefit of a Party in Interest.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the underwriting, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be --

     - deemed to be a fiduciary with respect to the investing ERISA Plan, and

     - subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae,

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

Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986. It is expected that Salomon Smith Barney Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Salomon Smith Barney Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things --

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Salomon Smith Barney Inc. or any person affiliated with Salomon Smith Barney Inc., such as particular classes of the offered certificates.

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

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OTHER POSSIBLE EXEMPTIONS

     If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

     A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by the underwriters, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, the master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary with respect to an ERISA Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code of 1986.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     - consider your general fiduciary obligations under ERISA, and

     - consult with your legal counsel as to --

         1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

         2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC

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

allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities --

     - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     - whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase,

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

hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. sec.1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. sec.1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. sec.703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User

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

Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent --

     - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     - if applicable, SMMEA has been overridden in your State.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through

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more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements by us with institutional investors through dealers; and

     3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that --

     - the obligations of the underwriters will be subject to various conditions precedent,

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

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

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by --

     - Sidley Austin Brown & Wood; or

     - Thacher, Proffitt & Wood.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of --

     - whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

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

     - the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA"   means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA"   means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report"   means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR"   means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization"   means:

     - the United States,

     - any State or political subdivision of the United States,

     - any foreign government,

     - any international organization,

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code of 1986 or Freddie Mac,

     - any organization, other than a cooperative described in Section 521 of the Internal Revenue Code of 1986, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code of 1986, or

     - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code of 1986.

     "ECS"   means Euroclear Clearance System Public Limited Company.

     "Electing Large Partnership"   means any partnership having more than 100
members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA"   means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan"   means any employee benefit plan, or other retirement plan
that is subject to the fiduciary responsibility provisions of ERISA, and Section 4975 of the Internal Revenue Code of 1986.

     "Euroclear Operator"   means Euroclear Bank S.A./N.V., as operator of the
Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

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

     "Euroclear Terms and Conditions"   means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae"   means the Federal National Mortgage Association.

     "Farmer Mac"   means the Federal Agricultural Mortgage Corporation.

     "FASIT"   means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC"   means the Federal Deposit Insurance Corporation.

     "Financial Intermediary"   means a brokerage firm, bank, thrift institution
or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac"   means the Federal Home Loan Mortgage Association.

     "Ginnie Mae"   means the Government National Mortgage Association.

     "Governing Document"   means the pooling and servicing agreement or other
similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS"   means the Internal Revenue Service.

     "Lender Liability Act"   means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property"   means income from foreclosure
property other than qualifying rents and other qualifying income for a REIT.

     "NCUA"   means the National Credit Union Administration.

     "OCC"   means the Office of the Comptroller of the Currency.

     "OTS"   means the Office of Thrift Supervision.

     "Party in Interest"   means any person that is a "party in interest" within
the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code of 1986.

     "Pass-Through Entity"   means any:

     - regulated investment company,

     - real estate investment trust,

     - trust,

     - partnership, or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code of 1986.

     "Plan"   means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan that is subject to Section 4975 of the Internal Revenue Code of 1986.

     "Plan Asset Regulation"   means the regulation issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

     "REIT"   means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code of 1986.

     "Relief Act"   means the Soldiers' and Sailors' Relief Act of 1940, as
amended.

     "REMIC"   means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 8606 of the Internal Revenue Code of 1986.

     "SEC"   means the Securities and Exchange Commission.

     "SPA"   means standard prepayment assumption.

     "UCC"   means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "Underwriter Exemption"   means Prohibited Transaction Exemption 91-23, as
amended by Prohibited Transaction Exemption 2000-58.

     "U.S. Person"   means:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     - a trust as to which --

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS 2001-C1 Annex A.xls". The spreadsheet file "SBMS 2001-C1 Annex A.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

Important Notice About the Information
  Contained in this Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-31
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-47
Forward-Looking Statements.....................   S-47
Description of the Mortgage Pool...............   S-48
Servicing of the Underlying Mortgage Loans.....   S-83
Description of the Offered Certificates........  S-117
Yield and Maturity Considerations..............  S-142
Use of Proceeds................................  S-148
Federal Income Tax Consequences................  S-148
ERISA Considerations...........................  S-152
Legal Investment...............................  S-156
Method of Distribution.........................  S-157
Legal Matters..................................  S-158
Ratings........................................  S-159
Glossary.......................................  S-161
ANNEX A -- Certain Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties..............................    A-1
ANNEX B -- Decrement Tables....................    B-1
ANNEX C -- Form of Payment Date Statement......    C-1

                                   PROSPECTUS

Important Notice About the Information Presented
  in this Prospectus.............................    2
Available Information; Incorporation by
  Reference......................................    2
Summary of Prospectus............................    4
Risk Factors.....................................   15
Capitalized Terms Used in this Prospectus........   38
Description of the Trust Assets..................   39
Yield and Maturity Considerations................   68
Salomon Brothers Mortgage Securities VII, Inc....   75
Description of the Certificates..................   76
Description of the Governing Documents...........   87
Description of Credit Support....................   98
Legal Aspects of Mortgage Loans..................  101
Federal Income Tax Consequences..................  117
State and Other Tax Consequences.................  168
ERISA Considerations.............................  168
Legal Investment.................................  174
Use of Proceeds..................................  176
Method of Distribution...........................  176
Legal Matters....................................  178
Financial Information............................  178
Rating...........................................  178
Glossary.........................................  180

UNTIL OCTOBER        , 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------------
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                                  $844,405,000
                                 (APPROXIMATE)

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C1
          CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  ------------

                             PROSPECTUS SUPPLEMENT
                                  ------------
                              SALOMON SMITH BARNEY
                               GREENWICH CAPITAL
                                  FIRST UNION
                                    JPMORGAN
                                  UBS WARBURG
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